As filed with the Securities and Exchange Commission on September 28, 1999.

                                 Registration Nos. 333-82307 and 333-82307-01
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        --------------------------------

                                 AMENDMENT NO. 3
                                       TO
                                    FORM S-4


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        --------------------------------

        TXU EASTERN FUNDING COMPANY           TXU EUROPE LIMITED
       (EXACT NAME OF REGISTRANT AS     (FORMERLY KNOWN AS TXU EASTERN
         SPECIFIED IN ITS CHARTER)            HOLDINGS LIMITED)
                                     (EXACT NAME OF REGISTRANT AS SPECIFIED
                                               IN ITS CHARTER)


           ENGLAND AND WALES                   ENGLAND AND WALES
(STATE OR OTHER JURISDICTION OF         (STATE OR OTHER JURISDICTION OF
INCORPORATION OR ORGANIZATION)          INCORPORATION OR ORGANIZATION)

                 7389                                  6719
     (Primary Standard Industrial          (Primary Standard Industrial
      Classification Code Number)           Classification Code Number)

              98-0203668                             98-0188080
 (I.R.S. Employer Identification No.)    (I.R.S. Employer Identification No.)


              The Adelphi                         The Adelphi
         1-11 John Adam Street               1-11 John Adam Street
       London, England WC2N 6HT            London, England WC2N 6HT
          011-44-171-879-8081                 011-44-171-879-8081


   (ADDRESS, INCLUDING ZIP CODE, AND   (ADDRESS, INCLUDING ZIP CODE, AND
   TELEPHONE NUMBER, INCLUDING AREA    TELEPHONE NUMBER, INCLUDING AREA
    CODE, OF REGISTRANT'S PRINCIPAL     CODE, OF REGISTRANT'S PRINCIPAL
          EXECUTIVE OFFICES)                  EXECUTIVE OFFICES)


ROBERT A. WOOLDRIDGE, Esq.   PETER B. TINKHAM, Esq.   ROBERT J. REGER, JR., Esq.
 Worsham, Forsythe &             Secretary            Thelen Reid & Priest LLP
 & Wooldridge, L.L.P.            TXU Corp               40 West 57th Street
  1601 Bryan Street          1601 Bryan Street        New York, New York 10019
 Dallas, Texas 75201        Dallas, Texas 75201           (212) 603-2000
   (214) 979-3000             (214) 812-4600


       (NAMES AND ADDRESSES, INCLUDING ZIP CODES, AND TELEPHONE NUMBERS,
                  INCLUDING AREA CODES, OF AGENTS FOR SERVICE)

                        --------------------------------

     It is respectfully requested that the Commission send copies of all notices, orders and communications to:


        RICHARD L. HARDEN, Esq.                  PHILIP ELLIS
  Winthrop, Stimson, Putnam & Roberts    Secretary, TXU Europe Limited
        One Battery Park Plaza               c/o Eastern Group plc
     New York, New York 10004-1490              Wherstead Park
            (212) 858-1000             Ipswich, Suffolk, England IP9 2AQ
                                              011-44-1473-55-3102

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell or the solicitation of an offer to buy these securities in any jurisdiction in which an offer, solicitation or sale is not permitted.



                Subject to Completion, dated September 27, 1999



PROSPECTUS


                           TXU EASTERN FUNDING COMPANY

                       OFFER TO EXCHANGE ANY OR ALL OF ITS

      $350,000,000             $650,000,000              $500,000,000
   6.15% SENIOR NOTES       6.45% SENIOR NOTES        6.75% SENIOR NOTES
    DUE MAY 15, 2002         DUE MAY 15, 2005          DUE MAY 15, 2009
          FOR                      FOR                       FOR
     6.15% EXCHANGE           6.45% EXCHANGE            6.75% EXCHANGE
      SENIOR NOTES             SENIOR NOTES              SENIOR NOTES
    DUE MAY 15, 2002         DUE MAY 15, 2005          DUE MAY 15, 2009

     All of the senior notes and the exchange senior notes are guaranteed by


                               TXU EUROPE LIMITED

                 FORMERLY KNOWN AS TXU EASTERN HOLDINGS LIMITED



o The exchange offer and your right to withdraw your tender of senior notes will expire at 5:00 p.m., New York City time, on _______, 1999 unless extended by Funding and TXU Europe.



o The exchange offer is subject to customary conditions. Funding and TXU Europe may decide not to accept tenders that do not comply with those conditions or may waive them.



o The terms of each series of the exchange senior notes are substantially identical to the corresponding series of senior notes, except for transfer restrictions and registration rights relating to the senior notes.



o Funding and TXU Europe will not receive any proceeds from the exchange offer.



o Funding and TXU Europe are not using an underwriter in connection with the exchange offer.



o Funding and TXU Europe have applied to list the exchange senior notes on the Luxembourg Stock Exchange.


     INVESTING IN THE EXCHANGE SENIOR NOTES INVOLVES RISKS. RISK FACTORS BEGINS ON PAGE o.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


The date of this Prospectus is ______, 1999.

                                TABLE OF CONTENTS

SUMMARY .................................................................... 3
RISK FACTORS ...............................................................16
PRESENTATION OF CURRENCY, FINANCIAL AND OTHER INFORMATION ..................19
TXU EUROPE LIMITED .........................................................20
EASTERN GROUP plc ..........................................................20
TXU EASTERN FUNDING COMPANY ................................................20
OWNERSHIP STRUCTURE ........................................................21
CAPITALIZATION OF TXU EUROPE LIMITED .......................................22
EXCHANGE RATES .............................................................23
FORWARD-LOOKING STATEMENTS .................................................23
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
    AND RESULTS OF OPERATIONS ..............................................25
INDUSTRY BACKGROUND ........................................................41
EASTERN BUSINESS OVERVIEW ..................................................48
SECURITY OWNERSHIP .........................................................65
MANAGEMENT OF TXU EASTERN FUNDING COMPANY ..................................65
MANAGEMENT OF TXU EUROPE LIMITED ...........................................66
RELATIONSHIPS OF MANAGEMENT TO FUNDING AND TXU EUROPE AND
    RELATED TRANSACTIONS ...................................................68
MANAGEMENT OF EASTERN GROUP plc ............................................68
EXCHANGE OFFER .............................................................70
DESCRIPTION OF THE EXCHANGE SENIOR NOTES .................................. 77
MATERIAL INCOME TAX CONSIDERATIONS ........................................ 94
PLAN OF DISTRIBUTION ...................................................... 99
EXPERTS ...................................................................100
LEGALITY ..................................................................100
NATURE OF FINANCIAL INFORMATION ...........................................100
WHERE YOU CAN FIND MORE INFORMATION .......................................100
LUXEMBOURG STOCK EXCHANGE AND OTHER INFORMATION ...........................101
INDEX TO FINANCIAL STATEMENTS .............................................F-1



     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. TXU EASTERN FUNDING COMPANY, OR FUNDING, AND TXU EUROPE LIMITED HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. IF ANYONE PROVIDES YOU WITH DIFFERENT OR INCONSISTENT INFORMATION, YOU SHOULD NOT RELY ON IT. FUNDING AND TXU EUROPE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT COVER OF THIS PROSPECTUS. THE BUSINESS PROFILE, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS OF FUNDING AND TXU EUROPE MAY HAVE CHANGED SINCE THAT DATE.



     This prospectus incorporates important information about the exchange senior notes that is not included in or delivered with this prospectus. See WHERE YOU CAN FIND MORE INFORMATION. You may obtain copies of documents containing that information from TXU Europe, without charge, by either calling or writing to:



    TXU Europe Limited                           TXU Europe Limited
    The Adelphi                                  c/o TXU Corp
    1-11 John Adam Street                        Secretary's Office
    London WC2N 6HT                   OR         1601 Bryan Street
    England                                      Dallas, Texas  75201
    Telephone: 011-44-171-879-8081               USA
                                                 Telephone:  214-812-4600



     In order to obtain timely delivery, you must request documents from TXU Europe no later than o, which is five business days before the expiration date of the exchange offer on o.

                                     SUMMARY

     This summary may not contain all the information that may be important to you. You should read the entire prospectus, including the financial data and related notes, before making an investment decision.

                           SUMMARY CORPORATE STRUCTURE


                Chart of Summary Corporate Structure appears here.


               TXU EUROPE LIMITED AND TXU EASTERN FUNDING COMPANY



     On August 12, 1999, TXU Eastern Holdings Limited changed its name to TXU Europe Limited. TXU Europe is a private limited company (Company No. 3505836) incorporated under the laws of England and Wales on February 5, 1998. TXU Europe is an indirect wholly-owned subsidiary of Texas Utilities Company. Texas Utilities Company is now doing business as TXU Corp. TXU Europe is a holding company for TXU Corp's UK operations.



     Funding is a private unlimited company (Company No. 3710529) incorporated on February 4, 1999 under the laws of England and Wales. It is a wholly-owned indirect subsidiary of TXU Europe. Funding was organized solely to provide funding for the operations of TXU Europe and its subsidiaries by issuing debt securities, including the senior notes and the exchange senior notes, to investors and lending the proceeds to TXU Europe.



     TXU Europe's and Funding's principal offices are located at The Adelphi, 1-11 John Adam Street, London WC2N 6HT, England, and the telephone number is
(011) 44 171 879-8081.


                                EASTERN GROUP PLC

     Eastern, which is an indirect subsidiary of TXU Europe, is the holding company for a group of companies engaged in a variety of energy businesses in Europe. The management of these businesses is coordinated to give Eastern access to many energy markets, to provide Eastern's customers access to a range of energy products and to enable Eastern to respond efficiently to changes in demand for and prices of energy throughout Europe. Eastern's principal business operations are electricity networks and energy businesses in the UK. As used in this prospectus, "Eastern" refers to Eastern Group plc and its consolidated subsidiaries, except as the context otherwise requires.



     The networks, or electricity distribution, business of Eastern is the largest distributor of electricity in England and Wales, with over 3 million customers in an authorized service area covering approximately 20,300 square kilometers in the east of England and parts of north London.



     The energy businesses include retailing of electricity and gas, as well as generation of electric power, gas production and energy portfolio management operations. Eastern is one of the largest generators of electricity in the UK, based on registered generating capacity. It currently owns, operates or has an interest in approximately 9.4% of the total UK generating capacity. Eastern is also one of the largest retailers of electricity and natural gas in England and Wales, with approximately 4.0 million electric and natural gas customers. Eastern is also forming business alliances with European power companies in order to position itself to implement its strategy of integrating energy businesses across the rest of Europe, as these markets open to competition.


                    THE PRIVATE OFFERING OF THE SENIOR NOTES


Senior Notes ...................    On May 13, 1999, Funding issued and sold
                                    beneficial interests in $350,000,000
                                    aggregate principal amount of its 6.15%
                                    senior notes, $650,000,000 aggregate
                                    principal amount of its 6.45% senior notes and $500,000,000 aggregate principal amount of its 6.75% senior notes. The offer and sale of the senior notes was exempt from registration under the Securities Act. The initial purchasers of the senior notes sold beneficial interests in the senior notes to qualified institutional buyers under Rule
                                    144A and to non-US persons under Regulation
                                    S. All the senior notes originally issued are outstanding.


                               THE EXCHANGE OFFER


     The terms of the exchange offer, which are specified in greater detail in EXCHANGE OFFER and in the accompanying Letter of Transmittal, include the following:



The Exchange Offer .............    Funding and TXU Europe are offering to
                                    exchange Funding's 6.15% exchange senior notes, Funding's 6.45% exchange senior notes and Funding's 6.75% exchange senior notes, in principal amounts of $10,000 and integral multiples of $1,000 for amounts in excess of $10,000, for equal principal amounts of Funding's 6.15% senior notes, Funding's
                                    6.45% senior notes and Funding's 6.75%
                                    senior notes, respectively, that are
                                    properly tendered and accepted.

                                    Funding will issue the exchange senior
                                    notes on or promptly after the expiration date. See EXCHANGE OFFER.


Resale of the Exchange
  Senior Notes..................    Funding and TXU Europe believe that
                                    beneficial interests in the exchange
                                    senior notes may be offered for resale,
                                    resold and otherwise transferred by most owners of exchange senior notes without further compliance with the registration and prospectus delivery requirements of the
                                    Securities Act. This belief is based upon existing interpretations of the staff of the SEC's Division of Corporation Finance explained in several no-action letters and subject to important restrictions described in EXCHANGE OFFER-- "Purpose and Effect of the Exchange Offer." Funding and TXU Europe do not intend to seek their own no-action letter. There can be no assurance that the staff of the SEC's Division of Corporation
                                    Finance would make a similar determination about the exchange senior notes as it has in no-action letters about exchanges of the securities of other companies.


                                    Senior notes that are not tendered for
                                    exchange will continue to be subject to
                                    transfer restrictions and will not have
                                    registration rights. Therefore, the market for secondary resales of any senior notes that are not tendered for exchange is likely to be minimal.


Expiration Date ................    The exchange offer will expire at 5:00 p.m.,
                                    New York City time, on o, 1999, or a later time to which the exchange offer is extended. Funding and TXU Europe may extend the exchange offer at any time, from time to time, prior to _________, 1999. If the exchange offer is extended, Funding and TXU
                                    Europe will notify the holders of the new expiration time and date. The exchange offer will remain open for at least 30 days after the date notice of an extension of the expiration date is mailed to the holders.
                                    Funding and TXU Europe may not extend the exchange offer beyond six months from [effective date of registration statement].
                                    Funding and TXU Europe will accept for
                                    exchange all beneficial interests in the senior notes which are properly tendered in the exchange offer before the expiration of the exchange offer. The beneficial interests in the exchange senior notes issued in accordance with the exchange offer will be delivered on or promptly after the expiration date.

Plan of Distribution of the
  Exchange Offer ...............    If you want to exchange beneficial interests
                                    in the senior notes for beneficial interests in the exchange senior notes, you must provide Funding and TXU Europe with a representation that:



                                    o        you are not an affiliate, within
                                             the meaning of Rule 405 of the
                                             Securities Act, of Funding or TXU
                                             Europe;



                                    o        you are acquiring the beneficial
                                             interests in the exchange senior
                                             notes in the ordinary course of
                                             business; and



                                    o        you have no arrangement or
                                             understanding with any person to
                                             participate in a distribution,
                                             within the meaning of the
                                             Securities Act, of the exchange
                                             senior notes.



                                    If you are not a broker-dealer, you must also represent that you are not engaged in, and do not intend to engage in, a distribution of the exchange senior notes. If you are a broker-dealer who is receiving exchange senior notes in exchange for senior notes that were acquired, other than directly from Funding, for your own account as a result of market-making or other trading activities, you must acknowledge to Funding and TXU Europe that you will deliver a prospectus meeting the requirements of the Securities Act in any resale of the exchange senior notes. However, you will not be admitting that you are an underwriter within the meaning of the Securities Act by making that acknowledgment and delivering the prospectus. Funding and TXU Europe have not entered into any arrangement or understanding with any person to distribute the exchange senior notes. They also have not agreed to compensate a broker-dealer who makes on behalf of the holders an exchange of the senior notes for the exchange senior notes. Funding and TXU Europe will pay the expenses of registering the exchange senior notes.



Conditions of the Exchange Offer    Funding and TXU Europe will be required to
                                    complete the exchange offer only if specific conditions are satisfied. If any of the conditions to the exchange offer are not satisfied, however, Funding and TXU Europe may nevertheless waive them and complete the exchange offer. See EXCHANGE OFFER
                                    --"Conditions." Funding and TXU Europe may terminate the exchange offer after it has been open for 30 days and they may amend the exchange offer at any time before the expiration date.


Procedures for Beneficial Owners    If you are an owner of a beneficial interest
                                    in the senior notes and if you want to
                                    tender your interest in the senior notes in the exchange offer, you must contact your securities intermediary and instruct it to tender on your behalf.

Withdrawal Rights ..............    You may withdraw your tender of beneficial
                                    interests in the senior notes through your securities intermediary at any time before 5:00 p.m., New York City time, on the expiration date.



Special Procedures for Holders
  of Registered Certificates for
  Senior Notes .................    If there are certificated registered senior
                                    notes, an appropriate Letter of Transmittal and specific instructions will be delivered to the registered holders. When a holder executes a Letter of Transmittal, it is making representations to Funding and TXU
                                    Europe.


Exchange Agent .................    The Bank of New York, New York.

                            THE EXCHANGE SENIOR NOTES

The Exchange Senior Notes.......    $350,000,000 principal amount of Funding's
                                    6.15% exchange senior notes due May 15,
                                    2002.

                                    $650,000,000 principal amount of Funding's
                                    6.45% exchange senior notes due May 15,
                                    2005.

                                    $500,000,000 principal amount of Funding's
                                    6.75% exchange senior notes due May 15,
                                    2009.

Interest Accrual ...............    Interest on each exchange senior note will
                                    accrue from the date of the last interest payment on the senior note tendered. If no interest has been paid on the senior notes, interest will accrue from the date of issuance of the senior notes.

Interest Payment Dates .........    Interest will be paid on May 15 and November
                                    15 of each year, beginning November 15,
                                    1999.


Guarantee ......................    TXU Europe will fully, unconditionally and
                                    irrevocably guarantee payments on the
                                    exchange senior notes.



Ratings ........................    The exchange senior notes are expected to be
                                    assigned ratings of BBB+ by Standard &
                                    Poor's Ratings Services and Baa1 by Moody's
                                    Investors Service, Inc., the same ratings as those currently assigned to the senior notes. These ratings will have been obtained with the understanding that the rating agencies will continue to monitor the credit ratings of Funding and TXU Europe, and will make future adjustments when they feel it is necessary. A rating reflects only the view of a rating agency. It is not a recommendation to buy, sell or hold the exchange senior notes. Any rating can be revised upward or downward or withdrawn at any time by a rating agency, if it decides the circumstances warrant that change. See
                                    RISK FACTORS.

Ranking ........................    The exchange senior notes will be unsecured
                                    and unsubordinated obligations of Funding and will rank equally with all other existing and future unsecured and unsubordinated indebtedness of Funding.


                                    The guarantee will be an unsecured and
                                    unsubordinated obligation of TXU Europe. The guarantee will rank equally with all other existing and future unsecured and unsubordinated indebtedness of TXU Europe. Because TXU Europe is a holding company, the guarantee will be effectively subordinated to existing and future liabilities and preference share capital of TXU Europe's subsidiaries, with some exceptions. The indenture does not limit the amount of unsecured debt Funding or TXU Europe or any of their respective subsidiaries may incur. See RISK FACTORS. As of June 30, 1999, TXU Europe had no secured debt and had (pound)2.16 billion of unsecured debt outstanding, including guarantees of unsecured debt of finance subsidiaries of TXU Europe. As of June 30, 1999, there was an aggregate of (pound)2.38 billion of debt and preference share capital of subsidiaries of TXU Europe outstanding, excluding debt securities of finance subsidiaries that are guaranteed by TXU Europe, that was senior to the guarantee.



                                    The indenture contains restrictions on the ability of Funding, TXU Europe and significant subsidiaries of TXU Europe to incur secured indebtedness unless the same security is also provided for the benefit of holders of the exchange senior notes. However, in some circumstances, these restrictions do permit them to incur secured indebtedness without securing the exchange senior notes or the guarantee. See DESCRIPTION OF THE EXCHANGE SENIOR NOTES -- "Limitation on Liens."



                                    Funding has no operations or assets. TXU
                                    Europe derives substantially all of its
                                    income from its operating subsidiaries.
                                    Therefore, the ability of Funding and TXU
                                    Europe to make payments on the exchange
                                    senior notes or the guarantee is dependent upon the cash flows of TXU Europe's operating subsidiaries. See DESCRIPTION OF THE EXCHANGE SENIOR NOTES -- "Guarantee of TXU Europe; Effective Priority of Subsidiary Obligations."



Optional Redemption ............    Funding may redeem the 6.45% exchange senior
                                    notes and the 6.75% exchange senior notes in whole at any time or in part from time to time before maturity, at a redemption price which includes a make-whole premium. See
                                    DESCRIPTION OF THE EXCHANGE SENIOR NOTES --
                                    "Redemption" for additional information
                                    regarding redemption prices.



                                    The 6.15% exchange senior notes may not be redeemed before maturity except as described in "Additional Amounts; Tax Redemption" below.



Additional Amounts;
  Tax Redemption ...............    Any payments made by Funding or TXU Europe
                                    under the exchange senior notes or the
                                    guarantee generally will be made without withholding or deduction for taxes unless required by law. If required to withhold or deduct taxes from payments due under the exchange senior notes or the guarantee, then, subject to exceptions specified in the indenture, at their option, either:



                                    o        Funding or TXU Europe will pay any
                                             Additional Amounts necessary so
                                             that the net amount you receive
                                             after that withholding or deduction
                                             will not be less than the amount
                                             that you would have received in the
                                             absence of the withholding or
                                             deduction; or


                                    o        Funding will redeem all but not
                                             part of the exchange senior notes
                                             at their principal amount plus
                                             accrued interest.

                                    See DESCRIPTION OF THE EXCHANGE SENIOR NOTES
                                    -- "Additional Amounts" and "Optional
                                    Redemption to Avoid Additional Amounts" for additional information. References in this prospectus to payments made on the exchange senior notes or under the guarantee include any Additional Amounts that are required to be paid.

Listing ........................    Funding has applied to list the exchange
                                    senior notes on the Luxembourg Stock
                                    Exchange.

Form and Denomination ..........    Each series of the exchange senior notes
                                    will be represented by one or more global exchange senior notes in bearer form.
                                    Certificates for these global exchange
                                    senior notes will be deposited with The Bank of New York, as book-entry depositary, for the benefit of DTC and its participants. You will not receive exchange senior notes in certificated form unless one of the events described under the heading DESCRIPTION OF
                                    THE EXCHANGE SENIOR NOTES -- "Form,
                                    Book-Entry Procedures and Transfer" occurs.
                                    Instead, the book-entry depositary will
                                    issue to DTC one or more certificateless book-entry interests representing each global exchange senior note. DTC will operate a system of dealing in the book-entry interests by maintaining records of interests of DTC participants in book-entry interests.

                                    Beneficial interests in the exchange senior notes will be shown on, and transfers of these interests will be effected only through, records maintained in book-entry form by DTC and its direct and indirect participants, including, in the case of global exchange senior notes sold under Regulation S, depositaries for The Euroclear System and Cedelbank, societe anonyme.

                                    Beneficial interests in exchange senior
                                    notes will be in minimum principal amounts of $10,000 and multiples of $1,000 for amounts over $10,000.

Same Day Settlement ............    Beneficial interests in the exchange senior
                                    notes will trade in DTC's Same-Day Funds
                                    Settlement System until maturity or
                                    redemption. Therefore, secondary market
                                    trading activity in those interests will be settled in immediately available funds. See
                                    DESCRIPTION OF THE EXCHANGE SENIOR NOTES--
                                    "Form, Book-Entry Procedures and Transfer;
                                    Transfers and Settlement."

Trustee and Transfer Agent .....    The Bank of New York, New York.


Paying Agents ..................    The Bank of New York, New York and
                                    Kredietbank SA Luxembourgeoise, Luxembourg.



Listing Agent ..................    Kredietbank SA Luxembourgeoise, Luxembourg.


Book-Entry Depositary Under
  Deposit Agreement ............    The Bank of New York, New York.

Governing Law ..................    The exchange senior notes, the guarantee,
                                    the indenture and the deposit agreement
                                    relating to the exchange senior notes will be governed by, and construed in accordance with, the laws of the State of New York.

                         SELECTED FINANCIAL INFORMATION


     On May 19, 1998, TXU Europe obtained control of The Energy Group PLC, or TEG, the former holding company of Eastern. At the same time, TEG disposed of its US and Australian coal businesses and its US energy marketing business. For financial reporting purposes, Eastern is considered to be the "Predecessor Company" to TXU Europe. Eastern constituted 97% of TXU Europe's assets as of June 30, 1999 and generated 100% of TXU Europe's operating revenues for the six months ended June 30, 1999. The principal difference between the results of operation of Eastern and the results of operation of the continuing businesses of TEG is the interest expense associated with debt securities issued by Energy Group Overseas, B.V., or Overseas, a financing subsidiary of TEG. See TXU Europe's unaudited condensed consolidated pro forma statement of income for the year ended December 31, 1998 included elsewhere in this prospectus. This pro forma statement of income includes Eastern's operation and the interest expense of Overseas, as if TXU Europe had acquired TEG on January 1, 1998. See also the financial statements of Overseas included elsewhere in this prospectus.



     The selected financial data of Eastern for, and as of, each of the four years in the period ended March 31, 1998 and for the period from April 1, 1998 through May 18, 1998, have been derived from financial statements of Eastern, which have been audited by PricewaterhouseCoopers, independent auditors. The financial statements of Eastern for each of the four years in the period ended March 31, 1998 have been prepared in accordance with UK GAAP. The financial statements of Eastern for the years ended March 31, 1997 and 1998 also have been prepared in accordance with US GAAP. Eastern's financial statements for the period from April 1, 1998 through May 18, 1998 have been prepared in accordance with US GAAP.



     In October 1997, Overseas issued $500 million aggregate principal amount of guaranteed debt securities. Overseas is now a subsidiary of TXU Europe, and its financial statements for the periods from its formation through March 31, 1998 and from April 1, 1998 through May 18, 1998 are included elsewhere in this prospectus. If interest expense of Overseas had been included in Eastern's financial statements, (1) UK GAAP net income/(loss), ratio of earnings to fixed charges and net interest expense would have been (pound)42 million, 2.5 and (pound)95 million, respectively, for the year ended March 31, 1998, (2) US GAAP net income/(loss), ratio of earnings to fixed charges and net interest expense would have been (pound)(45) million, 1.7 and (pound)136 million, respectively, for the year ended March 31, 1998 and (pound) (23) million, 0.1 and (pound)19 million, respectively, for the period from April 1, 1998 through May 18, 1998,
(3) UK GAAP long-term debt and other obligations, less amounts due currently, would have been (pound)1.8 billion as of March 31, 1998 and (4) US GAAP long-term debt and other obligations, less amounts due currently, would have been (pound)2.3 billion as of March 31, 1998.



     The selected financial data of TXU Europe for the period from formation (February 5, 1998) through December 31, 1998, for the period from formation through March 31, 1999 and as of December 31, 1998 and March 31, 1999, have been derived from financial statements of TXU Europe, which have been audited by PricewaterhouseCoopers, independent auditors. The selected financial data of TXU Europe for the six months ended June 30, 1999 have been derived from the unaudited financial statements of TXU Europe. The financial statements of TXU Europe have been prepared in accordance with US GAAP. TXU Europe recorded its approximately 22% equity interest in the net income of TEG for the period from March to May 18, 1998 and has accounted for TEG and Eastern as consolidated subsidiaries since May 19, 1998. Results of TXU Europe for the periods from formation through December 31, 1998 and March 31, 1999 and for the six months ended June 30, 1999 are not indicative of results for an annual period. Because TXU Europe obtained control of TEG on May 19, 1998, earnings of Eastern are not reflected in TXU Europe's results before May 19, 1998, other than as a result of TXU Europe's 22% equity interest in the net income of TEG for the period from March through May 18, 1998. In addition, TXU Europe's operations are affected by seasonal weather patterns.



     For more information, see MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS and the consolidated financial statements and related notes of Eastern as of March 31, 1998 and for the two years in the period then ended, and for the period from April 1, 1998 through May 18, 1998 and of TXU Europe as of, and for the periods from formation through, December 31, 1998 and March 31, 1999 and as of, and for the six months ended, June 30, 1999 included elsewhere in this prospectus.



     TXU Europe's unaudited pro forma condensed consolidated income statement and other consolidated data presented below for the year ended December 31, 1998 reflect the acquisition by TXU Europe of TEG as if it had occurred as of January

1, 1998. That unaudited pro forma condensed consolidated income statement and other consolidated data have been prepared by TXU Europe from US GAAP historical information and assumptions deemed proper by it and include the effects of an allocation of the purchase price paid. The unaudited pro forma condensed consolidated income statement and other data presented in this prospectus are shown for illustrative purposes only and are not necessarily indicative of the future results of operations of TXU Europe or of the results of operations of TXU Europe if the transaction had occurred as of January 1, 1998. This information should be read in conjunction with the unaudited condensed consolidated pro forma statement of income and related notes of TXU Europe included elsewhere in this prospectus.

                                        EASTERN GROUP PLC
                                      (PREDECESSOR COMPANY)

                               UK GAAP                        US GAAP
                      -------------------------   ------------------------------
                                                                         PERIOD
                                                               PERIOD     FROM
                                                                FROM     JANUARY
                                                               APRIL 1,     1,
                                 YEAR ENDED MARCH 31,           1998       1998
                      ---------------------------------------  THROUGH,  THROUGH
                                                               MAY 18,   MAY 18,
                      1995   1996   1997   1998   1997   1998   1998      1998
                      ----   ----   ----   ----   ----   ----  -------   -------
                                         ((POUND) MILLION)                (UN-
                                                                        AUDITED)
CONSOLIDATED INCOME
 STATEMENT DATA:
   Operating
    revenues.......  2,061  2,119  2,984  3,475  2,984  3,475    425    1,563
   Operating
    income/
    (loss).........    244     43    346    337    298    267    (11)      91
   Net
   income/
   (loss)..........    141    221    265     49    (90)   (38)   (21)      16




                                               UK GAAP               US GAAP
                                      -------------------------    ------------
                                                   AS OF MARCH 31,
                                      -----------------------------------------

                                      1995   1996   1997   1998    1997    1998
                                      ----   ----   ----   ----    ----    ----

                                                  ((POUND) MILLION)
CONSOLIDATED BALANCE SHEET DATA:
   Total assets..................... 2,053  2,364  3,709  3,888   5,422   5,826
   Common stock equity..............   832  1,189  1,314  1,167   2,025   1,802
   Minority interest................    (1)    (2)    19      6      19       6
   Long-term debt and other
     obligations, less amounts due
     currently......................   484    682  1,466  1,499  1,837   1,976



                                   UK GAAP                   US GAAP
                       -----------------------------  ------------------------
                                                                       PERIOD
                                                                PERIOD  FROM
                                                                 FROM  JANUARY
                                                                APRIL 1,  1,
                                                                  1998   1998
                                                                THROUGH THROUGH
                                  YEAR ENDED MARCH 31,            MAY    MAY
                       ---------------------------------------     18,    18,
                       1995   1996   1997   1998   1997   1998    1998   1998
                       ----   ----   ----   ----   ----   ----    ----   ----
                          ((POUND) MILLION, EXCEPT RATIOS)               (UN-
                                                                       AUDITED)
CONSOLIDATED CASH
 FLOW DATA (1):
   Operating
    activities.......   284  (189)   (116)   614    292    341      74    154
   Investing
    activities.......  (452)  306  (1,052)  (238)  (229)  (234)    (78)  (139)
   Financing
    activities.......    (5)  560     915   (148)  (316)   121      16     27

OTHER CONSOLIDATED
 DATA:
   Earnings before
     interest, taxes
     and minority
     interest (EBIT)
     (unaudited)(2)..   217   280     364    347    303    277     (10)    92
   Earnings before
     interest, taxes,
     minority interest,
     depreciation
     and amortization
     (EBITDA)
     (unaudited)(2)..   273   345     436    436    464    462      16    165
   Ratio of earnings
      to fixed charges
     (unaudited)(3)..   5.8   4.9     4.2    2.6    2.5    1.7     0.1    1.6
   Net interest
     expense.........    14    22      46     85     88    126      16     41

                              TXU EUROPE LIMITED
                              (SUCCESSOR COMPANY)


                                   US GAAP

                      PERIOD FROM FORMATION      PRO
                      (FEBRUARY 5, 1998)        FORMA     PERIOD
                            THROUGH             YEAR       FROM         SIX
                      ---------------------     ENDED    FORMATION     MONTHS
                      DECEMBER       MARCH     DECEMBER   THROUGH      ENDED
                         31,          31,         31,     JUNE 30,    JUNE 30,
                        1998         1999        1998       1998        1999
                     --------      -------    --------  ---------    --------
                                                               (UNAUDITED)
                                            ((POUND) MILLION)
CONSOLIDATED INCOME
 STATEMENT DATA:
   Operating
    revenues......     2,165        3,338       3,690       326         1,986
   Operating
    income........       314          484         508        32           288
   Net income.....        77          126          94        10            76


                                        AS OF          AS OF        AS OF
                                     DECEMBER 31,    MARCH 31,     JUNE 30,
                                        1998           1999          1999
                                    -------------    ---------     --------
                                                                 (UNAUDITED)
                                               ((POUND) MILLION)
CONSOLIDATED BALANCE SHEET DATA:
   Total assets...................     8,529          8,583         8,498
   Total common stock equity.....      1,535          1,581         1,605
   Minority interest.............        190            200           199
   Note payable to TXU Corp......        682            682             -
   Long-term debt, less amounts
     due currently...............      3,629          3,754         4,538

                                                            PERIOD
                                  PERIOD FROM FORMATION      FROM        SIX
                               (FEBRUARY 5, 1998) THROUGH  FORMATION    MONTHS
                               --------------------------   THROUGH     ENDED
                                DECEMBER 31,   MARCH 31,    JUNE 30,   JUNE 30,
                                   1998          1999        1998        1999
                               -------------  -----------  ---------  ---------
                                                                     (UNAUDITED)
                                               ((POUND) MILLION)
CONSOLIDATED CASH FLOW DATA:
   Operating activities.....         37           44          117         378
   Investing activities.....     (1,767)      (1,858)      (1,465)       (182)
   Financing activities.....      2,197        2,228        3,272         (85)



                             PERIOD FROM
                              FORMATION         PRO
                         (FEBRUARY 5, 1998)    FORMA       PERIOD
                               THROUGH          YEAR        FROM        SIX
                         ------------------    ENDED      FORMATION    MONTHS
                         DECEMBER     MARCH   DECEMBER     THROUGH     ENDED
                            31,        31,       31,       JUNE 30,   JUNE 30,
                           1998       1999      1998        1998        1999
                         --------     -----   --------    ---------   --------
                                                              (UNAUDITED)
                                        ((POUND) MILLION)
OTHER CONSOLIDATED
 DATA:
   Earnings before
     interest, taxes
     and minority
     interest (EBIT)
     (unaudited)(2)....   360          531      539          45         278
   Earnings before
     interest, taxes,
     minority interest,
     depreciation
     and amortization
     (EBITDA)
     (unaudited)(2)....   504          733      771          69         395
   Ratio of earnings
     to fixed charges
     (unaudited)(3)....   1.5          1.7      1.4         1.4         1.8
   Net interest
     expense...........   205          278      341          23         137

(1) Cash flow information on a UK GAAP basis for the years ended March 31, 1995, 1996, 1997 and 1998 have been reformatted to US GAAP presentation style.



(2) EBIT equals earnings before interest income, interest expense, income taxes and minority interest. EBITDA equals earnings before interest income, interest expense, income taxes, minority interest, depreciation and amortization. This information is provided for informational purposes only. EBIT and EBITDA are not measures defined under US GAAP and have not been presented in accordance with US GAAP. Neither EBIT nor EBITDA should be construed as an alternative to operating income under US GAAP as an indicator of operating performance, or as an alternative to cash flows from operating activities under US GAAP as a measure of liquidity. EBIT and EBITDA are widely accepted financial indicators of a company's ability to incur and service debt. However, these measures of EBIT and EBITDA may not be comparable to similar measures presented by other companies.



(3) The ratio of earnings to fixed charges is computed as the sum of earnings plus fixed charges divided by fixed charges. Earnings consist of the aggregate of net income (loss) before minority interests, income taxes and fixed charges excluding interest capitalized. Fixed charges consist of interest expensed and capitalized and the estimated interest portion of rent expense.

                                  RISK FACTORS

          In addition to the other information in this prospectus, the following factors pertain to an investment in the beneficial interests in both the exchange senior notes offered by this prospectus and the senior notes for which they will be exchanged.


TXU EUROPE IS A HOLDING COMPANY, AND CLAIMS OF CREDITORS OF TXU EUROPE'S SUBSIDIARIES ARE SENIOR TO CLAIMS OF HOLDERS OF EXCHANGE SENIOR NOTES UNDER THE GUARANTEE.



          TXU Europe is a holding company. Almost all of its operating income comes from Eastern and Eastern's subsidiaries. Almost all of TXU Europe's consolidated assets are held by Eastern and Eastern's subsidiaries. Accordingly, the ability of TXU Europe to service its debt, including its obligations under the guarantee, is primarily dependent on the earnings of Eastern and its subsidiaries and the payment of those earnings to TXU Europe in the form of dividends, loans or advances and through repayment of loans or advances from TXU Europe. The subsidiaries of TXU Europe, except for Funding, have no obligation to pay any amounts due on the exchange senior notes.



          The guarantee, therefore, will be effectively subordinated to debt and preference share capital at the subsidiary level. As of June 30, 1999, there was an aggregate of (pound)2.38 billion of debt and preference share capital of TXU Europe's subsidiaries, other than debt securities of finance subsidiaries that are guaranteed by TXU Europe, that was senior to the guarantee. The financial statements of TXU Europe and Eastern included in this prospectus show the aggregate amount of subsidiary debt and preference share capital as of the date of those statements. This includes trade payables, guarantees and leases, letters of credit and other obligations of TXU Europe's subsidiaries. Upon liquidation or reorganization of a subsidiary of TXU Europe, the claims of that subsidiary's creditors generally will be paid before payments can be made on the guarantee or to other creditors of TXU Europe. Although some debt instruments limit the amount of debt TXU Europe and its subsidiaries may incur, both TXU Europe and its subsidiaries retain the ability to incur substantial additional indebtedness and other obligations such as those under leases, letters of credit and other instruments. See MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- "Liquidity and Capital Resources Financing Arrangements."



          Guarantees of other series of debt securities issued under the indenture and any other unsecured and unsubordinated debt obligations of TXU Europe will rank equally in right of payment to the guarantee of the exchange senior notes. See DESCRIPTION OF THE EXCHANGE SENIOR NOTES -- "Limitation on Liens."



TXU EUROPE HAS ALREADY INCURRED SUBSTANTIAL INDEBTEDNESS. THIS LEVEL OF INDEBTEDNESS MAY LIMIT TXU EUROPE'S ABILITY TO SERVICE ITS INDEBTEDNESS AND TO CONDUCT BUSINESS.



          As of June 30, 1999, the ratio of TXU Europe's consolidated net debt to consolidated net debt plus equity as determined in accordance with US GAAP was approximately 68.1%. See the consolidated financial statements of TXU Europe and the notes that accompany each of them. The degree to which TXU Europe and its consolidated subsidiaries may be leveraged in the future could affect their ability to service their indebtedness, to make capital investments, to take advantage of business opportunities, to respond to competitive pressures or to obtain additional financing. In addition, TXU Europe and some of its subsidiaries have outstanding indebtedness, including the senior notes, that contains cross-default provisions. The exchange senior notes will have cross-default provisions. Therefore, a default by TXU Europe or those subsidiaries on other obligations could cause a default under indebtedness, including the exchange senior notes, that contains cross-default provisions.



FUNDING HAS NO OPERATIONS OR ASSETS. IF TXU EUROPE DOES NOT PROVIDE SUFFICIENT FUNDS, FUNDING WILL NOT BE ABLE TO MAKE PAYMENTS ON THE EXCHANGE SENIOR NOTES.



          Funding is a special purpose entity formed solely as a financing vehicle for TXU Europe and its affiliates. Therefore, Funding's ability to make interest and other payments on the exchange senior notes is entirely dependent upon TXU Europe making payments on its obligations to Funding as and when required. If TXU Europe were not to make those payments for any reason, Funding would not have sufficient funds to make payments on the exchange senior notes.



          Unexpected declines in Eastern's future business, which may result from the increasingly competitive environment in the UK electric and gas utility industries, increases in operating or capital costs, changes in regulatory policies or the inability to borrow additional funds, could impair Eastern's ability to meet its debt service obligations, or to make distributions to TXU Europe. This could adversely affect (a) TXU Europe's ability to make payments on its obligations to Funding as well as Funding's ability to make payments on the exchange senior notes and (b) TXU Europe's ability to make any payments pursuant to the guarantee. No assurance can be given that additional financing will be available when needed, or, if available, will be obtainable on terms that are favorable to TXU Europe or Funding.



CHANGES IN CURRENCY EXCHANGE RATES MAY AFFECT FUNDING'S AND TXU EUROPE'S ABILITY TO MAKE PAYMENTS ON THE EXCHANGE SENIOR NOTES.



          TXU Europe's revenues generated by Eastern will be primarily received in pounds sterling while the price which was paid to Funding for the senior notes was paid in US dollars, and the interest and principal payment obligations on the exchange senior notes will be payable in US dollars. As a result, any change in the currency exchange rate that increases the effective principal and interest payment obligations represented by the exchange senior notes upon conversion of pounds sterling-based revenues into US dollars may, if not appropriately hedged, have a material adverse effect on TXU Europe and Funding or on their ability to make payments on the exchange senior notes or the guarantee. See EXCHANGE RATES for information concerning the Noon Buying Rate for pounds sterling expressed in US dollars. Although TXU Europe has entered into transactions to hedge risks associated with exchange rate fluctuations, there can be no assurance that the counterparties to those transactions will perform their obligations under those transactions or that the transactions will be successful in reducing those risks.


THERE ARE A NUMBER OF REGULATORY RISKS ASSOCIATED WITH EASTERN'S BUSINESSES.


          Governmental agencies in the UK are reviewing various elements of the electricity generation, supply and distribution industry, with a view to increasing competition in each of these segments of the electricity business.



DISTRIBUTION PRICE REVIEW COULD SUBSTANTIALLY REDUCE REVENUES OF EASTERN'S NETWORKS BUSINESS AND COULD LEAD TO A DOWNGRADE IN THE RATINGS OF THE EXCHANGE SENIOR NOTES.



          Eastern's networks business, which primarily involves the distribution of electricity in its UK service territory, accounted for approximately 44% of TXU Europe's profits before interest, taxes and exceptional items for the six months ended June 30, 1999. This business is regulated under a governmental license, and electricity distribution pricing is determined by a distribution price formula established by the regulator. Application of this formula may or may not allow Eastern to recoup all of its costs with respect to this business. The various elements of the formula and the terms of Eastern's license are subject to amendment from time to time. A review of the distribution price formula is scheduled to be completed by the regulator in April 2000. In his draft proposals for the distribution price control review which were released in August 1999, the regulator has proposed a substantial decrease in distribution prices charged by the networks business in its service territory. TXU Europe cannot predict the final outcome of the distribution price control review or what the result of the review will be on TXU Europe's revenues or cash flow or on the rating of the exchange senior notes. For further information, see EASTERN BUSINESS OVERVIEW -- "UK Regulatory Matters--Networks Regulation -- Distribution Price Regulation."



SUPPLY PRICE RESTRAINTS MAY REDUCE REVENUES OF EASTERN'S ELECTRICITY SUPPLY BUSINESS.



          Supply charges to residential and small business customers in Eastern's electricity distribution area account for a substantial portion of Eastern's supply businesses. They are currently regulated by maximum price restraints. When the regulator determines that an adequate level of competition has been established, these supply price restraints are expected to no longer apply. A determination is not expected for at least two years. Until then, these maximum price restraints could adversely affect TXU Europe's revenues from these markets. For further information, see EASTERN BUSINESS OVERVIEW -- "UK Regulatory Matters--Energy Regulation; Electricity Supply Price Regulation."


UK REGULATIONS ENCOURAGING FURTHER COMPETITION COULD RESULT IN EASTERN LOSING CUSTOMERS OR REDUCING ITS PRICES TO REMAIN COMPETITIVE.



          The phasing in of competition for electricity supply to all service areas, each of which had previously limited supply service to a single authorized regional electricity company, was completed in May 1999. With the introduction of full retail competition, it is expected that supply price restraints will no longer apply to current supply customers after April 1, 2000, except for a control on prices charged to residential and small business customers until an adequate level of competition is established. The generation market and electricity trading arrangements will also be affected by the outcome of the current regulatory reviews of energy sources and pool arrangements by governmental agencies. No assurance can be given that Eastern will maintain or increase its current market share and margins in each of these markets as they become more competitive.


OTHER REGULATORY RISKS


          Subsidiaries of TXU Europe hold various licenses that subject their operations to comprehensive regulation. As a result of recent UK government reviews of the regulation of electric and gas industries, various reforms are anticipated, which may result in:



          o    Divestiture of generating plants, by large generators like
               Eastern;



          o Replacement of the wholesale trading market for electricity in England and Wales, commonly referred to as the Pool, into which all electric generation is now sold by generators, with a set of voluntary markets;


          o Separation of the management of the distribution and supply businesses and/or the legal entities in which those businesses are held;

          o Continuation of the restrictions which limit the construction of new gas-fired generating plants; and

          o    Changes encouraging increased competition.


          No assurance can be given as to what regulatory reforms may be implemented, if any, when they might be implemented and how they might affect Eastern and TXU Europe. For further information, see INDUSTRY BACKGROUND and EASTERN BUSINESS OVERVIEW - "UK Regulatory Matters."



PROPOSED EUROPEAN UNION (EU) DIRECTIVE ON THE TAXATION OF SAVINGS INCOME COULD RESULT IN WITHHOLDING TAXES. IF FUNDING WERE REQUIRED TO WITHHOLD TAXES, IT WOULD HAVE TO PAY ADDITIONAL AMOUNTS TO HOLDERS AND WOULD BE ABLE TO REDEEM THE EXCHANGE SENIOR NOTES AT THEIR PRINCIPAL AMOUNT.



          In May 1998, the European Commission presented to the Council of Ministers of the European Union a proposal to oblige member states to adopt either a "withholding tax system" or an "information reporting system" in relation to interest, discounts and premiums. It is unclear whether this proposal will be adopted, and, if it is adopted, whether it will be adopted in its current form. The "withholding tax system" would require a paying agent established in a member state to withhold tax at a minimum rate of 20 percent, from any interest, discount or premium paid to an individual resident in another member state unless that individual presents a certificate obtained from the tax authorities of the member state in which he or she is resident confirming that those authorities are aware of the payment due to that individual. The "information reporting system" would require a member state to supply to other member states details of any payment of interest, discount or premium made by paying agents within its jurisdiction to individuals resident in those member states. For these purposes, the term "paying agent" is broadly defined and includes an agent who collects interest, discounts or premiums on behalf of an individual beneficially entitled to payment of those amounts. If this proposal were to be adopted, it would not apply to payments of interest, discounts and premiums made before January 1, 2001. If this proposal were to be adopted, tax might be required to be withheld from some or all payments on and after January 1, 2001. If that happened, Funding would be required to pay Additional Amounts to the holders of exchange senior notes. In the alternative, Funding could redeem the exchange senior notes at a price equal to their principal amount plus accrued interest. While the proposal presently applies only to payments made to individuals, there can be no assurance that it will not be extended to other persons.



INTERNAL AND EXTERNAL DATA PROCESSING ERRORS AFTER DECEMBER 31, 1999 COULD REDUCE EASTERN'S REVENUES AND NET INCOME.


          Many existing computer programs use only the last two digits to identify a year in the date field. Thus, they would not recognize a year that begins with 20 instead of 19. If not corrected, many computer applications could fail or produce erroneous data on or about the year 2000.


          As Eastern's Year 2000, or Y2K, program proceeds, Eastern will continue to assess its internal and external risks, not all of which are within its control. There can be no assurance that all material Y2K risks within Eastern's control will have been adequately identified and corrected before the end of 1999. In addition, Eastern's operations are connected with the Pool, along with those of all UK energy companies that use the Pool, and depend on the reliability of the national high voltage transmission system and the operations of the Pool. For additional information about the Pool, see INDUSTRY BACKGROUND
- "The Electricity Industry in England and Wales --The Pool." Eastern can make no assurances regarding the Y2K readiness of systems and parties outside its control, nor can it currently assess the effect of any non-readiness by those systems or parties. For further information, see MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS--"Year 2000 Issues."



UK COURTS MIGHT NOT ENFORCE JUDGMENTS RENDERED OUTSIDE OF THE UK, WHICH MAY MAKE IT DIFFICULT TO COLLECT ON JUDGMENTS RENDERED AGAINST FUNDING AND TXU EUROPE.



          Funding is a private unlimited company and TXU Europe is a private limited company. Each is incorporated under the laws of England and Wales. Substantially all the assets of Funding and TXU Europe are located outside the US. Funding and TXU Europe have appointed Thelen Reid & Priest LLP, New York, New York, as their authorized agent upon which process may be served in any action arising out of or based upon the indenture, the exchange senior notes, the guarantee, the deposit agreement or the registration rights agreement that may be instituted in any US Federal or state court having subject matter jurisdiction in the Borough of Manhattan, The City of New York, New York, and have consented to the jurisdiction of those courts in any of those actions. However, it may not be possible for investors to effect service of process within the US upon Funding or TXU Europe in connection with any other actions or to enforce against either of them, in original actions or in actions for enforcement of judgments of US courts, civil liabilities based upon US securities laws.


            PRESENTATION OF CURRENCY, FINANCIAL AND OTHER INFORMATION


          TXU Europe publishes its consolidated financial statements in pounds sterling. In this prospectus, references to "pounds sterling," "GBP," "pence" or "(pound)" are to currency of the United Kingdom, or UK, and references to "US dollars," "US$" or "$" are to US currency. References to "NLG" are to currency of The Netherlands. As used in this prospectus, "US GAAP" means US generally accepted accounting principles and "UK GAAP" means UK generally accepted accounting principles. References to "MW" are to megawatts, "MWh" are to megawatt hours, "kW" are to kilowatts, "kWh" are to kilowatt hours, "TWh" are to terawatt hours, "GW" are to gigawatts, "GWh" are to gigawatt hours, "kV" are to kilovolts and "LV" are to low volts.



          For the convenience of the reader, this prospectus contains translations of some pounds sterling amounts into US dollars at specified rates, or, if the rate has not been specified, at the noon buying rate in New York City for cable transfers in pounds sterling as certified for customs purposes by the Federal Reserve Bank of New York (Noon Buying Rate) on June 30, 1999 of $1.58 = (pound)1.00. Funding and TXU Europe do not make any representation that the pounds sterling amounts have been, could have been or could be converted into US dollars at the rates indicated or at any other rates. See EXCHANGE RATES for historical information regarding Noon Buying Rates.

                               TXU EUROPE LIMITED



          Almost all of TXU Europe's operating income is derived from Eastern and Eastern's subsidiaries and almost all of TXU Europe's consolidated assets are held by Eastern and Eastern's subsidiaries. TXU Europe is a private limited company incorporated in England and Wales in February 1998 and is an indirect wholly-owned subsidiary of TXU Corp. TXU Europe owns 90% of the outstanding ordinary shares of TXU Finance (No. 2) Limited, or TXU Finance. The remaining 10% of TXU Finance's outstanding ordinary shares are owned by a wholly-owned US subsidiary of TXU Corp. In May 1998, TXU Acquisitions Limited (Company No. 3455523), a wholly-owned subsidiary of TXU Finance, gained control of TEG, the former holding company of Eastern, after all conditions to its offer for all the ordinary shares of TEG had been satisfied or waived. In August 1998, TXU Acquisitions completed the acquisition of TEG. In October 1998 TXU Acquisitions restructured its subsidiaries so that Eastern is now owned by another subsidiary of TXU Acquisitions.


                                EASTERN GROUP PLC


          TXU Europe's major business operations are conducted through the following subsidiaries of Eastern:


          o Eastern Power and Energy Trading Limited (Company No. 3116221), or Eastern Trading, which coordinates and manages for Eastern the price and volume risks associated with Eastern's generation, electricity and gas retail businesses and those of third parties;

          o Eastern Electricity plc, or Eastern Electricity, one of the largest retailers of electricity in the UK, and Eastern Energy Limited (Company No. 3181389), which supplies electricity outside the authorized area served by Eastern Electricity;

          o Eastern Generation Limited (Company No. 2353756), or Eastern Generation, one of the largest generators of electricity in the UK; and

          o Eastern Natural Gas Limited (Company No. 2907433), or Eastern Natural Gas, one of the largest retail suppliers of natural gas in the UK.


          Eastern sells electricity and natural gas under the brand name of Eastern Energy. The operations of Eastern Trading and Eastern Generation are treated by Eastern and TXU Europe as one segment for reporting purposes. The electric and gas supply business is treated as the Energy Retail segment and the distribution business is treated as the Networks segment for reporting purposes.


                           TXU EASTERN FUNDING COMPANY


          Funding is a private unlimited company incorporated under the laws of England and Wales and a wholly-owned indirect subsidiary of TXU Europe. Funding was organized solely to provide funding for the operations of TXU Europe and its subsidiaries by issuing debt securities, including the senior notes and the exchange senior notes, to investors and lending the proceeds to TXU Europe. Funding's authorized and issued share capital consists of 200 ordinary shares with a nominal value of (pound)1 per share. Funding currently does not have any outstanding debt other than the senior notes.

                               OWNERSHIP STRUCTURE


          The following organizational chart illustrates the relationship of TXU Europe to TXU Corp, Funding and Eastern (all ownership interests are 100% unless otherwise indicated).



                    Chart of Ownership Structure appears here.

                      CAPITALIZATION OF TXU EUROPE LIMITED



          The following table describes the actual consolidated capitalization of TXU Europe as at June 30, 1999, and the consolidated capitalization of TXU Europe adjusted to reflect the exchange of the exchange senior notes for senior notes. This table should be read in conjunction with SUMMARY -- "Selected Financial Information," MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS and the consolidated financial statements and related notes of TXU Europe included elsewhere in this prospectus. Except as disclosed in the "As Adjusted" columns, there have been no material changes in the capitalization of TXU Europe since June 30, 1999.



          Solely for the convenience of the reader, UK pounds sterling amounts have been translated into US dollars at the Noon Buying Rate on June 30, 1999 of $1.58 = (pound)1. See EXCHANGE RATES.




                                             June 30, 1999
                           --------------------------------------------------
                                    Actual                 As Adjusted
                           ------------------------  ------------------------
                              L        $        %       L        $       %
                           -------  -------  ------  -------  -------  ------
                                         (millions, except %)

Long-term debt and other
     obligations, less
     amounts due
     currently:
     Notes and bonds:
        Guaranteed notes...    317      501     5.0      317      501     5.0
        Sterling bonds.....    826    1,305    13.0      826    1,305    13.0
        Senior notes ......    921    1,455    14.5        -        -       -
        Exchange senior
          notes............      -        -       -      921    1,455    14.5

     Other:
        Credit Facilities
          Agreement........    923    1,458    14.6      923    1,458    14.6
        Rent factoring
          loans............    311      491     4.9      311      491     4.9
        Other unsecured
          loans............    134      212     2.1      134      212     2.1
        Capital leases.....    782    1,236    12.4      782    1,236    12.4
        Cross border
          leases...........    324      512     5.1      324      512     5.1
                           -------  -------  ------  -------  -------  ------
Total long-term debt
     and other
     obligations,
     less amounts
     due currently.........  4,538    7,170    71.6    4,538    7,170    71.6
                           -------  -------  ------  -------  -------  ------

Minority interest..........    199      314     3.1      199      314     3.1
                           -------  -------  ------  -------  -------  ------
Common stock equity........  1,605    2,536    25.3    1,605    2,536    25.3
                           -------  -------  ------  -------  -------  ------
        Total
          capitalization... L6,342  $10,020  100.0%   L6,342  $10,020  100.0%
                            ======  =======  ======   ======  =======  ======

                                 EXCHANGE RATES


          The following table lists, for the periods indicated, information concerning the exchange rates between UK pounds sterling and US dollars based on the Noon Buying Rate in New York City for cable transfers in pounds sterling as certified for customs purposes by the Federal Reserve Bank of New York. The "Average" is the average of the Noon Buying Rates in effect on the last business day of each month during the relevant period.



                  PERIOD             PERIOD END   AVERAGE   HIGH   LOW
                  ------             ----------   -------   ----   ---
                                           ($ PER (POUND) 1.00)
Fiscal Year Ended:

 March 31, 1994.......................  1.49       1.50     1.59   1.46
 March 31, 1995.......................  1.62       1.56     1.64   1.46
 March 31, 1996.......................  1.53       1.56     1.62   1.50
 March 31, 1997.......................  1.64       1.60     1.71   1.49
 March 31, 1998.......................  1.68       1.65     1.70   1.58
 December 31, 1998....................  1.66       1.66     1.72   1.61


 Twelve months ended March 31, 1999...  1.61       1.65     1.72   1.60
 Six months ended June 30, 1999.......  1.58       1.61     1.69   1.58



          On August 31, 1999, the Noon Buying Rate was $1.61 = (pound)1.


                           FORWARD-LOOKING STATEMENTS

          This prospectus includes forward-looking statements. Funding and TXU Europe have based these forward-looking statements on their current expectations and projections about future events and assumptions they believe to be reasonable. These forward-looking statements are subject to risks, uncertainties and assumptions about Funding, TXU Europe and TXU Europe's subsidiaries that could cause the actual results of Funding or TXU Europe to differ materially from those projected in any forward-looking statement, including, among other things:



          o general economic and business conditions in the UK and in the service area for Eastern Electricity, formerly Eastern Electricity's authorized area, which has been opened to competition;


          o unanticipated changes in interest rates, in rates of inflation, or in foreign exchange rates;


          o prevailing governmental, statutory, regulatory or administrative policies and initiatives affecting TXU Europe, its subsidiaries or the UK or European electric and gas utility industries;


          o    general industry trends;

          o    competition;

          o    power costs and availability;

          o changes in business strategy, development plans or vendor relationships;

          o availability, terms and deployment of capital and capital market conditions;

          o    availability of qualified personnel;

          o changes in, or the failure or inability to comply with, governmental regulations, including, among other things, environmental regulations;

          o    changes in tax laws;

          o    weather conditions and other natural phenomena;

          o unanticipated population growth or decline, and changes in market demand and demographic patterns;

          o access to adequate transmission facilities to meet changing demand;

          o pricing and transportation of oil, coal, natural gas and other commodities;

          o unanticipated changes in operating expenses and capital expenditures;


          o the ability of TXU Europe to enter into financial instruments to hedge various market risks or the inability of the counterparties to meet their obligations with respect to financial instruments;



          o    changes in technology used and services offered by Eastern;



          o unanticipated problems related to Eastern's internal Y2K initiative and potential adverse consequences related to Y2K non-compliance of third parties; and


          o    other factors described in this prospectus.



          Any forward-looking statements speak only as of the date of this prospectus. Funding and TXU Europe undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

INTRODUCTION


         The discussion below should be read in conjunction with the consolidated financial statements and the related notes of TXU Europe, Eastern and Overseas appearing elsewhere in this prospectus. As described under SUMMARY
- "Selected Financial Information," for financial reporting purposes, Eastern is considered the predecessor company to TXU Europe.


ACQUISITION OF THE ENERGY GROUP PLC BY TXU CORP


          On May 19, 1998, TXU Acquisitions, an indirect, wholly-owned subsidiary of TXU Corp, gained control of TEG after all conditions to its offer for all of the ordinary shares of TEG, the former holding company of Eastern, were satisfied or waived. On August 7, 1998, TXU Acquisitions completed its acquisition of TEG.



         In connection with the offer and immediately before TXU Acquisitions gained control of TEG, subsidiaries of TEG completed the sale of TEG's former coal and power trading interests in the US and Australia, referred to as the Peabody Sale. The adjusted gross consideration for the Peabody Sale was $2.1 billion ((pound)1.3 billion).


ACCOUNTING IMPACTS OF THE ACQUISITION

Purchase accounting adjustments
-------------------------------


          TXU Europe's acquisition of TEG became effective May 19, 1998 and was accounted for as a purchase in accordance with US GAAP. Accordingly, the results of operations of Eastern and other subsidiaries of TEG acquired by TXU Europe have been consolidated into the results of operations of TXU Europe beginning on that date. The total purchase consideration for the TEG businesses acquired, which refers to TEG exclusive of the operations sold in the Peabody Sale, was approximately (pound)4.4 billion. At the date of the acquisition, TEG had assets of (pound)6.0 billion, including cash of (pound)2.0 billion, and liabilities of (pound)4.5 billion, including debt of (pound)2.9 billion. The excess of the purchase consideration plus acquisition costs over the net fair value of tangible and identifiable intangible assets acquired and liabilities assumed resulted in goodwill of (pound)3.5 billion, which is being amortized over 40 years. See Note 1 to TXU Europe's consolidated financial statements.


Accounting for coal-fired power stations
----------------------------------------


          Eastern entered into leases for five power stations in June and July 1996 for terms of 99 years. Under US GAAP, leases for two of the stations are accounted for as operating leases, and leases for three of the stations are accounted for as capital leases. Before the acquisition, the capital leased assets were being depreciated over 12 years and depreciation expense totalled (pound)49 million, (pound)59 million and (pound)8 million for the years ended March 31, 1997 and 1998 and for the period from April 1, 1998 through May 18, 1998, respectively. The fixed operating lease payments were being expensed on a straight-line basis over 12 years, resulting in expense of (pound)32 million for the year ended March 31, 1997, (pound)42 million for the year ended March 31, 1998 and (pound)6 million for the period from April 1, 1998 through May 18, 1998. Twelve years represented management's best estimate of the remaining useful lives of the power plants. Contingent payments of approximately (pound)6 per megawatt hour, indexed to inflation, linked to output from these power stations are payable for up to the first seven years of operation. No output-linked payments are required after the first seven years of operation. Before the acquisition by TXU Corp, under US GAAP, these output-linked payments were charged to expense by Eastern in the period in which they were accruable. Output-linked payments charged to expense by Eastern totalled (pound)99 million for the year ended March 31, 1997, (pound)152 million for the year ended March 31, 1998 and (pound)13 million for the period from April 1, 1998 through May 18, 1998.



          At the time of the acquisition of TEG, TXU Europe established the fair value of the capital leased assets and associated debt, including the output-linked payments. Additionally, as a result of alternative operating methodologies to be employed by TXU Corp, the estimated useful lives of these five power stations were extended to a range of 18 to 22 years from original lease inception.

          After the acquisition, total lease expense for all the coal-fired power stations for the period from formation through March 31, 1999 was (pound)94 million.


Accounting for unfavorable gas and electricity purchase contracts
-----------------------------------------------------------------


          In addition, TXU Europe recorded a liability at the time of the acquisition of TEG of (pound)257 million for unfavorable gas and electricity purchase contracts. This liability, which is being amortized over the terms of the unfavorable contracts, is based on the estimated fair market value of these contracts over the present value of the future cash flows under the contracts at the applicable discount rates and prices. Although amortization of the liability for unfavorable contracts will reduce the reported expense related to this item, it will not impact TXU Europe's actual payments or cash flow obligations.


RESULTS OF OPERATIONS


          The business operations of Eastern were not significantly changed as a result of the purchase by TXU Acquisitions. For purposes of the discussion of operating revenues for the six months ended June 30, 1999 compared to the six months ended June 30, 1998, the revenues of Eastern for the period from January 1, 1998 through May 18, 1998 have been combined with the revenues of TXU Europe for the period from May 19, 1998 through June 30, 1998. For purposes of the discussion of operating revenues for the year ended March 31, 1999 compared to the year ended March 31, 1998, revenues of Eastern for the period from April 1, 1998 through May 18, 1998 have been combined with the revenues of TXU Europe for the period from May 19, 1998 through March 31, 1999. None of this combined information has been audited. The post-acquisition results of TXU Europe include the results of Eastern plus purchase accounting adjustment and financing costs of the acquisition. For a discussion of significant purchase accounting adjustments, see -- "Introduction--Accounting Impacts of the Acquisition."


OPERATING RESULTS

Energy
------

          Eastern's energy business is comprised of the energy retail and the energy management and generation segments. Until October 1996, Eastern's energy operations were only in the UK, where the increase in demand for electricity in recent years has been modest. However, Eastern managed to increase the profit attributable to its energy operations significantly by:

          o adding related assets, including three power stations leased from National Power in June 1996 and two power stations leased from PowerGen in June and July 1996, which increased Eastern's generation capacity by almost 6,000 MW;

          o successfully expanding electricity and gas sales in markets opened to competition; and

          o developing energy management activities to optimize the portfolio of physical assets and supply contracts.



          Prior to May 1999, Eastern had a license, or exclusive franchise, to sell electricity to all customers in its authorized distribution area that had an annual maximum demand of less than 100kW. Because this franchise market for electricity sales became fully deregulated in May 1999, these customers now are referred to as ex-franchise customers. Deregulation of the franchise market allows Eastern to compete for ex-franchise customers outside its authorized distribution area. Other licensed electricity suppliers also can compete with Eastern for ex-franchise customers in Eastern's authorized distribution area. Eastern cannot predict the effect that increased competition due to the deregulation of the franchise market will have on its results of operations.



          The prices that the energy retail business can charge in the ex-franchise market are subject to a price control formula that sets a maximum price. The current supply price control formula is under review by the Office of Gas and Electricity Markets. In October 1999, the Office of Gas and Electricity Markets is expected to issue proposed price adjustments for the electricity supply businesses. The final Office of Gas and Electricity Markets report is expected in November 1999, and the supply price adjustments are expected to become effective April 1, 2000. TXU Europe and Eastern cannot predict at this time either the final price adjustments that will be applicable to Eastern or the ultimate impact of those adjustments on TXU Europe's financial position, results of operations or cash flows.


Networks
--------


          The networks business primarily consists of Eastern's electricity distribution business in the UK. The networks business has been a predictable source of operating income and cash flow and, historically, the growth in units of electricity distributed has generally matched increases in the gross domestic product for the UK. The networks business is highly regulated. The rates charged by the networks business in the UK are regulated by a distribution price control formula. This formula is subject to periodic review and adjustment. Two distribution price control reviews by the Office of Electricity Regulation covering England, Wales and Scotland in 1994 and 1995 established the current distribution price control formula. Based on the current distribution price control formula, future increases in profit by the networks operations will depend upon unit growth and productivity improvements, which there can be no assurance Eastern will achieve. A further distribution price control review is scheduled to be completed in April 2000. On August 12, 1999, the Office of Gas and Electricity Markets, the successor to the Office of Electricity Regulation covering England, Wales and Scotland, issued a draft report proposing a range of substantial net revenue reductions for the distribution businesses of all regional electricity companies in the UK. The final Office of Gas and Electricity Markets report is expected at the end of November 1999, and the distribution price adjustments are expected to become effective April 1, 2000. TXU Europe and Eastern are analyzing the draft proposal and cannot predict at this time either the final price adjustments that will be applicable to Eastern or the ultimate impact of those adjustments on TXU Europe's financial position, results of operations or cash flows.


          Eastern's retail sales and units distributed through the network were as follows:


                                                          SIX MONTHS ENDED
                                YEAR ENDED MARCH 31,          JUNE 30,
                             --------------------------  -------------------
                              1997      1998      1999      1998      1999
                              ----      ----      ----      ----      ----
Retail sales (units sold):
       Electricity (GWh)...  32,546    35,920    37,859    18,599    19,335
       Gas (millions of
         therms)...........   1,266     1,262     1,352       664       702
Network sales
       (GWh distributed)...  31,550    31,776    32,700    16,224    17,206





          The following tables set out the revenues by segment, total operating income and net interest expense of Eastern and TXU Europe for the periods indicated:



                                                        EASTERN AND      TXU
                                    EASTERN             TXU EUROPE      EUROPE
                                ----------------     -----------------  ------
                                                              SIX MONTHS ENDED
                                   YEAR ENDED MARCH 31,           JUNE 30,
                                --------------------------    ----------------
                                 1997      1998      1999       1998     1999
                                 ----      ----      ----       ----     ----
                                              ((POUND) MILLION)

Revenues:
   Energy:
         Energy
           retail............   2,158      2,151     2,298      1,138    1,170
         Energy
           management
           and generation....     952      1,337     1,487        880      983
   Networks..................     420        414       427        212      220
   Other.....................      44         69        35         15        6
   Intra-group sales.........    (509)      (496)     (484)      (364)    (393)
                                -----      -----     -----      -----    -----
                                2,984      3,475     3,763      1,881    1,986
                                -----      -----     -----      -----    -----

                                         EASTERN                  TXU EUROPE
                          ------------------------------------  --------------
                          YEAR ENDED MARCH 31,  APRIL 1, 1998      FORMATION
                          --------------------    THROUGH           THROUGH
                            1997        1998     MAY 18, 1998   MARCH 31, 1999
                          -------      ------   --------------  --------------
                                         ((POUND) MIlLION)

Operating income ........    298      267           (11)             484
Net interest expense ....     88      126            16              278




                              EASTERN                    TXU EUROPE
                        --------------------  ---------------------------------
                                                                    SIX MONTHS
                          JANUARY 1, 1998     FORMATION THROUGH        ENDED
                        THROUGH MAY 18, 1998    JUNE 30, 1998     JUNE 30, 1999
                        --------------------  -----------------   -------------
                                             ((POUND) MILLION)

Operating income.........       91                   32                288
Net interest expense.....       41                   23                137




SIX MONTHS ENDED JUNE 30, 1999 COMPARED WITH SIX MONTHS ENDED JUNE 30, 1998



Revenues
--------



          Energy retail - Revenues in the energy retail operation increased by approximately 3% from (pound)1.1 billion for the six months ended June 30, 1998 to (pound)1.2 billion for the six months ended June 30, 1999. The revenues are primarily determined by the volumes of gas and electricity sold and the unit sales prices. The increase in revenue arises from additional revenues in the gas residential market of (pound)87 million offset by lower revenues in the electricity residential market of (pound)17 million as a result of these markets being fully opened to competition.



          Energy management and generation - Revenues in the energy management and generation operations increased by approximately 12% from (pound)880 million for the six months ended June 30, 1998 to (pound)983 million for the six months ended June 30, 1999. This increase was principally attributable to increased trading volumes in the gas portfolio which resulted in approximately (pound)135 million in revenue, partially offset by the loss of (pound)18 million of revenue due to a fire at a coal-fired power station.



          Networks - Revenues in the networks business increased by approximately 4% from (pound)212 million in the six months ended June 30, 1998 to (pound)220 million in the six months ended June 30, 1999. This increase was primarily due to an increase of 6.1% in the GWh distributed, resulting in an approximately 3% increase in regulated revenue, and an increase in regulated prices of approximately 1%.



          Other - Other revenues decreased by approximately 60% from (pound)15 million in the six months ended June 30, 1998 to (pound)6 million in the six months ended June 30, 1999. This decrease can be attributed to the sale of the telecommunications business which contributed (pound)6 million to the revenues for the 1998 period in December 1998 and the modular building business operated by Rollalong Limited in February 1999, which resulted in a net decrease of (pound)3 million.



Operating income
----------------



          Operating income of TXU Europe for the six months ended June 30, 1999 of (pound)288 million consisted of (pound)1,986 million of operating revenues offset by costs and expenses of (pound)1,698 million. Costs and expenses included (pound)864 million for purchased power, (pound)447 million for gas purchased for resale, (pound)270 million for operation and maintenance expense and (pound)117 million for depreciation and amortization. Depreciation and amortization included depreciation of goodwill of (pound)42 million and amortization of the fair value of the power station leases of (pound)16 million.



          Operating income of TXU Europe for the period from formation through June 30, 1998 consisted of (pound)326 million of operating revenues offset by costs and expenses of (pound)294 million. These results include the operations of Eastern from May 19, 1998. Costs and expenses included (pound)141 million for purchased power, (pound)59 million for gas purchased for resale, (pound)70 million for operation and maintenance expense and (pound)24 million for depreciation and amortization.



          Operating income of Eastern for the period from January 1, 1998 through May 18, 1998 consisted of (pound)1,563 million of operating revenues offset by costs and expenses of (pound)1,472 million. Costs and expenses included (pound)743 million for purchased power, (pound)281 million for gas purchased for resale, (pound)375 million for operation and maintenance expense and (pound)73 million for depreciation and amortization.



Net interest expense
--------------------



          Net interest expense of TXU Europe for the six months ended June 30, 1999 of (pound)137 million included interest expense of (pound)166 million offset by interest income of (pound)29 million. Interest expense included payments of (pound)30 million under the Sterling Credit Agreement, (pound)6 million under the senior notes and (pound)17 million on the note payable to TXU Corp. Interest income for this period consisted of interest on surplus cash balances.



          Net interest expense of TXU Europe for the period from formation through June 30, 1998 of (pound)23 million included interest expense of (pound)44 million offset by interest income of (pound)21 million. Interest expense included payments of (pound)12 million under the Sterling Credit Agreement and (pound)5 million on the note payable to TXU Corp. Interest income for this period consisted of interest on surplus cash balances.



          Net interest expense of Eastern for the period from January 1, 1998 through May 18, 1998 of (pound)41 million included interest expense of (pound)76 million offset by interest income of (pound)35 million. Interest income for this period consisted of interest on surplus cash balances.



Total tax expense
-----------------



          Total tax expense of TXU Europe for the six months ended June 30, 1999 was (pound)56 million. Total tax expense of TXU Europe for the period from formation through June 30, 1998 was (pound)9 million. Total tax expense of Eastern for the period from January 1, 1998 through May 18, 1998 was (pound)35 million.


YEAR ENDED MARCH 31, 1999 COMPARED WITH YEAR ENDED MARCH 31, 1998

Revenues
--------

          Energy retail - Revenues in the energy retail operation increased by approximately 7% from (pound)2.2 billion for the year ended March 31, 1998 to (pound)2.3 billion for the year ended March 31, 1999. The revenues are primarily determined by the volumes of gas and electricity sold and the unit sales prices. The increase in revenue is a result of higher prices in gas retail, 5.4% higher volumes in electricity retail primarily in the industrial and commercial markets and 7.1% higher volumes in gas retail primarily in the domestic market.


          Energy management and generation - Revenues in the energy management and generation operations increased by approximately 11% from (pound)1.3 billion for the year ended March 31, 1998 to (pound)1.5 billion for the year ended March 31, 1999. This increase was attributable to a significant increase in generation output, including a full year's output from the King's Lynn power station which became fully operational in December 1997 and resulted in additional revenue of (pound)30 million, partially offset by reduced output from a coal-fired power station that was out of service for four months of the year due to a fire in October 1998, resulting in reduced revenues by approximately (pound)33 million.


          Networks - Revenues in the networks business increased by approximately 3% from (pound)414 million in the year ended March 31, 1998 to (pound)427 million in the year ended March 31, 1999. This increase was primarily the result of an increase of 2.9% in the GWh distributed.


          Other - Other revenues decreased by approximately 49% from (pound)69 million in the year ended March 31, 1998 to (pound)35 million in the year ended March 31, 1999. This decrease can be attributed primarily to the sale of Eastern's contracting business in December 1997, which had revenues of (pound)47 million for the period prior to sale. This was offset by increased revenues of (pound)10 million in the telecommunications business. The telecommunications business was sold in December 1998.


Operating income
----------------


          Operating income of TXU Europe for the period from formation through March 31, 1999 consisted of (pound)3,338 million of operating revenues offset by costs and expenses of (pound)2,854 million. Costs and expenses inCluded (pound)1,480 million for purchased power, (pound)646 million for gas purchased for resale, (pound)526 million for operation and maintenance expense and (pound)202 million for depreciation and amoritization. Included in operating income is a net decrease in operating expenses as a result of purchase accounting adjustments of (pound)125 million offset by goodwill amoritization of (pound)72 million.



          Operating income of Eastern for the year ended March 31, 1998 consisted of (pound)3,475 million of operating revenues offset by costs and expenses of (pound)3,208 million. Costs and expenses included (pound)1,703 million for purchased power, (pound)514 million for gas purchased for resale, (pound)806 million for operation and maintenance expense and (pound)185 million for depreciation and amoritization.



          Operating income of Eastern for the period from April 1, 1998 through May 18, 1998 consisted of (pound)425 million of operating revenues offset by costs and expenses of (pound)436 million. Costs and expenses included (pound)202 million for purchased power, (pound)85 million for gas purchased for resale, (pound)123 million for operation and maintenance and (pound)26 million for depreciation and amoritization.


Net interest expense
--------------------


          Interest income of TXU Europe for the period from formation through March 31, 1999 was (pound)78 million and interest expense for the same period was (pound)356 million including interest expense of (pound)89 million relating to the Sterling Credit Agreement and (pound)44 million on the note payable to TXU Corp.



          Interest income of Eastern for the year ended March 31, 1998 was(pound)76 million and interest expense for the same period was(pound)202 million.



          Interest income of Eastern for the period from April 1, 1998 through May 18, 1998 was(pound)12 million and interest expense for the same period was(pound)28 million.


Total tax expense
-----------------


          The tax expense of TXU Europe for the period from formation through March 31, 1999 was (pound)106 million. The tax expense for Eastern for the year ended March 31, 1998 was (pound)189 million, including a windfall tax charge of (pound)112 million (see -- "Windfall Tax" below). The tax benefit of Eastern for the period from April 1, 1998 through May 18, 1998 was (pound)5 million.


YEAR ENDED MARCH 31, 1998 COMPARED WITH YEAR ENDED MARCH 31, 1997

Revenues
--------

          Energy retail - Overall revenues from the energy retail business decreased approximately 0.3% from (pound)2,158 million for the year ended March 31, 1997 to (pound)2,151 million for the year ended March 31, 1998.


          In the part of the electricity retail market which was open to competition (customers with an annual maximum demand over 100 kW - principally industrial and commercial customers), revenues increased by (pound)70 million to (pound)0.7 billion. The increase in revenues in the competitive market of (pound)70 million was offset by lower revenues in the price regulated part of the electricity retail market which was not open to competition (customers with an annual maximum demand under 100 kW - principally residential and small business customers) in which sales volumes decreased by 3.3% to 18,642 GWh arising mainly from weather effects. Revenues in the price regulated market decreased by (pound)74 million, or 8%, to (pound)1.2 billion reflecting the effect of the supply price control regulatory formula.


          In the gas retail market, volumes and revenues remained stable at approximately 1.3 billion therms and (pound)0.2 billion, respectively, for each period. There was, however, a substantial increase in the number of customers signed up with future contract start dates as the remaining areas of the UK gas retail market were opened up to competition.


          Energy management and generation - Revenues of (pound)1,337 million from the energy management and generation operations for the year ended March 31, 1998 increased approximately 40% from (pound)952 million for the year ended March 31, 1997. Of the increase, (pound)267 million was attributable to the inclusion for a full year of the additional output provided by the five power stations leased in June and July 1996 and an increase in the power station output levels during the year. There was also additional revenue of (pound)30 million during the commissioning period of the King's Lynn gas-fired power station.


          Networks - Networks revenues of (pound)414 million for the year ended March 31, 1998 decreased approximately 1.4% from (pound)420 million for the year ended March 31, 1997. Revenues from Eastern's core regulated electricity distribution business, which are determined by the distribution price control formula, remained broadly stable since the allowed increase referable to the Retail Price Index was offset by the required, regulated price reduction factor of 3%. Units distributed through the network increased by 0.7% from 31,550 GWh to 31,776 GWh.


          Other - Revenues in the other segment increased from the year ended March 31, 1997 to the year ended March 31, 1998 as a result of increased revenues of (pound)3 million from the telecommunications business.


Operating income
----------------

          Operating income decreased approximately 10% from(pound)298 million for the year ended March 31, 1997 to(pound)267 million for the year ended March 31, 1998.


          Operating income for energy retail operations decreased substantially as a result of higher gross profit in gas of (pound)10 million and in electricity of (pound)2 million, partially offset by (pound)40 million of increased costs associated with adding a substantial customer base in Eastern's retail gas business, including costs of acquiring customers which are expensed as incurred. During this period, operating income from the retail electricity business remained stable in the price regulated franchise market and increased slightly in the competitive market from higher gross margins. Operating income from the energy management and generation business remained stable at (pound)178 million in the year ended March 31, 1997 and (pound)180 million in the year ended March 31, 1998. The operating income in the networks business increased by (pound)24 million to (pound)189 million due to cost savings in Eastern's core electricity distribution business. The losses in the other segment were reduced from the year ended March 31, 1997 to the year ended March 31, 1998 because in the year ended March 31, 1997 there were charges of (pound)19 million in this segment related to exposures on the overall energy portfolio.


Net interest expense
--------------------


          Net interest expense increased by approximately (pound)38 million from (pound)88 million in the year ended March 31, 1997 to (pound)126 million in the year ended March 31, 1998. The increase arose partly from interest capitalized in the year ended March 31, 1997 of (pound)11 million relating to the construction period of the King's Lynn gas-fired power station. In addition, some funds were placed in a tax efficient scheme in the year ended March 31, 1998 resulting in dividends receivable of approximately (pound)4 million in place of interest on cash deposits. The remaining increase is a result of interest expenses of (pound)23 million on higher net borrowings.


Total tax expense
-----------------

          Total tax expense decreased by (pound)115 million from (pound)304 million in the year ended March 31, 1997 to (pound)189 million in the year ended March 31, 1998. The decrease is a result of a large deferred tax charge in connection with the five coal-fired power station leases and the related rent factoring transaction in the year ended March 31, 1997. See -- "Financing

Arrangements" below. The decrease was offset by the windfall tax charge in the year ended March 31, 1998 referred to below under - "Windfall Tax."

LIQUIDITY AND CAPITAL RESOURCES


PERIOD FROM JANUARY 1, 1998 THROUGH MAY 18, 1998 OF EASTERN AND PERIOD FROM FORMATION THROUGH JUNE 30, 1998 AND SIX MONTHS ENDED JUNE 30, 1999 OF TXU EUROPE



          Net cash generated by operating activities of Eastern was (pound)154 million for the period from January 1, 1998 to May 18, 1998. Net cash generated by operating activities of TXU Europe was (pound)117 million for the period from formation through June 30, 1998 and (pound)378 million for the six months ended June 30, 1999. Cash provided by changes in operating assets and liabilities of Eastern was (pound)109 million for the period from January 1, 1998 through May 18, 1998. Cash provided by changes in operating assets and liabilities of TXU Europe for the period from formation through June 30, 1998 and for the six months ended June 30, 1999 was (pound)126 million and (pound)180 million, respectively. Cash flows from operations before changes in operating assets and liabilities of Eastern were (pound)45 million for the period from January 1, 1998 to May 18, 1998 and for TXU Europe were (pound)(9) million for the period from formation to June 30, 1998 and (pound)198 million for the six months ended June 30, 1999. The principal change affecting 1999 is the interest expense related to the TEG acquisition.



          Cash provided by financing activities of Eastern for the period from January 1, 1998 through May 18, 1998 was (pound)27 million. Cash provided by financing activities of TXU Europe for the period from formation through June 30, 1998 was (pound)3,272 million including common stock issued to parent of (pound)1,467 million and borrowings under the acquisition facility of (pound)1,656 million. In the six months ended June 30, 1999, cash used for financing activities by TXU Europe was (pound)85 million. This included the effect of the issuance of the senior notes and the application of the net proceeds as described under --"Financing Arrangements" below. Also impacting 1999 financing activities was the amendment of the Sterling Credit Agreement and the securitization of receivables also described under --"Financing Arrangements" below.



          Cash used in investing activities of Eastern was (pound)139 million for the period from January 1 to May 18, 1998 and for TXU Europe was (pound)1,465 million for the period from formation to June 30, 1998 and (pound)182 million for the six months ended June 30, 1999. The amount for TXU Europe for the period from formation through June 30, 1998 includes (pound)1.4 billion representing the net cash paid to acquire TEG. Capital expenditures were (pound)112 million, (pound)33 million and (pound)124 million, respectively.



YEARS ENDED MARCH 31, 1997 AND 1998 AND PERIOD FROM APRIL 1 TO MAY 18, 1998 OF EASTERN AND PERIOD FROM FORMATION THROUGH MARCH 31, 1999 OF TXU EUROPE



          Net cash generated by operating activities of Eastern for the years ended March 31, 1997 and 1998 was (pound)292 million and (pound)341 million, respectively. Net cash generated by operating activities of Eastern was (pound)74 million for the period from April 1, 1998 through May 18, 1998. Net cash generated by operating activities of TXU Europe was (pound)44 million for the period from formation through March 31, 1999. Cash provided by (used by) changes in operating assets and liabilities was (pound)(23) million, (pound)223 million and (pound)(244) million for the years ended 1997, 1998 and 1999, respectively. The variances arise based upon changes in working capital requirements. Cash flows from operations before changes in operating assets and liabilities were (pound)315 million, (pound)118 million and (pound)362 million for the years ended 1997, 1998 and 1999, respectively. In 1997 net deferred tax liabilities associated with leasing transactions were established, resulting in a non-cash expense of (pound)251 million. There were no transactions of this magnitude in 1998 or 1999. The increase in 1999 in comparison to 1998 reflects net income which is (pound)143 million higher than that recognized in 1998 as well as an increase in depreciation and amortization expense, which are non-cash items.


          In the year ended March 31, 1997, cash used for financing activities of Eastern was (pound)316 million. This included the net effect of the receipt of (pound)1.1 billion from commercial banks as a part of the rent-factoring agreement less the (pound)408 million which was set aside in investments as cash collateral for the future intra-group rental payments assigned. Further details are set out below under -- "Financing Arrangements." Also impacting 1997 cash flows was the retirement of (pound)468 million of long-term debt, the repayment of (pound)389 million of bank debt and the payment of (pound)140 million of dividends on common stock.

          In the year ended March 31, 1998, cash provided by financing activities of Eastern was (pound)121 million. In that year, long-term debt of (pound)240 million was raised and a further (pound)300 million was raised through a financing of receivables under a debt securitization program. In addition, in that same year, retirements of long-term debt totalled (pound)215 million and a dividend of (pound)200 million was paid.


          In the period from formation through March 31, 1999, cash provided by financing activities was (pound)2.2 billion. There were drawings under the acquisition facilities of (pound)2.1 billion, which were later rearranged as described further below under -- "Financing Arrangements." There was also an issue of common stock of TXU Europe to subsidiaries of TXU Corp of (pound)1.5 billion. These funds together provided a portion of the financing for the acquisition of TEG. Approximately (pound)1.3 billion of borrowings under the Credit Facilities Agreement were repaid during the period using the proceeds of the sale of TEG's former coal and power trading interests. Part of the acquisition of TEG was financed by the issue of common stock of TXU Corp to TEG shareholders. A subsidiary of TXU Europe acquired the TXU Corp common stock used for this purpose by issuing a term note to TXU Corp for (pound)882 million, (pound)200 million of which was later repaid in cash in the period. TXU Acquisitions also issued (pound)85 million of loan notes to TEG shareholders. Another subsidiary of TXU Corp provided the remainder of the acquisition financing. There were also additional net borrowings of approximately (pound)98 million in the period.




          Cash used in investing activities of Eastern for the years ended March 31, 1997 and 1998 and the period from April 1, 1998 through May 18, 1998 were (pound)229 million, (pound)234 million and (pound)78 million, respectively. Cash used in investing activities of TXU Europe for the period from formation through March 31, 1999 was (pound)1.9 billion. The amount for TXU Europe includes (pound)1.4 billion representing the net cash paid to acquire TEG. The capital expenditures of Eastern were (pound)204 million, (pound)254 million and (pound)281 million for the years ended March 31, 1997, 1998 and 1999, respectively. The increases primarily relate to the increased level of expenditures on the distribution network and in 1998, on the development of the telecommunications business, which was sold in December 1998. In addition, in the year ended March 31, 1997, Eastern invested (pound)29.5 million in acquiring an 11.6% interest in Severomoravska Energetica a.s., a distribution company in the Czech Republic, and (pound)19.9 million in acquiring a 52.8% interest in Teplarny Brno a.s., a district heating company in the Czech Republic. In the year ended March 31, 1998 further investments totalling (pound)9.9 million were made to increase Eastern's interest in these two companies. In the period from formation through March 31, 1999, a subsidiary of TXU Europe also acquired the offtake generated from water rights in hydroelectric power facilities in Norway for (pound)124 million and spent (pound)36 million to increase its interest in Hidroelectrica del Cantabrico, a Spanish energy company, to 5%.



          Eastern received government consent to build a 215 MW combined heat and power plant for which there is a commitment of (pound)117 million, most of which falls due in 2000. Eastern also has a commitment to invest (pound)42 million in Savon Voima Oy, a regional electricity distributor in Finland, in October 1999. Eastern was also contractually committed at June 30, 1999 to a payment of (pound)88 million for the acquisition of gas assets. This payment was made on July 5, 1999.


FINANCING ARRANGEMENTS


          At December 31, 1998, TXU Europe, TXU Finance, TXU Acquisitions and TEG had a joint sterling-denominated line of credit with a group of banking institutions under a credit facility agreement (Sterling Credit Agreement). Chase Manhattan plc, Lehman Brothers International (Europe) and Merrill Lynch Capital Corporation are the lead arrangers of the bank group. The Sterling Credit Agreement had an acquisition facility and a revolving credit facility. Eastern Electricity also has a separate revolving credit facility, terminating March 2, 2003, for short-term borrowings of up to (pound)250 million to be used for Eastern Electricity's general corporate purposes. Borrowings under the acquisition facility provided financing to acquire TEG and pay acquisition related expenses. The revolving credit facility provided for short-term borrowings. At December 31, 1998, borrowings totalled (pound)750 million under the acquisition facility and a total of (pound)231 million under the two revolving credit facilities. Under the terms of the Sterling Credit Agreement, one half of the borrowings under the facilities were required to be swapped from floating rate to fixed rate and, accordingly, swaps with a notional amount of (pound)800 million were entered into. On January 2, 1999 TXU Europe's ability to borrow additional amounts under the acquisition facility terminated.



          The Sterling Credit Agreement was amended in March 1999. The amended Sterling Credit Agreement provides for borrowings up to (pound)1.275 billion and has two facilities: a (pound)750 million term facility which will terminate on

March 2, 2003 and a (pound)525 million revolving credit facility which has a (pound)200 million 364-day tranche (Tranche A) and a (pound)325 million tranche which terminates March 2, 2003 (Tranche B). Under the Sterling Credit Agreement, TXU Finance must maintain a ratio of earnings before interest, taxes, depreciation and amortization to net interest cost, each as calculated under the Sterling Credit Agreement, of at least 2:1. In addition, TXU Europe's consolidated debt must not exceed 70% of consolidated capitalization, each as calculated under the Sterling Credit Agreement. All of these financial ratios under the Sterling Credit Agreement are determined in accordance with UK GAAP. TXU Europe is in compliance with these ratios. TXU Europe and TXU Finance currently are the only permitted borrowers under the amended Sterling Credit Agreement. So long as no default under the Sterling Credit Agreement has occurred and is continuing, any subsidiary or holding company of Eastern which also is a wholly-owned subsidiary of TXU Finance and is incorporated under the laws of England and Wales, except Eastern Electricity, may be designated as an additional borrower under Tranche A or Tranche B by agreeing to be bound by the terms of the Sterling Credit Agreement and by giving notice to the banks. The amended Sterling Credit Agreement allows for borrowings at various interest rates based on the prevailing rates in effect in the countries in which the borrowings originate. At June 30, 1999, TXU Europe had borrowings outstanding in Pounds Sterling at an interest rate of 5.75%, in Spanish Pesetas at 3.37% and in Norwegian Krona at 7.19%. As of June 30, 1999, (pound)750 million of borrowings were outstanding under the term facility, and approximately (pound)177 million under Tranche B. On May 18, 1999, $198 million in letters of credit issued under Tranche B of the revolving credit facility matured and were not renewed.



          The interest rate on Eastern Electricity's revolving credit facility is based on LIBOR plus 0.5%. As of June 30, 1999, there were no borrowings outstanding under Eastern Electricity's revolving credit facility.



          As of June 30, 1999, Eastern Electricity had issued long-term, fixed rate bonds in the aggregate outstanding principal amount of (pound)750 million, and Overseas had issued notes in the aggregate principal amount of US$500 million which are guaranteed by TEG and TXU Europe.



          Eastern Merchant Properties Limited, a subsidiary of TXU Europe, has leased the five coal-fired power stations operated by Eastern for 99 year terms commencing in 1996. Eastern Merchant Properties has sub-leased those power stations to Eastern Merchant Generation Limited, another subsidiary of TXU Europe, for a five year term ending in 2001. Eastern Merchant Properties has assigned the intra-group rental payments receivable from Eastern Merchant Generation under the subleases to a group of banks, for which Barclays Bank plc is the agent, in return for (pound)1,097 million. Eastern and Eastern Generation have guaranteed the payment to those banks of the assigned payments, or in some cases, the net present value of remaining payments upon transfer by a bank of the right to receive future payments. The guarantee requires:



          o That Eastern maintain a consolidated tangible net worth, as calculated under the guarantee, of not less than (pound)1 billion;



          o That Eastern's consolidated net borrowings do not exceed 200% of its consolidated tangible net worth, each as calculated under the guarantee; and



          o That the ratio of Eastern's consolidated profit before interest and taxes to its interest costs, each as calculated under the guarantee, is in excess of 2:1.



As of June 30, 1999, Eastern was in compliance with these covenants.



          The (pound)1,097 million described above was borrowed on October 28, 1996. (pound)408 million of the proceeds was used as collateral for obligations to another group of banks in respect of the funding of the payment of a portion of the fixed payments due under the leases of the West Burton, Rugeley B and Ironbridge power stations.



          Eastern has facilities with Citibank N.A. to provide financing through trade accounts receivable whereby Eastern Electricity may sell up to (pound)300 million of its electricity receivables and, beginning June 11, 1999, TXU Finance may borrow up to an aggregate of (pound)275 million, collateralized by additional receivables of Eastern Electricity, through a short-term note issue arrangement. The program has an overall program limit of (pound)550 million.

          Through March 31, 1999, the electricity receivable financings were in the form of short-term loans collateralized by Eastern's trade accounts receivable. Subsequent to March 31, 1999, the program was restructured so that a portion of the receivables are sold outright rather than being used to collateralize short-term borrowings. Eastern Electricity continually sells additional receivables to replace those collected. At June 30, 1999, accounts receivable of Eastern were reduced by (pound)255 million to reflect the sales of the receivables under the new program. An additional (pound)45 million of receivables remain as collateral for short-term loans. At June 30, 1999, TXU Finance had borrowed (pound)150 million through the note issue arrangement. The borrowings by Eastern Electricity and TXU Finance bear interest at an annual rate based on commercial paper rates plus 0.225%, which was 5.225% at June 30, 1999.



          On May 13, 1999, Funding issued $1.5 billion ((pound)915 million) worth of senior notes which are guaranteed by TXU Europe in three tranches: $350 million ((pound)214 million), 6.15% due May 15, 2002, $650 million ((pound)396 million), 6.45% due May 15, 2005, and $500 million ((pound)305 million), 6.75% due May 15, 2009. The proceeds of this issuance were used as follows: (pound)680 million to repay the note payable to TXU Corp, (pound)55 million to reduce borrowings under the Sterling Credit Agreement and (pound)180 million for general corporate purposes. Shortly afterwards, TXU Europe entered into various interest rate and currency swaps that in effect changed the interest rates on the borrowings from fixed to variable based on LIBOR and fixed the principal amount to be repaid in sterling.



CUSTOMER ACQUISITION COSTS



          Beginning in the year ended March 31, 1998, Eastern has paid commissions to agents who assist Eastern in acquiring customers in the newly deregulated gas market. Those costs of acquiring customers are charged to expense when incurred, although revenues from the acquired customer base are expected to be received over several years. Total charges for the years ended March 31, 1997, 1998 and 1999 were zero, (pound)41 million and (pound)25 million, respectively, and for the six months ended June 30, 1999 were (pound)7 million. Eastern expects that it will continue to incur those costs in connection with its effort to acquire natural gas customers for the foreseeable future, although to a lesser degree. In addition, Eastern expects to incur similar customer acquisition costs in connection with efforts to acquire customers in deregulated electricity franchise markets.


WINDFALL TAX

          For the year ended March 31, 1998, a windfall tax was levied on Eastern according to a formula contained in the UK Finance (No. 2) Act 1997. The liability to the tax was assessed at (pound)112 million of which half was paid on December 1, 1997 and the balance was paid on December 1, 1998. The windfall tax was included in the tax provision for the year ended March 31, 1998.

CURRENCY RISKS; ABSENCE OF HEDGING TRANSACTIONS


          TXU Europe's revenues generated by Eastern will be primarily in pounds sterling while the purchase price which was paid to Funding for the senior notes was paid in US dollars, and the interest and principal payment obligations with respect to the exchange senior notes will be payable in US dollars. As a result, any change in the currency exchange rate that reduces the amount in pounds sterling obtained upon conversion of the US dollar-based net proceeds of the senior notes or that increases the effective principal and interest payment obligations represented by the exchange senior notes upon conversion of pounds sterling-based revenues into US dollars may, if not appropriately hedged, have a material adverse effect on TXU Europe and Funding or on their ability to make payments on the exchange senior notes or the guarantee. See EXCHANGE RATES for information concerning the Noon Buying Rate for pounds sterling expressed in US dollars. Although TXU Europe has entered into transactions to hedge risks associated with exchange rate fluctuations, there can be no assurance that the transactions will be successful in reducing those risks.


EUROPEAN MONETARY UNION (EMU)

          Most of Eastern's income and expenditures are denominated in pounds sterling or in the currencies of other countries which either are not eligible or have not joined the first stage of EMU. Eastern therefore does not expect the introduction of the Euro, the new currency of countries which participate in EMU, to have a material impact on those operations for so long as the UK continues to remain outside EMU. Eastern has prepared its accounting systems to be able to deal with the receipt of payments in Euros effective from January 1, 1999.

EFFECT OF INFLATION

          Because of the relatively low level of inflation experienced in the UK, inflation did not have a material impact on results of operations for the periods presented.

CHANGES IN ACCOUNTING STANDARDS


          Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," is effective for fiscal years beginning after June 15, 1999. This standard requires that all derivative financial instruments be recognized as either assets or liabilities on the balance sheet at their fair values and that accounting for the changes in their fair values is dependent upon the intended use of the derivatives and their resulting designations. The new standard will supersede or amend existing standards which deal with hedge accounting and derivatives. While TXU Europe has not yet determined the effects adopting this standard will have on the consolidated financial statements, those effects could be material. On May 19, 1999, the Financial Accounting Standards Board decided that it would amend Statement of Financial Accounting Standards No. 133 and defer its effective date to fiscal quarters of all fiscal years beginning after June 15, 2000.



          The Emerging Issues Task Force, or EITF, has issued No. 98-10, "Accounting for Energy Trading and Risk Management Activities," which is effective for fiscal years beginning after December 15, 1998. EITF 98-10 requires that contracts for energy commodities which are entered into under trading activities should be marked to market with the gains and losses shown net in the income statement. As TXU Europe's fiscal year ends on December 31, TXU Europe adopted EITF 98-10 effective January 1, 1999 for the fiscal year ending December 31, 1999. As TXU Europe is not primarily involved in trading activities, EITF 98-10 has not had a material impact on the consolidated financial statements upon adoption.


YEAR 2000 ISSUES

          Many existing computer programs use only the last two digits to identify a year in the date field. Thus, they would not recognize a year that begins with 20 instead of 19. If not corrected, many computer applications could fail or produce erroneous data on or about the year 2000.

         In August 1996, Eastern established a program of projects to ensure that all its systems are Y2K compliant. In testing for conformity, Eastern uses the revised version of the British Standards Institute's definition of Y2K Conformity. Eastern's Y2K program is sponsored by the Chief Executive of Eastern and is managed by a committee consisting of Eastern Managing Directors and Senior Managers. Each of the projects in the program has six phases: inventory; risk assessment; analysis; remediation; testing and contingency.

EASTERN'S STATE OF READINESS


          The inventory, risk assessment and analysis of the mainframe systems were completed in June 1997. All COBOL code was fixed by November 1998. The mainframe remediation work was completed in March 1999 and the testing work was completed in September 1999.



          Inventories of all the other information technology, or IT, systems and of embedded systems that are part of controls, monitoring and protection systems, including electricity meters and customer premises and systems used in the offices of Eastern and TXU Europe, were completed in February 1998. Risk assessments were completed in August 1998. Many of the older IT systems have already been replaced by systems which are Y2K compliant. Remediation and testing of these systems was substantially completed in August 1999. A few systems were found to be non-compliant and implementation of further remediation solutions are planned for October 1999. Since October 1996, requirements have been included in Eastern's purchasing terms and conditions requiring Y2K readiness for new systems. Acceptance tests for any significant new or upgraded system include testing for Y2K readiness.



          The IT infrastructure is currently based on a mixture of hardware and operating systems connected by local and wide area networks. The system was remediated in March 1999 and has been tested and verified compliant. The infrastructure PABX systems were upgraded to be compliant in February 1999.



          The eight power station turbine control systems have been tested and verified compliant. All the electricity distribution systems have been checked, and testing will be completed by the end of 1999.


COSTS TO ADDRESS Y2K ISSUES

          The costs of addressing the Y2K issue are estimated to be approximately (pound)20 million. These costs include all Y2K activities. They do not include the cost of achieving Y2K compliance for new IT systems installed in connection with the opening up of the domestic electricity retail market to competition, new systems installed to meet other business needs, or the cost of developing contingency plans for the energy management business. Costs of addressing the Y2K issue are being expensed as incurred. Amounts expended through December 1998 totalled (pound)2.8 million, cost expenditures for 1999 are estimated at (pound)14.7 million, of which approximately (pound)2.0 million were incurred in the first quarter of 1999, and an additional (pound)2.4 million for 2000.

RISKS AND CONTINGENCY PLANS

          With respect to internal risks, Eastern's current assessment of the most reasonably likely worst case scenario is that impacts on either service or financial performance will not be materially adverse. Eastern believes, based on the results of testing that has already occurred on a large portion of production equipment with embedded systems, that if any disruption to service occurs, it will be isolated and of short-term duration.


          All of Eastern's businesses have developed Y2K contingency plans. The Y2K process includes a review of all the existing contingency plans and further development of contingency arrangements to cover Y2K failure scenarios.



          Each of Eastern's businesses has carried out an analysis of potential Y2K risks based on the following scenarios:



          o    Failure of data/voice communications - internal and external;



          o Failure of electricity - Generation/National Grid/Distribution Network;



          o    Failure of water supply and sewage;



          o    Failure of gas supply - predominantly to power stations; and



          o    Failure of computer systems due to unforeseen Y2K problems.



          Each business has assessed the criticality and impact of each risk based upon their key business processes and operational sites.



          Contingency plans have been prepared by each business for the risks associated with the scenarios identified above. These contingency plans are being revised on a monthly basis as contingency planning is considered to be a continually developing process that reflects the review/testing process and changes in the risk portfolio. Final contingency plans are scheduled to be completed during October 1999.



          Eastern is working with its equipment suppliers to ensure their products and services are Y2K compliant. Reviews were completed by December 1998. Eastern believes that any failure of those suppliers to be compliant is unlikely to have a material effect on Eastern or its operations. Eastern's operations are heavily dependent upon the reliability of National Grid, the high voltage transmission system in England and Wales, and the operations of the Pool. If National Grid were to have service disruptions as a result of a Y2K problem, it might affect Eastern in either of two ways. Eastern's generation business might not be able to deliver electricity on to National Grid or Eastern's distribution business might not be able to deliver electricity to its customers. If the Pool were to have service disruptions as a result of a Y2K problem, it might affect energy trading and the payments for that energy. Eastern, as a generator, might be delivering electricity on to National Grid but not be receiving the correct payments in the agreed timeframe. Eastern, as a distributor and as a supplier, might not be able to settle its payments with other electricity participants in the market place in the agreed timeframe. National Grid and the Pool have taken the position that they anticipate no material disruptions of service.



CHANGE IN CERTIFYING ACCOUNTANT OF TXU EUROPE



          On August 6, 1999, based upon the recommendation of its Audit Committee, the Board of Directors of TXU Europe voted to appoint Deloitte & Touche as the principal accountants for TXU Europe and its subsidiaries for the year ended December 31, 1999. TXU Europe chose not to continue the engagement of PricewaterhouseCoopers, its former principal accountants. The decision by TXU Europe to change principal accountants was made in order to align the principal accountants of TXU Europe with those of TXU Corp. Deloitte & Touche LLP have been the principal accountants for TXU Corp and its predecessors since 1945.



          No report of PricewaterhouseCoopers on TXU Europe's financial statements, including the period from formation, February 5, 1998, through December 31, 1998, contained any adverse opinion or disclaimer of opinion, nor was any report qualified in any manner.



          During the period from formation through December 31, 1998 and the period from January 1, 1999 to August 6, 1999, there were no disagreements with PricewaterhouseCoopers on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. During this period, there were no "reportable events" as that term is defined in Item 304(a)(1)(v) of Regulation S-K of the Securities Act.



          TXU Europe requested and received from PricewaterhouseCoopers a letter dated August 9, 1999 addressed to the SEC stating that it agreed with the above statements for the period from formation through December 31, 1998 and the period from January 1, 1999 to August 6, 1999.



          On August 6, 1999, TXU Europe engaged Deloitte & Touche as its principal accountants to audit the financial statements for the year ending December 31, 1999. TXU Europe has not consulted Deloitte & Touche regarding any of the matters or events listed in Item 304(a)(2)(i) and (ii) of Regulation S-K of the Securities Act. TXU Corp had routine discussions with Deloitte & Touche LLP concerning the application of accounting principles and other matters primarily relating to the application of purchase accounting principles and other matters primarily relating to the application of purchase accounting to the consolidated financial statements of TXU Corp. TXU Corp and Deloitte & Touche LLP do not believe that these discussions constitute consultations within the context of Item 304(a)(2) of Regulation S-K.


QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

RISK MANAGEMENT


          TXU Europe is exposed to a number of different market risks including changes in gas and electricity prices, interest rates and foreign currency exchange rates. TXU Europe has developed a control framework of policies and procedures to monitor and manage the exposures arising from volatility in these markets. To implement these policies and procedures, TXU Europe enters into various derivative instruments for hedging purposes. Both the energy management and the treasury operations make use of those instruments, but only well understood derivative instruments are authorized for use.

INTEREST RATE RISK


          TXU Europe's exposure to interest rate risk is managed by maintaining a balance of fixed and floating rate borrowings and deposits. Interest rate swaps and forward rate agreements are used from time to time to adjust the proportion of fixed rate exposure within the specified limits.



          The table below provides information concerning TXU Europe's financial instruments as of March 31, 1999 that are sensitive to changes in interest rates, which include debt obligations by principal amount and interest rate swaps. For debt obligations, the table presents principal cash flows and related weighted average interest rates by expected maturity dates. TXU Europe has entered into interest rate swaps under which it has agreed to exchange the difference between fixed-rate and variable-rate interest amounts calculated with reference to specified notional principal amounts. The contracts require settlement of net interest receivable at specified intervals which generally coincide with the dates on which interest is payable on the underlying debt, primarily semi-annually. When differences exist between the swap settlement dates and the dates on which interest is payable on the underlying debt, the gap exposure, or basis risk, is managed by means of forward rate agreements. These forward rate agreements are not expected to have a material effect on TXU Europe's financial position, results of operations or cash flows. For interest rate swaps, the table presents notional amounts and weighted average interest rates by expected, or contractual, maturity dates. Weighted average variable rates are based on rates in effect at the reporting date.


                           EXPECTED MATURITY DATE
                -------------------------------------------
                                                                        MARCH
                                                                          31,
                                                      THERE-             1999
                2000   2001   2002    2003     2004   AFTER      TOTAL   VALUE
                ----   ----   ----    ----     ----   -----      -----   -----
Long-term Debt
     (including
     Current
     maturities):

 Fixed Rate
  ((pound)m)..  225.1  923.8  127.9            361.9   1,160.1  2,798.8  2,874.2

 Average
  interest
  rate........  7.35%  6.87%  7.35%            8.38%    8.20%    7.61%

 Variable
  Rate
  ((pound)m)..                       1,004.0             75.6  1,079.6   1,079.6

 Average
  interest
  rate........                         6.33%            5.42%    6.27%


 Interest
  Rate Swaps:

 Fixed to
  Variable
  ((pound)m)..                                 100.0              100.0     15.2

 Average
  pay rate....                                 4.75%

 Average
  Receive
  rate........                                 8.38%

 Variable
  to Fixed
  ((pound)m)..                 15.8    400.0            432.0    847.8    (57.4)

 Average
  pay rate....               12.91%    6.71%            6.45%

 Average
  receive
  rate........                8.02%    5.63%            5.76%


Forward rate agreements totalling (pound)355 million for a maximum duration of approximately one year to swap floating rate deposits into fixed rates were outstanding at March 31, 1999 with a weighted average interest rate of approximately 6.66%. The market value of these forward rate agreements was not materially different from the notional value.


          The market risk information of TXU Europe as of June 30, 1999 is not significantly different from the March 31, 1999 information presented above, except for changes in interest rate risk relating to new issues of long-term debt as described in the notes to the June 30, 1999 financial statements presented elsewhere in this prospectus.



ENERGY RISK MANAGEMENT


          The energy business contracts to supply electricity to customers at fixed prices and buys output from the electricity Pool to meet the demand of these customers. Since the price of electricity purchased from the Pool can be volatile, Eastern is exposed to the risk arising from the differences between the fixed price at which it sells electricity to customers and the variable prices at which it buys electricity from the Pool. Eastern's generation business provides a physical hedge to this risk as it is exposed to Pool price fluctuations from selling electricity into the Pool. Eastern's overall exposure to those risks is managed by the energy management business which also enters into derivatives to hedge the portfolio and maintain energy price exposure to within a limit set by the Board of Directors of Eastern. The derivatives used are contracts for differences and electricity forward agreements. Contracts for differences are bilaterally negotiated contracts which fix the price of electricity for an agreed quantity and duration by reference to an agreed strike price, which is the price specified in the contract for differences. Electricity forward agreements are similar in principle to contracts for differences but are on standard terms and tend to be for smaller quantities and shorter durations. The hypothetical loss in fair value of Eastern's contracts for differences and electricity forward agreements in existence at March 31, 1999 arising from a 10% adverse movement in future electricity prices is estimated at (pound)52 million. This loss is calculated by modeling the contracts against an internal forecast of Pool prices using discounted cash flow techniques. The fair value of outstanding contracts for differences and electricity forward agreements at March 31, 1999 was (pound)48 million, calculated as the difference between the expected value of the contracts for differences and electricity forward agreements, based on their known strike price and known value and the current market value, based on an estimate of forward prices for the contract for difference or electricity forward agreement term.


          Eastern also sells fixed price gas contracts to customers and supplies the customer through a portfolio of gas purchase contracts and other wholesale contracts. Eastern's overall net exposure to the gas spot market is also managed within a limit set by the Board of Directors of Eastern using natural gas futures and swaps, as appropriate, to hedge the exposures. There were no gas swaps outstanding at March 31, 1999.

          Management of the market risks associated with the portfolio of physical generation assets, upstream gas assets and gas and electricity sales and derivative contracts is critical to the success of Eastern and therefore comprehensive risk management processes, policies and procedures have been established to monitor and control these market risks.


FOREIGN CURRENCY



          TXU Europe manages its exposure to foreign currency rates principally by matching foreign currency denominated assets with borrowings in the same currency. Currency swaps and options are also used where appropriate to hedge any residual exposures. In addition, some imports of capital equipment and fuel are denominated in foreign currencies and the sterling cost of these is fixed by means of forward contracts as soon as TXU Europe's contractual commitment is firm. The US$ option contracts outstanding at December 31, 1998 all matured in the period to March 31, 1999. The principal foreign currency hedges outstanding at March 31, 1999 were as follows:


US$/GBP swaps in respect of the semi-annual interest payments on, but not the principal amount of, the $500 million of guaranteed notes previously issued to swap from US$ to GBP as follows:


                            Annual                          March 31, 1999
       Period               Amount            Rate            Fair Value
       ------               ------            ----       --------------------

  Annually to 2017      $14.8 million         1.61       (pound)(5.7) million
  Annually to 2027      $22.5 million         1.62      (pound)(15.6) million

                               INDUSTRY BACKGROUND

GENERAL


          Traditionally, the electric industry in the UK, including distribution, transmission and generation, has been highly regulated. Throughout England and Wales, electricity power stations, together with the transmission and distribution systems, constitute a single integrated network. Privatization of the UK electricity industry has opened the market to new participants. Each participant must be licensed to generate, transmit or supply electricity. Almost all electricity generated in England and Wales must be sold to and purchased from the wholesale trading market for electricity, commonly known as the Pool. Prices for electricity are set by the Pool for each half hour based on bids of generators and a complex set of calculations that matches supply and demand.



          The gas industry in Great Britain has been privatized and competition among suppliers is encouraged by deregulation of the supply of gas, first to larger customers and, more recently, to smaller customers including residential users. Most of the gas transmission and distribution network in Great Britain is owned and operated by BG plc, which is required to provide fair access to its network to all shippers of gas. Charges to shippers of gas are based on the amount of pipeline capacity reserved and the number of points of entry and exit to and from the national network.


THE ELECTRICITY INDUSTRY IN ENGLAND AND WALES


          Almost all electricity generated at power stations in England and Wales is delivered through the high voltage transmission system owned and operated by The National Grid Company. It is then transformed for delivery on to the local distribution networks owned and operated by holders of public electricity supply licenses like Eastern Electricity.



          During the five years ended March 31, 1998, demand for electricity in England and Wales rose by approximately eight percent. The National Grid Seven Year Statement published in April 1998 states that demand is expected to rise by approximately seven percent during the five years ended March 31, 2003.



          "Energy Trends," the energy statistical bulletin issued by the UK Department of Trade and Industry, reports that electricity produced by the UK generating industry, including imports from Electricite de France, in the year ended March 31, 1991, totalled approximately 300 TWh, of which approximately 66 percent was produced by coal-fired power stations and 21 percent by nuclear power stations. Thirteen percent was output from pumped storage facilities - a type of hydroelectric generating facility that uses generating capacity to pump water from a lower reservoir to an upper reservoir during periods of low demand for electricity and uses the flow of water from the upper to the lower reservoir to generate electricity during periods of high demand, from oil fired power stations and from interconnectors, which are electrical connectors between the electrical facilities of two electric systems permitting a flow of energy between the systems. During that time no combined cycle gas turbine power stations were in operation. The bulletin indicates that in the year ended December 31, 1997, including imports from Electricite de France, the percentage of total electricity generated by coal-fired power stations had declined to approximately 34 percent and the output from pumped storage, oil and interconnectors had declined to 12 percent while the percentage generated by nuclear power stations had increased to 27 percent and combined cycle gas turbine power stations accounted for 27 percent. Combined cycle gas turbine power stations are a type of generating facility which combines a gas-powered combustion turbine with a heat recovery boiler and a steam turbine. The heat recovery boiler uses excess heat from the combustion turbine to produce steam to power the steam turbine. This type of facility increases output and improves efficiency compared to a facility that uses only a combustion turbine. Reasons for the development of combined cycle gas turbine generating capacity since 1991 include the availability of large volumes of natural gas, developments in technology and the privatization of the UK electricity industry, which has allowed new entrants to participate in the generation market.



          In December 1997, the UK government announced a review of energy sources for power generation, including fuel diversity, sustainable development and the role of coal. The government's conclusions were published in an October 1998 policy statement. The government's policy for issuing consents for the construction of new generating stations, as set out in the October 1998 policy statement, is that gas-powered generation would normally be inconsistent with the government's energy policy, unless the project has other benefits, such as combined heat and power projects which produce both power and usable heat and have environmental or transmission system benefits.


THE POOL

          The Pool was established in 1990 for bulk trading of electricity in England and Wales between generators and suppliers. The Pool reflects two principal characteristics of the physical generation and supply of electricity from a particular generator to a particular supplier. First, it is not possible to trace electricity from a particular generator to a particular supplier. Second, it is not practicable to store electricity in significant quantities. These characteristics create the need for a constant matching of supply and demand.


          All electricity generated in England and Wales, other than electricity generated by small generators connected directly to the local distribution networks rather than National Grid, must be sold to the Pool. In turn, electricity suppliers generally must buy electricity from the Pool for resale to their customers. Even groups which are both generators and licensed suppliers, like Eastern, in most circumstances, must act through the Pool to sell all the electricity they generate and to purchase all electricity they sell to customers.


          The Pool is operated under the Pooling and Settlement Agreement, which is currently under review by the UK government. The Pooling and Settlement Agreement governs the constitution and operation of the Pool and the calculation of payments due to and from generators and suppliers of electricity. The UK government and all licensed generators and suppliers of electricity in England and Wales are parties to the Pooling and Settlement Agreement. The Pool also provides centralized settlement of accounts and clearing.

          Generators sell electricity to the Pool at a price for each unit of electricity generated. Also, generators receive availability payments when they declare themselves to be available but are not called upon to run. Suppliers buy electricity through the Pool at a price which reflects these components and which may also include additional amounts payable to National Grid.

          Prices for electricity are set by the Pool daily for each half hour of the following day based on the bids of the generators and a complex set of calculations that matches supply and demand and takes account of system security. Generators make individual bids into the Pool once each day, stating the price and volume at which they are prepared to generate at any point during the following day. National Grid ranks the generating units in an order known as the "merit order," primarily according to the price offered. National Grid then schedules the generating units to operate according to this merit order, calling into service the least expensive generating units first and continuing to call generating units into service until enough are operating to meet demand. Factors which may constrain National Grid's ability to order stations into operation in strict observance of the merit order include the constraints of transmission systems and the technical operating characteristics of some generating units. The price paid to all generators which are called to run is set primarily by reference to the highest bid price of all the generators selected to run in that half hour. A computerized settlement system is used to calculate prices and to process metered, operational and other data and to carry out the other procedures necessary to calculate the payments due under the Pool trading arrangements. The settlement system is administered on a day to day basis by Energy Settlements and Information Services Limited, a subsidiary of National Grid, as settlement system administrator. Pool prices for the purchase of power can vary significantly from day to day and during each day.


          In order to reduce their exposure to fluctuations in Pool prices, generators and suppliers enter into financial hedging contracts with each other. These contracts are in the form of contracts for differences and electricity forward agreements. Contracts for differences and electricity forward agreements in effect fix the price that a supplier pays and a generator receives for electricity. They therefore are used to reduce the price risk that would otherwise be associated with the sale and purchase of electricity through the Pool.


ELECTRICITY SUPPLY MARKETS IN ENGLAND AND WALES


          The regulatory framework in England and Wales differs for consumers with maximum annual demands over and under 100 kW. The under 100 kW market, comprising the former regional supply monopolies or franchises of the twelve regional electricity companies, has recently been opened to competition. It is sometimes referred to as the "ex-franchise" market. This market itself contains two subdivisions. The first consists of all residential customers and small businesses using up to 12,000 kWh/year. It is called the designated market. The remainder of the ex-franchise market consists of smaller businesses with annual maximum demands under 100 kW that use more than 12,000 kWh/year. The over 100 kW market consists of all customers with an annual maximum demand of 100 kW or more.



          Until September 1998, residential and small business customers in all service areas could buy electricity only from the regional electricity company authorized to supply service in the area where the customers were located. However, competition has been introduced fully and customers are now able to buy electricity from any licensed supplier. Ex-franchise customers are usually supplied with electricity in accordance with published tariffs. A price control formula set out in the supplier's public electricity supply license limits prices charged to customers in the designated market. These prices are regulated by the Director General of Electricity Supply as described below under EASTERN BUSINESS OVERVIEW -- "UK Regulatory Matters; Energy Regulation; Electricity Supply Price Regulation." A formula determines the maximum prices which any public electricity supply license holder is permitted to charge. A separate price control formula described below under EASTERN BUSINESS OVERVIEW -- "UK Regulatory Matters; Networks Regulation; Distribution Price Regulation" determines the maximum distribution revenue which a public electricity supply license holder may earn from charges made to its own electricity supply business and other electricity suppliers for use of its distribution network. These formulas are in effect until March 31, 2000.



          To be able to supply electricity, a supplier must either have a second tier supply license issued under the Electricity Act 1989 of Great Britain described below under EASTERN BUSINESS OVERVIEW -- "UK Regulatory Matters; Networks Regulation; Distribution Price Regulation" or hold a public electricity supply license for the authorized area where its customers are located. The license holder must demonstrate that it has adequate systems and processes in place to fulfill its obligations. Customers in the over 100 kW market are charged under the terms of commercial contracts negotiated with their supplier, which may provide for fixed or variable prices. Variable prices normally reflect expected fluctuations in the price paid by suppliers for the purchase of electricity from the Pool. Customers in the under 100kW market who choose to be supplied by a second tier supplier are charged under the terms of standard published contracts.



          All suppliers use the national transmission system, for which they pay published transmission charges, and the distribution system of the local public electricity supply license holder, for which they pay published distribution charges, to secure delivery of electricity to their customers.



          Electricity supply and distribution businesses in England and Wales are subject to price controls. Since the implementation of the initial price controls in 1990, there have been two reviews of the supply price control, effective for the periods from April 1, 1994 to March 31, 1998 and from April 1, 1998 to March 31, 2000. These reviews have resulted in reduced supply and distribution prices, but because related costs have also been reduced, the effect on Eastern has not been material. On August 12, 1999, the Office of Gas and Electricity Markets issued a draft proposal proposing a range of substantial net revenue reductions for the distribution businesses of all regional electricity companies in the UK. Proposed price adjustments for the electricity supply businesses are expected to be announced in October 1999. The final Office of Gas and Electricity Markets report is expected at the end of November 1999 and both distribution and supply price adjustments are expected to become effective April 1, 2000. See EASTERN BUSINESS OVERVIEW-- "Energy Regulation--Electricity Supply Price Regulation" and "Networks Regulation--Distribution Price Regulation." There can be no assurance whether the final price adjustments will impact the financial position, results of operations or cash flows of Eastern or TXU Europe.



          With the consent of the public electricity supply license holders, the Director General of Electricity Supply has modified the public electricity supply licenses to require that the public electricity supply license holders support the introduction of competition for ex-franchise supply customers by offering services to competing suppliers. These services include registration, data collection and aggregation, emergency reporting and meter operation. The public electricity supply license holders may be required to provide meters to customers who pay in advance for their electricity, usually customers with outstanding obligations to the public electricity supply license holder. The public electricity supply license holders are also required to provide, collectively, consumption and other customer data and a data transfer service to facilitate customer transfers to other providers in the open electricity market.

          The regional electricity companies also have contributed to a program by the Pool to adopt settlement arrangements for the competitive market in 1998. The costs of this program will be recovered from charges to be made to suppliers by the Pool over a five year period. There is a cap above which the regional electricity companies will only partially recover these costs. Eastern's share of the costs beyond this cap is not expected to be material.


REGULATION OF THE ELECTRICITY SUPPLY INDUSTRY UNDER THE ELECTRICITY ACT


          The Electricity Act created the institutional framework under which the industry is currently regulated, including the office of the Director General of Electricity Supply, who is appointed by the UK Secretary of State for Trade and Industry. The government is currently consulting on legislation to make significant amendments to the Electricity Act to reflect proposed changes in the regulatory and legal framework of the industry. The government appointed Callum McCarthy, a former banker, as the Director General of Gas Supply beginning November 1, 1998. He assumed the duties of the Director General of Electricity Supply beginning January 1, 1999. The Office of Gas Supply merged with that of the Office of Electricity Regulation covering England, Wales and Scotland. Since June 17, 1999, the merged office has been known as the Office of Gas and Electricity Markets.



          The Director General of Electricity Supply's functions under the Electricity Act include:



          o Granting licenses to generate, transmit or supply electricity, a function which he exercises under a general authority from the UK Secretary of State for Trade and Industry;


          o Proposing modifications to licenses and, in case of non-acceptance of those proposals by licensees, making license modification referrals to the Monopolies and Mergers Commission;

          o    Enforcing compliance with license conditions;


          o Advising the UK Secretary of State for Trade and Industry in respect of the setting of each public electricity supply license holder's non-fossil fuel obligation, which fixes the requirement for the licensee to purchase electricity from non-fossil sources;



          o Calculating the rate of the levy to reimburse generators and regional electricity companies for the extra costs involved in non-fossil fuel plant generation and collecting this fossil fuel levy;



          o    Determining disputes between electricity licensees and customers;
               and


          o    Setting standards of performance for electricity licensees.


The term "supply" as used in the context of the Electricity Act covers both distribution and supply activities.


          The Director General of Electricity Supply exercises concurrently with the Director General of Fair Trading functions relating to monopoly situations under the UK Fair Trading Act 1973 and functions relating to courses of conduct which have, or might have, the effect of restricting, distorting or preventing competition in the generation, transmission or supply of electricity in contravention of the UK Competition Act 1980. The new Competition Act which becomes effective March 1, 2000 will replace some provisions of the UK Fair Trading Act 1973 and the UK Competition Act 1980. The new Competition Act conforms to fair trade laws being enacted throughout the EU, including the introduction of stricter enforcement and investigative powers.



          Subject to these duties, the UK Secretary of State for Trade and Industry and the Director General of Electricity Supply are further required to exercise their functions in the manner which each considers is best calculated:



          o To protect the interests of consumers of electricity supplied by licensed suppliers in terms of price, continuity of supply and the quality of electricity supply services;

          o To promote efficiency and economy on the part of licensed electricity suppliers and the efficient use of electricity supplied to consumers;

          o To promote research and development by persons authorized by license to generate, transmit or supply electricity;

          o To protect the public from the dangers arising from the generation, transmission or supply of electricity; and

          o To secure the establishment and maintenance of machinery for promoting the health and safety of workers in the electricity industry.



The UK Secretary of State for Trade and Industry and the Director General of Electricity Supply also have a duty to take into account the effect on the physical environment of activities connected with the generation, transmission or supply of electricity.



          In performing their duties to protect the interests of consumers in respect of prices and other terms of supply, the UK Secretary of State for Trade and Industry and the Director General of Electricity Supply are required to take into account in particular the interests of consumers in rural areas. In performing their duties to protect the interests of consumers in respect of the quality of electricity supply services, they are required to take into account in particular the interests of those who are disabled or of pensionable age.



          The Electricity Act requires the Director General of Electricity Supply and the UK Secretary of State for Trade and Industry to carry out their functions in the manner each considers is best calculated to ensure that all reasonable demands for electricity will be satisfied, that license holders will be able to finance their licensed activities and that will promote competition in the generation and supply of electricity.


GOVERNMENT REVIEW OF UTILITY REGULATION

          On June 30, 1997, the UK government announced its intention to conduct a comprehensive review of the regulatory framework governing the electricity distribution and supply businesses in England and Wales, as well as the regulatory framework applicable to providers of water and telecommunications services. The review culminated in a March 1998 policy statement which sets forth a number of proposals of the UK government designed to re-examine utility regulation in the UK. Among the main proposals contained in that policy statement, some of which would require implementing legislation, are:


          o The retention of the current distribution price control formula as the basis for price regulation;


          o    Increased transparency and consistency of regulations;


          o The separate licensing of the distribution and supply businesses of the regional electricity companies; and


          o Amendment of the statutory duties of utility regulators to provide a new primary duty to exercise their functions in the manner best calculated to protect the interests of the consumers in the short and long term wherever possible, through promoting competition and adopting price regulation to distinguish between income earned through companies' own efforts and income which results from other factors.



          On May 13, 1998, the Director General of Electricity Supply issued a consultation paper on the separation of distribution and supply businesses for regional electricity companies and the future treatment of metering and meter reading. The material proposals and recommendations set out in the consultation paper are the following:



          o Full separation of the management of the supply and distribution business was recommended and consideration of appropriate interim arrangements for separate companies that will make up the distribution and supply activities, each acting independently of the other. Measures should be introduced to ensure that each public electricity supply license holder's supply subsidiary operates at arm's length from the distribution subsidiary. These measures would include separate contracts between the supply and distribution businesses to avoid the sharing of facilities between the businesses. Separate management teams would be required for the two businesses and corporate headquarters activities would be minimized.


          o The distribution company should be responsible for the maintenance and operation of the network and have a statutory duty to develop and maintain an efficient, coordinated and economical system of electricity distribution and to facilitate competition in generation and supply. It should connect any customer to the network on reasonable terms and provide "last resort" meter reading service for any supplier not wishing to provide the service itself.

          o All suppliers should be placed on the same legislative footing, and tariff supply should be replaced by supply under contract. License conditions would be introduced to protect customers and competitors against dominant suppliers.

          o Metering services should be open to competition, and arrangements for transmission in Scotland should be brought into line with those in England and Wales.



          In October 1998, the Department of Trade and Industry published a consultation paper setting out its views, following consultation on a number of issues relating to the reform of regulatory structure in the gas and electricity markets. It intends to consult on issues arising from responses in the fall of 1999. The October 1998 consultation paper sets out the government's view that separate ownership of distribution and supply companies was inappropriate, but that the two businesses should be held in separate subsidiary companies.



          In November 1998, the Director General of Electricity Supply set out further proposals on business separation. These proposals concentrate on the goal of full operational separation of integrated support activities for the distribution and supply businesses. He also appointed consultants to advise him in drawing up a separation compliance plan. These were followed on May 19, 1999 by a further document of the Office of Electricity Regulation covering England, Wales and Scotland that stressed the need to move rapidly towards operational separation and proposed that work begin immediately on company specific compliance plans. The Office of Electricity Regulation covering England, Wales and Scotland also proposes the appointment of a senior level compliance manager within each regional electricity company.



          The Director General of Electric Supply is also reviewing the operations of the Pool with a view to promoting alternative trading arrangements.



          TXU Europe and Eastern cannot predict the results of any of these reviews, whether proposals recommended in the consultation paper will be implemented or the ultimate effects on Eastern or TXU Europe.


THE GAS INDUSTRY IN THE UK


          Natural gas is used for a wide range of residential and small business and industrial purposes and also for gas-fired electricity generating stations. Total consumption of natural gas in the UK in 1997 was equal to approximately 54 million tons of oil which equated to approximately 407 million barrels of oil. Production of natural gas in the UK in 1997 was equal to approximately 87 million tons of oil which equated to approximately 656 million barrels of oil.



          From the nationalization of the gas industry in Great Britain in 1948 until 1986, when British Gas plc was privatized, the supply of piped gas to customers was a monopoly. Simultaneously with the privatization of British Gas plc, steps were taken to develop greater competition within the industry, initially by deregulating the supply of gas to the contract market. The contract market is made up of customers that use more than 25,000 therms per year (1,000 tons of oil equivalent is equal to 0.3968 therms). Within the contract market there are "interruptible" customers, whose supply can be interrupted in periods of exceptional demand, and "firm" customers to whom supply is guaranteed.


          Competition has been extended to all consumers, including residential and small business customers.


          British Gas plc divided itself into two separate companies, Centrica plc and BG plc. Centrica plc is a shipper and supplier of gas, while almost all of the UK gas transmission and distribution network is owned and operated by BG plc.



          Participants in the gas industry are required to hold licenses granted by the Director General of Gas Supply. These are:


          o A "public gas transporter's license," which permits the licensee to carry gas through pipelines to any premises or to a pipeline system operated by another public gas transporter;

          o A "gas supplier's license," which is required to supply gas to customers; and

          o A "gas shipper's license," which allows the licensee to arrange with a public gas transporter to introduce, convey or take gas out of the transporter's pipeline system.


In addition, the exploration for and production of gas in the North Sea is subject to license by the Department of Trade and Industry.

          BG plc is required to provide fair access to its network to all shippers of gas, who pay charges determined by the amount of capacity they have reserved on the system's entry and exit points and commodity charges based on the amount of gas actually transmitted.

          Shippers and suppliers obtain natural gas directly from offshore fields, in which they may own equity interests, from wholesalers, or from both. There are various types of contracts for the purchase of gas, but most of these currently relate directly to physical volumes to be delivered into the UK gas supply network. Many of these include "take or pay" obligations, under which the buyer agrees to pay for a minimum quantity of gas in a year, although the amount it takes in any specific time period can vary according to its need. Gas can be purchased for delivery from one day to several years ahead.

          Shippers in the gas industry have financial incentives to ensure that they have sufficient gas, within limited tolerances, to meet the needs of their suppliers and customers on a daily basis. Failure to do so could result in additional costs being incurred. Fluctuations in demand are met by altering the quantity of gas taken from fields, by adjusting wholesale purchase contracts and the use of storage. Demand may also be limited by interrupting supplies to interruptible customers. Any excess or shortfall in supply has to be sold to, or bought from, the network operator at prices determined each day under an agreed pricing formula.

                            EASTERN BUSINESS OVERVIEW

GENERAL


          Eastern, which is an indirect subsidiary of TXU Europe, is the holding company for a group of companies engaged in a variety of energy businesses in Europe. The management of these businesses is coordinated to give Eastern access to many energy markets, to provide Eastern's customers access to a range of energy products and to enable Eastern to respond efficiently to changes in demand for and prices of energy throughout Europe. Eastern's principal business operations are electricity networks and energy businesses in the UK.


          The networks business is the largest distributor of electricity in England and Wales, with over 3 million customers in a service area covering approximately 20,300 square kilometers in the east of England and parts of north London.

          Eastern's energy business is made up of:

          o Eastern Trading, which coordinates and manages for Eastern the price and volume risks associated with Eastern's generation and electricity and gas retail businesses and those of third parties;


          o Energy Retail, Eastern's electricity and gas supply operations, which is one of the largest retailers of electricity in the UK, with approximately 3.1 million electricity customers of Eastern Electricity and Eastern Energy Limited and 822,000 customers of Eastern Natural Gas as of August 31, 1999; and



          o Eastern Generation, one of the largest generators of electricity in the UK, which currently owns, operates or has an interest in ten power stations representing approximately 9.4% of the UK's total generating capacity as of December 31, 1998.


          Eastern also has interests in other parts of Europe, including Scandinavia, Germany, the Czech Republic, The Netherlands, Poland and Spain, and in four natural gas producing fields in the North Sea.

          The electric operations of Eastern are highly seasonal with a very substantial proportion of its profits earned in the winter months. The purchase price for electricity in each half hour varies according to total demand, the amount of generation capacity available but not needed and the prices bid by generators. Consequently, the purchase price tends to be highest during mid-week afternoons in winter, when demand is highest, or in late autumn, when a significant number of power stations undergo scheduled maintenance. Purchase prices are generally lowest during summer months. Seasonal variations in results are likely to continue under revised trading arrangements that are due to be introduced during 2000.


          The energy retail, energy management and generation and networks segments, the primary operating segments of Eastern, contributed 61%, 39% and 11%, respectively, of Eastern's revenues, before eliminating sales among Eastern subsidiaries, during the last fiscal year. For financial information by operating segment for the years ended March 31, 1997 and 1998, and for the period from April 1, 1998 through May 18, 1998, see Note 15 to the Consolidated Financial Statements of Eastern Group plc and Subsidiaries included elsewhere in this prospectus. For financial information by operating segment for the periods from formation on February 5, 1998 through December 31, 1998 and from formation through March 31, 1999, see Note 17 to the Consolidated Financial Statements of TXU Europe Limited and Subsidiaries included elsewhere in this prospectus. That information has been prepared and presented in accordance with Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information."


EASTERN'S FLEXIBLE ENERGY PORTFOLIO CONCEPT


          Eastern began as a regional electricity company, operating what is now the largest electric networks and supply business in the UK. As the UK energy market has become increasingly competitive, Eastern has been a pioneer in the development of the flexible energy portfolio concept in the UK. The growth in Eastern's electric generation and gas production assets has provided the opportunity to hedge Eastern's retail electricity and natural gas contracts and commitments to customers. Eastern Trading now has a substantial portfolio of positions in physical assets and contracts with which it can supply electricity and gas to Eastern and other industry participants. The physical positions are a natural hedge to the risks associated with Eastern's retail operations. To the extent Eastern is naturally hedged, Eastern can avoid the expenses of entering into alternative hedging arrangements. However, the physical positions are not an exact match with Eastern Trading's supply commitments to the customers. Therefore Eastern Trading manages the remaining exposure through contracts by adjusting the balance of supply and demand in Eastern's portfolio, by varying power station and gas field output, by contracting with counterparties and by adjusting trading prices to the retail operations. Some of these arrangements are described under "Portfolio Management/Energy Trading" below.


          Overall, Eastern Trading integrates all aspects of Eastern's energy business. It coordinates Eastern's energy operations, taking into account anticipated demand and the availability to Eastern of electricity and natural gas from all sources, including generation, gas production, and contracted supplies.

          In carrying out these duties, Eastern Trading:


          o Offers Eastern's and others' retail operations a range of prices for electricity and gas on which the energy retailers may base prices for the supply of that energy to end customers;


          o Bids into the Pool both price and volume for Eastern's generation, taking account of anticipated retail demand and the overall contractual position;

          o    Manages purchases from the Pool for Eastern and others;


          o Manages Eastern's contracts for differences and electricity forward agreements; and



          o Matches Eastern's gas assets and purchase contracts, including access to gas storage, with anticipated demand, including demand from Eastern's gas-fired generating plants, and buys and sells gas in the event of an excess or shortfall.


          Finally, Eastern is also forming various business alliances with European power companies and expects to implement a similar strategy in other parts of continental Europe as markets there open to competition.

STRATEGY FOR EASTERN'S ENERGY BUSINESS

          Eastern's strategy for the energy business is to increase Eastern's UK market share in the retail sale of gas and electricity by strengthening its existing positions in those markets. Eastern believes that substantial economic and marketing benefits are derived from operating its natural gas and electricity retailing business as a single unit. Competitive markets provide opportunities for Eastern to expand its retail base through superior marketing and a focus on service to customers. As the retail base grows, Eastern's overall energy portfolio will be adapted to manage the associated price and volume risks. Providing similar development and management of portfolios to third parties that are other energy providers gives Eastern additional opportunities to develop its customer base.


          Eastern also plans additional growth in continental Europe. Eastern expects competition to increase in European markets. As opportunities arise, Eastern intends to expand its current European presence by developing its European energy business similarly to what it has done in the UK. This could be by direct acquisition or contractual arrangements. As appropriate, Eastern aims to establish positions through interests in physical assets or through contracts and trading. It expects to develop distribution and retail customer bases through direct marketing and alliances, or joint ventures, with businesses with existing customer bases. These steps will enable Eastern to operate profitably in these markets by taking advantage of price, weather, the timing of demands on the system or other differentials between connected European markets, as it does in the UK.

EASTERN GENERATION


          Eastern Generation is one of the largest generators of electricity in the UK. Its share of total UK generating capacity is approximately 9.4%. It currently owns, operates or has an interest in ten power stations in the UK. Eastern Generation also has a controlling interest in Nedalo (UK) Limited, the largest supplier of small electrical combined heat and power plants, which are those with less than 1.5 MW, in the UK.


UK GENERATION FACILITIES


          Eastern's current portfolio of power stations is predominately a mix of combined cycle gas turbine and coal-fired stations. It represents both plants which run throughout most of the year and plants which run only during periods of high demand. Eastern's portfolio of power stations provides flexibility in managing the price and volume risks of its energy contracts and has enabled Eastern to diversify its fuel supply risk.



          Information on Eastern's interests in power stations in the UK is set out in the following table and discussed further below. In all cases installed generating capacity is equal to registered generating capacity except for Peterborough and King's Lynn, which have registered generating capacities of 405 MW and 380 MW, respectively, but installed generating capacities, as shown below, of 360 MW and 340 MW, respectively.



--------------------------------------------------------------------------------
                                                   Installed
                                                    Capacity   Date of earliest
Plant                  Type                            MW        commissioning
--------------------------------------------------------------------------------

West Burton          Coal-fired                       2,012          1967
Rugeley B            Coal-fired                       1,046          1972
Drakelow C           Coal-fired                         976          1965
Ironbridge           Coal-fired                         970          1970
High Marnham         Coal-fired                         945          1959
Peterborough         Combined cycle gas turbine         360          1993
King's Lynn          Combined cycle gas turbine         340          1997
Barking              Combined cycle gas turbine         135(1)       1995
London-Citigen       Combined heat and power             31          1992
Grimsby-MIC(2)       Combined heat and power             15          1995
                                                      -----
Total                                                 6,830
                                                      =====




(1) Represents Eastern's approximately 13.5% interest in a 1,000 MW plant.
(2) Located on the property of a customer.



          West Burton, Rugeley B and Ironbridge. In June 1996, Eastern assumed
          -------------------------------------
operational and commercial control, through a combination of lease and outright purchase from National Power, of all of the assets and a portion of the liabilities of the West Burton, Rugeley B and Ironbridge power stations. Eastern holds a 99-year lease over the land, buildings and plant at each of those power stations and has the right to purchase the freehold land after 50 years. Under the leases, Eastern was committed to make fixed payments totalling (pound)737.5 million, of which (pound)337.5 million was paid at commencement of the leases. The balance, together with interest at 7.75%, is payable in 2001. Further payments of approximately (pound)6 per MWh, indexed to inflation and linked to output levels from these stations, are also payable to National Power through 2004. National Power has agreed in principle with the Department of Trade and Industry to modify the payment terms to reduce Eastern's output-linked payments by (pound)1.50 per MWh for four months of the year. The specific terms of the modification are not yet agreed. The new terms will not otherwise change Eastern's obligations under the leases. The National Power leases have been characterized as capital leases under US GAAP.



          Drakelow C and High Marnham. Eastern has leased the land, buildings
          ---------------------------
and plant at the Drakelow C and High Marnham power stations from PowerGen for 99 years, under agreements entered into in July 1996. PowerGen is responsible for decommissioning costs if Eastern decides to close these stations during the term of the leases. Eastern is committed to fixed payments totalling (pound)230 million, subject to minor adjustments if aggregate capacity is reduced. The payments, together with interest, are to be made in installments, over eight years beginning in 1996. As with the National Power leases, further output-related payments of approximately (pound)6 per MWh, indexed to inflation, are payable to PowerGen for the first five years of operation by Eastern. On November 25, 1998, the UK Secretary of State for Trade and Industry confirmed that, as a condition for allowing PowerGen to acquire East Midlands Electricity plc, he would require that the output-related elements of these lease arrangements be terminated 15 months early. The output-related payments to PowerGen will now terminate in March 2000.


          Peterborough. The power station at Peterborough was developed and
          ------------
built as a joint venture between Eastern and Hawker Siddeley Power (Peterborough) Limited between 1990 and 1993. Eastern acquired Hawker Siddeley's interest in September 1994. Eastern Trading has secured contracts with natural gas suppliers to meet the station's natural gas requirements. The Peterborough plant is operated and maintained on behalf of Eastern by a third party contractor under a seven year contract which commenced in 1993.


          King's Lynn. The 340 MW combined cycle gas turbine power station at
          -----------
King's Lynn was constructed for Eastern under a contract which required the contractor to provide a functioning power plant. The station began commercial generation in December 1997 and is operated and maintained by Eastern. Eastern Trading has secured contracts with natural gas suppliers to meet the station's natural gas requirements.



          Barking. Eastern has an interest of approximately 13.5% in a 1,000 MW
          -------
combined cycle gas turbine power station at Barking which was constructed as a joint venture between Eastern and a number of other companies and which became operational in 1995.



          London-Citigen and Grimsby-MIC. In December 1998, Eastern Generation
          ------------------------------
acquired from BG plc two combined heat and power plants: a 15 MW combined heat and power plant based on the Millennium Inorganic Chemicals site at Grimsby and a 31 MW district heating and chilling plant, Citigen, in London.



          Nedalo. Eastern owns 75% of Nedalo, which provides to customers small
          ------
scale combined heat and power equipment that can produce up to 1.5 electrical MW per single unit. Separate units can be grouped together. When grouped together, the units can have a total output equal to the sum of the outputs for the individual units. Approximately 70 MW of small scale combined heat and power equipment is expected to be installed in the UK in 1999, and Nedalo has approximately 70% of this market.


NON-UK GENERATION FACILITIES


          Czech Republic. Eastern has invested (pound)27.8 million in an
          --------------
interest of 83.7% in Teplarny Brno, a district heating and generation company based in Brno, the second largest city in the Czech Republic. Teplarny Brno owns oil and gas-fired plants that are capable of generating 851 MW of energy in the form of steam and hot water. This is sold principally to industrial and residential customers. It also owns a 169 kilometer pipeline network for distributing heat to customers' premises. Teplarny Brno also has an electricity generation capacity of approximately 97 MW. The output is sold to the regional electricity company. A combined cycle gas turbine plant is currently being commissioned and will provide 86 MW of additional heat capacity and 95 MW of additional electricity generating capacity. This plant, which has a contract value of approximately (pound)31.6 million, is expected to be fully commissioned by mid-September 1999.



          Poland. Eastern has acquired 49% of Zamosc Energy Company, a joint
          ------
venture with the Polish regional distribution company, Zamejska Korporacja Energetyczna SA, which was established to develop power plants in southeast Poland. A 125 MW combined cycle gas turbine project is being developed at Jaraslaw. The project is expected to cost approximately US$100 million, but the financing has not yet been closed.



          Finland. In September 1999, Eastern announced that it was to form a
          -------
joint venture company with Pohjolan Voima Oy, Finland's second largest electricity generator. The joint venture company will be owned 81% by Eastern and 19% by Pohjolan Voima Oy. As part of the transaction the joint venture will acquire approximately 600 MW of Pohjolan Voima Oy's thermal generating capacity. Eastern will pay approximately (pound)200 million for its share of the joint venture. The formation of the joint venture is a part of Eastern's strategy to build a European energy portfolio by working in partnership with other companies.

OTHER PROJECTS


          In December 1997, the UK government stopped granting consents for the construction of new gas-fired power stations pending adoption of the stricter consents policy announced in an October 1998 policy statement on Energy Sources for Power Generation. This policy has delayed the construction of some projects by Eastern and its competitors. However, in December 1998, Eastern received government consent to build a 215 MW combined heat and power plant to provide heat and power to Shotton Paper on Deeside. In addition in July and September 1999, Eastern received government consent to modify the Drakelow and Rugeley power stations to enable those power stations to be fueled by gas in addition to coal, or by a combination of gas and oil.



          Eastern continues to consider other new generation projects and in April 1999 it announced that a one MW wind turbine in Northern Ireland had successfully completed tests and had begun generating electricity.



          The UK government imposes on electricity suppliers an obligation to purchase a portion of their requirements from renewable energy sources under the non-fossil fuel obligation levy scheme. Renewable energy sources are those that are not currently consumed faster than they are replenished. Renewable energy sources include solar and wind power. As of March 31, 1999, Eastern had entered into development agreements in the UK for 100 MW installed capacity of on-shore wind projects under power purchase contracts that are awaiting planning consents from local authorities. Additional opportunities for renewable energy projects and large and small scale combined heat and power plants are being actively considered, together with other conventional generating projects.


COMPETITION IN GENERATION


          Eastern is one of the largest generators in the UK, with a share of approximately 9.4% of the UK's total generation capacity registered as of December 31, 1998.



          Eastern's mix of generating plants enables it to operate in the sectors of the market for both plants that run throughout most of the year and plants that run only during periods of high demand, and to spread its fuel risks.



          The generation market will be affected by the outcome of the review of energy sources by the UK government and the regulatory review of electricity trading arrangements.



          The UK government has initiated a program of reform in the electricity market. The program involves:



          o Reform of the electricity trading arrangements in England and Wales;



          o Seeking practical opportunities for divestment of assets by major coal-fired generators;



          o Moving forward with competition in electricity supply for all customers;



          o    Separating supply and distribution in electricity markets;



          o Revising its policy relating to the construction of new gas-fired generation facilities;



          o    Continuing to press for open energy markets in Europe.



          One of the results of this program is that the major coal-fired generators, National Power and PowerGen, are in the process of divesting generating plants which may be acquired by other competitors. In addition, construction of new gas-fired generating facilities is likely to increase competition in the generation market. Eastern cannot predict the impact these reforms will have on its financial position, results of operations or cash flows.


ENERGY RETAILING

          Eastern has integrated its electricity and gas retailing operations into a single energy business.

          The electricity retailing business involves the sale to customers of electricity that is purchased from the Pool. Pool price risk is managed on behalf of the retail business by Eastern Trading. The energy business is charged a regulated price by transmission and distribution companies, including Eastern Electricity, for the physical delivery of electricity.


          Eastern Electricity supplies electricity to customers in all sectors of the market and is one of the largest retailers of electricity in England and Wales. Eastern's service area, which covers approximately 20,300 square kilometers in the east of England and parts of north London, was one of four areas in the first group to be fully opened for competition. At August 31, 1999, Eastern Electricity supplied electricity to approximately 2.9 million customers, including approximately 2.6 million residential customers and 178,000 small businesses. Industrial and commercial customers accounted for approximately 53% of Eastern Electricity's retail sales.



          Eastern Natural Gas is one of the largest suppliers of natural gas in the UK. At December 31, 1998 Eastern's market share by volume was estimated at approximately 11% of gas delivered to the competitive industrial and commercial market. At August 31, 1999, it was supplying 822,000 customers in the UK, ranging from residential households to large industrial companies.


          In November 1998, Eastern announced a gas retailing joint venture in Holland with Energie Noord West and an electricity trading and retail joint venture with Lunds Energi in Sweden.


          In June 1999, Eastern announced details of a program to restructure the energy retailing business in order to be more cost effective in the competitive energy markets. This program will result in the closure of two principal offices with the loss of 300 permanent and 200 temporary positions and a cost of approximately (pound)8.6 million. Eastern also intends to seek new ways to access the energy markets and to form more partnerships with the objective of reducing costs, improving access to customers and capitalizing on emerging new markets like the internet.


COMPETITION IN ELECTRICITY RETAILING

          Eastern is an active participant in the competitive UK electricity market. The competitive market is made up of customers with maximum annual demand of more than 100 kW. It typically includes large commercial and industrial users. As of December 31, 1998, this market consisted of over 51,000 sites. Eastern estimates that this represents a market size of approximately (pound)6 billion per year based upon electricity prices at that date. In addition, Eastern estimates that more than 85% of these sites are outside its authorized area, and that over 60% of its electricity sales to the competitive market are to customers outside its authorized area. Eastern had more than 13% of this market. Eastern competes in the competitive market for customers with maximum annual demand of more than 100kW on the basis of the quality of its customer service and by competitive pricing. The largest suppliers in this market over the same period were PowerGen and National Power.


          Competition has been fully introduced for customers in all areas of Great Britain. New entrants to the competitive market have been limited to British Gas Trading Limited, Independent Energy and a small number of other companies. Eastern competes nationally for residential and small business customers and, by August 31, 1999, it was supplying 174,000 customers outside its traditional service area and had agreed contracts with a further 60,000 residential customers. At the same date, approximately 282,000 customers in Eastern's service area had transferred to other suppliers.


          There is no assurance whether or not competition among suppliers of electricity will adversely affect Eastern.

COMPETITION IN GAS SUPPLY BUSINESS

          As a result of UK government action in recent years, the UK retail gas supply market is open to competition. Eastern's main competitors are Centrica plc and the gas marketing arms of some major oil companies. Further competition is provided by a number of other electricity companies and smaller gas suppliers which are independent of the major oil companies and which each have a minor presence in the market.

          Eastern intends to maintain a significant share of this market through high-quality customer service and competitive pricing.

PORTFOLIO MANAGEMENT/ENERGY TRADING


          Typically, holders of public electricity supply licenses issued under the Electricity Act in connection with supply and distribution within an authorized area in Great Britain are exposed to risk, as they are obliged to supply electricity to their customers at stable prices but have to purchase almost all the electricity necessary to supply those customers from the Pool at prices that are constantly changing. The ownership of generating assets provides a natural hedge against these risks; the use of financial instruments like contracts for differences provide another hedging alternative.



          A contract for differences is an agreement between two parties calling for payments between the parties of amounts equal to the product of:



          o The difference in each settlement period between the Pool price and the price, known as the strike price, specified in the contract for differences and


          o The amount of electricity provided for in that settlement period, which is usually expressed in MW of demand.


Each settlement period is one-half hour. Contracts for differences effectively fix the prices a supplier pays and a generator receives for electricity. If the Pool price is lower than the price specified in the contract for differences for the settlement period, the supplier pays the generator; and if the Pool price is higher, the generator pays the supplier. In this way, contracts for differences reduce the financial risk otherwise associated with the sale and purchase of electricity through the Pool.



          Eastern Trading coordinates Eastern's activities in managing risk. It provides support to Eastern's energy retail activities, taking into account its energy purchases and sales and its contract portfolios, including Eastern's generating assets and natural gas production interests. Eastern Trading is responsible for setting the level of bids into the Pool for the output of each of Eastern's generating stations, other than Barking and the combined heat and power plants. Eastern Trading uses this method to coordinate the operation of Eastern's generating stations with Eastern's fuel contract position and its retail and wholesale energy sales portfolios to Eastern's best advantage. It also coordinates the operation of Eastern's generating stations, taking into consideration the relative prices in the energy markets. Eastern Trading also earns revenue by providing risk management services to other energy retailers to assist in managing their Pool/market price risk.


         Eastern Trading manages Eastern's financial exposure to fluctuations in electricity prices by:


          o    Managing its portfolio of contracts for differences;



          o Bidding both price and volume for Eastern's generation output, other than for the Barking plant and the combined heat and power plants, into the Pool for each half hour of the day; and


          o Deciding with the electricity retailing division of Eastern on the volume and pricing of sales in the competitive and ex-franchise markets.


         The overall electricity position for each half hour of the day is monitored by Eastern Trading with the goal of optimizing electricity purchases and sales positions through the use of generation facilities, long and short-term retail sales contracts and appropriate financial instruments. The overall gas position is monitored in a similar way with additional opportunities presented through the operation of gas-fired power stations, storage facilities and the use of gas assets which are the source of electricity. Together, the overall electricity and gas positions are managed by reference to risk exposure limits that are monitored by a risk management team within Eastern. The risk management team verifies that the trading instruments employed have been approved for use by Eastern Trading and carries out credit checks on current and proposed counterparties. Eastern's ability to manage that risk in the future will depend, in part, on the terms of its supply contracts, the continuation of an adequate market for hedging instruments and the performance of its generating and gas assets which are the source of electricity.


          In order to help meet the expected needs of its natural gas wholesale and retail customers, including Eastern's power stations, Eastern has entered into a variety of gas purchase contracts. As of December 31, 1998, the commitments under long-term purchase contracts amounted to an estimated (pound)1.3 billion, covering periods of up to 16 years. Firm sales commitments, including estimated power station usage, at the same date amounted to an estimated (pound)3.0 billion, covering periods up to 18 years.


          Eastern Trading also purchases coal, oil and natural gas for the Eastern's UK power stations and has equity interests in four natural gas-producing fields in the North Sea. In July 1999, Eastern significantly expanded its North Sea gas interests through the purchase of all of BHP Petroleum's assets in the Southern North Sea for approximately (pound)102 million. In December 1998, Eastern also agreed to purchase Monument Oil's share of the Johnston field in the Southern North Sea for almost (pound)20 million. These purchases would increase Eastern's interest in the Johnston field from approximately 5.5% to 55%. The acquisition of Monument Oil's assets is subject to the approval of the UK Department of Trade and Industry. A decision is expected before the end of October 1999.


          The energy management business also trades on the Nord Pool, the electricity trading market in Scandinavia, and has recently acquired access to up to 140 MW of hydro output in Norway for 55 years, for which Eastern has paid an upfront fee of up to (pound)124 million. This agreement also provides for Eastern to acquire an additional 47MW of hydropower in Norway. In Spain, Eastern has acquired a 5% minority shareholding in Hidroelectrica del Cantabrico, S.A. It has created a 50/50 joint venture trading company with Hidroelectrica del Cantabrico, S.A., Synergia Trading S.A., covering the Iberian peninsula.


          In September 1999, the energy management business established an office in Geneva, Switzerland, which will coordinate European energy management and development projects.


NETWORKS

ELECTRICITY DISTRIBUTION

         Eastern's electricity networks business consists of the ownership, management and operation of the electricity distribution network within Eastern's authorized area. Eastern receives electricity in England and Wales from National Grid. Eastern then distributes electricity to end users connected to Eastern's power lines.


          Almost all electricity customers in Eastern's authorized area, whether franchise or competitive, are connected to and dependent upon Eastern's distribution system. Eastern distributes approximately 32 TWh of electricity annually to over three million customers, representing more than seven million people. Most of the tangible fixed assets owned by Eastern in the UK are currently employed in the electricity distribution business. The distribution by Eastern of electricity in its authorized area is regulated by its public electricity supply license, which, other than in exceptional circumstances, is due to remain in effect until at least 2025.


PHYSICAL DISTRIBUTION SYSTEM


          Eastern receives electricity from National Grid at 21 supply points within its authorized area and three points in the authorized areas of neighboring regional electricity companies. Most of this electricity is received at 132kV. It is then distributed to customers through Eastern's system of approximately 35,200 kilometers of overhead lines, 54,600 kilometers of underground cable and numerous transformers and circuit breakers, through a series of interconnected networks operating at successively lower voltages. Eastern also receives electricity directly from generating stations located in its authorized area and, from time to time, from customers' own generating plants and connections with neighboring regional electricity companies.


          At March 31, 1999, Eastern's electricity distribution system network, excluding service connections to consumers, included overhead lines and underground cables at the operating voltage levels indicated in the table below:

                               OVERHEAD LINES              UNDERGROUND CABLES
OPERATING VOLTAGE           (CIRCUIT KILOMETERS)          (CIRCUIT KILOMETERS)
-----------------           --------------------          --------------------

  132kV................             2,365                           220
  33kV.................             3,883                         2,450
  25kV.................                 0                            23
  11kV.................            19,377                        16,625
  6.6kV................                 0                            29
  3kV..................                 0                            21
  LV...................             9,533                        35,221
                                   ------                        ------
    Total..............            35,158                        54,589
                                   ======                        ======

In addition to the circuits referred to above, Eastern's distribution facilities also include:

                                                          AGGREGATE CAPACITY
 TRANSFORMERS                      NUMBER                 (MEGA VOLT AMPERES)
 ------------                      ------                 -------------------

132kV................                 230                        13,306
33kV.................                 869                        10,360
11kV.................              61,406                        14,719
                                   ------                        ------
  Total..............              62,505                        38,385
                                   ======                        ======


                                                           AGGREGATE CAPACITY
  SUBSTATION                       NUMBER                 (MEGA VOLT AMPERES)
  ----------                       ------                 -------------------

132kV................                  99                        13,306
33kV.................                 437                        10,360
11kV.................              61,828                        14,719
                                   ------                        ------
  Total..............              62,364                        38,385
                                   ======                        ======

CUSTOMERS


          Most of the revenue from use of the distribution system is from Eastern's electricity retail operations. The rest is derived from holders of second tier supply licenses in respect of the delivery of electricity to their customers located in Eastern's authorized area.



          The following table set out details of Eastern's customers and electricity units distributed:




                                       FISCAL YEAR ENDED MARCH 31,
                                 ------------------------------------------
                                    1997            1998            1999
                                 ----------      ----------      ----------
NUMBERS OF CUSTOMERS CONNECTED
------------------------------
  AT YEAR END
  -----------
Residential...................    2,868,090       2,891,970       2,957,943
Commercial,
  Industrial
  and Other...................      254,245         263,502         268,208
                                 ----------       ---------       ---------
Total.........................    3,122,335       3,155,472       3,226,151
                                 ==========       =========       =========

ELECTRICITY DISTRIBUTED (GWH)
-----------------------------
Residential...................       13,390          12,946          13,786
Commercial,
  Industrial
  and Other...................       18,160          18,830          18,914
                                 ----------      ----------      ----------
Total.........................       31,550          31,776          32,700
                                 ==========      ==========      ==========



SYSTEM PERFORMANCE


          The performance of all UK distribution networks is monitored and publicly reported upon annually by the Office of Electricity Regulation covering England, Wales and Scotland, now known as the Office of Gas and Electricity

Markets. According to the Office of Electricity Regulation covering England, Wales and Scotland's Report on Distribution and Transmission System Performance 1997/98, Eastern achieved the best overall distribution system performance, measured by number of faults per 100 kilometers of network, of all the public electricity supply license holders in the year ended March 31, 1998. For the year ended March 31, 1999, Eastern achieved a 25% reduction in minutes lost per customer and a 18% reduction in interruptions per 100 customers compared to the year ended March 31, 1998. These improvements exceeded the targets of 70 interruptions in a year per 100 customers and 66 minutes lost in a year per customer that Eastern had declared for itself for the year ended March 31, 2000.


DISTRIBUTION CHARGES AND PRICE CONTROL


          The distribution charges levied by Eastern and the other regional electricity companies consist of charges for use of the system and charges for other services outside the scope of the price control, including connection charges. Distribution and supply charges are regulated by conditions in Eastern's public electricity supply license, which sets out a formula for determining the maximum average charge per unit distributed in any financial year. Sales of Eastern's electricity network business consist primarily of charges for the use of its distribution system, most of which are levied on Eastern's electricity retail business, being the largest supplier from the network, and are passed through to its customers. Most of the charges for the use of the distribution system are subject to distribution price controls. See "UK Regulatory Matters--Networks Regulation-- Distribution Price Regulation" below.


COMPETITION IN THE ELECTRICITY NETWORKS BUSINESS


          At present, Eastern experiences little competition in the operation of its electricity distribution system. In limited circumstances, some customers may establish or increase capacity for their own generation by becoming directly connected to National Grid or by establishing their own generating capacity; they then avoid charges for the use of the distribution system. Eastern does not currently consider this a significant threat to its electricity networks business.


STRATEGY FOR THE ELECTRICITY NETWORKS BUSINESS

          In support of Eastern's European integrated energy business concept, the electricity networks business may evaluate growth opportunities that enhance value. Eastern is also examining opportunities to manage major third-party networks.

CZECH REPUBLIC

          In October 1996, Eastern acquired an 11.6% minority interest in Severomoravska Energetika a.s., a Czech electricity distribution and supply company, as part of its plan to develop interests in companies that would further its integrated energy strategy overseas. This interest was increased to 16.3% in March 1998.

FINLAND

          Eastern announced in May 1999 that it had agreed to make an investment in Savon Voima Oy, a regional electricity distributor in central Finland. The investment will be a purchase of 36% of Savon Voima Oy's share capital for a purchase price of (pound)42 million. Savon Voima Oy is currently owned by 29 local municipalities. There are put options exercisable by the municipalities which if exercised would automatically give Eastern a controlling stake. The purchase is part of Eastern's overall strategy to manage a flexible Scandinavian energy portfolio and to develop Eastern's Scandinavian businesses working with local partners.

OTHER ACTIVITIES

          In December 1998, Eastern sold its wholly-owned subsidiary, Eastern Group Telecoms Limited, to NTL Incorporated for (pound)91 million. Eastern's current strategic plan does not focus on telecommunications activities.

EMPLOYEES

          At December 31, 1998, Eastern had approximately 7,000 full-time employees.


          Eastern recognizes trade unions for collective bargaining purposes, and approximately 54% of employees of Eastern's businesses are union members. Union membership existed at Eastern when it was privatized. However, the new companies set up by Eastern after privatization have no obligations to recognize trade unions. Eastern Natural Gas and Eastern Trading do not recognize trade unions, and most workers in these businesses are employed under individual contracts. There have been no industrial disputes or work stoppages at Eastern during the period following its privatization in 1990.


UK REGULATORY MATTERS


          The electricity industry in the UK, including Eastern, is subject to regulation under, among other things, the Electricity Act and UK and EU environmental legislation described below. Eastern is also subject to existing UK and EU legislation on competition and regulation in its gas business. Eastern has all of the necessary franchises, licenses and certificates required to enable it to conduct its businesses. In addition, part of any profit on disposal of assets vested in Eastern at the time of its privatization is subject to recovery by the UK Secretary of State for Trade and Industry until March 31, 2000.


          Eastern expects proposals with respect to utility regulation to be part of legislation that will be introduced in 1999 or 2000. The implementation of utility regulation could result in significant changes to the existing regulatory regime. There can be no assurance regarding the potential impact of regulatory changes, if any, on Eastern.

ENERGY REGULATION

GENERATION


          Unless covered by an exemption, all electricity generators operating a power station in the UK are required to have generation licenses. The conditions attached to a generation license in the UK require the holder, among other things, to be a member of the Pool and to submit the output of the power station's generating units or turbines for central dispatch. Failure to comply with any of the generation license conditions may subject the licensee to a variety of sanctions, including enforcement orders by the Director General of Electricity Supply and license revocation if an enforcement order is not complied with.



          The UK Secretary of State for Trade and Industry has power under the Electricity Act to require generators operating power stations with a capacity of not less than 50 MW to maintain stocks of fuel and other materials at power stations. The UK Secretary of State for Trade and Industry has recently completed a review of the level of fuel stocks held by generators in 1997. No increase was required, but Pool rules were changed as of December 1997 to penalize gas power plants that reduce output during times of insufficient plant margins. Eastern does not anticipate that these changes will have a material adverse effect on its results of operations.



          In the UK each public electricity supply license limits the amount of generation capacity in which each regional electricity company may hold an interest without the prior consent of the Director General of Electricity Supply. These "own-generation" limits currently restrict the participation by a regional electricity company and its affiliates in generation to a level of approximately 15% of the simultaneous maximum electricity demand in that regional electricity company's authorized area at the time of privatization. Eastern's limit is 1,000 MW. The Director General of Electricity Supply stated in January 1996 that he would be prepared to consider a regional electricity company's request to increase its own-generation capacity on the condition that it accept explicit restrictions on the contracts it signs with its own supply business. At a minimum, a regional electricity company would be prohibited from entering into contracts to provide the additional own-generation output to its franchise market. Following public consultation, the Director General of Electricity Supply set out the basis on which consents for regional electricity companies to acquire new generation capacity would be allowed. The specific consent of the Director General of Electricity Supply to the leasing by Eastern of approximately 6,000 MW of generating capacity from National Power and PowerGen was later confirmed by the Office of Electricity Regulation covering England, Wales and Scotland and is not subject to the above-noted supply business restrictions. Eastern received government consent to build a combined heat and power plant at Shotton in December 1998 and the acquisition of additional generation capacity at Dowlais has been approved in principle by the Director General of Electricity Supply.


ELECTRICITY RETAILING


          Subject to specific exceptions, retail suppliers of electricity in the ex-franchise market in the UK are required either to have a public electricity supply license for an authorized area or to obtain a second tier supply license. Public electricity supply license holders are required under the Electricity Act to provide a supply of electricity upon request to any premises in their authorized area, except in specified circumstances. Each public electricity supply license holder is subject to various obligations under its public electricity supply license. These include prohibitions on cross-subsidies among its various regulated businesses and discrimination in respect of the supply of customers. Each public electricity supply license holder is also required to offer open access to its distribution network on non-discriminatory terms. This obligation includes a requirement not to discriminate between its own supply business and other users of its distribution system. Public electricity supply license holders are subject to separate controls on the tariffs to ex-franchise customers and in respect of distribution charges. The Office of Gas and Electricity Markets is reviewing the distribution and supply price controls.



          A supplier of electricity to the competitive market in the UK must have, subject to specific exemptions, a second tier supply license or a public electricity supply license for the service area in which customers are supplied.


ELECTRICITY SUPPLY PRICE REGULATION


          Supply charges in the ex-franchise market are regulated by a maximum price control that applies to each tariff in the residential and small business customer market and effectively provides customers with price guarantees. On April 1, 1998, Eastern's tariffs were reduced by 8.9%, before adjustments for inflation. As provided in the formula, Eastern's tariffs were reduced by a further 3%, before adjustments for inflation, beginning April 1, 1999. There are no other changes in place for retail tariffs. In October 1999, the Office of Gas and Electricity Markets is expected to issue proposed price adjustments for the electricity supply businesses. The final Office of Gas and Electricity Markets report is expected at the end of November 1999, and the supply price adjustments are expected to become effective April 1, 2000. TXU Europe and Eastern cannot predict at this time either the final price adjustments that will be applicable to Eastern or the ultimate impact of those adjustments on TXU Europe's financial position, results of operations or cash flows.



          As the ex-franchise market is opened to competition, supply price restraints are no longer expected to be applicable to current franchise market supply customers. However, the Director General of Electricity Supply has indicated in his supply price restraint proposals published in October 1997, that beginning April 1, 1998, price regulation would be put in place for supply to all designated (residential and small business) customers whose annual consumption is below 12,000 kWh within Eastern's authorized area, and will remain in place until an adequate level of competition is established, and, at least, until March 31, 2000.


GAS


          The natural gas supply activities of Eastern are principally regulated by the Director General of Gas Supply under the UK Gas Act 1986, as amended by the UK Gas Act 1995 and by the conditions of Eastern's gas licenses granted by the Director General of Gas Supply. Eastern Natural Gas currently holds a gas supplier's license. Eastern's natural gas supply business is not subject to price regulation. Subsidiaries of Eastern currently hold a gas shipper's license and a public gas transporter's license.

ENERGY TRADING


          Eastern Trading is permitted by the Financial Services Authority under the Financial Services Act 1986 to deal in contracts for differences, including futures and options. A subsidiary of Eastern Trading is a joint holder of production licenses relating to its equity interests in four North Sea natural gas fields.


NETWORKS REGULATION

DISTRIBUTION PRICE REGULATION


          A formula determines the maximum average price per unit of electricity distributed, in pence per kilowatt hour, that a regional electricity company is entitled to charge. This price, when multiplied by the expected number of units to be distributed, determines the expected distribution revenues of the regional electricity company for the relevant year. The current Distribution Price Control Formula, P x (1+(RPI-Xd)), is based on the following:



          o P is the previous year's maximum average price per unit of electricity distributed. Because the maximum average price in any year is based in part on the maximum average price in the preceding year, a price reduction in any given year has an ongoing effect on the maximum average price for all later years.


          o RPI is a measure of inflation, and equals the percentage change in the UK Retail Price Index between the six-month period of July to December of the two previous years. Because RPI is based on a weighted average of the prices of goods and services purchased by a typical household, which bear little resemblance to the inputs contributing to Eastern's business costs, the RPI calculation may not accurately reflect price changes affecting Eastern.


          o The Xd factor is established by the Director General of Electricity Supply each five years. It is based on an estimate of expected efficiency gains during the next five years.



The formula permits regional electricity companies to retain part of their additional revenues due to increased distribution of units and allows for a pound sterling for pound sterling increase in operating profit for efficient operations and reduction of expenses within a review period. In relation to the next Distribution Price Control Formula review, scheduled to be implemented in April 2000, the Director General of Electricity Supply may reduce any increase in operating profit to the extent he determines it not to be a function of efficiency savings and/or, if genuine efficiency savings have been made, he determines that customers should benefit through lower prices in the future.



          On August 12, 1999, the Office of Gas and Electricity Markets issued a draft report proposing a range of substantial net revenue reductions for the distribution businesses of all regional electricity companies in the UK. The final Office of Gas and Electricity Markets report is expected at the end of November 1999, and the distribution price adjustments are expected to become effective April 1, 2000. TXU Europe and Eastern are analyzing the draft proposal and cannot predict at this time either the final price adjustments that will be applicable to Eastern or the ultimate impact of those adjustments on TXU Europe's financial position, results of operations or cash flows.


          Distribution costs vary according to the voltage at which consumers are connected and the level of use of the distribution system at the time units are distributed. Changes in the mix of units distributed at different voltage levels and between peak and off-peak periods are reflected in the calculation of the maximum average permitted charge per unit distributed by reference to a "basket" of distribution categories.


          Electricity distributed to extra high voltage premises is excluded from the Distribution Price Control Formula, as are charges for specific additional services including connection charges. Connection charges must be set at a level which enables the licensee to recover no more than the appropriate proportion of the costs incurred and no more than a reasonable rate of return on the capital represented by those costs. Any dispute over connection charges may be determined by the Directory General of Electricity Supply. In addition, income received in respect of exit charges related to National Grid that are incurred by a regional electricity company and received through system charges is not subject to distribution price control.



          The Director General of Electricity Supply may propose amendments to the Distribution Price Control Formula or any other terms of the license. In the cases where a public electricity supply license holder is not willing to accept modifications to the license conditions put forward by the Director General of Electricity Supply, the normal process would be for the Director General of Electricity Supply to refer the matter to Monopolies and Mergers Commission or, after March 1, 2000, or its replacement, the Competition Commission for a determination of whether continued operation without the proposed license modifications is in the public interest.


ENVIRONMENTAL REGULATIONS AND EMISSIONS

          Eastern's businesses are subject to numerous regulatory requirements with respect to the protection of the environment. The electricity generation industry in the UK is subject to a framework of national and EU environmental laws which regulate the construction, operation and decommissioning of generating stations. Under these laws, each generating station operated by Eastern is required to have an authorization which regulates its releases into the environment and seeks to minimize pollution of the environment taken as a whole, having regard to the best available techniques not entailing excessive cost. These authorizations are issued by the Environment Agency which has the responsibility for regulating the impact of Eastern's generating stations on the environment. The principal laws which have environmental implications for Eastern are the Electricity Act, the Environmental Protection Act 1990 and the UK Environment Act 1995.


          The Electricity Act requires Eastern to consider the preservation of natural beauty and the conservation of natural and man-made features of particular interest when it formulates proposals for development of power stations with a capacity in excess of 50 MW or installation of overhead power lines. Environmental assessments are required to be carried out in some cases, including overhead line constructions at high voltages and generating station developments. Eastern has produced Environmental Policy Statements and Electricity Act Schedule 9 Statements which explain the manner in which it complies with its environmental obligations.



          Possible adverse health effects of electro-magnetic fields from various sources, including transmission and distribution lines, have been the subject of extensive worldwide scientific research. Over eighty independent and authoritative scientific review bodies have concluded that the scientific evidence to date does not establish that electro-magnetic fields cause adverse human health effects. Even with no health effects established, it is possible that the passage of legislation and changing regulatory standards could require measures to mitigate electro-magnetic fields. These changes could result in increased capital and operational costs. In addition, it is always possible for lawsuits to be brought by plaintiffs alleging damages caused by electro-magnetic fields. The National Radiological Protection Board is the body in the UK with the statutory responsibility for advising on electro-magnetic fields. Eastern fully complies with the guidance of the National Radiological Protection Board.


          Eastern has approximately 680 and 192 kilometers of underground cables insulated with an oil-filled wrap which operate at 33kV and 132kV, respectively. This type of cable is in common use by utilities in the UK and parts of continental Europe. These cables generally supply substantial amounts of electricity to large substations in urban areas and to large customers. Most of Eastern's cables are between 30 and 50 years old. Eastern operates these cables in accordance with the Environment Agency's Operating Code for Fluid-Filled Cables, monitoring and repairing both gradual and substantial leaks that arise through age deterioration and damage by a third party. Eastern has a program to reduce oil leakage and minimize the possibility of pollution to watercourses and ground water. This involves establishing a more effective standard procedure for dealing with cable leaks and implementation of an effective monitoring system. Eastern also has a plan for gradual replacement and refurbishment of these cables with more modern solid cables in the future. Eastern believes that its existing monitoring systems and planned replacement and refurbishment program effectively minimize the risk of major environmental incidents or additional replacement expenditures. Eastern could incur significant expenditures if it were required to replace its fluid-filled cables, other than in the ordinary course of business, pursuant to new or existing legislation; however, Eastern is not aware of any plans of any governmental authority to impose that kind of requirement.

          The principal EU Directive affecting atmosphere emissions to the environment currently in force is the Large Combustion Plants Directive. The Large Combustion Plants Directive required the UK to reduce from 1980 levels its sulfur dioxide (SO2) emissions from its existing plants by 60% by 2003 and nitrogen oxides (NOx) emissions by 30% by 1998. The Large Combustion Plant National Plan is the mechanism by which the Large Combustion Plants Directive has been implemented in the UK and sets annual targets for reductions in emissions for the electricity industry. Discussions are under way in the EU regarding an update of the Large Combustion Plants Directive which will introduce tighter emission controls as well as national limits for 2010. The UK government has recently made a review of energy sources and electricity trading arrangements and has made proposals regarding new limits for SO2 emissions to apply in the period to 2005. The government is expected to propose tighter controls on NOx emissions in the near future. Eastern is examining the economic and practical implications of fitting a flue gas desulphurization plant to its West Burton station to reduce the sulphur output of the plant; the flue would operate beginning in autumn 2003.


          At a local level, the UK's Air Quality Strategy provides set targets for 2005 and places a duty on local authorities to review air quality with a view to setting up action plans for management in places where targets are unlikely to be met. When adverse meteorological conditions occur, some generating stations might have to introduce measures to comply with these targets, which could include installation of costly equipment or reduction of the operating level of the stations.


          In December 1997, the Conference of the Parties of the United Nations Framework Convention on Climate Change adopted the Kyoto Protocol which specifies targets and timetables to reduce greenhouse gas emissions. The UK is a signatory to the Kyoto Protocol and this involves a 12% reduction in carbon dioxide emissions by 2010 if the Protocol is ratified. Eastern is unable to predict what impact the implementation of the Kyoto Protocol will have on it, although the UK government is proposing to introduce a tax on the business use of energy in order to reduce energy consumption.


          Eastern believes that it is currently in compliance with, has taken, and intends to continue to take, measures to comply, in all material respects, with the applicable law and government regulations for the protection of the environment. There are no material legal or administrative proceedings pending against Eastern with respect to any environmental matter.


          Estimated capital expenditure on environmental control facilities is (pound)2 million in the fourth quarter of 1999, (pound)43 million in 2000, (pound)50 million in 2001, (pound)40 million in 2002, and (pound)35 million in 2003.


FOSSIL FUEL LEVY


          All the regional electricity companies are obliged to obtain a specified amount of generating capacity from renewable, or non-fossil fuel, sources. Because electricity generated from renewable energy sources is generally more expensive than electricity from fossil fuel plants, a non-fossil fuel obligation levy has been instituted to reimburse the generators and the regional electricity companies for the extra costs involved. The Director General of Electricity Supply sets the rate of the non-fossil fuel obligation levy annually. The current non-fossil fuel obligation levy is 0.9% of the value of sales of electricity made in England and Wales and 0.8% of the value of sales of electricity made in Scotland.


UK AND EU FAIR COMPETITION LAW


          Eastern is subject to the fair competition, or antitrust, rules of both the UK and the EU.



          The UK Fair Trading Act 1973 and the UK Competition Act 1980 both regulate the activities of companies with market power. The UK Resale Price Act 1976 regulates resale prices and the UK Restrictive Trade Practices Act 1976 regulates price fixing agreement. UK competition law is in the process of reform in accordance with the UK Competition Act 1998 which will become effective on March 1, 2000. In broad terms, the UK Competition Act 1998 conforms to fair trade laws at the EU level. It prohibits anti-competitive agreements and abuse of dominant market position and introduces stricter enforcement and investigative powers.

          The Treaty of Rome contains provisions which prohibit anti-competitive agreements and practices, including the abuse of a dominant position within the EU or a substantial part of it. Penalties for violation of these provisions include fines, third party damages and making infringing contractual provisions unenforceable.

          EU Directive 93/36 was implemented by the UK in December 1996 and covers service contracts as well as supply and work contracts. Those contracts that exceed the relevant financial thresholds have to be advertised in the Official Journal of the European Communities. Disappointed suppliers and contractors who believe they have suffered harm from a company's failure to implement the correct procedures in awarding a contract are able to institute proceedings in the English High Court. The European Commission also has a role for ensuring compliance with EU procurement regulations.

PROPERTIES


          The principal properties owned or occupied by TXU Europe's continuing businesses are as follows:



                                                                           SITE
                                                                        AREA
                                                                       (ACRES
                                                                        EXCEPT
                       OWNER/                  TERM OF    PRINCIPAL      THE
   PROPERTY         LEASEHOLDER    INTEREST     LEASE        USE       ADELPHI)
------------------  -----------    --------   ---------   ---------    --------

The Adelphi          Eastern
                      Group plc    Leasehold  15 years   Offices        14,905
                                                                        sq. ft.

Bedford              Eastern
                      Electricity  Freehold      --      Offices and        5.0
                                                          Depot

Carterhatch Lane,
 Enfield             Eastern
                      Electricity  Freehold      --      Offices and        4.0
                                                          Depot

Milton, Cambridge    Eastern
                      Electricity  Freehold      --      Offices and       24.0
                                                          Depot

Rayleigh             Eastern
                      Electricity  Freehold      --      Offices and        7.8
                                                          Depot

Wherstead Park,
 Wherstead, Ipswich  Eastern
                      Electricity  Freehold      --      Offices           17.0

King's Lynn
 Power Station       Anglian Power Freehold      --      Power station     16.1
                      Generators
                      Limited

Peterborough
 Power Station       Eastern
                      Generation   Freehold      --      Power station     18.1

Drakelow C Power
 Station             Eastern
                      Merchant     Leasehold   99 years  Power station    177.0
                      Properties
                      Limited

High Marnham
 Power Station       Eastern
                       Merchant    Leasehold   99 years  Power station    178.4
                       Properties
                       Limited

Ironbridge Power
 Station             Eastern
                      Merchant     Leasehold   99 years  Power station    212.7
                      Properties
                      Limited

Rugeley B Power
 Station             Eastern
                      Merchant     Leasehold   99 years  Power station    299.0
                      Properties
                      Limited

West Burton Power
 Station             Eastern
                      Merchant     Leasehold   99 years  Power station    511.5
                      Properties
                      Limited





          For information concerning Eastern's generating stations, see -- "Generation" above.


LEGAL PROCEEDINGS


          TXU Europe is not involved in any legal or arbitration proceedings which management believes will have a material adverse effect upon TXU Europe's business or financial position.



          On May 19, 1998 a complaint was filed in the High Court of Justice in London, Chancery Division, Patents Court, by Optimum Solutions Limited against National Grid, Yorkshire Electricity Group plc, Eastern Electricity and Logica Plc. Yorkshire Electricity and Eastern Electricity are both members of the Pool. Optimum Solutions Limited alleges breach of confidence in respect of information supplied in the context of the development of the trading arrangements for the 1998 liberalization of electricity supply in England and Wales, or Trading Arrangements. Optimum Solutions Limited requests an unspecified amount of damages relating to breach of contract, an unspecified amount of equitable compensation for misuse of the confidential information and return of material alleged to contain confidential information. It is alleged that the Pool has made use of the confidential information in the development of the Trading Arrangements and that Eastern Electricity made use of it in using the systems developed by the Pool for trading purposes. The action against Eastern Electricity is being strenuously defended.



          In February 1997, the official government representative of pensioners in the UK, the Pensions Ombudsman, made final determinations against National Grid and its group trustees with respect to complaints by two pensioners in National Grid's section of the Electricity Supply Pension Scheme relating to the use of the pension fund surplus resulting from the March 31, 1992 actuarial valuation of the National Grid section to meet costs arising from the payment of pensions of early retirement upon reorganization or downsizing. These determinations were set aside by the High Court on June 10, 1997, and the arrangements made by National Grid and its group trustees in dealing with the surplus were confirmed. The two pensioners appealed this decision, and judgment has now been received although a final order is awaited. The appeal endorsed the Pensions Ombudsman's determination that the corporation was not entitled to unilaterally deal with any surplus. If a similar claim were to be made against Eastern in relation to its use of actuarial surplus in its section of the Electricity Supply Pension Scheme, it would vigorously defend the action, ultimately through the courts. However, if a determination were finally to be made against it and upheld in the courts, Eastern could have a potential liability to repay to its section of the Electricity Supply Pension Scheme an amount estimated by Eastern to be up to (pound)45 million, exclusive of any future applicable interest charges.



          On January 25, 1999, the Hindustan Development Corporation issued proceedings in the Arbitral Tribunal in Delhi, India against TEG claiming damages of US$413 million for breach of contract following the termination of a Joint Development Agreement dated March 20, 1997 relating to the construction, development and operation of a lignite based thermal power plant at Barsingsar, Rajasthan. TXU Europe is vigorously defending this claim.



          In November 1998, five complaints were filed in the High Court of Justice in London, Queens Bench Division, Commercial Court, against subsidiaries of Eastern by five of their former sales agencies. The agencies claim a total (pound)104 million arising from the summary termination for the claimed fundamental breach of their respective contracts in April 1998. The five agencies are claiming damages for failure to give reasonable notice and for compensation under the UK Commercial Agents Regulations 1994. These actions are all being defended strenuously, and counterclaims have been filed. Eastern cannot predict the outcome of these claims and counterclaims.

                               SECURITY OWNERSHIP


          TXU Europe is wholly-owned indirectly by TXU Corp. Funding is wholly-owned indirectly by TXU Europe. The following table shows the number of shares of common stock of TXU Corp owned by the directors of TXU Europe and Funding as of September 21, 1999.



          The number of shares under "Phantom Stock Plans" represents share units held in individual accounts in phantom stock plans of TXU Corp and Eastern. Although the plans allow the units to be paid only in the form of cash, investments in the units create essentially the same investment stake in the performance of the common stock of TXU Corp as do investments in actual shares of common stock.



                                          NUMBER OF SHARES
                             --------------------------------------------
                             BENEFICIALLY
          NAME                   OWNED     PHANTOM STOCK PLANS    TOTAL
          ----                   -----     -------------------    -----

Erle Nye                        120,915           71,511         192,426
H. Jarrell Gibbs                 35,098           29,907          65,005
Michael J. McNally               49,446           22,682          72,128
Robert A. Wooldridge              1,952                0           1,952
Philip G. Turberville             7,096            9,355          16,451
Paul C. Marsh                     5,068            5,479          10,547
James Whelan                      5,068            5,479          10,547
Derek C. Bonham                   3,000                0           3,000
Directors of Funding and
   TXU Europe as a
   group (8 persons)            227,643          144,413         372,056




          The named individuals have sole voting and investment power for the shares of common stock reported as beneficially owned. Ownership of that common stock by each individual director and for all directors as a group constituted less than 1% of the outstanding shares of TXU Corp.

                    MANAGEMENT OF TXU EASTERN FUNDING COMPANY

MANAGEMENT OF FUNDING


          The following table lists information with respect to the management of Funding as of September 21, 1999:



             NAME                        AGE                 POSITION
             ----                        ---                 --------
Erle Nye                                  62                 Director
H. Jarrell Gibbs                          61                 Director
Michael J. McNally                        45                 Director
Robert A. Wooldridge                      61                 Director
Philip G. Turberville                     47                 Director
Paul C. Marsh                             41                 Director



          Erle Nye has been a director of Funding since February 1999. He has served as a director and Chairman of the Board and Chief Executive of TXU Corp since May 1997 and of TXU Gas Company since August 1997. He has also been a director and Chairman of the Board and Chief Executive of TXU Electric Company for more than the last five years. Mr. Nye is also a director of TXU Europe. In addition, Mr. Nye was President of TXU Corp from February 1987 through May 1995 and President and Chief Executive of TXU Corp from May 1995 through May 1997.

          H. Jarrell Gibbs has served as a director of Funding since February 1999. He is Vice Chairman of TXU Corp and a director and Vice Chairman of the Board of TXU Gas Company. Before that, Mr. Gibbs was the President of TXU Electric Company and Vice President and Principal Financial Officer of TXU Corp. Mr. Gibbs is also a director of Eastern and of TXU Europe.



          Michael J. McNally has served as a director of Funding since February 1999. He is the Executive Vice President and Chief Financial Officer of TXU Corp. Before that, Mr. McNally was President of the Transmission Division of TXU Electric Company; Executive Vice President of TXU Electric Company; Principal of Enron Development Corporation; Managing Director of Industrial Services of Enron Capital and Trade Resources; and President of Houston Pipe Line Company and Enron Gas Liquids, Inc. Mr. McNally is also a director of TXU Electric Company, TXU Gas Company and TXU Europe.



          Robert A. Wooldridge has been a director of Funding since February 1999. Mr. Wooldridge is a partner in the law firm Worsham, Forsythe & Wooldridge L.L.P. in Dallas, Texas which provides legal services to TXU Europe and Funding, as well as TXU Corp and other subsidiaries of TXU Corp. Mr. Wooldridge is also a director of TXU Gas Company and TXU Europe.



          Philip G. Turberville has served as a director of Funding since August 1999. Mr. Turberville has served as a director and the Chairman of the Board and Chief Executive Officer of Eastern since January 4, 1999. Before that, Mr. Turberville was President of the Europe Oil Products division of The Royal Dutch Shell Group, where he had worked in a variety of roles providing him with extensive international experience since 1976. Mr. Turberville is also a director of TXU Europe and Eastern.



          Paul C. Marsh has served as a director of Funding since August 1999. He has been with Eastern since October 1992 and has served as Finance Director of Eastern since February 24, 1997. Before that, Mr. Marsh worked in Ernst & Young's Corporate Advisory Services Division. Before that, Mr. Marsh served as Finance Director in two medium sized private sales and trading groups. Mr. Marsh is also a director of TXU Europe and Eastern.


          There is no family relationship between any of the above-named directors. Funding has no executive officers other than its directors.

DIRECTOR COMPENSATION OF FUNDING


          Mr. Wooldridge does not receive compensation for his services as a director of Funding. The remaining directors of Funding listed above have received, and will continue to receive, compensation in respect of services performed by those persons as directors of Funding from their primary employer which is either TXU Corp or another subsidiary of TXU Corp. These directors receive no cash or non-cash compensation beyond that which they would otherwise receive from TXU Corp or a TXU Corp subsidiary for the services performed by them for those companies.



                        MANAGEMENT OF TXU EUROPE LIMITED



MANAGEMENT OF TXU EUROPE



          The following table lists information with respect to the management of TXU Europe as of September 21, 1999:


             NAME                        AGE                POSITION
             ----                        ---                --------


Erle Nye                                  62                Director
H. Jarrell Gibbs                          61                Director
Michael J. McNally                        45                Director
Robert A. Wooldridge                      61                Director
Philip G. Turberville                     47                Director
Paul C. Marsh                             41                Director

             NAME                        AGE                POSITION
             ----                        ---                --------

James Whelan                              47                Director
Derek C. Bonham                           56                Director



          Erle Nye has been a director of TXU Europe since February 1998. He has served as a director and Chairman of the Board and Chief Executive of TXU Corp since May 1997 and of TXU Gas Company since August 1997. He has also been a director and Chairman of the Board and Chief Executive of TXU Electric Company for more than the last five years. Mr. Nye is also a director of Funding. In addition, Mr. Nye was President of TXU Corp from February 1987 through May 1995 and President and Chief Executive of TXU Corp from May 1995 through May 1997.



          H. Jarrell Gibbs has served as a director of TXU Europe since February 1998. He is Vice Chairman of TXU Corp and a director and Vice Chairman of the Board of TXU Gas Company. Before that, Mr. Gibbs was the President of TXU Electric Company and Vice President and Principal Financial Officer of TXU Corp. Mr. Gibbs is also a director of Eastern and of Funding.



          Michael J. McNally has served as a director of TXU Europe since February 1998. He is the Executive Vice President and Chief Financial Officer of TXU Corp. Before that, Mr. McNally was President of the Transmission Division of TXU Electric Company; Executive Vice President of TXU Electric Company; Principal of Enron Development Corporation; Managing Director of Industrial Services of Enron Capital and Trade Resources; and President of Houston Pipe Line Company and Enron Gas Liquids, Inc. Mr. McNally is also a director of TXU Electric Company, TXU Gas Company and Funding.



          Robert A. Wooldridge has been a director of TXU Europe since February 1998. Mr. Wooldridge is a partner in the law firm Worsham, Forsythe & Wooldridge L.L.P. in Dallas, Texas, which provides legal services to TXU Europe and Funding, as well as TXU Corp and other subsidiaries of TXU Corp. Mr. Wooldridge is also a director of TXU Gas Company and Funding.



          Philip G. Turberville has served as a director of TXU Europe since May 1999. Mr. Turberville has served as a director and the Chairman of the Board and Chief Executive Officer of Eastern since January 4, 1999. Before that, Mr. Turberville was President of the Europe Oil Products division of The Royal Dutch Shell Group, where he had worked in a variety of roles providing him with extensive international experience since 1976. Mr. Turberville is also a director of Funding.



          Paul C. Marsh has served as a director of TXU Europe since May 1999. He has been with Eastern since October 1992 and has served as Finance Director of Eastern since February 24, 1997. Before that, Mr. Marsh worked in Ernst & Young's Corporate Advisory Services Division. Before that, Mr. Marsh served as Finance Director in two medium sized private sales and trading groups. Mr. Marsh is also a director of Eastern and Funding.



          James Whelan has served as a director of TXU Europe since May 1999. He has been the Managing Director, Power and Energy Trading of Eastern since July 1, 1997. Before that, Mr. Whelan led Eastern's acquisitions of the National Power and PowerGen interests in 1996. Mr. Whelan joined Eastern in 1993. Mr. Whelan is also a director of Eastern.



          Derek C. Bonham has served as a director of TXU Europe since May 1999. He has served as Chairman of Imperial Tobacco Group PLC since October 1996. Before that, Mr. Bonham was Chairman of The Energy Group PLC from February 1997 through July 1998. Before that, Mr. Bonham served as Deputy Chairman and Chief Executive of Hanson PLC from November 1993 through February 1997 and as Chief Executive of Hanson PLC from April 1992 through November 1993. Mr. Bonham is also a director of Glaxo Wellcome PLC, Imperial Tobacco Group PLC, Newsquest PLC, Fieldens PLC and TXU Corp.



         There is no family relationship between any of the above-named directors. TXU Europe has no executive officers other than its directors.

DIRECTOR COMPENSATION OF TXU EUROPE



          In the fiscal year ended December 31, 1998, the directors of TXU Europe did not receive any compensation in respect of their services performed for TXU Europe. Mr. Wooldridge did not receive compensation for his services as a director of TXU Europe. Messrs. Nye, Gibbs and McNally received, and will continue to receive, compensation in respect of services performed by those persons as directors of TXU Europe from their primary employer which is either TXU Corp or another US subsidiary of TXU Corp and an affiliate of TXU Europe. These directors received no cash or non-cash compensation beyond that which they would have otherwise received from TXU Corp or a TXU Corp subsidiary for the services performed by them for those companies. During 1998 all persons performing the functions of executive officers of TXU Europe were directors of that company.



                   RELATIONSHIPS OF MANAGEMENT TO FUNDING AND
                       TXU EUROPE AND RELATED TRANSACTIONS



          Mr. Wooldridge is a partner in Worsham, Forsythe & Wooldridge, L.L.P., which provides legal services to Funding and TXU Europe, as well as TXU Corp and other subsidiaries of TXU Corp. These legal services were provided on terms at least as favorable to those companies as could have been obtained from others for comparable services.


                         MANAGEMENT OF EASTERN GROUP PLC


          The following table lists information with respect to the management of Eastern as of September 21, 1999:


             NAME                        AGE                 POSITION
             ----                        ---                 --------

H. Jarrell Gibbs                          61                 Director
David J.H. Huber                          49                 Director
Edward B. Hyams                           48                 Director
James A. Keohane                          49                 Director
Paul C. Marsh                             41                 Director
David W. Owens                            47                 Director
Philip G. Turberville                     47                 Director

James Whelan                              47                 Director



          H. Jarrell Gibbs has served as a director of Eastern since July 2, 1998. He is Vice Chairman of TXU Corp and a director and Vice Chairman of the Board of TXU Gas Company. Before that, Mr. Gibbs was the President of TXU Electric Company and Vice President and Principal Financial Officer of TXU Corp. Mr. Gibbs is also a director of Funding and TXU Europe.



          David J.H. Huber has been the Human Resources Director of Eastern since September 1, 1997. Before that, Dr. Huber was the Human Resources Director of Safeway Stores plc from 1988; before that, Dr. Huber was the Senior Personnel Director at Burton Group plc from 1985.



          Edward B. Hyams has served as a director of Eastern since September 13, 1996, first as the Managing Director of its networks business and, since May 1998, as the Managing Director, Generation. Before that, Mr. Hyams served as Director of Engineering at Southern Electric plc from 1992.



          James A. Keohane has been the Managing Director of Eastern's Energy Retail business since October 1, 1997. Before that, Mr. Keohane served as Managing Director-Supply at East Midlands plc from 1995; before that, he served as Commercial Director of East Midlands plc from 1992. Before that, Mr. Keohane served as Director of Energy Trading from 1989 and as Business Planning Manager of East Midlands plc from 1987.



          Paul C. Marsh has been with Eastern since October 1992 and has served as Finance Director of Eastern since February 24, 1997. Before that, Mr. Marsh worked in Ernst & Young's Corporate Advisory Services Division. Before that, Mr.

Marsh served as Finance Director in two medium sized private sales and trading groups. Mr. Marsh has also served as a director of TXU Europe since May 1999.



          David W. Owens has been the Managing Director, Networks, since May 18, 1998. Before that, Mr. Owens served as Managing Director at ABB Power T&D Limited from 1994. Before that, Mr. Owens held a number of senior positions at GEC Alstom and GEC.



          Philip G. Turberville has served as a director and the Chairman of the Board and Chief Executive Officer of Eastern since January 4, 1999. Before that, Mr. Turberville was President of the Europe Oil Products division of The Royal Dutch Shell Group, where he had worked in a variety of roles providing him with extensive international experience since 1976. Mr. Turberville has also served as a director of TXU Europe since May 1999.



          James Whelan has been the Managing Director, Power and Energy Trading since July 1, 1997. Before that, Mr. Whelan led Eastern's acquisitions of the National Power and PowerGen interests in 1996. Mr. Whelan joined Eastern in 1993. Mr. Whelan has also served as a director of TXU Europe since May 1999.


          There is no family relationship among any of the above-named directors.

                                 EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER


          Funding issued and sold interests in the senior notes on May 13, 1999 to the initial purchasers in a private offering, and the initial purchasers later sold interests in the senior notes to qualified institutional buyers in reliance on Rule 144A or in offshore transactions in accordance with Regulation S under the Securities Act. At the same time, Funding and TXU Europe agreed in a registration rights agreement with the initial purchasers to proceed with efforts to exchange the senior notes for exchange senior notes registered under the Securities Act.


          As of the date of this prospectus, all of the outstanding interests in senior notes are in book-entry form. It is not expected that any senior notes or exchange senior notes will be in registered certificated form at the time of the exchange. It is expected that all senior notes before the exchange, and exchange senior notes and any senior notes outstanding after the exchange, will be represented by global certificates for notes in bearer form held by The Bank of New York as depositary and that DTC will have a book-entry interest in those notes. Beneficial interests in those notes will be held through participants in DTC acting as securities intermediaries. Therefore, references in this section to senior notes or exchange senior notes are references to beneficial interests in the senior notes or exchange senior notes in bearer form except where the discussion is explicitly about certificated notes, and references to owners are to owners of those beneficial interests.

          Owners of senior notes should instruct the brokers, dealers, commercial banks or trust companies with whom they have securities accounts or their nominees to tender for them. Exchanges by owners will be represented by an exchange of global certificates for senior notes held by the depositary for global certificates for exchange senior notes. If fewer than all senior notes are tendered for exchange, the depositary will hold global certificates for both senior notes and exchange senior notes representing the appropriate aggregate amounts.


          In the registration rights agreement, Funding and TXU Europe agreed to use their reasonable best efforts to register notes and guarantees of those notes with the SEC for issuance in the exchange offer. Funding and TXU Europe will use their reasonable best efforts to keep the exchange offer open for at least 30 days after the date of this prospectus. An owner that tenders senior notes in accordance with the exchange offer and does not withdraw them will receive exchange senior notes in the same principal amount as the tendered senior notes. Interest on exchange senior notes will accrue from the date of the last interest payment on the senior notes tendered. If no interest has been paid on the senior notes, interest will accrue from the date of issuance of the senior notes. The description of the terms of the registration rights agreement in this prospectus is not complete. A copy of the registration rights agreement has been filed as an exhibit to the registration statement that includes this prospectus.



          Based on existing interpretations of the Securities Act by the staff of the SEC's Division of Corporation Finance (Staff) described in several no-action letters requested by other issuers of securities, Funding and TXU Europe believe that the exchange senior notes issued in accordance with the exchange offer may be offered for resale, resold and otherwise transferred by their owners, other than owners who are broker-dealers, without further compliance with the registration and prospectus delivery provisions of the Securities Act. However, any purchaser of senior notes:



          o    Who is an affiliate of Funding and TXU Europe;


          o Who did not acquire the exchange senior notes to be received in the ordinary course of business; or


          o Who intends to participate in the exchange offer for the purpose of distributing exchange senior notes, or who is a broker-dealer who purchased senior notes to resell under Rule 144A or any other available exemption under the Securities Act;


cannot rely on the interpretation of the Staff in those no-action letters, will not be entitled to tender its senior notes in the exchange offer, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the senior notes unless that sale or transfer is exempt from those requirements.

          Funding and TXU Europe do not intend to seek their own no-action letter, and there can be no assurance that the Staff would make a similar determination with respect to the exchange senior notes as it has in those no-action letters to other issuers of securities. In November 1998, the SEC proposed changes to the regulatory structure for offerings registered under the Securities Act. The SEC has stated that, if these proposals are adopted, the Staff will repeal its interpretations described in the no-action letters mentioned above. Funding and TXU Europe cannot predict whether these proposals will be adopted or, if they are adopted, when and in what form they will be adopted and how they will affect resales of the exchange senior notes.


          Except for those owners described above, each owner of senior notes that wants to exchange senior notes for exchange senior notes in the exchange offer will be required to represent that:


          o It is not an affiliate of Funding and TXU Europe, within the meaning of Rule 405 of the Securities Act;



          o The exchange senior notes to be received by it were acquired in the ordinary course of its business;



          o At the time of the exchange offer, it has no arrangement or understanding with any person to participate in the distribution, within the meaning of the Securities Act, of the exchange senior notes; and



          o If the owner is not a broker-dealer, it is not engaged in, and does not intend to engage in, a distribution, within the meaning of the Securities Act, of the exchange senior notes.



          In addition, in connection with any resales of exchange senior notes, any Participating Broker-Dealer, a broker-dealer that acquired the exchange senior notes, other than directly from Funding, for its own account as a result of market-making or other trading activities, must deliver a prospectus meeting the requirements of the Securities Act. Applying the Staff's position in the no-action letters mentioned above, such a Participating Broker-Dealer may fulfill its prospectus delivery requirements with respect to exchange senior notes by using this prospectus, except if they are reselling an unsold allotment from the original sale of senior notes. Under the registration rights agreement, Funding and TXU Europe therefore must allow those Participating Broker-Dealers and other persons that have similar prospectus delivery requirements to use this prospectus in connection with the resale of exchange senior notes.



          The information detailed above concerning interpretations of and positions taken by the Staff is not intended to constitute legal advice, and owners of senior notes should consult their own legal advisors with respect to these matters.


TERMS OF THE EXCHANGE OFFER


          Subject to the terms and conditions described in this prospectus and in the Letter of Transmittal that has been prepared for delivery with this prospectus to owners of senior notes, Funding and TXU Europe will accept any and all senior notes validly tendered and not withdrawn before 5:00 p.m., New York City time, on ___________, 1999, or the expiration date for any extension of the exchange offer. Funding will issue 6.15% exchange senior notes, 6.45% exchange senior notes and 6.75% exchange senior notes in exchange for equal principal amounts of 6.15% senior notes, 6.45% senior notes and 6.75% senior notes, respectively, that are properly surrendered in accordance with the exchange offer. Senior notes may be tendered only in denominations of $10,000 and in multiples of $1,000 for amounts over $10,000.


          As of the date of this prospectus, there were outstanding $350,000,000 aggregate principal amount of 6.15% senior notes, $650,000,000 aggregate principal amount of 6.45% senior notes and $500,000,000 aggregate principal amount of 6.75% senior notes, all of which are held in book-entry form. This prospectus, together with the Letter of Transmittal, is being sent to securities intermediaries for all owners of the senior notes.


         If any certificates for senior notes are issued before the exchange and registered on the books of Funding, a Letter of Transmittal will be sent to registered holders of those certificates with specific instructions for delivery of certificates and the interests they represent.

          Funding and TXU Europe intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement and the applicable requirements of the Exchange Act. The terms of the exchange senior notes of each series will be the same as the terms of the senior notes of the related series except that the exchange senior notes will not have transfer restrictions or any terms relating to registration rights. The exchange senior notes of each series will evidence the same debt as the senior notes of the related series. The exchange senior notes of each series will be issued under and entitled to the benefits of the indenture under which the related senior notes were issued.


          Senior notes that are not tendered for exchange in the exchange offer will remain outstanding and also will be entitled to the rights and benefits that the owners have under the indenture. Unless they are Participating Broker-Dealers, they will no longer have any rights under the registration rights agreement. They will, however, remain subject to transfer restrictions, and the market for secondary resales is likely to be minimal.


          Funding and TXU Europe will be deemed to have accepted properly tendered senior notes when, as and if Funding has given oral or written notice that they have accepted the tender to the exchange agent for the exchange offer.



          Owners who tender senior notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange in accordance with the exchange offer. Funding and TXU Europe will pay all charges and expenses, other than applicable taxes described below, in connection with the exchange offer. See -- "Fees and Expenses."


EXPIRATION DATE; EXTENSIONS; AMENDMENTS


          The term "Expiration Date," means 5:00 p.m., New York City time on o, 1999, unless Funding and TXU Europe, in their sole discretion, extend the exchange offer, in which case the term "Expiration Date" will mean the latest date and time to which the exchange offer is extended. In any event, Funding and TXU Europe will not extend the exchange offer beyond six months from [effective date of registration statement].



          In order to extend the exchange offer, Funding and TXU Europe will notify the exchange agent of any extension by oral or written notice and by public announcement, which may be in the form of a news release. Public announcement of an extension will be made before 9:00 a.m., New York City time, on the next business day after the then Expiration Date.



          Funding and TXU Europe reserve the right, in their sole discretion:



          o To delay accepting any senior notes, to extend the exchange offer or to terminate the exchange offer if any of the conditions described below under -- "Conditions" will not have been satisfied, by giving oral or written notice of that delay, extension or termination to the exchange agent; or


          o To amend the terms of the exchange offer in any manner consistent with the registration rights agreement.


Any delay in acceptances, extension, termination or amendment will be followed as promptly as practicable by oral or written notice of the extension, termination or amendment to the depositary and to DTC for delivery to its participants. If the exchange offer is amended in a manner determined by Funding and TXU Europe to constitute a material change, Funding and TXU Europe will promptly disclose that amendment by means of a prospectus supplement that will be made available to owners of senior notes. If the exchange offer is amended in a manner determined by Funding and TXU Europe to constitute a fundamental change, Funding and TXU Europe will promptly file a post-effective amendment to the registration statement and will make an amended prospectus available to owners of senior notes when the post-effective amendment is declared effective by the SEC. In either case, Funding and TXU Europe will extend the exchange offer for five to ten business days, depending upon the significance of the amendment and the manner of disclosure to the owners, if the exchange offer would otherwise expire during that five to ten business day period.

          Without limiting the manner in which Funding and TXU Europe may choose to make a public announcement of any delay, extension, amendment or termination of the exchange offer, Funding and TXU Europe will have no obligation to publish, advertise, or otherwise communicate any public announcement, other than by making a timely release to an appropriate news agency.



          Upon satisfaction or waiver of all the conditions to the exchange offer, Funding and TXU Europe will accept, promptly after the Expiration Date, all senior notes properly tendered and will issue exchange senior notes promptly after acceptance of the senior notes. See -- "Conditions." The exchange senior notes issued will be represented by global certificates in bearer form to be held by The Bank of New York as depositary. For purposes of the exchange offer, Funding and TXU Europe will be deemed to have accepted properly tendered senior notes for exchange when, as and if Funding and TXU Europe have given oral or written notice to the exchange agent that they have accepted the tender.



          In all cases, issuance of exchange senior notes for senior notes that are accepted for exchange in accordance with the exchange offer will be made only after timely receipt by the exchange agent of a confirmation of tender by book-entry of those senior notes into the exchange agent's account at DTC in accordance with the Letter of Transmittal; provided, however, that Funding and TXU Europe reserve the absolute right to waive any defects or irregularities in the tender or conditions of the exchange offer. If any tendered senior notes are not accepted for any reason detailed in the terms and conditions of the exchange offer, then those unaccepted senior notes evidencing the unaccepted portion will be credited to an account maintained at DTC without expense to the tendering owner as promptly as practicable after the expiration or termination of the exchange offer.


CONDITIONS


          Regardless of any other term of the exchange offer, Funding and TXU Europe will not be required to exchange any exchange senior notes for any senior notes of any series and may terminate the exchange offer before the acceptance of senior notes for exchange, if, with respect to that series, the exchange offer violates any applicable law or interpretation of the staff of the SEC.



          If Funding and TXU Europe determine in their sole discretion that there is that kind of violation, Funding and TXU Europe may:



          o Terminate the exchange offer or refuse to accept any senior notes and have all tendered notes credited to the appropriate account at DTC. No termination will affect the remaining obligations of Funding and TXU Europe under the registration rights agreement;



          o Extend the exchange offer and retain all senior notes tendered before the expiration of the exchange offer, subject, however, to the rights of owners who tendered those senior notes to withdraw their tendered senior notes; or



          o Waive any unsatisfied conditions with respect to the exchange offer and accept all properly tendered senior notes which have not been withdrawn. If that waiver constitutes a material change to the exchange offer, Funding and TXU Europe will promptly disclose that waiver by means of a prospectus supplement that will be distributed to the owners of senior notes, and Funding and TXU Europe will extend the exchange offer for five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the holders, if the exchange offer would otherwise expire during the five to ten business day period.


PROCEDURES FOR TENDERING


          To tender senior notes in the exchange offer, an owner must instruct its securities intermediary by use of the Letter of Transmittal, or any other means acceptable to its securities intermediary. A timely confirmation of tender by book-entry of the beneficial interests in the senior notes into the exchange agent's account at DTC under the procedure for tender by book-entry described below must be received by the exchange agent before the Expiration Date. The same Letter of Transmittal may be used for senior notes of any or all series.

          A tender by an owner which is not withdrawn prior to the Expiration Date will constitute an agreement between that owner and Funding and TXU Europe in accordance with the terms and subject to the conditions in this prospectus.



          THE METHOD OF DELIVERY OF THE SENIOR NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE SECURITIES INTERMEDIARY IS AT THE ELECTION AND RISK OF THE OWNER. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT TENDERING OWNERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY OF CONFIRMATION OF TENDER BY BOOK-ENTRY BY THE SECURITIES INTERMEDIARY TO DTC AND BY DTC TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. OWNERS OF SENIOR NOTES SHOULD INSTRUCT THE BROKERS, DEALERS, COMMERCIAL BANKS OR TRUST COMPANIES WITH WHOM THEY HAVE SECURITIES ACCOUNTS OR THEIR NOMINEES TO EFFECT TENDERS FOR THEM.



          All questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered senior notes and withdrawal of tendered senior notes will be determined by Funding and TXU Europe in their sole discretion, which determination will be final and binding. Funding and TXU Europe reserve the absolute right to reject any and all senior notes not properly tendered or senior notes the acceptance of which would, in the opinion of counsel for Funding and TXU Europe, be unlawful. Funding and TXU Europe also reserve the right to waive any defects, irregularities or conditions of tender as to particular senior notes. Funding's and TXU Europe's interpretation of the terms and conditions of the exchange offer, including the instructions in the Letter of Transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of senior notes must be cured within a period of time as Funding and TXU Europe will determine. Although Funding and TXU Europe intend to notify owners of defects or irregularities with respect to tenders of senior notes, none of Funding, TXU Europe, the exchange agent or any other person will incur any liability for failure to give that notification. Tenders of senior notes will not be deemed to have been made until the defects or irregularities have been cured or waived.



          In addition, Funding and TXU Europe reserve the right in their sole discretion to purchase or make offers for any senior notes that remain outstanding after to the Expiration Date or, as described above under -- "Conditions," to terminate the exchange offer and, to the extent permitted by applicable law, purchase senior notes in the open market, in privately negotiated transactions or otherwise. The terms of any of those purchases or offers could differ from the terms of the exchange offer.



          By tendering, each owner will be deemed to have represented to Funding and TXU Europe that, among other things:



          o The exchange senior notes acquired in accordance with the exchange offer are being obtained in the ordinary course of business of the person receiving beneficial ownership in the exchange senior notes, whether or not interests are held in the name of another person, such as a participant in DTC;


          o Neither the owner nor any such other person is engaging in or intends to engage in a distribution of the beneficial interests in the exchange senior notes;

          o Neither the owner nor any such other person has an arrangement or understanding with any person to participate in the distribution of the exchange senior notes; and


          o Neither the owner nor any such other person is an "affiliate," as defined in Rule 405 of the Securities Act, of Funding or TXU Europe.



          In all cases, issuance of exchange senior notes for senior notes tendered in accordance with the exchange offer will be made only after timely receipt by the exchange agent of confirmation of tender by book-entry of those beneficial interests in the senior notes into the exchange agent's account at DTC. If any tendered senior notes are not accepted for any reason described in the terms and conditions of the exchange offer, the non-exchanged beneficial interests in the senior notes will be credited to an account maintained with DTC as promptly as practicable after the expiration or termination of the exchange offer without expense to the tendering owner.



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TENDER BY BOOK-ENTRY

          The exchange agent will make a request to establish an account with respect to the beneficial interests in the senior notes at DTC for purposes of the exchange offer within two business days after the date of this prospectus, and any financial institution that is a participant in DTC's systems may make book-entry delivery of beneficial interests in the senior notes by causing DTC to transfer the beneficial interests in the senior notes into the exchange agent's account in accordance with DTC's procedures for transfer.

WITHDRAWAL OF TENDERS


          Except as otherwise provided in this prospectus, tenders of senior notes may be withdrawn at any time before 5:00 p.m., New York City time, on the Expiration Date.



          To withdraw a tender of senior notes in the exchange offer, an owner should notify its securities intermediary. A withdrawal will be effective upon notice received by the exchange agent from DTC, before 5:00 p.m., New York City time on the Expiration Date by telegram, facsimile transmission, letter or withdrawal by book-entry noting:


          o The series and principal amount of senior notes, delivered for exchange; and

          o A statement that the owner is withdrawing the senior notes for exchange.


          All questions as to the validity, form and eligibility (including time of receipt) of those notices will be determined by Funding and TXU Europe, and their determination will be final and binding on all parties. Any senior notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and the non-exchanged beneficial interests in the senior notes will be credited to an account maintained with DTC as promptly as practicable after the expiration or termination of the exchange offer without expense to the tendering owner unless the senior notes so withdrawn are validly retendered. Properly withdrawn senior notes may be retendered by following one of the procedures described above under -- "Procedures for Tendering" at any time before the Expiration Date.


EXCHANGE AGENT

          The Bank of New York has been appointed exchange agent of the exchange offer. Questions and requests for assistance and requests for additional copies of this prospectus or of the Letter of Transmittal should be directed to the exchange agent addressed as follows:

By Registered Mail or Certified Mail:       By Overnight Courier:

The Bank of New York                        The Bank of New York
101 Barclay Street, 7E                      101 Barclay Street
New York, New York 10286                    Corporate Trust Services Window
Attention: Reorganization Section,          Ground Level
Gertrude Jean Pierre                        New York, New York  10286
                                            Attention: Reorganization Section,
                                            Gertrude Jean Pierre
By Telephone:                               By Facsimile:
(212) 815-6920                              (212) 815-6339

LUXEMBOURG STOCK EXCHANGE


          The senior notes are listed, and Funding and TXU Europe have applied to list the exchange senior notes, on the Luxembourg Stock Exchange. Funding and TXU Europe will use their reasonable best efforts to effect this listing. As long as the exchange senior notes are listed on that Exchange:

          o The exchange of certificated senior notes, if any, for the exchange senior notes may be done through Kredietbank, the Luxembourg paying agent;


          o    Funding and TXU Europe will provide Kredietbank SA
               Luxembourgeoise, the Luxembourg paying agent, with necessary documentation regarding the exchange offer;


          o All of the necessary documentation regarding the exchange offer will be made available at the offices of Kredietbank SA Luxembourgeoise, the Luxembourg paying agent; and


          o Funding and TXU Europe will cause the publication of a notice in a daily leading newspaper with general circulation in Luxembourg and will submit that notice to the Luxembourg Stock Exchange:


               - before the exchange offer, announcing the offer and indicating procedures to be followed; and

               - after the exchange offer, giving the results of the exchange.

FEES AND EXPENSES


          The expenses of soliciting tenders will be paid by Funding and TXU Europe. The principal solicitation is being made by mail; however, additional solicitation may be made by telecopier, telephone or in person by officers and regular employees of Funding and TXU Europe and their affiliates.



          Funding and TXU Europe have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers-dealers or others soliciting acceptances of the exchange offer. Funding and TXU Europe will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection with the exchange offer.



          The cash expenses to be incurred in connection with the exchange offer will be paid by Funding and TXU Europe and are estimated in the aggregate to be approximately $o. The expenses include registration fees, fees and expenses of the exchange agent, accounting and legal fees and printing costs, among others.



          Funding and TXU Europe will pay all transfer taxes, if any, applicable to the exchange of the senior notes in accordance with the exchange offer.



          The exchange offer is being made to satisfy Funding's and TXU Europe's obligations under the registration rights agreement. Funding and TXU Europe will not receive any proceeds from the exchange offer. In consideration of issuing global exchange senior notes in bearer form to the depositary in the exchange offer, Funding and TXU Europe will receive an equal principal amount of global senior notes in bearer form. Global senior notes in bearer form that are properly tendered in the exchange offer and not validly withdrawn will be accepted, canceled and retired and cannot be reissued.



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


                    DESCRIPTION OF THE EXCHANGE SENIOR NOTES

          The following description applies only to exchange senior notes, but all of the terms will also apply to any senior notes outstanding after the exchange offer. However, those senior notes will not be registered under the Securities Act and will remain subject to transfer restrictions.


          The senior notes were and the exchange senior notes will be issued under an indenture dated as of May 1, 1999 among Funding, TXU Europe and The Bank of New York, as trustee. The indenture includes a full, unconditional and irrevocable guarantee of the senior notes and the exchange senior notes by TXU Europe.



          Global certificates for the exchange senior notes in bearer form will be held by The Bank of New York as depositary under a deposit agreement. Beneficial interests in the exchange senior notes will trade through DTC. Specific terms of each series of the exchange senior notes will be described in an officer's certificate delivered to the trustee. Material terms of the exchange senior notes and the indenture are summarized below. You should read the indenture, the Trust Indenture Act, the officer's certificates and the deposit agreement for a more complete description. Copies of the indenture, the officer's certificates and the deposit agreement are available upon request to the trustee or depositary. Whenever particular provisions or defined terms in the indenture are referred to under this DESCRIPTION OF THE EXCHANGE SENIOR NOTES, those provisions or defined terms are incorporated by reference in this prospectus. For your convenience, we indicate sections of the indenture where they are described.



          Each series of debt securities issued under the indenture will be unsecured and unsubordinated obligations of Funding. Funding is a financing company whose sole source of funds is payment on loans it makes to TXU Europe. The exchange senior notes will be fully, unconditionally and irrevocably guaranteed by TXU Europe as to payment of principal, premium, if any, and interest and any Additional Amounts (as described below), and the guarantee will be an unsecured and unsubordinated obligation of TXU Europe. See -- "Guarantee of TXU Europe; Effective Priority of Subsidiary Obligations." The indenture does not limit the aggregate amount of indebtedness that Funding, TXU Europe or TXU Europe's subsidiaries may issue or the number of series or amount of debt securities that may be issued under the indenture.



          The covenants contained in the indenture will not afford beneficial owners of the exchange senior notes protection in the event of a highly-leveraged transaction involving Funding or TXU Europe.


PAYMENT OF INTEREST AND PRINCIPAL

          Interest on each series of exchange senior notes will:

          o Be payable in US dollars at the rate per annum specified in the title of the series;

          o Be computed on the basis of a 360-day year of twelve 30-day months, and for any period shorter than a month, on the basis of the actual number of days elapsed;

          o Be payable semi-annually in arrears on May 15 and November 15 of each year, beginning November 15, 1999;

          o Originally accrue from, and include May 13, 1999, the date of initial issuance; and

          o Be payable on overdue interest to the extent permitted by law at the same rate as interest is payable on principal.


          If any payment date is not a business day, payment will be made on the next business day, and no interest or other payment will result from the delay. With respect to payments, a business day is a day, other than a Saturday, Sunday or a day on which banking institutions and trust companies are generally authorized or required to remain closed in the place of payment.

          The record date for any exchange senior notes in certificated form will be the fifteenth day of the calendar month before the relevant interest payment date, whether or not it is a business day in The City of New York.


          The Bank of New York is paying agent for the exchange senior notes in The City of New York. So long as the exchange senior notes are listed on the Luxembourg Stock Exchange, Funding will maintain a paying agent in Luxembourg. Initially that paying agent will be Kredietbank SA Luxembourgeoise.


          Interest on each exchange senior note will be paid on each interest payment date to the bearer or, if the exchange senior notes are in certificated form, to the holder in whose name that exchange senior note is registered as of the close of business on the related record date, except that interest payable at maturity or upon redemption will be paid to the holder to whom principal is paid. If interest has not been paid when due on any exchange senior note, the defaulted interest may be payable to the bearer or, if the exchange senior notes are in certificated form, to the registered owner as of the close of business on a date selected by the trustee which may be not more than 15 days and not less than 10 days before the date proposed by Funding or TXU Europe for payment (Indenture, Section 307).


          The 6.15% exchange senior notes will mature on May 15, 2002. The 6.45% exchange senior notes will mature on May 15, 2005. The 6.75% exchange senior notes will mature on May 15, 2009.


          The principal of and interest on the exchange senior notes at maturity will be payable, at their principal amount, upon presentation of the exchange senior notes at the office of a paying agent. Funding may change the place of payment on the exchange senior notes, appoint one or more additional paying agents, including Funding, and may remove any paying agent, all at its discretion so long as there is a paying agent in The City of New York and, while the exchange senior notes are listed on the Luxembourg Stock Exchange, in Luxembourg.



GUARANTEE OF TXU EUROPE; EFFECTIVE PRIORITY OF SUBSIDIARY OBLIGATIONS



          TXU Europe has fully, unconditionally and irrevocably agreed to make the guarantee payments listed below in full to the holders of the exchange senior notes if they are not made by Funding, as and when due, regardless of any defense, right of set-off or counterclaim, except the defense of payment, that TXU Europe may have or assert. The following payments will be subject to the guarantee, without duplication:


          o Any accrued and unpaid interest required to be paid on the exchange senior notes;

          o Principal and premium, if any, plus all accrued and unpaid interest and Additional Amounts, if any, required to be paid on the exchange senior notes at maturity, upon acceleration or upon redemption (Indenture, Section 1401).


          TXU Europe's obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by TXU Europe to the holders of exchange senior notes or The Bank of New York, as paying agent, or other paying agent for the exchange senior notes or by causing Funding to pay those amounts to those holders.



          The guarantee will remain in effect until all exchange senior notes and senior notes are paid. It will rank equally in right of payment to guarantees of other series of debt securities issued under the indenture (Indenture, Section 1401). The guarantee will also rank equally with any other senior debt obligations of TXU Europe except as described under -- "Limitation on Liens."



          TXU Europe is a holding company that derives substantially all of its income from Eastern and its subsidiaries. Substantially all of TXU Europe's consolidated assets are held by Eastern and its subsidiaries. Accordingly, the ability of TXU Europe to service its debt, including its obligations under the guarantee, is largely dependent on the earnings of Eastern and its subsidiaries and the payment of those earnings to TXU Europe in the form of dividends, loans or advances, and through repayment of loans or advances from TXU Europe to those subsidiaries. The subsidiaries of TXU Europe, except for Funding, have no obligation to pay any amounts due on the exchange senior notes.

          The guarantee therefore is effectively subordinated to debt and preference share capital at the subsidiary level. The financial statements of TXU Europe and its predecessors included in this prospectus show the aggregate amount of subsidiary debt and preference share capital as of the date of those statements. This includes trade payables, guarantees and leases, letters of credit and other obligations of TXU Europe's subsidiaries. Upon liquidation or reorganization of a subsidiary of TXU Europe, the claims of that subsidiary's creditors will be superior to the claims of the holders of exchange senior notes or other creditors of TXU Europe. Although some debt instruments limit the amount of debt TXU Europe and its subsidiaries may incur, both TXU Europe and its subsidiaries retain the ability to incur substantial additional indebtedness and other obligations such as those under leases, letters of credit and other instruments.


DENOMINATIONS


          The exchange senior notes will be payable only in US dollars. The exchange senior notes and beneficial interests in them will be issued, and may be transferred, only in principal amounts of $10,000 and in multiples of $1,000 for amounts in excess of $10,000.


FORM, BOOK-ENTRY PROCEDURES AND TRANSFER

INTRODUCTION


          Beneficial interests in the exchange senior notes will trade through DTC. The exchange senior notes of each series in which beneficial interests are sold will be issued in the form of one or more global exchange senior notes in bearer form. Upon issuance, the trustee will authenticate and deliver the global exchange senior notes of each series to The Bank of New York, which will hold those global exchange senior notes as depositary for the benefit of DTC under to the deposit agreement. The depositary will issue to DTC or its nominee, in respect of each global exchange senior note, one or more certificateless book-entry interests, which together will represent a 100% beneficial interest in the global exchange senior notes of that series. The exchange senior notes will be held in global bearer form by the depositary and certificateless book-entry interests representing beneficial ownership of these exchange senior notes will be held by, or on behalf of, DTC.



          The depositary will record Cede & Co., as nominee of DTC, on its books as the initial registered owner of the book-entry interests and will also record any later registration and transfer of the book-entry interests. Unless and until the global exchange senior notes are exchanged in whole for certificated registered exchange senior notes, the depositary may not register the transfer of the book-entry interests except as a whole by DTC or its nominee to DTC or another nominee of DTC or a successor of DTC or a nominee of that successor.


         Upon the issuance by the depositary of the book-entry interests to DTC, DTC will credit the participants' accounts with the interests owned on its book-entry registration and transfer system. Ownership of beneficial interests in the book-entry interests will be shown on DTC's records or the records of direct or indirect participants of DTC. Transfer of beneficial interests in the book-entry interests will be effected only through records maintained by DTC or its direct or indirect participants. The beneficial interests in the exchange senior notes are governed by the terms and conditions of the indenture, the deposit agreement and the letters of representations from Funding to DTC.


          Under the deposit agreement, the global bearer exchange senior notes may be transferred only as a whole and, with Funding's consent, by the depositary or its nominee to the depositary or to a successor depositary or nominee.



          For so long as the depositary or its nominee is the holder of the global exchange senior notes, the depositary or its nominee will be considered the sole owner of the exchange senior notes for all purposes under the indenture. Except as explained below under -- "Certificated Registered Exchange Senior Notes," owners of beneficial interests in the exchange senior notes will not be entitled to have exchange senior notes registered in their names and will not receive physical delivery of exchange senior notes in certificated form. They will not be considered the owners or holders of the exchange senior notes under the indenture or the deposit agreement. Accordingly, each person owning a beneficial interest must rely on the procedures of the depositary and DTC and,



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



if that person is not a participant in DTC, on the procedures of the participant through which that person owns its beneficial interest, to exercise its rights and perform its obligations under the indenture or the deposit agreement. Those beneficial interests held through Euroclear or Cedelbank may also be subject to the procedures and requirements of that system.



          Regardless of any statement in this prospectus, Funding reserves the right to require any legends on the exchange senior notes as it may determine are necessary to ensure compliance with the securities laws of the US and the individual states and with any other applicable laws.


DTC

          DTC is a New York clearing corporation and a clearing agency registered under Section 17A of the Exchange Act. DTC holds securities for its participants. DTC facilitates settlement transactions among its participants through electronic computerized book-entry changes in participants' accounts. This eliminates the need for physical movement of securities certificates. The participants include securities brokers and dealers, banks, trust companies and clearing corporations. DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Others who maintain a custodial relationship with a participant can use the DTC system. The rules that apply to DTC and those using its systems are on file with the SEC.


          DTC management is aware that some computer applications, systems, and the like for processing data (systems) that are dependent upon calendar dates, including dates before, on, or after January 1, 2000, may encounter "Year 2000 Problems." DTC has informed its participants and other members of the financial community that it has developed and is implementing a program so that its systems, as the same relate to the timely payment of distributions (including principal and income payments) to securityholders book-entry deliveries, and settlement of trades within DTC, continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete, and a testing phase, which is expected to be completed within appropriate time frames.


          However, DTC's ability to perform properly its services is also dependent upon other parties, including, but not limited to, issuers and their agents, as well as third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electric utility service providers, among others. DTC has informed the industry that it is contacting, and will continue to contact, third party vendors from which DTC acquires services to: (1) impress upon them the importance of such services being Year 2000 compliant; and (2) determine the extent of their efforts for Year 2000 remediation, and, as appropriate, testing, of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.


          DTC has established a Year 2000 Project Office and will provide information concerning DTC's Year 2000 compliance to persons requesting that information. The address is as follows: The Depository Trust Company, Year 2000 Project Office, 55 Water Street, New York, New York 10041. Telephone numbers for the DTC Year 2000 Project Office are (212) 855-8068 and (212) 855-8881. In addition, information concerning DTC's Year 2000 compliance can be obtained from its web site at the following address: www.dtc.org.


          According to DTC, the foregoing information with respect to DTC has been provided to the industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

EUROCLEAR AND CEDELBANK


          Euroclear and Cedelbank each holds securities for its account holders and facilitates the clearance and settlement of securities transactions by electronic book-entry transfer between its respective account holders. In that way, they eliminate the need for physical movements of certificates and any risk that transfers of securities will not be simultaneous.

          Euroclear and Cedelbank provide various services including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Euroclear and Cedelbank also deal with residential securities markets in several countries through established depositary and custodial relationships. Euroclear and Cedelbank have established an electronic link between their two systems which allows their respective account holders to settle trades with each other.

          Account holders in Euroclear and Cedelbank are worldwide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to Euroclear and Cedelbank is available to other institutions that clear through or maintain a custodial relationship with an account holder of either system.

          Account holders' overall contractual relations with Euroclear and Cedelbank are governed by the respective rules and operating procedures of Euroclear and Cedelbank and any applicable laws. Euroclear and Cedelbank act under those rules and operating procedures only on behalf of their respective account holders and have no record of or relationship with persons holding through their account holders.

TRANSFERS AND SETTLEMENT

          All transfers of beneficial interests in book-entry interests will be recorded on the book-entry system maintained by DTC, will be effected in accordance with DTC's procedures, and will be settled in same-day funds. Transfers between account holders in Euroclear and Cedelbank will be effected in the ordinary way in accordance with the respective rules and operating procedures of Euroclear and Cedelbank.

          Subject to compliance with the transfer restrictions applicable to the beneficial interests, cross-market transfers between participants in DTC, on the one hand, and Euroclear or Cedelbank account holders, on the other hand, will be effected through DTC, in accordance with DTC's rules, on behalf of Euroclear or Cedelbank, as the case may be, through a depositary. Cross-market transfers will require delivery of instructions to Euroclear or Cedelbank, as the case may be, by the counterparty in that system in accordance with the rules and procedures and within the established deadlines of that system. Euroclear account holders and Cedelbank account holders may not deliver instructions directly to the depositaries for Euroclear or Cedelbank.

          Because of time zone differences, the securities account of a Euroclear or Cedelbank account holder purchasing a book-entry interest from a participant in DTC will be credited, and any crediting will be reported to the relevant Euroclear or Cedelbank account holder, during the securities settlement processing day immediately following the DTC settlement date. This must be a business day for Euroclear and Cedelbank. Cash received in Euroclear or Cedelbank as a result of sales of a book-entry interest by or through a Euroclear or Cedelbank account holder to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Cedelbank cash account only as of the business day for Euroclear or Cedelbank following the DTC settlement date.

          Although the foregoing sets out the procedures of DTC, Euroclear and Cedelbank in order to facilitate the transfer of interests in the exchange senior notes among participants of DTC, Euroclear and Cedelbank, none of DTC, Euroclear and Cedelbank are under any obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time.


          Funding, TXU Europe, the trustee, the depositary and any of the agents will not have any responsibility for the performance by DTC, Euroclear and Cedelbank or their respective participants of their respective obligations under the rules and procedures governing their operation.


PAYMENTS ON THE EXCHANGE SENIOR NOTES

          Payments on the global exchange senior notes will be made by Funding through the trustee or other paying agent to the depositary as the holder of global exchange senior notes. The depositary will, in turn, make payments in the same amounts to DTC. DTC will immediately credit participants' accounts with those payments in amounts proportionate to their interests in the book-entry interests as shown on the records of DTC. Payments by participants to owners of beneficial interests will be made according to standing customer instructions and customary practices. DTC will have no responsibility for payments by its participants.


          Neither Funding, TXU Europe, the trustee nor any paying agent will have any responsibility for payments made or to be made by the depositary to DTC in respect of the exchange senior notes or the book-entry interests in them, including any payments of Additional Amounts. Only DTC and its direct and indirect participants will be responsible for maintaining records of beneficial interests in book-entry interests and making payments related to those beneficial interests.


REDEMPTION OF BOOK-ENTRY INTERESTS


          If any global exchange senior notes are redeemed, the depositary will deliver the amount received by it to DTC. In the event of a partial redemption, selection of interests in the related book-entry interest to be redeemed will be made by DTC proportionately or on any other basis that DTC deems fair and appropriate.


          If all the exchange senior notes of any series are redeemed, the depositary will surrender the global exchange senior notes of that series to the trustee or the paying agent in Luxembourg for cancellation. The depositary will cancel the book-entry interests issued with respect to those exchange senior notes. If there is a partial redemption, the depositary will surrender the related global exchange senior note to the trustee or the paying agent in Luxembourg for reduction of principal amount by endorsement on the reverse of the global exchange senior note or in exchange for a substitute global exchange senior note in a reduced principal amount. The depositary will record on its books a corresponding reduction in the principal amount of the book-entry interests issued with respect to the global exchange senior note.

ACTION BY HOLDERS OF EXCHANGE SENIOR NOTES

          Funding understands that DTC, under its current practices, would authorize its participants owning interests to take any action holders are entitled to take under the indenture. Those participants would authorize indirect participants to take that action or would otherwise act upon the instructions of owners of beneficial interests holding through them.

          Within 10 days after receipt by the depositary of notice of any request for consents or similar action relating to the global exchange senior notes under the deposit agreement or the indenture, the depositary will mail to DTC a notice containing:

          o    Information contained in the notice to the depositary;

          o    The record date for response to the request or other action;


          o A statement that, on or before a specified date no later than 180 days after the record date, DTC may instruct the depositary as to the request or other action; and


          o    The manner in which those instructions may be given.

The depositary will try to act in accordance with DTC's instructions, provided that the depositary has been offered security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with these instructions. The depositary will not itself exercise any discretion in the granting of consents or the taking of any other action in respect of book-entry interests or global exchange senior notes. DTC is expected to follow its customary practices and procedures with respect to soliciting instructions from its participants.

REPORTS AND NOTICES

          Notices to holders of the exchange senior notes listed on the Luxembourg Stock Exchange will be published in a leading daily newspaper having general circulation in Luxembourg, probably the Luxemburger Wort. The depositary will promptly send to DTC a copy of any notices, reports and other


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communications received by it relating to Funding, the senior notes or the book-entry interests. In the case of certificated registered exchange senior notes, all notices regarding the exchange senior notes will also be mailed to the last known addresses of the holders shown on the security register for the exchange senior notes.

AMENDMENT AND TERMINATION OF DEPOSIT AGREEMENT

          The deposit agreement may be amended by Funding and the depositary without the consent of DTC or the beneficial owners of the exchange senior notes:

          o    To cure any defect, omission, inconsistency or ambiguity;

          o    To add covenants and agreements of Funding or the depositary;

          o To assign the depositary's rights and duties to a qualified successor;

          o To conform the deposit agreement to the requirements of the Securities Act, the Exchange Act, the Investment Company Act of 1940 or the Trust Indenture Act or any other applicable securities laws;

          o To modify the deposit agreement in connection with an amendment to the indenture that does not require the consent of DTC; or

          o To amend or supplement the deposit agreement in any way which, in the opinion of counsel acceptable to Funding, is not materially adverse to DTC or beneficial owners of an interest in the book-entry interests or inconsistent with the deposit agreement itself.

Otherwise, no amendment that materially adversely affects DTC or any beneficial owner of an exchange senior note may be made to the deposit agreement without the consent of DTC or the beneficial owner.

          The deposit agreement will cease to be of further effect when the indenture has been satisfied and discharged or:

          o Certificated registered exchange senior notes have been issued and the global exchange senior notes have been canceled;

          o All sums payable by Funding under the deposit agreement have been paid; and

          o    The deposit agreement has been satisfied and discharged.

RESIGNATION OF DEPOSITARY


          The depositary may resign upon 60 days' written notice to Funding and DTC. The resignation of the depositary will become effective upon acceptance of a successor depositary to similar arrangements. If no successor has been appointed by Funding within 120 days, then DTC may request issuance of the certificated registered exchange senior notes in the names and denominations as DTC instructs in writing. The depositary will then surrender the global exchange senior notes to the trustee for cancellation and the trustee will distribute the certificated registered exchange senior notes in accordance with the instructions of DTC.


OBLIGATION OF DEPOSITARY


          The depositary will undertake to perform only those duties specifically described in the deposit agreement and, subject to exceptions described in the deposit agreement, will assume no obligation under the deposit agreement other than for its own bad faith, negligence or willful misconduct in the performance of its duties under the deposit agreement.



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CERTIFICATED REGISTERED EXCHANGE SENIOR NOTES


          Owners of beneficial interests in the exchange senior notes will be entitled to receive certificated registered exchange senior notes only in the limited circumstances listed below:


          o DTC will not continue to hold the book-entry interests related to the global exchange senior notes or is no longer a clearing agency registered under the Exchange Act and Funding does not replace DTC within 120 days;

          o The depositary will not continue as depositary and no successor is appointed within 120 days; or


          o Funding, in its sole discretion, determines that the global exchange senior notes will be so exchangeable.


In addition, if an Event of Default under the indenture occurs and is continuing with respect to one or more series of exchange senior notes, any owner of a beneficial interest in the global exchange senior notes in default will, upon written request, be entitled to receive certificated registered exchange senior notes in exchange for the interest. In no event will an owner of beneficial interests be entitled to receive certificated exchange senior notes in bearer form.


          Certificated registered exchange senior notes will be issued only in principal amounts of $10,000 and additional multiples of $1,000 for amounts over $10,000. They will be issued in registered form only, without coupons, and will have the same interest rate, terms, maturity and be in the same aggregate principal amount as the related global exchange senior note. These certificated registered exchange senior notes will be registered in the names of which the depositary notifies the trustee based on the instructions of DTC. It is expected that those instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests.


          Holders of certificated registered exchange senior notes will be paid interest by check, except that registered owners of certificated registered exchange senior notes in an aggregate principal amount in excess of $50,000,000 may request payment of interest by wire transfer. Checks will be mailed to those holders at their last address known to the Security Registrar.


          BENEFICIAL OWNERS SHOULD BE AWARE THAT, UNDER CURRENT UK TAX LAW, FOLLOWING THE ISSUANCE OF CERTIFICATED REGISTERED EXCHANGE SENIOR NOTES, UK INCOME TAX (CURRENTLY AT THE RATE OF 20%) WILL BE WITHHELD ON ANY PAYMENTS OF INTEREST. SEE MATERIAL INCOME TAX CONSIDERATIONS -- "UK TAX CONSIDERATIONS." IF CERTIFICATED REGISTERED EXCHANGE SENIOR NOTES ARE ISSUED FOLLOWING AN EVENT OF DEFAULT AT THE REQUEST OF BENEFICIAL OWNERS OF INTERESTS IN THE GLOBAL EXCHANGE SENIOR NOTES, FUNDING WILL NOT PAY ANY ADDITIONAL AMOUNTS TO THOSE REQUESTING BENEFICIAL OWNERS, OR THEIR SUCCESSORS, IN RESPECT OF THOSE CERTIFICATED REGISTERED EXCHANGE SENIOR NOTES. SEE -- "ADDITIONAL AMOUNTS."



          However, payment of interest may be made free of deduction of UK income tax or subject to a reduced deduction by virtue of relief being available to the holder of certificated registered exchange senior notes under a double taxation treaty between the UK and the country of which that holder is resident. See MATERIAL INCOME TAX CONSIDERATIONS -- "UK Tax Considerations." In some cases, if an owner of a beneficial interest receives a certificated registered exchange senior note that it did not request, that owner will be entitled to receive Additional Amounts with respect to that certificated registered senior note. See -- "Additional Amounts."


REGISTRATION AND TRANSFER

          The transfer of certificated exchange senior notes may be registered, and exchange senior notes may be exchanged for other exchange senior notes of the same series of authorized denominations with the same terms and principal amounts at the corporate trust office of The Bank of New York in The City of New York or at the office of the paying agent in Luxembourg while the exchange senior notes are listed on the Luxembourg Stock Exchange. Funding may change the place for registration of transfer of the certificated exchange senior notes and may designate one or more additional places for that registration and exchange, all at its discretion. No service charge will be made for any registration of


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transfer or exchange of the exchange senior notes, but Funding may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of the exchange senior notes. Funding will not be required to execute or to provide for the registration of transfer of, or the exchange of:


          o Any exchange senior notes during a period of 15 days before giving any notice of redemption; or


          o Any exchange senior notes selected for redemption in whole or in part, except the unredeemed portion of any exchange senior notes being redeemed in part (Indenture, Section 305).

REDEMPTION


          o If Funding or TXU Europe is required to pay any Additional Amounts on any series of exchange senior notes or its related guarantee, Funding may redeem all exchange senior notes of the affected series at any time at the principal amount plus accrued interest and any accrued Additional Amounts. Required payments of Additional Amounts are described in detail below.



          o Funding may redeem all or part of the 6.45% exchange senior notes and 6.75% exchange senior notes at any time before maturity at a redemption price equal to:


               -    the greater of:

                    - 100% of the principal amount of the exchange senior notes to be redeemed, and

                    - the sum of the present values of all interest and principal payments scheduled from the redemption date to the maturity date calculated as described below

               - plus, in each case, accrued interest to the date of redemption and any accrued Additional Amounts.

          For purposes of determining this redemption price, future payments will be calculated on a semi-annual basis for 360-day years of twelve 30-day months. The present value will be determined by discounting each future payment at the "Treasury Rate" plus 20 basis points, in the case of the 6.45% exchange senior notes, and 25 basis points, in the case of the 6.75% exchange senior notes.

          The "Treasury Rate" used to calculate the redemption price for any redemption date will equal the semi-annual equivalent yield to maturity of the Comparable Treasury Security.


          The "Comparable Treasury Security" will be a United States Treasury security selected by an independent investment banker because (1) it has a maturity comparable to the remaining term of the exchange senior notes to be redeemed and (2) is a security that would ordinarily be used to price new issues of corporate debt securities of comparable maturity to the remaining term of the exchange senior notes to be redeemed. The independent investment banker that selects the Comparable Treasury Security will be one of the Reference Treasury Dealers appointed by the trustee after consultation with Funding.


          In determining the yield to maturity of the Comparable Treasury Security, a price will be assumed for that security for any redemption date that is equal to:


          o The average of the bid and asked prices for the Comparable Treasury Security, expressed in each case as a percentage of its principal amount, on the third business day before the redemption date, as listed in the daily statistical release, or any successor release, published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for US Government Securities," or


          o If those prices are not published that day, the average of the Reference Treasury Dealer Quotations actually obtained by the trustee for that redemption date.


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


          "Reference Treasury Dealer Quotations" means, for each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Security, expressed in each case as a percentage of its principal amount, quoted in writing to the trustee by that Reference Treasury Dealer at 5:00 p.m. on the third business day before the redemption date.


          "Reference Treasury Dealer" means Lehman Brothers Inc. and Morgan Stanley & Co. Incorporated and their respective successors; provided, however, that if either of them is no longer a primary US Government securities dealer in The City of New York, Funding will substitute a dealer that is.


          If the exchange senior notes are in global form, Funding will give notice to the holder of the exchange senior notes to be redeemed 30 to 60 days before the redemption date. If the exchange senior notes are in certificated form, Funding will mail notice to each holder of exchange senior notes to be redeemed 30 days to 60 days before the redemption date. In addition, if the exchange senior notes are listed on the Luxembourg Stock Exchange, notice of the redemption will also be published in a leading daily newspaper with general circulation in Luxembourg, probably the Luxemburger Wort, 30 to 60 days before the redemption date. At the time notice is given or mailed, the redemption may be made subject to receipt of redemption moneys by the trustee on or before the redemption date (Indenture, Section 404).


          No further interest or Additional Amounts will accrue after the redemption date upon payment by Funding or TXU Europe to the trustee of the redemption price on the exchange senior notes.


ADDITIONAL AMOUNTS


          All payments made under the guarantee or on the exchange senior notes will be made without withholding or deduction for any taxes or other governmental charges imposed by a jurisdiction in which Funding or TXU Europe was organized or is managed or has a place of business, or any political subdivision or taxing authority of that jurisdiction (each a Taxing Jurisdiction), unless the withholding or deduction is required by law. If any required withholding or deduction is made (Gross-Up Taxes), Funding or TXU Europe will pay to each holder of exchange senior notes as an Additional Amount the amount as may be necessary so that the net amount received by each holder of exchange senior notes after the withholding or deduction equals the amount that the holder would have received absent that withholding or deduction, except that no Additional Amounts will be payable:


          o To or for a holder who is liable for Gross-Up Taxes because of the holder's connection with the relevant jurisdiction, whether as a citizen, a resident or a national of the jurisdiction or because the holder carries on a business or maintains a permanent establishment there or is physically present there;

          o To or for a holder who presents an exchange senior note required to be presented for payment more than 30 days after the date on which payment first becomes due, unless that holder would have been entitled to those Additional Amounts by presenting an exchange senior note on the last day of the 30 day period;

          o To or for a holder who presents an exchange senior note, when presentation is required, at any place other than in The City of New York, or, so long as the exchange senior notes are listed on the Luxembourg Stock Exchange, in Luxembourg;

          o To or for a holder who would not be liable for the Gross-Up Tax by making a declaration of non-residence or similar claim for exemption to the relevant tax authority; or

          o To or for a holder of a certificated exchange senior note issued following and during the continuance of an Event of Default at the request of that holder, or its predecessor holder.

          No Additional Amounts will be payable with respect to any exchange senior note if the beneficial owner would not have been entitled to that payment if that beneficial owner had been a holder.


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



          References in this prospectus to any payments under the guarantee will include any Additional Amounts payable in connection with them.


OPTIONAL REDEMPTION TO AVOID ADDITIONAL AMOUNTS


          Funding will have the right to redeem all but not fewer than all of the exchange senior notes of a series at the principal amount plus accrued interest and any accrued Additional Amounts upon not less than 30 nor more than 60 days' notice if Funding or TXU Europe certifies to the trustee that it would be required to pay Additional Amounts with respect to that series because of:


          o An amendment to, clarification of, change in, or announced change to occur in the future in, the laws or regulations of a Taxing Jurisdiction or any political subdivision or taxing authority of the Taxing Jurisdiction;

          o    The issuance of certificated registered exchange senior notes:

               - at the request of beneficial owners of the exchange senior notes, following an Event of Default;

               - because DTC will not or cannot continue to hold the interests in the exchange senior notes in book-entry form and Funding does not replace DTC within 120 days; or

               - because The Bank of New York will not or cannot continue to act as depositary for the exchange senior notes and Funding does not replace it within 120 days;


and if Funding or TXU Europe further certifies to the trustee that Funding or TXU Europe cannot avoid the requirement to pay Additional Amounts by taking reasonable steps available to it.


DEFEASANCE


          Funding and TXU Europe will be discharged from their obligations on the exchange senior notes or any other series of debt securities issued under the indenture when either of them deposits with the trustee cash or government securities sufficient to pay the principal, interest, any premium and any other sums when due on or before the stated maturity date or a redemption date for that series of debt securities (Indenture, Section 701). Funding and TXU Europe will continue to be liable for any shortfall in the funds deposited unless they have provided an opinion of counsel that the discharge of their obligations will not create an adverse US tax effect for the holders.


LIMITATION ON LIENS


          So long as any exchange senior notes remain outstanding and subject to the exceptions noted below, neither Funding nor TXU Europe nor any subsidiary of TXU Europe may secure any debt with a lien on any of its coal, gas or electricity properties or gas or electricity contracts, or on shares of stock or on any debt of any subsidiary of TXU Europe that owns any of those properties or contracts, unless all exchange senior notes and the guarantee are secured by an equal or prior lien.


          Exceptions include the following permitted liens:

          o Liens on property or shares of stock existing at the time they were acquired or which secured their purchase price, or debt incurred within 270 days for the purpose of financing the cost of acquisition, improvement or construction of or on the property;

          o    Liens existing at the date of the indenture;


          o Liens on property or on shares of stock or indebtedness of any entity existing at the time it is merged into or consolidated with Funding, TXU Europe or a subsidiary;



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


          o Liens arising by operation of law, other than by reason of default;

          o Liens to secure short-term debt incurred in the ordinary course of business;

          o    Mechanic's liens, worker's compensation or similar liens;

          o    Liens to secure project finance debt;


          o Liens arising in connection with some securities, commodities, or currency contracts;



          o Liens securing TXU Europe's or Funding's debt to some of its subsidiaries;


          o Liens for taxes or governmental charges which are not yet delinquent or are being disputed in good faith by appropriate proceedings;


          o A lien on any gas or electricity contracts that the Board of Directors of TXU Europe has determined are not material to the business of TXU Europe and its subsidiaries taken as a whole;


          o A lien on property or shares of stock or indebtedness of an entity existing at the time it becomes a subsidiary, if the lien was not created in contemplation of the entity becoming a subsidiary;


          o Liens relating to the cash management facilities of TXU Europe or its subsidiaries;



          o Liens in favor of Funding or TXU Europe from any of their subsidiaries;


          o    Any extension, renewal or replacement of a permitted lien; and


          o A Lien with respect to debt in an aggregate amount which, together with all other secured debt of Funding or TXU Europe and the value of its properties sold and leased back, excluding permitted sale and leaseback transactions, does not at the time exceed 10% of TXU Europe's consolidated tangible assets net of current liabilities (Indenture, Section 608).


LIMITATION ON SALE AND LEASEBACK TRANSACTIONS


          So long as any debt securities remain outstanding, neither Funding nor TXU Europe will, and they will not permit any subsidiary of TXU Europe that owns coal, gas or electricity properties or gas or electricity contracts or shares of a subsidiary owning them, to sell and lease back for more than three years, including renewals, any of these properties, contracts or shares which it has owned for more than 270 days unless, after giving effect to the sale and leaseback, the lesser of (x) the aggregate value of all properties of Funding, TXU Europe and those TXU Europe subsidiaries subject to sale and leaseback transactions and (y) the present value of the total rent to be paid during the remaining term of the lease plus all debt of Funding, TXU Europe and those TXU Europe subsidiaries secured by liens does not exceed 10% of TXU Europe's consolidated tangible assets net of current liabilities. Liens which are exceptions to the limitation on liens noted above will not be included in that calculation.


          Sale and leasebacks will also be permitted with respect to any property:

          o If a lien on the property to be leased would be excepted from the limitation on liens noted above;


          o If Funding, TXU Europe or a TXU Europe subsidiary will have expended, within the time periods and for one or more of the purposes noted below, an amount equal to the greater of (a) the net proceeds received from the sale and leaseback and (b) the fair market value of the property to be leased at the time of entering into the sale and leaseback:

               - within the period beginning a year before and ending a year after the receipt of proceeds from the sale and leaseback, for other property, including capital improvements on the property, subject to the limitation on liens noted above, or shares of a subsidiary owning that property;



               - within a year following the receipt of proceeds from the sale and leaseback, for the repayment of either long-term debt of TXU Europe which ranks equally with the senior notes or long-term debt of some TXU Europe subsidiaries, but, unless the payment is required because of the sale and leaseback, not if the debt repayment is at maturity or under any mandatory prepayment or sinking fund provision (Indenture, Section 609).


CONSOLIDATION, MERGER, AND SALE OF ASSETS


          Under the terms of the indenture, neither Funding nor TXU Europe may consolidate with or merge into any other entity or convey, transfer or lease its properties and assets substantially as an entirety to any entity, unless:



          o The surviving or successor entity is organized under the laws of any jurisdiction and validly existing under the laws of that jurisdiction and it expressly assumes the obligations of Funding or TXU Europe, as the case may be, on all debt securities, the guarantee and under the indenture;


          o Immediately after giving effect to the transaction, no Event of Default and event which, after notice or lapse of time or both, would become an Event of Default, will have occurred and be continuing; and


          o Funding or TXU Europe, as the case may be, will have delivered to the trustee a certificate of an officer and an opinion of counsel as provided in the indenture (Indenture, Section 1101).



          The indenture does not restrict Funding or TXU Europe from entering into a merger in which Funding or TXU Europe, as the case may be, is the surviving entity (Indenture, Section 1103).


EVENTS OF DEFAULT

          "Event of Default," when used in the indenture with respect to each series of the exchange senior notes, means any of the following has occurred:

          o Failure to pay interest on any exchange senior note of that series within 30 days after it is due;

          o Failure to pay the principal of or any premium on any exchange senior note of that series when due;


          o Failure to perform or remedy any breach of any other covenant in the indenture, other than a covenant that does not relate to that series of debt securities, that continues for 90 days after Funding or TXU Europe receives written notice from the trustee, or Funding or TXU Europe and the trustee receive a written notice from the holders of 25% or more in principal amount of the debt securities of that series;



          o The guarantee of that series becomes ineffective or is disaffirmed by TXU Europe;



          o    Specified events in bankruptcy or insolvency of Funding or TXU
               Europe;



          o Specified events in bankruptcy or insolvency of a subsidiary of TXU Europe whose gross assets are 25% or more of TXU Europe's consolidated gross assets or whose gross revenues are 25% or more of TXU Europe's consolidated gross revenues;



          o Default in the payment when due of indebtedness for money borrowed exceeding $50,000,000 of Funding, TXU Europe or any subsidiary of TXU Europe whose gross assets are 25% or more of TXU Europe's consolidated gross assets or whose gross revenues are 25% or more of TXU Europe's consolidated gross revenues; or

          o Failure to pay Additional Amounts on any exchange senior note of that series within 30 days after it is due (Indenture, Section
               801).



          An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the indenture. The trustee will give notice to the holders of debt securities of the relevant series of any default known to the trustee in the manner and to the extent required by the Trust Indenture Act, unless cured or waived, in respect to payment of the exchange senior notes, effectiveness of the guarantee, payment of indebtedness of Funding, TXU Europe or a subsidiary of TXU Europe, or bankruptcy or insolvency of Funding, TXU Europe or any subsidiary of TXU Europe. The trustee will not give notice to the holders of debt securities of any other default known to the trustee until at least 45 days after the occurrence of the default (Indenture, Section 902).


REMEDIES

          If an Event of Default with respect to fewer than all the series of debt securities occurs and continues, the trustee or the holders of at least 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series, together with accrued interest, to be due and payable immediately. However, if the Event of Default applies to all outstanding debt securities under the indenture, only the trustee or holders of at least 25% in principal amount of all outstanding debt securities of all series, voting as one class, and not the holders of any one series, may make that declaration of acceleration (Indenture, Section 802).


          At any time after a declaration of acceleration with respect to the debt securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the trustee, the Event of Default giving rise to the declaration of acceleration will be considered waived, and the declaration and its consequences will be considered rescinded and annulled, if Funding or TXU Europe has paid or deposited with the trustee a sum sufficient to pay:


          o    All overdue interest on all debt securities of the series;

          o The principal of and premium, if any, on any debt securities of the series which have otherwise become due and interest that is currently due;

          o    To the extent permitted by law, interest on overdue interest;

          o    All amounts due to the trustee under the indenture; and

          o Any other Event of Default with respect to the debt securities of that series has been cured or waived as provided in the indenture (Indenture, Section 802).


          There is no automatic acceleration, even in the event of bankruptcy, insolvency or reorganization of Funding or TXU Europe.


          Other than its duties in case of an Event of Default, the trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any of the holders, unless the holders offer the trustee a reasonable indemnity. If they provide this reasonable indemnity, the holders of a majority in principal amount of any series of debt securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any power conferred upon the trustee. However, if the Event of Default relates to more than one series, only the holders of a majority in aggregate principal amount of all affected series will have the right to give this direction. The trustee is not obligated to comply with directions that conflict with law or other provisions of the indenture (Indenture, Section 812).

          No holder of debt securities of any series will have any right to institute any proceeding under the indenture, or any remedy under the indenture, unless:

          o The holder has previously given to the trustee written notice of a continuing Event of Default;


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


          o The holders of a majority in aggregate principal amount of the outstanding debt securities of all series in respect of which an Event of Default has occurred and is continuing have made a written request to the trustee, and have offered reasonable indemnity to the trustee, to institute proceedings;

          o The trustee has failed to institute any proceeding for 60 days after notice; and

          o The holders of a majority in aggregate principal amount of all series in default have not given the trustee direction inconsistent with the written request within that 60 day period (Indenture, Section 807).

However, these limitations do not apply to a suit by a holder of a debt security for payment of the principal, premium, if any, or interest or Additional Amounts, if any, due on the debt security on or after the applicable due date (Indenture, Section 808).


          TXU Europe will provide to the trustee an annual statement by an appropriate officer as to compliance with all conditions and covenants under the indenture (Indenture, Section 606).


MODIFICATION AND WAIVER


          Without the consent of any holder of debt securities, Funding, TXU Europe and the trustee may enter into one or more supplemental indentures for any of the following purposes:



          o To evidence the assumption by any permitted successor of the covenants of Funding or TXU Europe in the indenture and in the debt securities;



          o To add additional covenants of Funding or TXU Europe or to surrender any right or power of Funding or TXU Europe under the indenture;


          o    To add additional Events of Default;

          o To change or eliminate or add any provision to the indenture; provided, however, if the change, elimination or addition will adversely affect the interests of the holders of debt securities of any series in any material respect, that change, elimination or addition will become effective only:

               (1) when the consent of the holders of debt securities of that series has been obtained in accordance with the indenture; or

               (2) when no debt securities of the affected series remain outstanding under the indenture;

          o To provide collateral security for all but not part of the debt securities;

          o To establish the form or terms of debt securities of any other series or any guarantees as permitted by the indenture;

          o To provide for the issuance of additional bearer securities and related coupons, if any;

          o To evidence and provide for the acceptance of appointment of a separate or successor trustee;

          o To provide for the procedures required for use of a noncertificated system of registration for the debt securities of all or any series;


          o To change any place where principal, premium, if any, and interest will be payable, debt securities may be surrendered for registration of transfer or exchange and notices to Funding and TXU Europe may be served; or

          o To cure any ambiguity or inconsistency or to make any other provisions with respect to matters and questions arising under the indenture; provided that the action will not adversely affect the interests of the holders of debt securities of any series in any material respect (Indenture, Section 1201).



          The holders of a majority in aggregate principal amount of the debt securities of all series then outstanding may waive compliance by Funding and TXU Europe with some restrictive provisions of the indenture (Indenture, Section
607). The holders of a majority in aggregate principal amount of the debt securities of one or more but less than all series or tranches then outstanding may waive compliance by Funding and TXU Europe with some restrictive provisions of the indenture with respect to those series or tranches (Indenture, Section
607). The holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive any past default under the indenture with respect to that series, except a default in the payment of principal, premium, if any, or interest or Additional Amounts, if any, and some covenants and provisions of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected (Indenture, Section 813).



          If the Trust Indenture Act of 1939 is amended after the date of the indenture to require changes to the indenture, the indenture will be deemed to be amended so as to conform to that amendment of that Act. Funding, TXU Europe and the trustee may, without the consent of any holders of any debt securities, enter into one or more supplemental indentures to evidence the amendment (Indenture, Section 1201).


          The consent of the holders of a majority in aggregate principal amount of the debt securities of all series then outstanding is required for all other modifications to the indenture. However, if less than all of the series of debt securities outstanding are directly affected by a proposed supplemental indenture, then the consent only of the holders of a majority in aggregate principal amount of all series that are directly affected will be required. No amendment or modification may:

          o Change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security, or reduce the principal amount of any debt security or its rate of interest or change the method of calculating the interest rate or reduce any premium payable upon redemption, or change the currency in which payments are made, or impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any debt security, without the consent of the holder;


          o Reduce the percentage in principal amount of the outstanding debt securities of any series whose consent is required for any supplemental indenture or any waiver of compliance with a provision of the indenture or any default under the indenture and its consequences, or reduce the requirements for quorum or voting, without the consent of all the holders of the series; or



          o Modify some of the provisions of the indenture relating to supplemental indentures, waivers of specified covenants and waivers of past defaults with respect to the debt securities of any series, without the consent of the holder of each outstanding debt security affected by the modification or waiver (Indenture, Section 1202).


          A supplemental indenture which changes the indenture solely for the benefit of one or more particular series of debt securities, or modifies the rights of the holders of debt securities of one or more series, will not affect the rights under the indenture of the holders of the debt securities of any other series (Indenture, Section 1202).


          The indenture provides that debt securities owned by Funding, TXU Europe or anyone else required to make payment on the debt securities will be disregarded and considered not to be outstanding in determining whether the required holders have given a request or consent.



          Funding or TXU Europe may fix in advance a record date to determine the holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or other act of the holders, but neither Funding or TXU Europe will have any obligation to do so. If a record date is fixed for that purpose, the request, demand, authorization, direction, notice, consent, waiver or other act of the holders may be given before or after the record date, but only the holders of record at the close of business on that record date will be considered holders for the purposes of determining whether holders of the required percentage of the outstanding debt securities have authorized or agreed or consented to the request, demand, authorization, direction, notice, consent, waiver or other act of the holders. For that purpose, the outstanding debt securities will be computed as of the record date. Any request, demand, authorization, direction, notice, consent, election, waiver or other act of a holder will bind every future holder of the same debt securities and the holder of every debt security issued upon the registration of transfer of or in exchange of these debt securities. A transferee will be bound by acts of the trustee, Funding or TXU Europe taken in reliance on those requests or directions, whether or not notation of the action is made upon the debt security (Indenture, Section 104).


RESIGNATION OF A TRUSTEE


          A trustee may resign at any time by giving written notice to Funding and TXU Europe or may be removed at any time by act of the holders of a majority in principal amount of all outstanding series of debt securities and notice of that act has been delivered to the trustee, Funding and TXU Europe. No resignation or removal of a trustee and no appointment of a successor trustee will be effective until the acceptance of appointment by a successor trustee. So long as no Event of Default or event which, after notice or lapse of time, or both, would become an Event of Default has occurred and is continuing and except with respect to a trustee appointed by act of the holders, if Funding and TXU Europe deliver to the trustee resolutions of their Boards of Directors appointing a successor trustee and that successor has accepted the appointment in accordance with the terms of the indenture, the trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the indenture (Indenture, Section 910).


NOTICES

          Notices to holders of global bearer exchange senior notes will be given as provided for in the exchange senior notes. The depositary will forward these notices to DTC. These notices will then be forwarded to owners of beneficial interests in accordance with DTC's procedures. If certificated registered exchange senior notes are issued, notices will be given by mail to the addresses of the holders as they may appear in the security register for those exchange senior notes (Indenture, Section 106). So long as the exchange senior notes are listed on the Luxembourg Stock Exchange, notices will also be published in a leading daily newspaper with general circulation in Luxembourg, probably the Luxemburger Wort.

TITLE


          Funding, TXU Europe, the trustee, and any agent of Funding, TXU Europe or the trustee, will treat the bearer as the absolute owner of the global bearer exchange senior note. If certificated notes are issued, Funding, TXU Europe, the trustee, and any agent of Funding, TXU Europe or the trustee may treat the person in whose name certificated exchange senior notes are registered as the absolute owner of the certificated exchange senior notes, whether or not the exchange senior notes may be overdue, for the purpose of making payments and for all other purposes irrespective of notice to the contrary (Indenture, Section
308).


GOVERNING LAW

          The indenture, the deposit agreement, the exchange senior notes and the guarantee will be governed by, and construed in accordance with, the laws of the State of New York (Indenture, Section 112).

REGARDING THE TRUSTEE


          The trustee under the indenture is The Bank of New York. The Bank of New York is also depositary under the deposit agreement. TXU Europe and some of its affiliates also maintain various banking and trust relationships with The Bank of New York. One of the initial purchasers of the senior notes, BNY Capital Markets, Inc., is an affiliate of the trustee.

STATUS


          The exchange senior notes will be unsecured and unsubordinated obligations of Funding and will rank equally without any preference among themselves. Funding is a special purpose entity whose sole source of funds is payment on loans it makes to TXU Europe.


MEETINGS OF HOLDERS OF SENIOR NOTES


          The indenture contains provisions for the calling of meetings of holders of one or more series of the exchange senior notes to consider matters affecting their interest, including consents or waivers or other actions by the holders. See -- "Modification and Waiver" and "Remedies." The trustee may call a meeting of holders of one or more series at any time. The trustee will call a meeting at the request of Funding, TXU Europe or the holders of 33% in aggregate principal amount of the exchange senior notes of one or more series, considered as one class. Notice of the meeting will be given to the holders of the exchange senior notes of the affected series not less than 21 nor more than 180 days before the date of the meeting. The holders of a majority in principal amount of the exchange senior notes of the affected series, considered as one class, will constitute a quorum at the meeting. Attendance at a meeting may be in person or by proxy.



                       MATERIAL INCOME TAX CONSIDERATIONS


UK TAX CONSIDERATIONS


          The following is a summary of current law and practice in the UK relating to the taxation of the exchange senior notes. The summary applies only to persons who are beneficial owners of the exchange senior notes, and may not apply to special situations such as dealers in securities and persons connected with Funding.


          Prospective noteholders who may be subject to tax in a jurisdiction other than the UK or who may be unsure as to their tax position should seek their own professional advice.


          For the purposes of this summary, references to noteholders are references to the holders of interests in exchange senior notes and the holders of certificated registered exchange senior notes.


INTEREST AND OTHER PROFITS, GAINS AND LOSSES IN RELATION TO THE EXCHANGE SENIOR NOTES

Interest on the Bearer Exchange Senior Notes - Withholding Tax
--------------------------------------------------------------

          The exchange senior notes will constitute "quoted Eurobonds" as long as they continue to be in bearer form and listed on a "recognised stock exchange." The Luxembourg Stock Exchange is a "recognised stock exchange" for these purposes. Accordingly, payments of interest on the exchange senior notes may be made without withholding or deduction for, or on account of, UK income tax:

          (a)  where payment is made by or through a person outside the UK; or

          (b) where the payment is made by or through a person in the UK and either:


               (1) the beneficial owner of the exchange senior notes and of the interest on those notes is not resident in the UK, or


               (2) the exchange senior notes are held in a "recognised clearing system"; DTC, on whose behalf the exchange senior notes will be held by the depositary, is designated as a "recognised clearing system" for this purpose;


               and a declaration to that effect in the required form has been given to the paying agent and the UK Inland Revenue has not issued a direction that it considers that no exemption from the requirement to withhold or deduct applies.

          In all other cases, whether or not payment is made through a paying agent, interest on the exchange senior notes will be paid after deduction of UK income tax at the lower rate, which is, currently, 20%, unless the Inland Revenue has previously directed, in relation to a particular holder of exchange senior notes, that payment should be made free of that deduction or subject to a reduced deduction by virtue of relief being available to the holder of those exchange senior notes under the provisions of any applicable double taxation treaty.



          A person, referred to in this summary as a collecting agent, in the UK who, in the course of a trade or profession, either:



          (a) acts as custodian of the exchange senior notes and receives interest on the exchange senior notes, or directs that interest on the exchange senior notes be paid to another person, or consents to payment of interest on the exchange senior notes being made to another person;



          (b) collects or secures payment of, or receives interest on, the exchange senior notes for another person, including the holder of such exchange senior notes; or


          (c) acts for another person in arranging to collect or secure payment of interest on the exchange senior notes;


except by means solely of clearing a check or arranging for the clearing of a check, will be required to withhold UK income tax at the lower rate unless:


          (1) the relevant exchange senior notes are held in a "recognised clearing system" and the collecting agent either:

               (A) pays or accounts for the interest directly or indirectly to the "recognised clearing system;" or

               (B) is acting as a depositary for the "recognised clearing system";


          (2) the beneficial owner of the exchange senior notes and of the interest on those notes is not resident in the UK; or



          (3) one of a number of other exceptions to the requirement to withhold applies by reference to the status of the recipient; those exceptions include cases where the exchange senior notes are held by a discretionary trust not having UK resident beneficiaries, a foreign government, a UK bank, a charity or a tax-exempt pension fund.



          In the case of most of the above exceptions, conditions imposed by regulations, including, where so required, the making of a declaration in the required form, may have to be satisfied. The collecting agent will be required to withhold if the Inland Revenue, having reason to believe that no exception applies, issues a direction to that effect.



Interest on Certificated Registered Exchange Senior Notes - Withholding Tax
---------------------------------------------------------------------------



          Interest on certificated registered exchange senior notes will be payable subject to deduction of UK income tax at the lower rate, which is, currently, 20%, unless the Inland Revenue has previously directed, in relation to a particular holder of certificated registered exchange senior notes, that payment should be made free of that deduction or subject to a reduced deduction by virtue of relief available to the holder of those certificated exchange senior notes under the provisions of any applicable double taxation treaty.


Taxation of Interest and Other Profits, Gains and Losses in relation to the
---------------------------------------------------------------------------
Exchange Senior Notes
---------------------


          Unless otherwise stated, the following summary applies to noteholders who are UK resident persons and non-UK resident persons who hold exchange senior notes, including interests in bearer exchange senior notes, for the purposes of a business carried on in the UK through a branch or agency.

          (1)  Corporate noteholders


               A corporate noteholder will, in any accounting period, normally bring into account, for the purposes of UK corporation tax on income, debits and credits in that accounting period relating to interest on the exchange senior notes and fluctuations in the value of the exchange senior notes, including fluctuations as a result of changes in the US dollar/sterling exchange rate, broadly in accordance with the noteholder's statutory accounting treatment. If any UK income tax is deducted from interest paid to such noteholder, the sterling equivalent at the time of deduction of that income tax will either be offset against any income tax payable by the noteholder in respect of any payments made by the noteholder which are of the kind specified in the legislation as payments from which a company is required to deduct UK income tax or be available for credit against the noteholder's liability to corporation tax.



               The exchange of senior notes for exchange senior notes under the exchange offer may constitute a disposal of the senior notes by corporate noteholders. However, depending on the accounting treatment, such a disposal is unlikely to result in a charge to corporation tax which is greater than if no exchange had taken place.


          (2)  Non-corporate noteholders


               Non-corporate noteholders will generally be liable for UK income tax on the gross amount of any interest received in respect of the exchange senior notes; the taxable amount will be calculated by reference to the US dollar/sterling exchange rate at the date of receipt. If any income tax is deducted from interest paid to such a noteholder, credit will be available for its sterling equivalent at the time of deduction.



               The disposal of all or some of the exchange senior notes, including disposal on redemption, by a non-corporate noteholder would generally be treated, for the purposes of UK capital gains tax, as a disposal or part disposal of those exchange senior notes by that noteholder. A disposal or part disposal could, depending on that noteholder's individual circumstances, give rise to a liability for capital gains tax. Taper, or graduated, relief may be available to reduce any gain arising on a disposal or part disposal, depending on the length of time for which the exchange senior notes disposed of have been held at the time of disposal. However, under the "accrued income scheme," a transfer of exchange senior notes could also give rise to a charge to UK income tax in respect of an amount representing interest on the exchange senior notes which has accrued since the preceding interest payment date or since issue; any amount charged to income tax in that way would be deducted from the disposal proceeds for the purposes of capital gains tax. The exchange of senior notes for exchange senior notes pursuant to the exchange offer should constitute a conversion of securities, and, therefore, should not be treated as a disposal for the purposes of UK capital gains tax.



          (3)  Other noteholders



               A noteholder who is neither a UK resident person nor a non-UK resident person holding exchange senior notes for the purposes of a business carried on in the UK through a branch or agency will not be subject to UK tax on any interest received on the exchange senior notes or any fluctuations in value of the exchange senior notes, except to the extent that UK income tax is deducted at source. As mentioned above, a noteholder of that kind should be able to obtain payment of interest on the exchange senior notes without deduction of tax.


STAMP DUTY AND STAMP DUTY RESERVE TAX

          No stamp duty or stamp duty reserve tax will be payable on the issue of the bearer exchange senior notes or the certificated exchange senior notes.

          No stamp duty will be payable on the transfer by delivery of bearer exchange senior notes. No stamp duty reserve tax will be payable on an agreement to transfer bearer exchange senior notes.

          No stamp duty reserve tax or stamp duty will be payable on an agreement for the transfer of, or on the transfer of, certificated exchange senior notes.

US INCOME TAX CONSIDERATIONS


          The following summary describes material US federal income tax consequences of the acquisition, ownership and disposition of the exchange senior notes. Except where noted, it deals only with exchange senior notes held as capital assets within the meaning of section 1221 of the US Internal Revenue Code of 1986, as amended, and does not deal with special situations, such as those of dealers in securities or currencies, financial institutions, life insurance companies, persons holding the exchange senior notes as part of a hedging or conversion transaction or a straddle, persons who have a functional currency other than the US dollar, or persons who are not US holders, as defined below. In addition, this discussion does not address the tax consequences to persons who purchased the senior notes other than in their initial issuance and distribution, and who acquire the exchange senior notes other than in the exchange offer. Furthermore, the discussion below is based upon the Code, existing and proposed Treasury regulations promulgated under the Code, and current administrative rulings and judicial decisions under the Code and regulations, all of which are subject to change, possibly on a retroactive basis, so as to result in US federal income tax consequences different from those discussed below.



          As used in this prospectus, a US holder means a holder of a beneficial interest in an exchange senior note that is:



          o    A citizen or resident of the US;



          o A corporation, partnership or other entity created or organized in or under the laws of the US or any political subdivision of the US;



          o An estate the income of which is subject to US federal income taxation regardless of its source, or



          o A trust the administration of which is subject to the primary supervision of a court within the US and for which one or more US persons have the authority to control all substantial decisions.


          Prospective holders of beneficial interests in the exchange senior notes are advised to consult with their tax advisors as to the US federal income tax consequences of the purchase, ownership and disposition of the exchange senior notes in light of their particular circumstances, as well as the effect of any state, local or other tax laws.

EXCHANGE OF SENIOR NOTES FOR EXCHANGE SENIOR NOTES


          An exchange of beneficial interests in senior notes for beneficial interests in exchange senior notes in the exchange offer should not constitute a taxable event for US federal income tax purposes because the exchange senior notes should not be considered materially different in kind or extent from the senior notes. Beneficial interests in exchange senior notes should be treated as a continuation of beneficial interests in senior notes in the hands of a US holder. As a result, US holders who effect an exchange should not recognize any income, gain or loss for US federal income tax purposes with respect to the exchange. In addition, a US holder's tax basis in an exchange senior note will be the same as that holder's basis in the senior note which is exchanged, and a US holder's holding period in an exchange senior note will include that holder's holding period in the senior note which is exchanged.


PAYMENTS OF INTEREST


          Stated interest on an exchange senior note, including any Additional Amounts and any Gross-Up Taxes in respect of which those Additional Amounts are paid, will generally be taxable to a US holder as ordinary income at the time it is paid or accrued in accordance with the US holder's method of accounting for tax purposes.

          For purposes of computing the US foreign tax credit limitation, interest income received from Funding and payments received from TXU Europe in respect of the guarantee will generally be treated as foreign source income and, in general, passive income or financial services income, or, if subject to a withholding tax of 5% or more, high withholding tax income.


SALE, EXCHANGE OR REDEMPTION OF THE EXCHANGE SENIOR NOTES


          Upon the sale, exchange or redemption of beneficial interests in the exchange senior notes, a US holder will recognize gain or loss equal to the difference between (1) the amount realized upon the sale, exchange or redemption, excluding any accrued and unpaid interest not previously included in income, and (2) that US holder's adjusted tax basis in the exchange senior notes. A US holder's adjusted tax basis in the exchange senior notes generally will be the initial purchase price it paid for the senior notes it is exchanging, net of accrued interest. The gain or loss will be capital gain or loss and will be long-term capital gain or loss if, at the time of sale, exchange or redemption, the exchange senior notes are treated as having been held for more than one year. Under current law, the deductibility of capital losses is subject to limitations. The net capital gains of individuals are taxed at lower rates than ordinary income.


          Any gain or loss realized by a US holder on the sale, exchange or redemption of the exchange senior notes generally will be treated as from sources within the US for purposes of computing the US foreign tax credit limitation.

INFORMATION REPORTING AND BACKUP WITHHOLDING


          To the extent required by law, income on the exchange senior notes will be reported to US holders on Form 1099, which should be mailed to the holders by January 31 following each calendar year.


          Payment of the proceeds from the disposition of the exchange senior notes to or through the US office of a broker is subject to information reporting unless the US holder establishes an exemption from information reporting.


          Payments made in respect of, and proceeds from the sale of, the exchange senior notes may be subject to "backup withholding" tax of 31% if the US holder fails to comply with identification requirements prescribed by the Code and regulations, or has previously failed to report in full dividend and interest income, or does not otherwise establish its entitlement to an exemption. Any withheld amounts will be refunded or allowed as a credit against that US holder's US federal income tax liability, provided that information required by the Code and regulations is furnished to the US Internal Revenue Service.

                              PLAN OF DISTRIBUTION


          Except as described below, a broker-dealer may not participate in the exchange offer in connection with a distribution of the exchange senior notes, which, for the purposes of this PLAN OF DISTRIBUTION section, generally means beneficial interests in exchange senior notes. Each broker-dealer that receives exchange senior notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the exchange senior notes. Based on SEC staff interpretations, a broker-dealer could use this prospectus, as it may be amended or supplemented from time to time, in connection with resales of exchange senior notes received in the exchange offer where the beneficial interests in senior notes for which they were exchanged were acquired as a result of market-making activities or other trading activities. Funding and TXU Europe have agreed that for a period not to exceed 90 days, they will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until ____________ ___, 1999 all dealers effecting transactions in the exchange senior notes may be required to deliver a prospectus.



          The information described above concerning SEC staff interpretations is not intended to constitute legal advice, and broker-dealers should consult their own legal advisors with respect to these matters.



          Funding and TXU Europe will not receive any proceeds from the exchange offer or any sale of exchange senior notes by broker-dealers. Exchange senior notes received by broker-dealers for their own account in the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange senior notes or a combination of those methods of resale, at market prices prevailing at the time of resale, at prices related to those prevailing market prices or negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer and/or the purchasers of any exchange senior notes. Any broker-dealer that resells exchange senior notes that were received by it for its own account in the exchange offer and any broker or dealer that participates in a distribution of the exchange senior notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any resale of exchange senior notes and any commissions or concessions received by any of those persons may be deemed to be underwriting compensation under the Securities Act. Any broker or dealer registered under the Exchange Act who holds senior notes that were acquired for its own account as a result of market-making activities or other trading activities, other than senior notes acquired directly from Funding and TXU Europe, may exchange those senior notes in the exchange offer; however, that broker or dealer may be deemed to be an "underwriter" within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the exchange senior notes received by the broker or dealer in the exchange offer. This prospectus delivery requirement may be satisfied by the delivery by that broker or dealer of this prospectus. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.



          Funding and TXU Europe have agreed to pay the expenses of registration of the exchange senior notes and will indemnify the holders of the exchange senior notes, including any broker-dealers, against liabilities detailed in the registration rights agreement, including liabilities under the Securities Act.



          Before the exchange offer, there has been no public market for the senior notes. Funding and TXU Europe do not intend to apply for listing of the exchange senior notes on any securities exchange other than the Luxembourg Stock Exchange. There can be no assurance that an active market for the exchange senior notes will develop. To the extent that a market for the exchange senior notes does develop, the market value of the exchange senior notes will depend on market conditions (including yields on alternative investments), general economic conditions, Funding's and TXU Europe's financial condition and other conditions. Those conditions might cause the exchange senior notes, to the extent that they are actively traded, to trade at a significant discount from face value. Funding and TXU Europe have not entered into any arrangement or understanding with any person to distribute the exchange senior notes to be received in the exchange offer.



          Funding and TXU Europe have not agreed to compensate broker-dealers who effect the exchange of senior notes on behalf of holders.

                                     EXPERTS



          The consolidated financial statements of Eastern and TXU Europe and the financial statements of Overseas included in this prospectus have been audited by PricewaterhouseCoopers, independent auditors, as stated in their reports included in this prospectus, and have been included in this prospectus in reliance upon the reports of PricewaterhouseCoopers given upon their authority as experts in accounting and auditing.



          The statements made as to matters of law and legal conclusions in this prospectus under MATERIAL INCOME TAX CONSIDERATIONS -- "UK Tax Considerations" have been reviewed by Norton Rose, London, England, and are included in this prospectus in reliance upon the opinion of that firm given upon their authority as experts. The statements made as to matters of law and legal conclusions in this prospectus under MATERIAL INCOME TAX CONSIDERATIONS -- "US Income Tax Considerations" have been reviewed by Thelen Reid & Priest LLP, New York, New York, and are included in this prospectus in reliance upon the opinion of that firm given upon their authority as experts.


                                    LEGALITY


          The validity of the exchange senior notes is being passed upon for Funding and TXU Europe by Worsham, Forsythe & Wooldridge, L.L.P., Dallas, Texas, by Thelen Reid & Priest LLP and by E.J. Lean, General Counsel to Funding and TXU Europe. However, all matters concerning the incorporation of Funding and TXU Europe and all other matters of UK law relating to Funding and TXU Europe will be passed upon only by E.J. Lean. At June 30, 1999, members of the firm of Worsham, Forsythe & Wooldridge, L.L.P. owned approximately 41,000 shares of the common stock of TXU Corp.


                         NATURE OF FINANCIAL INFORMATION


          The financial information in this prospectus in respect of TXU Europe and Eastern included in SUMMARY -- "Selected Financial Information," CAPITALIZATION and MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS does not constitute statutory accounts under Section 240 of the UK Companies Act 1985. Statutory accounts of Eastern for the fiscal year ended March 31, 1998 to which a portion of that financial information relates have been delivered to the Registrar of Companies in England and Wales. The auditors of Eastern have made a report under Section 236 of the Companies Act on the statutory accounts for that fiscal year which was not qualified within the meaning of Section 262 of the Companies Act and did not contain a statement made under Section 237(2) or 237(3) of the Companies Act.


                       WHERE YOU CAN FIND MORE INFORMATION


          TXU Europe will be required to file reports under the Exchange Act of 1934 and will file those reports with the SEC. These SEC filings will be available to the public over the Internet at the SEC's website at http://www.sec.gov. You will also be able to read and copy any of these SEC filings at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. In addition, these filings will be available at the offices of the paying agent in Luxembourg.



          No separate financial statements of Funding are included or incorporated by reference in this prospectus. TXU Europe and Funding do not consider that those financial statements would be material to holders of beneficial interests in the exchange senior notes because (1) Funding is a newly incorporated company that has no operating history and no independent operations, and (2) Funding was formed for the sole purpose of providing financing for the operations of TXU Europe and its subsidiaries. In addition, Funding does not expect to file reports under the Exchange Act as a result of the registration of the exchange senior notes under the Securities Act. See TXU EASTERN FUNDING COMPANY.


          Copies of the indenture and the deposit agreement with respect to the exchange senior notes will be available at the offices of the paying agents for the exchange senior notes.

                 LUXEMBOURG STOCK EXCHANGE AND OTHER INFORMATION

LISTING


          A notice relating to the issue (Notice Legale) as well as the Memorandum and Articles of Association of Funding and the Memorandum and Articles of Association of TXU Europe have been lodged with the Chief Registrar of the District Court of Luxembourg (Greffier en chef du Tribunal d'Arrondissement de et a Luxembourg) where these documents may be examined and copies obtained.


EUROCLEAR AND CEDELBANK

          The exchange senior notes have been accepted for clearance through Cedelbank and Euroclear. For the 6.15% exchange senior notes, the Common Code number is o and the ISIN number is o. For the 6.45% exchange senior notes, the Common Code number is o and the ISIN number is o. For the 6.75% exchange senior notes, the Common Code number is o and the ISIN number is o.

AUTHORIZATION


          Funding was authorized to issue the exchange senior notes by resolution of its Board of Directors on February 19, 1999. TXU Europe was authorized to issue the guarantee by resolution of its Board of Directors on February 19, 1999.


SIGNIFICANT OR MATERiAL CHANGE


          Except as disclosed in this prospectus, there has been no significant change in the financial or trading position of (1) Funding since its incorporation, (2) TXU Europe since its incorporation and (3) Eastern and its consolidated subsidiaries since March 31, 1998, the date of the last published consolidated accounts of those companies. Since those dates, except as disclosed in this prospectus, there has been no material adverse change in the financial position or prospects of Funding, TXU Europe or Eastern and its subsidiaries.


LITIGATION


          Neither Funding nor TXU Europe is involved in any litigation or arbitration proceedings which are material in the context of the issue of the exchange senior notes nor, so far as Funding or TXU Europe is aware, is any such litigation or arbitration pending or threatened.


AUDITORS

          Funding has not published any financial statements since its date of incorporation.


          TXU Europe produced its first audited financial statements on March 3, 1999.



          The following additional audited financial statements for TXU Europe are included in this prospectus:


          (1)  for the period from formation through December 31, 1998; and


          (2)  for the period from formation through March 31, 1999.


          The financial information in respect of Eastern and its subsidiaries as of March 31, 1998 and for the two year period then ended, that is contained in this document does not constitute statutory accounts within the meaning of
Section 240 of the Companies Act. Statutory accounts for each of the two years in the two year period ended March 31, 1998 have been delivered to the Registrar of Companies in England and Wales, and Price Waterhouse gave an unqualified report on those accounts, without any statement under Section 237(2) or (3) of the Companies Act.

DOCUMENTS AVAILABLE


          Copies of the following documents may be inspected at, and, in the case of the financial statements referred to in clause (iii) below, obtained from, the offices of the paying agent for the exchange senior notes in Luxembourg during usual business hours on any weekday (Saturdays and public holidays excepted) so long as any of the exchange senior notes remain outstanding:


                (i)     the Memorandum and Articles of Association of Funding;


                (ii)    the Memorandum and Articles of Association of TXU
                        Europe;



                (iii) the latest annual consolidated financial statements of TXU Europe and interim financial statements of TXU Europe, which are expected to be available on a quarterly basis; financial statements of Funding are not prepared or published, nor are they expected to be prepared or published in the future (if, in the future, Funding is required to prepare and publish financial statements, those financial statements will be also be available at the offices of the paying agent for the exchange senior notes in Luxembourg); and


                (iv) the indenture and each officer's certificate (which contains the forms of a series of the exchange senior notes), the deposit agreement and the letters of representations.

                          INDEX TO FINANCIAL STATEMENTS



TXU EASTERN HOLDINGS LIMITED (now known as TXU EUROPE LIMITED) AND SUBSIDIARIES (Successor Company)

                                                                          Page
                                                                          ----


Report of Independent Accountants ........................................F-3
Financial Statements:
         Consolidated balance sheets as of December 31, 1998
                  and as of March 31, 1999 ...............................F-4
         Statements of consolidated income for the period from
                formation through December 31, 1998 and for the
                period from formation through March 31, 1999 .............F-6
         Statements of consolidated comprehensive income for
                the period from formation through December 31,
                1998 and for the period from formation through
                March 31, 1999 ...........................................F-7
         Statements of consolidated common stock equity for
                the period from formation through December 31,
                1998 and for the period from formation through
                March 31, 1999 ...........................................F-8
         Statements of consolidated cash flows for the period
                from formation through December 31, 1998 and
                for the period from formation through March 31, 1999 .....F-9
         Notes to the consolidated financial statements ..................F-11


EASTERN GROUP plc AND SUBSIDIARIES (Predecessor Company)


Report of Independent Accountants ........................................F-35
Financial Statements:
         Consolidated balance sheet as of March 31, 1998 .................F-36
         Statements of consolidated income for the years ended
                March 31, 1997 and 1998 and for the period from
                April 1, 1998 through May 18, 1998 .......................F-38
         Statements of consolidated comprehensive income for
                the years ended March 31, 1997 and 1998 and for
                the period from April 1, 1998 through May 18, 1998 .......F-39
         Statements of consolidated common stock equity for
                the years ended March 31, 1997 and 1998 and for
                the period from April 1, 1998 through May 18, 1998 .......F-40
         Statements of consolidated cash flows for the
                years ended March 31, 1997 and 1998 and for
                the period from April 1, 1998 through May 18, 1998 .......F-41
         Notes to the consolidated financial statements ..................F-42


ENERGY GROUP OVERSEAS B.V.


Report of Independent Accountants ........................................F-62
Financial Statements:
         Balance Sheet as of March 31, 1998 ..............................F-63
         Statements of income for the periods from
                formation through March 31, 1998 and from
                April 1, 1998 through May 18, 1998 .......................F-64
         Statements of comprehensive income for the periods
                from formation through March 31, 1998 and from
                April 1, 1998 through May 18, 1998 .......................F-65
         Statements of common stock equity for the periods
                from formation through March 31, 1998 and from
                April 1, 1998 through May 18, 1998 .......................F-66
         Statements of cash flows for the periods from
                formation through March 31, 1998 and from
                April 1, 1998 through May 18, 1998 .......................F-67
         Notes to the financial statements ...............................F-68

TXU EUROPE LIMITED AND SUBSIDIARIES



Financial Statements:
         Unaudited condensed consolidated balance sheet as
                of June 30, 1999 .........................................F-71
         Unaudited condensed statements of consolidated
                income of the Predecessor Company for the
                period from January 1, 1998 through May 18, 1998
                and of the Successor Company for the period from
                formation through June 30, 1998 and of the
                Successor Company for the six months ended
                June 30, 1999 ............................................F-73
         Unaudited condensed statements of consolidated
                comprehensive income of the Predecessor Company
                for the period from January 1, 1998 through
                May 18, 1998 and of the Successor Company for
                the period from formation through June 30, 1998
                and of the Successor Company for the six months
                ended June 30, 1999 ......................................F-74
         Unaudited condensed statements of consolidated
                cash flows of the Predecessor Company for the
                period from January 1, 1998 through May 18, 1998
                and of the Successor Company for the period from
                formation through June 30, 1998 and of the
                Successor Company for the six months ended
                June 30, 1999 ............................................F-75
         Notes to the unaudited condensed consolidated
                financial statements .....................................F-76



TXU EUROPE LIMITED



         Unaudited condensed combined pro forma statement of
                income from continuing operations for the year
                ended December 31, 1998 ..................................P-1
         Notes to unaudited condensed combined pro forma
                statement of income ......................................P-3



The financial statement schedules are omitted because of the absence of the conditions under which they are required or because the information is included in the consolidated financial statements or the notes thereto.

[LOGO] PRICEWATERHOUSECOOPERS
--------------------------------------------------------------------------------




                        Report of Independent Accountants
                        ---------------------------------

To the Board of Directors and Shareholders of TXU Eastern Holdings Limited and Subsidiaries

In our opinion, the accompanying consolidated balance sheets and the related statements of consolidated income, of comprehensive income, of common stock equity and of cash flows present fairly, in all material respects, the financial position of TXU Eastern Holdings Limited and its subsidiaries at December 3l, 1998 and March 31, 1999, and the results of their operations and their cash flows for the periods from formation (February 5, 1998) to December 31, 1998 and from formation to March 31, 1999 in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards in the United Kingdom which do not differ significantly with those in the United States and which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers
London, England
June 30, 1999


PricewaterhouseCoopers is the successor partnership to the UK firms of Price Waterhouse and Coopers & Lybrand. The principal place of business of PricewaterhouseCoopers and its associate partnerships, and of Coopers & Lybrand, is 1 Embankment Place, London WC2N 6NN. The principal place of business of Price Waterhouse is Southwark Towers, 32 London Bridge Street, London SE1 9SY. Lists of the partners' names are available for inspection at those places.

All partners in the associate partnerships are authorised to conduct business as agents of, and all contracts for services to clients are with, PricewaterhouseCoopers. PricewaterhouseCoopers is authorised by the Institute of Chartered Accountants in England and Wales to carry on investment business.

TXU Eastern Holdings Limited and Subsidiaries (Successor Company)
CONSOLIDATED BALANCE SHEETS
((pound) million)

                                                                                As of               As of
                                                                          December 31, 1998     March 31, 1999
                                                                          -----------------     --------------
Assets

Property, plant and equipment, net                                              2,676               2,516
                                                                                -----               -----

Current assets
    Cash and cash equivalents                                                     467                 414
    Accounts receivable (net of allowance for uncollectible accounts of (pound)22 million and (pound)17 million at December 31, 1998 and
       March 31, 1999, respectively)                                              585                 619
    Inventories:
       Materials and supplies                                                      25                  23
       Fuel stock                                                                 116                  97
    Prepayments                                                                    40                  22
    ACT recoverable                                                                30                  30
    Other current assets                                                           40                  29
                                                                                -----               -----

Total current assets                                                            1,303               1,234
                                                                                -----               -----

Investments
     Restricted cash                                                              717                 730
     Other                                                                        233                 284
                                                                                -----               -----

Total investments                                                                 950               1,014
                                                                                -----               -----

Deferred debits
   Goodwill (net of accumulated amortization of (pound)52 million and (pound)73
      million at December 31, 1998 and March 31, 1999, respectively)            3,209               3,451
    Prepayments for pensions                                                      257                 259
    Other deferred debits                                                         134                 109
                                                                                -----               -----

Total deferred debits                                                           3,600               3,819
                                                                                -----               -----

Total assets                                                                    8,529               8,583
                                                                                =====               =====

The accompanying notes are an integral part of these consolidated financial statements.

TXU Eastern Holdings Limited and Subsidiaries (Successor Company) CONSOLIDATED BALANCE SHEETS
((pound) million, except for number of shares and par value)


                                                                                 As of              As of
                                                                        December 31, 1998    March 31, 1999
                                                                        -----------------    --------------
Capitalization and liabilities

Capitalization
     Common stock (3,000,000,000 shares at US$1 par and 100 deferred shares at (pound)1 par authorized) 2,455,705,299 shares and 100
       deferred shares issued and outstanding                                   1,467            1,467
     Retained earnings                                                             76              125
     Accumulated other comprehensive loss                                          (8)             (11)
                                                                               ------           ------
     Total common stock equity                                                  1,535            1,581
                                                                               ------           ------
     Minority interest                                                            190              200
                                                                               ------           ------
     Note payable to TXU Corp                                                     682              682
     Long-term debt, less amounts due currently                                 3,629            3,754
                                                                               ------           ------
     Total long-term debt                                                       4,311            4,436
                                                                               ------           ------
     Total capitalization                                                       6,036            6,217
                                                                               ------           ------

Current liabilities
     Notes payable - banks                                                        238               53
     Long-term debt due currently                                                 382              486
     Short-term loans on accounts receivable                                      300              300
     Accounts payable:
       Affiliates                                                                   7                7
       Other                                                                      532              403
     Taxes accrued                                                                162              213
     Interest accrued                                                              53               16
     Other current liabilities                                                     17               56
                                                                               ------           ------
     Total current liabilities                                                  1,691            1,534
                                                                               ------           ------
Deferred credits and other noncurrent liabilities
     Deferred income taxes, net                                                   321              334
     Provision for unfavorable contracts                                          250              248
     Due to affiliates                                                             33               45
     Other deferred credits and noncurrent liabilities                            198              205
                                                                               ------           ------
     Total deferred credits and other noncurrent liabilities                      802              832
                                                                               ------           ------
Commitments and contingencies (Notes 12 and 13)                                    --               --

Total capitalization and liabilities                                            8,529            8,583
                                                                               ======           ======


The accompanying notes are an integral part of these consolidated financial statements.

TXU Eastern Holdings Limited and Subsidiaries (Successor Company)
STATEMENTS OF CONSOLIDATED INCOME
((pound) million)

                                                              Period from formation     Period from formation
                                                                     through                   through
                                                                December 31, 1998           March 31, 1999
                                                                -----------------           --------------
Operating revenues                                                     2,165                    3,338

Costs and expenses
     Purchased power                                                     961                    1,480
     Gas purchased for resale                                            367                      646
     Operation and maintenance                                           379                      526
     Depreciation and amortization                                       144                      202
                                                                       -----                    -----
Total operating expenses                                               1,851                    2,854
                                                                       -----                    -----

Operating income                                                         314                      484

Other income - net                                                        46                       47
                                                                       -----                    -----

Income before interest, income taxes and minority interest               360                      531

Interest income                                                           64                       78
Interest expense, net of capitalized interest of (pound)4
   million and (pound)5 million for the periods from formation through December 31, 1998 and March 31, 1999,
   respectively                                                          269                      356
                                                                       -----                    -----

Income before income taxes and minority interest                         155                      253

Income tax expense                                                        67                      106
                                                                       -----                    -----

Income before minority interest                                           88                      147

Minority interest                                                         11                       21
                                                                       -----                    -----

Net income                                                                77                      126
                                                                       =====                    =====




The accompanying notes are an integral part of these consolidated financial statements.

TXU Eastern Holdings Limited and Subsidiaries (Successor Company)
STATEMENTS OF CONSOLIDATED COMPREHENSIVE INCOME
((pound) million)

                                                                  Period from formation        Period from formation
                                                                through December 31, 1998      through March 31, 1999
                                                                -------------------------      ----------------------
Net income                                                                    77                           126

Other comprehensive income

     Unrealized loss on securities classified as available for sale           (8)                          (11)

     Cumulative translation adjustment                                        --                            --
                                                                            ----                          ----
Comprehensive income                                                          69                           115
                                                                            ====                          ====

The accompanying notes are an integral part of these consolidated financial statements.

TXU Eastern Holdings Limited and Subsidiaries (Successor Company)
STATEMENTS OF CONSOLIDATED COMMON STOCK EQUITY
((pound) million)

                                                               Period from formation through December 31, 1998
                                                               -----------------------------------------------
                                                                    Common      Retained  Accumulated Other
                                                                    Stock       Earnings  Comprehensive Loss
                                                                 ------------   --------  ------------------
Balance at February 5, 1998                                             --          --           --

Net income                                                              --          77           --

Cash dividends                                                          --          (1)          --

Stock issued (2,456 million shares)                                  1,467          --           --

Unrealized loss on securities classified as available for sale          --          --           (8)

Cumulative translation adjustment                                       --          --           --
                                                                     -----       -----        -----
Balance at December 31, 1998                                         1,467          76           (8)
                                                                     =====       =====        =====

                                                                 Period from formation through March 31, 1999
                                                               -----------------------------------------------
                                                                   Common       Retained  Accumulated Other
                                                                   Stock        Earnings  Comprehensive Loss
                                                                 ------------   --------  ------------------
Balance at February 5, 1998                                             --          --           --

Net income                                                              --         126           --

Cash dividends                                                          --          (1)          --

Stock issued (2,456 million shares)                                  1,467          --           --

Unrealized loss on securities classified as available for sale          --          --          (11)

Cumulative translation adjustment                                       --          --           --
                                                                     -----       -----        -----
Balance at March 31, 1999                                            1,467         125          (11)
                                                                     =====       =====        =====


The accompanying notes are an integral part of these consolidated financial statements.

TXU Eastern Holdings Limited and Subsidiaries (Successor Company)
STATEMENTS OF CONSOLIDATED CASH FLOWS
((pound) million)


                                                                 Period from formation   Period from formation
                                                                        through                 through
                                                                   December 31, 1998         March 31, 1999
                                                                   -----------------         --------------
Cash flows - operating activities
     Net income                                                             77                      126
     Adjustments to reconcile net income to cash provided by
       operating activities:
     Depreciation and amortization                                         144                      202
     Amortization of discount on long-term debt                             (5)                      (6)
     Deferred income taxes                                                  24                       35
     Net gain on sale of businesses                                        (13)                     (12)
     Minority interest                                                      11                       21
     Undistributed equity in earnings of TEG                                (2)                      (2)
     Changes in operating assets and liabilities:
         Accounts receivable                                              (138)                    (173)
         Inventories                                                       (26)                      (7)
         Prepayments and other assets                                       (7)                     (16)
         Accounts payable
              Affiliates                                                     7                        7
              Other                                                        198                       73
         Interest accrued                                                   40                        1
         Taxes accrued                                                     (95)                     (77)
         Other liabilities                                                (211)                    (173)
         Due to affiliates                                                  33                       45
                                                                        ------                   ------
                  Cash provided by operating activities                     37                       44
                                                                        ------                   ------

Cash flows - investing activities
     Acquisition of TEG, net of cash acquired of (pound)2,011 million   (1,432)                  (1,444)
     Capital expenditures                                                 (207)                    (230)
     Purchase of Citigen (London) Ltd and BG Cogen Ltd                     (14)                     (14)
     Proceeds from sale of businesses                                       60                       63
     Investment in Svartisen                                              (124)                    (124)
     Investment in marketable securities                                   (36)                     (36)
     Other investments                                                     (14)                     (73)
                                                                        ------                    ------

                  Cash used in investing activities                     (1,767)                  (1,858)
                                                                        ======                   ======




The accompanying notes are an integral part of these consolidated financial statements.

TXU Eastern Holdings Limited and Subsidiaries (Successor Company)
STATEMENTS OF CONSOLIDATED CASH FLOWS (continued)
((pound) million)


                                                           Period from formation   Period from formation
                                                                  through                 through
                                                             December 31, 1998         March 31, 1999
                                                             -----------------         --------------
Cash flows - financing activities
     Net borrowings under the:
         Acquisition facility                                        1,821                 1,821
         Interim facility                                              243                   243
         Other long-term debt                                           66                   360
         Issuance of common stock to parent                          1,467                 1,467
     Retirements of :
         Acquisition facility                                       (1,071)               (1,071)
         Interim facility                                             (243)                 (243)
         Loan notes                                                     (9)                   (9)
         Other long-term debt                                         (174)                 (242)
     Change in notes payable - banks                                   168                   (27)
     Change in minority interest                                       166                   166
     Retirements of advances from TXU Corp                            (200)                 (200)
     Debt financing cost                                               (36)                  (36)
     Dividends paid                                                     (1)                   (1)
                                                                    ------                ------

Cash provided by financing activities                                2,197                 2,228
                                                                    ------                ------

Net change in cash and cash equivalents                                467                   414

Cash and cash equivalents - beginning balance                           --                    --
                                                                    ------                ------
Cash and cash equivalents - ending balance                             467                   414
                                                                    ======                ======
Supplemental cash flow disclosures:
Cash paid for interest                                                 223                   310
Cash paid for income taxes                                             137                   148

Non-cash transactions
     Investment received in consideration for sale of EG
       Telecoms                                                         22                    22
     Consolidation of debt and related investment on
       cross-border leases                                             170                   170
     Issuance of loan notes upon acquisition of TEG                     85                    85
     Advances from TXU Corp upon acquisition of TEG                    882                   882




The accompanying notes are an integral part of these consolidated financial statements.

TXU Eastern Holdings Limited and Subsidiaries (Successor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

1.   Description of Business

     The  business  and   operations  of  TXU  Eastern   Holdings   Limited  and
     Subsidiaries (the Company) are divided into three principal segments, as follows:

     (i) The energy retail business which supplies electricity and gas to national domestic, industrial and commercial customers in the United Kingdom;

     (ii) The energy management and generation business which manages an integrated portfolio of generation assets, physical gas assets and contracts; and

    (iii) The   networks   business   which  owns,   manages  and  operates  the
          electricity distribution system.

     These businesses are carried out primarily in the United Kingdom with interests increasingly being developed throughout the rest of Europe.

     Formation


     The Company is a holding company that owns 90% of the outstanding common stock of TXU Finance (No. 2) Limited (TXU Finance) which in turn owns 100% of the common stock of TXU Acquisitions Limited (TXU Acquisitions).


     The Company was incorporated as a private limited company on February 5, 1998. Through a series of restructurings and capital transactions subsequent to its formation, the Company became an indirect, wholly owned subsidiary of Texas Utilities Company, doing business as TXU Corp (TXU). The "period from formation through December 31, 1998" referred to in these financial statements represents February 5, 1998 through December 31, 1998, inclusive. The "period from formation through March 31, 1999" referred to in these financial statements represents February 5, 1998 through March 31, 1999, inclusive. From March 1998 to May 18, 1998 the Company, through TXU Acquisitions, had acquired an equity interest in The Energy Group PLC (TEG) of approximately 22%, which resulted in the recognition of equity income of (pound)2 million, which is reflected in "Other Income-net" in the Statement of Consolidated Income.


     The Company has two classes of shares  outstanding,  ordinary and deferred.
     Both classes are held by wholly owned subsidiaries of TXU. The principal difference between the two classes is that ordinary shares have voting rights, whereas deferred shares do not.


     Purchase Accounting


     As of May 19, 1998, TXU Acquisitions acquired control of TEG. This business combination was accounted for as a purchase. Substantially all of TEG's continuing operations are conducted through Eastern Group plc (Eastern), one of the largest integrated electricity and gas groups in the United Kingdom. Also on May 19, 1998, TEG sold its United States and Australian coal businesses and United States energy marketing operations (Peabody
     Sale). The "TEG Businesses Acquired" refers to TEG, exclusive of the operations sold in the Peabody Sale.


     The total purchase consideration for the TEG Businesses Acquired was approximately (pound)4.4 billion. The excess of the purchase consideration plus acquisition costs over the net fair value of tangible and identifiable intangible assets acquired and liabilities assumed resulted in goodwill of (pound)3.5 billion, which is being amortized over 40 years.

TXU Eastern Holdings Limited and Subsidiaries (Successor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)


1.   Description of Business (continued)


     In addition to the cash offer, shareholders of TEG were offered a share alternative, which gave them the option to exchange their TEG shares for shares of TXU common stock and a loan note option. TXU Acquisitions exchanged 37,316,884 shares of TXU common stock for the 105,117,980 TEG shares tendered by those who elected the share alternative, and paid cash or issued loan notes in exchange for the remainder of TEG shares. TXU Acquisitions acquired from TXU the shares of TXU common stock exchanged for TEG shares by issuing a term note to TXU for (pound)882 million, the value of the TXU common stock.

     The allocation of the TEG purchase price to the assets and liabilities assumed is as follows:

                                                            ((pound) million)

         Assets:
              Property plant and equipment                        2,624
              Cash                                                2,011
              Current assets                                        751
              Investments                                           593
              Deferred debits                                       565

         Liabilities
              Long-term debt                                     (2,898)
              Current liabilities                                (1,386)
              Deferred credits and other non-current             (1,060)

         Minority interest                                          (13)
                                                                -------
         Net assets acquired                                      1,187

         Goodwill                                                 3,261
                                                                -------

         Total purchase price                                     4,448
                                                                =======


2.   Basis of Presentation and Significant Accounting Policies

     The consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States (US GAAP).

     Consolidation - The consolidated financial statements include the accounts of the Company and all majority owned subsidiaries. Minority interest represents the minority shareholders' proportionate share in the equity or income of the Company's majority-owned subsidiaries.

     All significant intercompany items and transactions have been eliminated in consolidation. Investments in significant unconsolidated affiliates are accounted for by the equity method.

     Use of estimates - The preparation of the Company's consolidated financial statements, in conformity with US GAAP, requires management to make estimates and assumptions about future events that affect the reporting and disclosure of assets and liabilities at the balance sheet dates and the reported amounts of revenue and expense during the period covered by the consolidated financial statements. In the event estimates and/or assumptions prove to be different from actual amounts, adjustments are made in subsequent periods to reflect more current information.


     Presentation - Certain December 31, 1998 amounts have been restated to conform to the March 31, 1999 presentation.

TXU Eastern Holdings Limited and Subsidiaries (Successor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)


2.   Basis of Presentation and Significant Accounting Policies (continued)


     Cash and cash equivalents - Cash equivalents consist of highly liquid investments, which are readily convertible into cash and have maturities of three months or less.

     Accounts receivable - A provision for uncollectible accounts of (pound)11 million and (pound)13 million was recorded during the period from formation through December 31, 1998 and the period from formation through March 31, 1999, respectively. The Company did not realize any material recoveries during the period from formation through December 31, 1998 or the period from formation through March 31, 1999. The Company wrote-off accounts receivable of (pound)3 million and (pound)10 million during the period from formation through December 31, 1998 and the period from formation through March 31, 1999, respectively.


     Inventories - Inventories consist of fuel stock, material and supplies, and are stated at the lower of cost or net realizable value. The cost of inventories is determined using a weighted average cost method.

     Capitalized   interest  -  Interest  is   capitalized   on  major   capital
     expenditures during the period of construction.

     Property, plant and equipment - Property, plant and equipment are stated at cost less accumulated depreciation. The cost of additions, improvements, and interest on construction are capitalized, while maintenance and repairs are charged to expense when incurred.

     Leased generating stations meeting certain criteria and related equipment are capitalized and the present value of the related lease payments is recorded as a liability. Depreciation of capitalized lease assets is computed on the straight-line basis over the shorter of the estimated remaining useful life of the asset or the lease term.

     Depletion of gas reserves is charged on a unit-of-production basis, based on an assessment of proven reserves. Depreciation of all other property, plant and equipment, is determined on the straight-line method over estimated useful lives of the assets as follows:

     Electricity generating station assets      30 years
     Electricity generating station             Shorter of Lease period or
      assets under capital lease                estimated remaining useful life
     Electricity distribution system assets     40 years (3% per annum for first
                                                20 years and 2% per annum for
                                                last 20 years)
     Buildings                                  Up to 60 years
     Leasehold improvements                     Shorter of remaining lease term
                                                or estimated useful life
     Plant and equipment                        Up to 10 years

     Customer contributions to the construction of electricity distribution system assets are amortized to income over a forty-year period, at a rate of 3% per year for the first 20 years and 2% per year for the last 20 years. The unamortized amount of these contributions is deducted from property, plant and equipment.

     Upon sale, retirement, abandonment or other disposition of property, the cost and related accumulated depreciation are eliminated from the accounts and any gain or loss is reflected in income.

     The United Kingdom Government is entitled to claim a portion of any gain realized by the Company on certain property disposals made up to March 31, 2000. Provisions for such claims are made when an actual disposal occurs.

     Provision is made for abandonment costs relating to gas fields. Such provisions are determined in accordance with local conditions and requirements, and on the basis of costs estimated at the respective balance sheet date. These costs are expensed on a unit-of-production basis.

TXU Eastern Holdings Limited and Subsidiaries (Successor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)


2.   Basis of Presentation and Significant Accounting Policies (continued)

     The Company early adopted Statement of Position 98-1, "Accounting for the costs of computer software developed or obtained for internal use" (SOP 98-1) beginning on May 19, 1998. Their costs are being amortized over a five year period.

     Valuation of long-lived assets - The Company periodically evaluates the carrying value of long-lived assets to be held and used, including goodwill, when events and circumstances warrant such a review. The carrying value of a long-lived asset is considered impaired when the projected undiscounted cash flows from such asset is separately identifiable and is less than its carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair market value of the long-lived asset. Fair market value is determined primarily utilizing the anticipated cash flows discounted at a rate commensurate with the risk involved.

     Goodwill - Goodwill is capitalized and amortized over 40 years using the straight-line method. The Company reviews the goodwill recoverability period on a regular basis.


     Derivative financial instruments - In order to qualify for hedge accounting, the following criteria must be met: the item being hedged exposes the Company to price risk, it is probable that the hedge will substantially offset this risk, and it has been designated as a hedge by management.


     Gains and losses on hedges of existing assets or liabilities are included in the carrying amounts of those assets or liabilities and are ultimately recognized in income. Gains and losses related to qualifying hedges of firm commitments or anticipated transactions are deferred and are recognized in income or as adjustments of carrying amounts when the hedged transactions occurs. The cash flows related to derivative financial instruments are recorded in the same manner as the cash flow related to the item being hedged. In the event that an overall analysis of the firm commitments being hedged indicates that the Company is in a net loss position, a provision is made for these anticipated losses. Transactions that are entered into that do not meet the criteria for hedge accounting are marked to market on the balance sheet at the period end, and the unrealized gain or loss is recognized in the Statement of Consolidated Income for that period.


     Revenue recognition - Electricity and gas sales revenues are recognized when services are provided to customers and include an estimate for unbilled revenues, or the value of electricity and gas consumed by customers between the date of their last meter reading and the period-end date. Operating revenues are stated exclusive of value added tax, but inclusive of the fossil fuel levy.


     Restructuring costs - Restructuring costs relate to voluntary termination benefits and are recorded in Operation and Maintenance expense in the Statement of Consolidated Income in the period in which the employee accepts the offer and the amount can be reasonably estimated. The Company has established voluntary retirement plans to progressively reduce manpower levels.


     Foreign currencies - Assets and liabilities of foreign subsidiaries are translated at the exchange rate on the balance sheet date. Revenues, costs and expenses are translated at average rates of exchange prevailing during the period. Translation adjustments resulting from this process are charged or credited to the cumulative currency translation adjustment account in common stock equity. Gains and losses on foreign currency transactions are included in nonoperating expenses on the Statement of Consolidated Income.

     Income taxes - Income tax expense includes United Kingdom and other national income taxes. The Company intends to reinvest the earnings of its foreign subsidiaries into those businesses. Accordingly, no provision has been made for taxes which would be payable if such earnings were distributed to the Company.

     Advance Corporation Tax (ACT) recoverable represents the amount of tax paid or payable on outgoing dividends paid and proposed which can be set off against a corporation tax liability arising currently or in the future, thereby reducing current tax expense.

TXU Eastern Holdings Limited and Subsidiaries (Successor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)


2.   Basis of Presentation and Significant Accounting Policies (continued)

     Deferred income taxes are determined under the liability method. Deferred income taxes represent liabilities to be paid or assets to be received in the future and reflect the tax consequences on future years of temporary differences between the tax bases of assets and liabilities and their financial reporting amounts. Future tax rate changes would affect those deferred tax liabilities or assets in the period when the tax rate change is enacted.

     Future tax benefits, such as net operating loss carryforwards, are recognized to the extent that realization of such benefits is more likely than not.

     Marketable securities - The Company has classified all of its marketable securities as available for sale. Available for sale securities are carried at fair value with the unrealized gains and losses reported as a component of accumulated other comprehensive income in common stock equity. Declines in fair value that are other than temporary are reflected in the Statement of Consolidated Income.

     Appraisal   and   development   expenditure   of  gas  fields  -  Appraisal
     expenditures are accounted for under the successful efforts method. General seismic and other costs are expensed as incurred.

     Ceiling test - The capitalized costs of gas fields under evaluation, under development or in production are assessed each year on a field-by-field basis. To the extent that the future net revenues from the remaining commercial reserves, or, in the case of prospects under evaluation, the estimated potential commercial reserves, are less than the net capitalized costs of the field, a charge is made to the Statement of Consolidated Income.

     New  accounting  standards - Statement  of Financial  Accounting  Standards
     (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities," was originally to be effective for fiscal years beginning after June 15, 1999. This statement requires that all derivative financial instruments be recognized as either assets or liabilities on the balance sheet at their fair values and that accounting for the changes in their fair values is dependent upon the intended use of the derivatives and their resulting designations. The new standard will supersede or amend existing standards that deal with hedge accounting and derivatives. The Company has not determined the effect that adopting this standard will have on its consolidated financial statements. On May 19, 1999, the Financial Accounting Standards Board decided that it would amend SFAS No. 133, and defer its effective date to all fiscal quarters of all fiscal years beginning after June 15, 2000.

     The Emerging Issues Task Force (EITF) has issued No. 98-10 "Accounting for Energy Trading and Risk Management Activities", which is effective for fiscal years beginning after December 15, 1998. EITF 98-10 requires that contracts for energy commodities which are entered into under trading activities should be marked to market with the gains and losses shown net in the income statement. As the Company's fiscal year ends on December 31, the Company adopted EITF 98-10 effective January 1, 1999 for the fiscal year ending December 31, 1999. As the Company is not primarily involved in trading activities, EITF 98-10 has not had a material impact on the consolidated financial statements upon adoption.

TXU Eastern Holdings Limited and Subsidiaries (Successor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)


3.   Property, Plant and Equipment


     Property, plant and equipment, stated at cost less accumulated depreciation, consisted of:


                                                                          December 31, 1998     March 31, 1999
                                                                          -----------------     --------------
                                                                           ((pound)million)    ((pound)million)
        Electricity distribution system                                         1,143               1,142
        Electricity generating stations                                         1,262               1,124
        Upstream gas assets                                                        35                  35
        Other land and buildings                                                  100                 102
        Plant and equipment                                                       225                 239
        Accumulated depreciation                                                  (89)               (126)
                                                                                -----               -----
        Net property, plant and equipment                                       2,676               2,516
                                                                                =====               =====


     Depreciation expense for the period from formation through December 31, 1998 was (pound)92 million and for the period from formation through March 31, 1999 was (pound)129 million.

     Electricity generating stations and plant and equipment include assets under capital leases as follows:

                                         December 31, 1998     March 31, 1999
                                         ((pound)million)     ((pound)million)
                                         ----------------     ---------------
         Cost                                    913                  835

         Accumulated depreciation                (25)                 (36)
                                               -----                -----
         Net book value                          888                  799
                                               =====                =====


     Capitalized software costs totalling (pound)14 million are included in plant and equipment as of December 31, 1998 and March 31, 1999. Amortization expense relating to software costs of (pound)1 million has been recorded in the period from formation through March 31, 1999. No amortization expense was recorded in the period to December 31, 1998.

4.   Restricted Cash


     At December 31, 1998 and at March 31, 1999, (pound)408 million of deposits has been used to cash-collateralize existing future lease obligations to certain banks related to the funding of the leases of three power stations from National Power PLC (see Note 9). Additionally, (pound)309 million and (pound)317 million at December 31, 1998 and March 31, 1999, respectively, have been used to cash-collateralize existing future lease obligations arising from a cross-border leasing arrangement on two other power stations (Note 9). When the Company invested in Eastern Norge Kobbelv AS (Kobbelv) (see Note 5), it was required to place on restricted deposit (pound)5 million, which is also included in restricted cash at March 31, 1999.

TXU Eastern Holdings Limited and Subsidiaries (Successor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)


5.   Investments


     Marketable investments are classified as available for sale, and are considered non-current based upon management's intentions in holding the investments. Marketable investments consisted of the following two investments:



                            Cost                  Fair market value             Unrealized gain/(loss)
                 --------------------------    -------------------------      ---------------------------
                 December 31,     March 31,    December 31,    March 31,      December 31,      March 31,
((pound)million)     1998           1999           1998           1999            1998            1999
                 ------------     ---------    ------------    ---------      ------------      ---------
SME                     28             23             13             11             (15)            (12)
HC                      56             53             63             54               7               1
                    ------         ------         ------         ------          ------          ------
                        84             76             76             65              (8)            (11)
                    ======         ======         ======         ======          ======          ======




     At December 31, 1998 and March 31, 1999, the Company held a 16% investment in Severomoravska Energetika (SME), which is listed in the Czech Republic. At December 31, 1998 and March 31, 1999, the Company held a 5% investment in Hidroelectrica del Cantabrico (HC), which is listed in Spain. As the Company does not have the ability to exercise significant influence over either SME's or HC's operating and financial policies, these investments have been accounted for as marketable securities and accordingly have been marked to market at December 31, 1998 and March 31, 1999.


     Non-marketable investments at December 31, 1998 and March 31, 1999 consist principally of an investment of (pound)124 million in Eastern Norge Svartisen AS (Svartisen) consisting of the offtake generated from water rights in hydro-electric power plants in Norway over the next 55 years, commencing in 1998. In February of 1999, the Company invested (pound)27 million in Kobbelv which also consists of the offtake generated from water rights in hydro-electric power plants over the next 55 years. The carrying value at December 31, 1998 and March 31, 1999 of an investment in the preferred stock of NTL Incorporated (NTL Inc.), the acquiror of the Company's telecoms business, which was received as a portion of the consideration for the sale (Note 15) was (pound)22 million. The remaining (pound)11 million at December 31, 1998 and (pound)46 million at March 31, 1999 consist of other investments.


     There were no sales of marketable securities during the period from formation through December 31, 1998 and March 31, 1999.

6.   Pensions

     The majority of Eastern employees are members of the Electricity Supply Pension Scheme (ESPS) which provides pensions of a defined benefit nature for employees throughout the England and Wales Electricity Supply Industry. The ESPS operates on the basis that there is no cross-subsidy between employers and the financing of Eastern's pension liabilities is therefore independent of the experience of other participating employers. The assets of the ESPS are held in a separate trustee-administered fund and consists principally of United Kingdom and European equities, United Kingdom property holdings and cash. The pension cost relating to the Eastern portion of the ESPS is assessed in accordance with the advice of independent qualified actuaries using the projected unit method. The benefits under these plans are primarily based on years of service and compensation levels as defined under the respective plan provisions.

     As part of the purchase accounting for TEG, the accrued pension liabilities were adjusted to recognize all previously unrecognized gains or losses arising from past experience.

     The Company determined the additional pension expense for the three months from January 1, 1999 through March 31, 1999 based on forecasted expense from the December 31, 1998 actuary report.

TXU Eastern Holdings Limited and Subsidiaries (Successor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)


6.   Pensions (continued)

                                                         Period from           Period from
                                                      formation through     formation through
                                                      December 31, 1998      March 31, 1999
                                                      -----------------      --------------
Change in benefit obligation:                                    ((pound) million)
----------------------------
Benefit obligation at beginning of period                          882                 882
Service cost                                                         7                  11
Interest cost                                                       33                  46
Plan participants' contributions                                     5                   7
Plan amendment                                                       7                   7
Actuarial loss                                                      82                  23
Benefits paid                                                      (31)                (44)
Net transfer of obligations to other plans                          --                 (27)
                                                            ----------          ----------
Ending benefit obligation                                          985                 905
                                                            ==========          ==========

Change in plan assets:
---------------------
Fair value of plan assets at beginning of period                 1,130               1,130
Actual return on plan assets                                       (25)                 38
Employer contribution                                                3                   7
Plan participants contributions                                      5                   7
Benefits paid                                                      (31)                (44)
Net transfer of assets to other plans                               --                 (28)
                                                            ----------          ----------
Ending fair value of plan assets                                 1,082               1,110
                                                            ==========          ==========

Funded Status:
--------------
Funded status                                                       97                 205
Unrecognized net actuarial loss                                    153                  47
Unrecognized prior service cost                                      7                   7
                                                            ----------          ----------
Prepaid  benefit cost                                              257                 259
                                                            ==========          ==========

Weighted average assumptions:
----------------------------
Discount rate                                                      5.5%                5.5%
Expected return on plan assets                                     6.0%                6.0%
Rate of compensation increase                                      3.5%                3.5%

Components of net periodic pension (benefit):
--------------------------------------------
Service cost                                                         7                  11
Interest cost                                                       33                  46
Expected return on plan assets                                     (45)                (61)
Net amortization                                                    --                   1
                                                            ----------          ----------
Net periodic pension benefit                                        (5)                 (3)
                                                            ==========          ==========

     The transfer of assets of (pound)28 million in the period to March 31, 1999 and the related transfer of benefit obligations of (pound)27 million relate to the sale of the contracting business which occurred in January of 1998.

TXU Eastern Holdings Limited and Subsidiaries (Successor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)


7.   Taxation

     The components of income tax expense are as follows:

                                      Period from              Period from
                                   formation through        formation through
                                   December 31, 1998         March 31, 1999
                                   -----------------         --------------
                                    ((pound)million)        ((pound)million)

Current:
United Kingdom                               24                       51
United States                                18                       19
Other Countries                               1                        1
                                        -------                  -------
                                             43                       71

Deferred:
United Kingdom                               24                       35
                                        -------                  -------
Total income tax expense                     67                      106
                                        =======                  =======



     Significant components of the Company's deferred tax assets and liabilities are as follows:

                                                       December 31, 1998    March 31, 1999
                                                       -----------------    --------------
                                                       ((pound)million)    ((pound)million)
Deferred tax assets:
Leased assets                                                  (353)            (387)
Tax loss carryforwards                                           (9)              (9)
Provision for unfavorable contracts                             (75)             (74)
Other                                                           (54)             (85)
                                                             ------           ------

     Total deferred tax assets                                 (491)            (555)

Valuation allowance for deferred tax assets                     138              187
                                                             ------           ------

Net deferred tax assets                                        (353)            (368)
                                                             ------           ------

Deferred tax liabilities:
Excess of book value over taxation value of fixed
  assets                                                        281              292
Leased assets                                                   334              326
Other                                                            59               84
                                                             ------           ------

     Total deferred tax liabilities                             674              702
                                                             ------           ------

     Net deferred tax liabilities                               321              334
                                                             ======           ======


     The recognized deferred tax asset is based upon the expected future utilization of net operating loss carryforwards and the reversal of other temporary differences. For financial reporting purposes, the Company has recognized a valuation allowance for those benefits for which realization does not meet the more likely than not criteria. The valuation allowance has been recognized in respect of leased assets. The Company continually reviews the adequacy of the valuation allowance and is recognizing these benefits only as reassessment indicates that it is more likely than not that the benefits will be realized.


     There was no valuation allowance at formation (February 5, 1998). At the date of acquisition of TEG (May 19, 1998), a valuation allowance of (pound)130 million, was established for the deferred tax asset for the book/tax capital asset related to leased assets. The valuation allowance was increased by (pound)8 million in the period from May 19, 1998 to December 31, 1998, resulting in a balance of (pound)138 million at December 31,

TXU Eastern Holdings Limited and Subsidiaries (Successor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)


7.   Taxation (continued)


     1998. For the period from May 19, 1998 to March 31, 1999, the valuation allowance increased by (pound)57 million, resulting in a balance of (pound)187 million at March 31, 1999.


     Income before income taxes:


                                                              Period from              Period from
                                                           formation through        formation through
                                                           December 31, 1998         March 31, 1999
                                                           -----------------         --------------
                                                           ((pound)million)          ((pound)million)
United Kingdom                                                    103                      198
United States                                                      51                       54
Other Countries                                                     1                        1
                                                             --------                 --------
Total income before income taxes and minority interest            155                      253
                                                             ========                 ========



     United Kingdom income tax expense at the statutory tax rate is reconciled below to the actual income tax expense:

                                                              Period from              Period from
                                                           formation through        formation through
                                                           December 31, 1998         March 31, 1999
                                                           -----------------         --------------
                                                           ((pound)million)         ((pound)million)
Tax at United Kingdom statutory rate (31%)                         48                       78
Non-deductible goodwill                                            16                       22
Effect of overseas tax rates                                        2                        2
Effect of tax rate on United Kingdom dividends                     (4)                      (4)
Tax rate change                                                    (8)                      (8)
Movement in valuation allowance charged to expense                  8                       11
Non-deductible expenses                                             5                        5
                                                             --------                 --------
Income tax expense                                                 67                      106
                                                             ========                 ========


     As at December 31, 1998 and March 31, 1999, the Company has net operating loss carryforwards of (pound)9 million that are available to offset future taxable income. The net operating loss carryforwards have no expiration date.

     On July 31, 1998, legislation was enacted that decreased the United Kingdom statutory income tax rate on companies by 1% with effect from April 1,
     1999. In accordance with the provisions of Statement of Financial Accounting Standards No. 109, the assets and liabilities for deferred income taxes were adjusted to reflect the expected reversal of certain temporary differences at the lower income tax rate.

     The tax effect of the components included in accumulated other comprehensive income for the period from formation through December 31, 1998 was a benefit of (pound)2 million and for the period from formation through March 31, 1999 was a benefit of (pound)6 million.

TXU Eastern Holdings Limited and Subsidiaries (Successor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)


8.   Related Party Transactions


     As part of the funding for the acquisition of TEG, TXU provided shares of its common stock in exchange for a two year term note from TXU Acquisitions in the amount of (pound)882 million that matures in May 2000 with an interest rate of 6.7% per annum. In December 1998, (pound)200 million of this note was repaid, leaving an outstanding balance of (pound)682 million at both December 31, 1998 and March 31, 1999 (see Note 19). The interest on the two year term note is due at maturity, and the "Due to affiliates" balance at December 31, 1998 and March 31, 1999 reflects (pound)33 million and (pound)45 million, respectively, of accrued interest.


     The 10% holding in TXU Finance of (pound)177 million and (pound)187 at December 31, 1998 and March 31, 1999 respectively, which is held by a wholly owned subsidiary of TXU, has been included in "Minority interest".


     At December 31, 1998 and March 31, 1999 the balance of (pound)7 million in the "Accounts payable - Affiliate" account arises from payments of amounts by TXU on behalf of the Company.


9.   Notes Payable and Long-term Debt

     Weighted average interest rates at December 31, 1998 and March 31, 1999 on notes payable to banks is 8.98% and 13.8%, respectively.

     Long-term debt consists of the following:


                                                                December 31, 1998     March 31, 1999
                                                                -----------------     --------------
                                                                ((pound)million)     ((pound)million)
Notes and Bonds:
     $200 million 7.425% guaranteed notes due 2017                           121              124
     $300 million 7.55% guaranteed notes due 2027                            181              186
     (pound)350 million 8.375% bonds due 2004                                363              362
     (pound)200 million 8.5% bonds due 2025                                  237              237
     (pound)200 million 8.75% bonds due 2012                                 229              229


Other:
     Sterling Credit Agreement (See Note 10)                                 801              983
     Rent factoring loans (weighted average interest rate of
       7.35%, due 1999-2001)                                                 649              595
     Other unsecured loans, due in installments (weighted
       average rates range from 4.95% - 10.8%)                               139              164
     Capital leases                                                          982            1,043
     Note payable to TXU, 6.7% term note due 2000 (see Note 19)              682              682
     Cross-border leases                                                     309              317
                                                                        --------         --------
Total long-term debt                                                       4,693            4,922
Less current portion                                                         382              486
                                                                        --------         --------

Long-term debt, less amounts due currently                                 4,311            4,436
                                                                        ========         ========


     The $200 million and $300 million notes due in 2017 and 2027, respectively, are guaranteed by TEG and the Company.

     Rent factoring loans - Certain subsidiaries of Eastern entered into an agreement with commercial banks whereby future intra-group rental payments receivable were assigned to these banks in return for a capital sum. (pound)408 million of the capital sums at both December 31, 1998 and March 31, 1999 have been deposited to cash collateralize existing future lease obligations to certain banks related to the funding of the leases of three power stations leased from National Power (see Note 4).

TXU Eastern Holdings Limited and Subsidiaries (Successor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)


9.   Notes Payable and Long-term Debt (continued)

         Long-term debt balances are denominated in the following currencies:

                                            December 31,          March 31,
                                                1998                1999
                                              --------            --------
                                         ((pound)million)     ((pound)million)


         Sterling                                4,044               4,232
         United States dollars                     611                 627
         Other                                      38                  63
                                              --------            --------
         Total long-term debt                    4,693               4,922
                                              ========            ========

     (pound)100 million of the (pound)350 million 8.375% bonds included in long-term debt has been converted into floating rate debt by way of interest rate swaps, which expire in the year 2004.

     Long-term debt, excluding capital lease balances, is repayable as follows:

                                             Year Ending          Year Ending
                                             December 31,          March 31,
                                             ------------          ---------
                                          ((pound)million)     ((pound)million)

         1999                                       222                  --
         2000                                       919                 225
         2001                                       190                 924
         2002                                        24                 128
         2003                                       801               1,004
         2004                                       362                 362
         Thereafter                               1,193               1,236
                                                -------             -------
                                                  3,711               3,879
         Capital leases                             982               1,043
                                                -------             -------
         Total long-term debt                     4,693               4,922
                                                =======             =======

TXU Eastern Holdings Limited and Subsidiaries (Successor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)


9.   Notes Payable and Long-term Debt (continued)

         Capital lease obligations - As at December 31, 1998 and March 31, 1999, future minimum lease payments for assets under capital leases, together with the present value of minimum lease payments, were:

                                                                 Year Ending          Year Ending
                                                                 December 31           March 31
                                                                 -----------           --------
                                                               ((pound)million)    ((pound)million)
         1999                                                           48                  --
         2000                                                           50                  53
         2001                                                          461                  54
         2002                                                           17                 465
         2003                                                           16                  21
         2004                                                           16                  19
         Thereafter                                                     67                 204
                                                                    ------              ------
         Total future minimum lease payments                           675                 816
         Less amounts representing interest                           (105)               (177)
                                                                    ------              ------
         Present value of future minimum lease payments                570                 639
                                                                    ------              ------
         Current                                                        46                  50
         Non-current                                                   524                 589
                                                                    ------              ------

         Total                                                         570                 639
                                                                    ======              ======

     Substantially all of the capital lease obligations relate to coal-fired power stations. Additional payments of approximately (pound)6 per megawatt hour (indexed from 1996 prices) linked to output levels from the stations are payable for the first seven years of their operation by Eastern (operations commenced in 1996). In accounting for the acquisition of TEG, a liability for the estimated probable additional payments linked to output levels for coal-fired generating stations was established. At December 31, 1998 and March 31, 1999, the balance of the liability of (pound)412 million and (pound)404 million, respectively, is included with capital lease obligations, of which (pound)114 million and (pound)211 million are classified as current, respectively.

     The lease agreement for three of the coal-fired power stations contains a purchase option of (pound)1 in 2046. The lease is for a total of ninety-nine years.

     In the period ended March 31, 1999, the Company entered into a capital lease relating to the King's Lynn Power Station with a present value obligation amount of (pound)68 million over the next 25 years.

     Cross-border leases - Certain subsidiaries of Eastern have entered into cross-border lease transactions in respect of two power stations that are wholly owned by the Company. The Company has retained control of the power stations and their output and is responsible for their operations. The debt arising on the cross-border leases is fully collaterized by restricted cash on deposit (see Note 4).


     The Company's debt agreements contain certain covenants with which they must comply, including leverage ratios, levels of net assets and interest coverage covenants. At December 31, 1998 and March 31, 1999, the Company was in compliance with all such covenants.

TXU Eastern Holdings Limited and Subsidiaries (Successor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)


10.  Lines of Credit and Other Credit Facilities


     Lines of credit - At December 31, 1998, the Company, TXU Finance, TXU Acquisitions and TEG had a joint sterling-denominated line of credit with a group of banking institutions under a credit facility agreement (Sterling Credit Agreement). At December 31, 1998, the Sterling Credit Agreement provided for borrowings of up to (pound)1,525 million, of which (pound)351 million was available for use. The Sterling Credit Agreement had two facilities - Acquisition and Revolving Credit. The Sterling Credit Agreement bears interest at LIBOR plus 1.25%. The Company has entered into various interest rates swaps as required by the Sterling Credit Agreements.


     The Acquisition Facility provides for borrowings aggregating (pound)825 million outstanding at any one time and terminates March 2, 2003. Borrowings under this facility provided financing to acquire TEG and pay acquisition-related expenses. As part of this facility, (pound)75 million has been allocated to financing the repayment of outstanding loan notes issued upon acquisition.

     The Revolving Credit Facility provides for borrowings aggregating (pound)450 million outstanding at any one time and terminates March 2, 2003. A separate Eastern Electricity Revolving Credit Facility provides for borrowings of up to (pound)250 million which can be used by Eastern Electricity plc for general corporate purposes.

     At December 31, 1998, (pound)750 million was borrowed under the Acquisition Facility, (pound)51 million was borrowed under the Revolving Credit Facility and (pound)180 million was borrowed under the Eastern Electricity Revolving Credit Facility. The amounts outstanding under the Acquisition Facility and Revolving Credit Facility represent long-term debt. There are letters of credit associated with the Sterling Credit Agreement. Obligations of commercial banks under standby letters of credit totalled (pound)118 million at December 31, 1998 which, together with the (pound)51 million of borrowings reduced the amounts available for use under the Revolving Credit Facility to (pound)281 million at December 31, 1998. Borrowings under the Eastern Electricity Revolving Credit Facility are classified as short-term debt.


     The Sterling Credit Agreement was amended in March 1999. The amended Sterling Credit Agreement provides for borrowings of up to (pound)1.275 billion and has two facilities: a (pound)750 million term facility which will terminate on March 2, 2003 and a (pound)525 million revolving credit facility which has a (pound)200 million 364-day tranche (Tranche A) and a (pound)325 million tranche which terminates March 2, 2003 (Tranche B). The Company and TXU Finance currently are the only permitted borrowers under the amended Sterling Credit Agreement. The amended Sterling Credit Agreement allows for borrowings at various interest rates based on the prevailing rates in effect in the countries in which the borrowings originate. As of March 31, 1999, (pound)750 million of borrowings were outstanding under the term facility, and approximately (pound)233 million were outstanding under Tranche B (see Note 19). In addition, letters of credit totalling $61 million ((pound)38 million) were issued under Tranche A and letters of credit totalling $137 million ((pound)85 million) were issued under Tranche B. The amended Sterling Credit Agreement is unsecured.


     There were no borrowings outstanding at March 31, 1999 under the Eastern Electricity Revolving Credit Facility.

     Promissory note program - The Company has a one year promissory note program issued within the Czech Republic which has been utilized to fund its investment in SME and Teplarny Brno a.s. The note bears interest at an annual rate determined on the date of issuance based on PRIBOR plus 0.7%, which was 13.89%. At December 31, 1998 and March 31, 1999, (pound)58 million and (pound)52 million, respectively, was outstanding under the promissory note program.

     Short-term loan on accounts receivable - Eastern has facilities with a financial institution whereby it may, from time to time, borrow funds from the financial institution. Outstanding borrowings under the agreements may not exceed certain levels and are collateralized by portions of Eastern Group's trade accounts receivable. At December 31, 1998 and March 31, 1999, Eastern had borrowed (pound)300 million

TXU Eastern Holdings Limited and Subsidiaries (Successor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)


10.  Lines of Credit and Other Credit Facilities (continued)

     under these facilities. The loan bears interest at an annual rate of based on commercial paper rates plus 0.225%, which at December 31, 1998 and March 31, 1999 was 6.53% and 5.7%, respectively.

     Letters of credit - At December 31, 1998 the Company had outstanding letters of credit totalling (pound)121 million, (pound)118 million of which was outstanding under the Revolving Credit Facility discussed above. At March 31, 1999 the Company had outstanding letters of credit totalling (pound)126 million, (pound)123 million of which was outstanding under the amended Sterling Credit Agreement discussed above.

11.  Provision for Unfavorable Contracts

     As part of the purchase accounting for TEG, the Company has made provisions for certain unfavorable long-term gas and electricity purchase contracts. The electricity provision relates to two contracts that expire in 2009, while the gas provision relates to eight contracts that expire in 2011.

     During the period from formation through December 31, 1998 and the period from formation through March 31, 1999, (pound)74 million and (pound)76 million, respectively, of the provision was released to offset expenses recognized on purchases under unfavorable electricity and gas contacts. Of the amounts recognized in the Statement of Consolidated Income, (pound)41 million, which is net of a release payment of (pound)24 million, was related to one gas contract from which the Company negotiated in November 1998. Negotiations for release under the contract were not under consideration at the purchase date.

12.  Commitments

     The Company evaluates its position relative to asserted and unasserted claims, loss-making purchase commitments or future commitments and makes provisions as needed.

     The Company's investment in Svartisen (the offtake generated by water rights in hydro-electric power plants in Norway) requires coverage of approximately 31.2% of the costs incurred in relation to the operation of the power plant, as well as a portion of the maintenance costs, property tax, and feeding costs (defined as fixed charges such as connection and capacity charges and volume related charges such as an energy charge) for 55 years, beginning in 1998. The electricity generated from the hydro-electric plants will be sold into the Norwegian power pool, from which the Company will receive income.

     Gas take-or-pay contracts - The Company is party to various types of contracts for the purchase of gas. Almost all include "take-or-pay" obligations under which the buyer agrees to pay for a minimum quantity of gas in a year. In order to help meet the expected needs of its wholesale and retail customers, the Company has entered into a range of gas purchase contracts. As at December 31, 1998 and March 31, 1999, the commitments under long-term gas purchase contracts amounted to an estimated (pound)1.3 billion covering periods up to 16 years forward. Management does not consider it likely, on the basis of the Company's current expectations of demand from its customers as compared with its take-or-pay obligations under such purchase contracts, that any material payments will become due from the Company for gas not taken.


     Coal contracts - In November 1998, the Company agreed to two coal purchase agreements with a supplier, supplementing the 12 million tons the Company had previously contracted to take from said supplier between 1998 and 2001. The first agreement is for 25 million tons in total between 1998 and 2003. The second agreement is for 21 million tons in total between 2003 and 2009. Total committed purchases under these contracts were approximately (pound)1.4 billion and (pound)1.3 billion at December 31, 1998 and March 31, 1999, respectively.

TXU Eastern Holdings Limited and Subsidiaries (Successor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)


12.  Commitments (continued)

     Rental   commitments  -  The  future  minimum  rental   commitments   under
     non-cancellable operating leases were as follows:

                                           Year ending          Year Ending
                                           December 31,          March 31,
                                           ------------          ---------
                                         ((pound)million)     ((pound)million)
         1999                                     53                  53
         2000                                     36                  36
         2001                                     37                  37
         2002                                     34                  34
         2003                                     30                  30
         Thereafter                               27                  27
                                             -------             -------
         Total                                   217                 217
                                             =======             =======

     The operating lease commitments relate to coal-fired power stations. Additional variable payments of approximately (pound)6 per megawatt hour (indexed to 1996 prices) linked to output levels from these stations are payable through 2000, the first four years of the lease agreement, by the Company.

     Rental expense for operating leases amounted to (pound)16 million and (pound)25 million for the periods ended December 31, 1998 and March 31, 1999, respectively. Rental expense for operating leases during the periods ended December 31, 1998 and March 31, 1999 includes (pound)10 million and (pound)14 million, respectively, of minimum lease payments and (pound)6 million and (pound)11 million, respectively, of variable lease payments.

     Other commitments - In December 1998 the Company agreed to purchase various assets in the North Sea from Monument Oil for (pound)20 million. The assets comprise a 20% stake in the Johnston field plus a number of non-producing gas discoveries and prospects. In November 1998, the Company reached an agreement to purchase all of BHP Petroleum's assets in the North Sea for (pound)102 million. The assets comprise a 30% stake in the Johnston field, an 18% stake in Ravenspurn North field plus a number of non-producing gas discoveries and prospects in a total of seven exploration licenses. Both transactions are subject to approval from the Department of Trade and Industry and consents from other parties participating in the fields.

13.  Contingencies

     The Company is subject to business risks that are actively managed to limit exposures.


     In February 1997, the official government representative of pensioners (Pensions Ombudsman) made a determination against the National Grid Company plc (National Grid) and its group trustees with respect to complaints by two pensioners in National Grid's section of the ESPS relating to the use of the pension fund surplus resulting from the March 31, 1992 actuarial valuation of the National Grid section to meet certain costs arising from the payment of pensions on early retirement upon reorganization or downsizing. These determinations were set aside by the High Court on June 10, 1997 and the arrangements made by National Grid and its group trustees in dealing with the surplus were confirmed. The two pensioners have now appealed against this decision and judgment has now been received although a final order is awaited. The appeal was allowed endorsing the Pensions Ombudsman's determination that the corporation was not entitled to unilaterally deal with any surplus. If a similar complaint were to be made against Eastern in relation to its use of actuarial surplus in its section of the ESPS, it would vigorously defend the action, ultimately through the courts. However, if a determination were finally to be made against it and upheld by the courts, Eastern could have a potential liability to repay to its section of the ESPS an amount estimated by the Company to be up to (pound)45 million (exclusive of any future applicable interest charges).

TXU Eastern Holdings Limited and Subsidiaries (Successor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)


13.  Contingencies (continued)


     On May 19, 1998 a complaint was filed by Optimum Solutions Limited against National Grid, Yorkshire Electricity Group plc, Eastern Electricity and Logica Plc. Yorkshire Electricity and Eastern Electricity are both members of the electricity trading market in England and Wales (the Pool). Optimum Solutions Limited alleges breach of confidence in respect of information supplied in the context of the development of the trading arrangements for the 1998 liberalization of electricity supply in England and Wales, or Trading Arrangements. Optimum Solutions Limited requests an unspecified amount of damages relating to breach of contract, an unspecified amount of equitable compensation for misuse of the confidential information and return of material alleged to contain confidential information. It is alleged that the Pool has made use of the confidential information in the development of the Trading Arrangements and that Eastern Electricity made use of it in using the system developed by Pool for trading purposes. The action against Eastern Electricity is being strenuously defended. The Company cannot predict the outcome of this proceeding.


     On January 25, 1999, the Hindustan Development Corporation issued proceedings in the Arbitral Tribunal in Delhi, India against TEG claiming damages of US$413 million for breach of contract following the termination of a Joint Development Agreement dated March 20, 1997 relating to the construction, development and operation of a lignite based thermal power plant at Barsingsar, Rajasthan. The Company is vigorously defending this claim. The Company cannot predict the outcome of this proceeding.


     In November 1998, five complaints were filed against subsidiaries of Eastern by five of their former sales agencies. The agencies claim a total of (pound)104 million arising from the summary termination for the claimed fundamental breach of their respective contracts in April 1998. The five agencies are claiming damages for failure to give reasonable notice for compensation under the UK Commercial Agents Regulations 1994. These actions are all being defended strenuously, and counterclaims have been filed. The Company cannot predict the outcome of these claims and counterclaims.


     General - In addition to the above, the Company and its subsidiaries are involved in various legal and administrative proceedings arising in the ordinary course of its business. The Company believes that all such lawsuits and resulting claims would not have a material effect on its financial position, results of operation or cash flows.

     Financial Guarantees - TEG has guaranteed up to $110 million ((pound)65 million at December 31, 1998 and (pound)68 million at March 31, 1999) of certain liabilities that may be incurred and payable by the purchasers of the businesses sold in the Peabody Sale with respect to the Peabody Holding Company Retirement Plan for Salaried Employees, the Powder River Coal Company Retirement Plan and the Peabody Coal UMWA Retirement Plan, subject to certain specified conditions.

     TEG entered into various guarantees of obligations of affiliates of its former subsidiary Citizens Power LLC, arising under power purchase agreements and note purchase agreements in connection with various Citizens Power energy restructuring projects, as well as various indemnity agreements in connection with such projects. The Company and TEG continue to be the guarantor or the indemnifying party, as the case may be, under these various agreements. In connection with the acquisition, letters of credit were issued under the Sterling Credit Facility in the amount of $198 million ((pound)118 million at December 31, 1998 and (pound)123 million at March 31, 1999) to support certain debt financings associated with these restructuring projects (see Note 19).


     As a consequence of a restructuring whereby a subsidiary of TXU Acquisitions transferred Eastern to another wholly-owned subsidiary of TXU Acquisitions, the Company and certain other affiliated United Kingdom subsidiaries of TXU may be required to make certain adjustments to the guarantees, which the Directors of the Company do not currently expect to have a material adverse impact on the Company.

TXU Eastern Holdings Limited and Subsidiaries (Successor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)


14.  Employee Share Plans


     During 1998, the Company instituted the Eastern Group Long Term Incentive Plan (LTIP) which is administered by a remuneration committee. Awards of "phantom stock" in TXU under the LTIP may be made available to the management group, senior managers and salaried directors of Eastern. Participants of the LTIP receive awards based on the number of shares that a specified percentage of their annual basic pay could purchase, using the stock price of TXU at or around the date of grant. For grants during the periods May 19, 1998 through December 31, 1998 and May 19, 1998 through March 31, 1999, the stock price of TXU at May 19, 1998 was utilized. There were no grants between February 5, 1998 and May 18, 1998, inclusive.


     Awards are subject to achieving certain performance criteria. There is a deferral period from the end of the financial period in which the awards were granted for which the participants must remain with the Company before becoming vested in their awards. For the awards granted in 1998, the deferral period for directors is one year. For the management group and senior managers, one-half of the awards will vest on January 1, 2000, with the balance of the awards vesting on January 1, 2001. For the awards granted in 1999, the deferral period for directors is one year and for the management group and senior managers is two years.


     At the end of the deferral period, the Company shall pay to the participant, in cash, an amount equal to the higher of the stock price of TXU at the end of the deferral period, or a guaranteed price. The guaranteed price is the stock price used to calculate the awards granted, adjusted for interest at 6% compounded annually up to the date of payment.



     The Company granted 145,878 awards with an exercise price of (pound)0 on September 1, 1998, of which 1,785 lapsed due to participants leaving the Company prior to December 31, 1998, with an additional 8,216 lapses in the period from January 1, 1999 through March 31, 1999. Additionally, the Company granted 178,276 awards with an exercise price of (pound)0 on January 1, 1999. None of the 144,093 or 314,153 awards outstanding at December 31, 1998 or March 31, 1998, respectively, were exercisable due to the vesting criteria. The weighted average remaining contractual life of awards outstanding at December 31, 1998 was 17 months and at March 31, 1999 was 23 months. At December 31, 1998 and March 31, 1999, the closing market price of TXU Corp common stock was $46.69 ((pound)28.13) and $42.00 ((pound)26.09), respectively, per share.


     Compensation expense recognized under the plan for the periods ended December 31, 1998 and March 31, 1999 were (pound)1 million and (pound)2 million, respectively. The Company applies Accounting Principles Board Opinion No. 25 "Accounting for Stock Issued to Employees" and related Interpretations in accounting for its employee share plans. Had compensation costs for the LTIP been determined in accordance with Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation", there would be no difference in the compensation expense recognized.

15.  Disposal and Acquisitions

     On December 22, 1998, the Company disposed of Eastern Group Telecoms. The Company recorded a gain relating to the disposal of (pound)13 million. In consideration for the business, the Company received cash of (pound)60 million and an investment in the preferred stock of the purchaser, NTL Inc., with a carrying value of (pound)22 million. The investment is not traded on any stock exchange and is not convertible into cash until July 2000, but the value has been guaranteed by NTL Inc.

     On December 19,  1998,  the Company  acquired  two combined  heat and power companies from British Gas plc for total consideration of (pound)14 million. Citigen (London) Limited is a cogeneration company using two 16 megawatt gas diesel engines to supply electricity, district heating and chilled water to customers in the City of London. BG Cogen Limited uses a 15 megawatt cogeneration plant to supply steam and electricity to Millennium Inorganic Chemicals.

TXU Eastern Holdings Limited and Subsidiaries (Successor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)


16.  Dividend Restrictions

     Certain debt instruments of the Company contain provisions that, under certain conditions, restrict distributions on or acquisitions of common stock. At December 31, 1998 and March 31, 1999 retained earnings was not restricted as a result of such provisions.

17.  Segments


     The segments have been identified on the basis of the underlying nature of the business and its customer base and the corresponding skill sets required, e.g., engineering, portfolio management and customer services.


     The energy retail business segment provides electricity and gas to United Kingdom national domestic, industrial and commercial users. It also has commenced retailing joint ventures in continental Europe. The energy management and generation business segment manages an integrated portfolio of contracts and physical gas and generation assets. The contracts include supplying the energy retail business with electricity and gas as well as contracts with third party energy retailers, traders and wholesalers. The networks business segment owns and manages the electricity distribution system and its principal customer base is energy retail and other electricity  suppliers.  The  other  category  consists  of  two  operating segments, metering and telecoms which fall below the quantitative thresholds for determining reportable segments.


     As set out below, contribution for each segment is defined as operating profit on a UK GAAP basis before exceptional and extraordinary items, but after a notional charge for the cost of capital. Capital/investment expenditure includes all items of capital and investment expenditures including the European equity investment, but the figure excludes proceeds on the sale of investments. The cost of capital is calculated as 0.5% per month on working capital and is eliminated on consolidation. Overhead costs, such as those incurred by the Company at head office and core costs related to information technology, are not allocated amongst the segments.



                                               Period from formation through   Period from formation through
                                                     December 31, 1998                 March 31, 1999
                                               -----------------------------   ------------------------------
                                                                 Capital/                          Capital/
                                                                investment                         investment
                                               Contribution     expenditure    Contribution       expenditure
                                               ------------     -----------    ------------       -----------
                                                      ((pound)million)               ((pound)million)
     Energy retail                                    (13)              21             (31)              22
     Energy management and generation                 121               61             264               99
     Networks                                         100               82             157              109
     Other                                             18               17              20               18
                                                 --------         --------        --------         --------
                                                      226              181             410              248


     Cost of capital elimination                       86               --             118               --
     Unallocated corporate costs                      (17)             214             (40)             229
                                                 --------         --------        --------         --------
     Total (UK GAAP)                                  295              395             488              477
                                                 --------         --------        --------         --------

     Purchase accounting and US GAAP
       adjustments                                     57               --              35               --
     Unallocated restructuring costs                  (22)              --             (22)              --
     Unallocated investment income                     30               --              30               --
                                                 --------         --------        --------         --------
     Income before interest, income
       taxes and minority interest                    360               --             531               --
                                                 ========         ========        ========         ========

TXU Eastern Holdings Limited and Subsidiaries (Successor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)


17.  Segments (continued)


     Revenues are attributed to countries based on location of customers. There are no revenues for transactions with a single external customer that are 10% or more of the Company's revenue. The Pool is not considered by the Company to be an external customer, as all electricity generated is sold into the Pool and is subsequently repurchased from the Pool for resale. Revenues billed by energy retail for the other segments are presented as revenues of the other segments.


                                           Period from           Period from
                                        formation through     formation through
                                        December 31, 1998       March 31, 1999
                                            Revenues              Revenues
                                            --------              --------
                                                     ((pound) million)
   Energy retail                              1,036                  1,609
   Energy management and generation             845                  1,322
   Networks                                     253                    374
   Other                                         31                     33
                                             ------                 ------
   Total                                      2,165                  3,338
                                             ======                 ======

                              Period from formation through              Period from formation through
                                   December 31, 1998                            March 31, 1999
                           ----------------------------------         ----------------------------------
                           Revenues         Long-lived assets         Revenues         Long-lived assets
                           --------         -----------------         --------         -----------------
                                                          ((pound) million)
    United Kingdom           2,150                 2,606                3,303                 2,455
    Other countries             15                    70                   35                    61
                           -------              --------             --------               -------
    Total                    2,165                 2,676                3,338                 2,516
                           =======              ========             ========               =======

18.  Derivative and Financial Instruments

     The Company uses derivative financial instruments for purposes other than trading and does so to reduce its exposure to fluctuations in electricity prices, gas prices, interest rates and foreign exchange rates. Derivative financial instruments used by the Company include contracts for differences, electricity forward agreements, interest rate swaps, interest forward rate agreements, options, gas swaps futures and foreign exchange forward contracts.


     Electricity price risk management - Electricity forward contracts are primarily used by the Company to hedge future changes in electricity prices. Almost all electricity generated in England and Wales must be sold to the Pool, and electricity suppliers must likewise generally buy electricity from the Pool for resale to their customers. The Pool is operated under a Pooling and Settlement Agreement to which all licensed generators and suppliers of electricity in Great Britain are party. These trading arrangements are currently under review by the United Kingdom government.


     The Company enters into electricity forward contracts to assist in the management of its exposure to fluctuations in electricity pool prices. The contracts bought and sold are contracts for differences (CfDs) and electricity forward agreements (EFAs) that fix the price of electricity for an agreed quantity and duration by reference to an agreed strike price. EFAs are similar in nature to CfDs, except that they tend to last for shorter time periods and are based on standard industry terms rather than being individually negotiated. Long-term CfDs are in place to hedge a portion of the electricity to be purchased through to 2009. Such CfDs represent an annual commitment of approximately five terawatt hours (TWh), declining on a linear basis to approximately two TWh by 2005 and finally expiring in 2010. There are no similar long-term commitments under EFAs. The impact of changes in the market value of these contracts, which serve as hedges, is deferred until the related transaction is completed.

TXU Eastern Holdings Limited and Subsidiaries (Successor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)


18.  Derivative and Financial Instruments (continued)

     The fair value of outstanding CfDs and EFAs at December 31, 1998 and March 31, 1999 was (pound)61 million and (pound)48 million, respectively, calculated as the difference between the expected value of the CfDs or EFAs, based on their known strike price and known volume, and the current market value, based on an estimate of forward prices for the CfD or EFA term. It should be noted that the market for the CfDs and EFAs has not been liquid to date and there is no readily identifiable market through which the majority of CfDs or EFAs could be realized through an exchange. No easily definable forward price curve exists for the duration and shape of the CfDs or EFAs that would be agreed generally.

     Gas swaps and futures - In the gas retail business, the Company sells fixed price contracts to customers and supplies the customer through a portfolio of gas purchase contracts and other wholesale contracts. The overall net exposure of the Company to the gas spot market is managed by using gas swaps and futures.

     Interest rate management - Interest rate swaps and forward rate agreements are used by the Company to convert between fixed rates and floating rates as required. Gains and losses from interest rate swaps and forward rate agreements are accrued over the contract period. At December 31, 1998 and March 31, 1999, the Company held two interest rate swaps which convert (pound)100 million of the (pound)350 million 8.375% bonds due 2004 into floating rate debt; (pound)35 million is based on LIBOR and (pound)65 million is based on LIBOR less 0.7625%.

     At December 31, 1998 and March 31, 1999, the Company had various interest rate swaps as required by the Sterling Credit Agreement. The Sterling Credit Agreement requires that one-half of the borrowings under these facilities be swapped from a floating to a fixed interest rate with a maturity of at least two years from July 28, 1998. The aggregate notional amount of these interest rate swaps entered into is (pound)800 million, with an average maturity of six years and average fixed rates of 6.58% and 6.54% at December 31, 1998 and March 31, 1999, respectively.

     In addition, the Company has various other interest rate swaps on subsidiary borrowings with a notional amount of (pound)48 million to swap floating rate interest to fixed rates, a portion of which matures in 2002 and the remaining portion matures in 2008.

     Forward rate agreements totalling (pound)531 million and (pound)355 million for a maximum duration of less than one year to swap floating rate deposits into fixed rates were outstanding at December 31, 1998 and March 31, 1999, respectively.

     Foreign currency risk management - The Company has exposure to foreign currency movements and uses derivative financial instruments to manage this exposure (principally on US$ denominated debt interest payments and investments in European countries). The instruments used are forward purchase contracts and options. The policy with regard to any such exposures is to match assets owned in foreign countries with borrowings in that same currency. Where there are firm commitments to purchase goods in a foreign currency then forward contracts or options are used to fix the exchange rate. At December 31, 1998, there were US$ options outstanding of $10 million (at put rates of $1.57) and US$ options outstanding of $10 million (at call rates of $1.60). All of these contracts matured in the period ended March 31, 1999.

     The Company has entered into contracts to fix the exchange rate on the interest payments to be made under the US$ denominated debt. For the $200 million 7.425% notes due 2017, the Company has entered into a contract which sets the exchange rate between sterling and US$ at 1.605 over the life of the debt. For the $300 million 7.55% notes due 2027, the Company has entered into a contract which sets the exchange rate between sterling and US$ at 1.625 over the life of the debt.

     Concentrations and credit risk - The Company's financial instruments that are exposed to concentrations of credit risk consist primarily of cash equivalents, trade receivables and derivative contracts.

TXU Eastern Holdings Limited and Subsidiaries (Successor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)


18.  Derivative and Financial Instruments (continued)

     The Company only deposits cash with banks that have a rating in excess of AA or invests in commercial paper from issuers with ratings of A1 or P1. Maximum limits are set for each bank based on their ratings and also maximum limits are set for each country.

     The  Company's  trade  receivables   result  primarily  from  its  gas  and
     electricity retail operations and reflect a broad customer base including industrial, commercial and domestic customers.

     Credit risk relates to the risk of loss that the Company would incur as a result of non-performance by counterparties to their respective derivative instruments. The Company maintains credit policies with regard to its counterparties that management believes significantly minimize overall credit risk. The Company generally does not obtain collateral to support the agreements but establishes credit limits and monitors the financial viability of counterparties and believes its credit risk is minimal on these transactions. The extent of this exposure varies with the prevailing interest and currency rates and was not material throughout the period.

     Approximately 54% by volume of the Company's CfDs and EFAs traded in the periods ended December 31, 1998 and March 31, 1999 were contracted with two primary counterparties. The risk of loss to the Company arising from non-performance by these counterparties is considered unlikely.

     Fair value of financial instruments - The carrying amount and fair value of the material financial instruments used by the Company are as follows:


                                                          December 31, 1998             March 31, 1999
                                                       ----------------------        ----------------------
                                                          ((pound)million)             ((pound)million)
                                                       Carrying         Fair         Carrying         Fair
                                                        Amount          Value         Amount          Value
                                                        ------          -----         ------          -----
Assets
     Other investments                                    233            233            284            284
     Cash and cash equivalents                            467            467            414            414
     Restricted cash                                      717            717            730            730

Liabilities
     Notes payable - banks (current)                      238            238             53             53
     Note payable to TXU                                  682            682            682            682
     Total long-term debt, excluding capital leases     3,029          3,096          3,197          3,272
     Short term loans on accounts receivable              300            300            300            300

Other financial instruments -
  favorable/(unfavorable)
     Interest rate swaps                                   --            (31)            --            (42)
     Foreign exchange contracts                            --            (18)            --            (21)
     Gas swaps                                             --             (2)            --             --
     CfDs and EFAs                                         --             61             --             48
Financial guarantees and letters of credit                 --           (186)            --           (194)


TXU Eastern Holdings Limited and Subsidiaries (Successor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)


18.  Derivative and Financial Instruments (continued)

     The following methods and assumptions were used to determine the above fair values:

     (i) The fair value of other investments is estimated based on quoted market prices where available and other estimates.


     (ii) The carrying amounts of cash and cash equivalents, restricted cash, notes payable - banks, short term loans on accounts receivable and the notes payable to TXU approximate their fair values because of the short maturity of these instruments.


    (iii) The fair value of long term debt varies with market conditions and is estimated based on current rates for similar financial instruments offered to the Company.

     (iv) The fair value of the interest rate swaps is based on the cancellation value of each swap agreement independently calculated by reference to the forward sterling interest rate curve for the unexpired portion of the swap.

     (v) The fair value of foreign exchange contracts is based upon valuations provided by the counterparty.

     (vi) The fair value of the gas swaps is based on the net present value of discounted future cash flows in accordance with underlying gas forward curves.

    (vii) The fair value of the CfDs and EFAs is based upon a discounted cash flow analysis using an estimate of forward prices in the Pool.

   (viii) The fair value of financial guarantees and letters of credit is based upon fees currently charged for similar agreements or on the estimated cost to terminate them or otherwise settle the obligations with the counterparties at the reporting date.

19.  Subsequent Events


     On May 13, 1999, TXU Eastern Funding Company issued US$1.5 billion ((pound)915 million) worth of Senior Notes which are guaranteed by the Company in three tranches; US$350 million ((pound)214 million), 6.15% due May 15, 2002, US$650 million ((pound)396 million), 6.45% due May 15, 2005, and US$500 million ((pound)305 million), 6.75% due May 15, 2009. The proceeds of this issuance were used to repay the note payable to TXU and to reduce borrowings under the Sterling Credit Agreement and for other corporate purposes. Shortly thereafter, the Company entered into various interest rate and currency swaps that in effect changed the interest rate on the borrowings from fixed to variable based on LIBOR, and fixed the principal amount to be repaid in sterling.



     On May 5, 1999, the Company announced it is to pay (pound)42 million for a 36% interest in Savon Voima Oy (SVO). This agreement includes an option which allows the majority shareholders of SVO to require the Company to purchase the remaining 64% interest in SVO at prices that are based upon a multiple of the original purchase price for the first three years. After three years the purchase price is based upon a calculation which considers SVO's results of operations, as well as cash and cash equivalents and long-term debt balances on hand at the date the option is exercised. The option may be exercised at any time by the majority shareholders and does not expire.


     On May 18, 1999, $198 million in letters of credit issued under the Sterling Credit Agreement/Revolving Credit Facility matured and were not renewed.


     Eastern has facilities with Citibank N.A. to provide financing through trade accounts receivable whereby Eastern Electricity may sell up to (pound)300 million of its electricity receivables and, beginning June 11, 1999,

TXU Eastern Holdings Limited and Subsidiaries (Successor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)


19.  Subsequent Events (continued)


     TXU Finance (No. 2) Limited may borrow up to an aggregate of (pound)275 million, collateralized by additional receivables of Eastern Electricity, through a short-term note issue arrangement. The program has an overall program limit of (pound)550 million. Through March 31, 1999, the electricity receivable financings were in the form of short-term loans collateralized by Eastern's trade accounts receivable. Subsequent to March 31, 1999, the program was restructured so that a portion of the receivables are sold outright rather than being used to collateralize short-term borrowings. Eastern Electricity continually sells additional receivables to replace those collected. At June 30, 1999, accounts receivable of Eastern were reduced by (pound)255 million to reflect the sales of the receivables under the new program. An additional (pound)45 million of receivables remain as collateral for short-term loans. At June 30, 1999, TXU Finance (No. 2) Limited had borrowed (pound)150 million through the note issue arrangement. The borrowings by Eastern Electricity and TXU Finance (No. 2) Limited bear interest at an annual rate based on commercial paper rates plus 0.225%, which was 5.225% at June 30, 1999.

[LOGO] PRICEWATERHOUSECOOPERS
--------------------------------------------------------------------------------



                        Report of Independent Accountants
                        ---------------------------------

To the Board of Directors and Shareholders of Eastern Group plc and Subsidiaries

In our opinion, the accompanying consolidated balance sheet and the related statements of consolidated income, of comprehensive income, of common stock equity and of cash flows present fairly, in all material respects, the financial position of Eastern Group plc and Subsidiaries at March 3l, 1998, and the results of their operations and their cash flows for the years ended March 31, 1997 and March 31, 1998 and for the period from April 1, 1998 through May 18, 1998 in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards in the United Kingdom which do not differ significantly with those in the United States and which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers
London, England
April 26, 1999


PricewaterhouseCoopers is the successor partnership to the UK firms of Price Waterhouse and Coopers & Lybrand. The principal place of business of PricewaterhouseCoopers and its associate partnerships, and of Coopers & Lybrand, is 1 Embankment Place, London WC2N 6NN. The principal place of business of Price Waterhouse is Southwark Towers, 32 London Bridge Street, London SE1 9SY. Lists of the partners' names are available for inspection at those places.

All partners in the associate partnerships are authorised to conduct business as agents of, and all contracts for services to clients are with, PricewaterhouseCoopers. PricewaterhouseCoopers is authorised by the Institute of Chartered Accountants in England and Wales to carry on investment business.

Eastern Group plc and Subsidiaries (Predecessor Company)
CONSOLIDATED BALANCE SHEET
((pound) million)


                                                                                                        As of
                                                                                                    March 31, 1998
                                                                                                    --------------

     Assets


     Property, plant and equipment, net                                                                    2,365
                                                                                                           -----

     Current assets
          Cash and cash equivalents                                                                          714
          Accounts receivable (net of allowance for uncollectable accounts of (pound)13 million)             529
          Inventories
               Materials and supplies                                                                         23
               Fuel stock                                                                                    100
          Prepayments                                                                                          4
          ACT recoverable                                                                                     22
          Other current assets                                                                                 3
                                                                                                           -----


     Total current assets                                                                                  1,395
                                                                                                           -----

     Investments
          Restricted cash                                                                                    547
          Other                                                                                               42
                                                                                                           -----

     Total investments                                                                                       589
                                                                                                           -----

     Deferred debits
          Goodwill (net of accumulated amortization of (pound)82 million)                                  1,222
          Prepayments for pensions                                                                           150
          Other deferred debits                                                                              105
                                                                                                           -----


     Total deferred debits                                                                                 1,477
                                                                                                           -----


     Total assets                                                                                          5,826
                                                                                                           =====



The accompanying notes are an integral part of these consolidated financial statements.

Eastern Group plc and Subsidiaries (Predecessor Company)
CONSOLIDATED BALANCE SHEET
((pound) million)


                                                                      As of
                                                                 March 31, 1998
                                                                 --------------


     Capitalization and liabilities

     Capitalization
          Contributed capital                                            2,603
          Retained deficit                                                (794)
          Accumulated other comprehensive loss                              (7)
                                                                        ------

     Total common stock equity                                           1,802
                                                                        ------

          Minority interest                                                  6
                                                                        ------

          Long-term debt, less amounts due currently                     1,976
                                                                        ------

     Total capitalization                                                3,784
                                                                        ------

     Current liabilities
          Notes payable - banks                                             57
          Long-term debt due currently                                     228
          Short-term loans on accounts receivable                          300
          Accounts payable                                                 218
          Taxes accrued                                                    182
          Interest accrued                                                  39
          Other current liabilities                                        292
                                                                        ------

     Total current liabilities                                           1,316
                                                                        ------

     Deferred credits and other noncurrent liabilities
          Deferred income taxes, net                                       434
          Other deferred credits and noncurrent liabilities                292
                                                                        ------

     Total deferred credits and other noncurrent liabilities               726
                                                                        ------

     Commitments and contingencies (Notes 11 and 12)                        --

     Total capitalization and liabilities                                5,826
                                                                        ======









The accompanying notes are an integral part of these consolidated financial statements.

Eastern Group plc and Subsidiaries (Predecessor Company)
STATEMENTS OF CONSOLIDATED INCOME
((pound) million)


                                                                                                            Period from
                                                                                                           April 1, 1998
                                                                      Year ended         Year ended           through
                                                                    March 31, 1997     March 31, 1998       May 18, 1998
                                                                    --------------     --------------       ------------

     Operating revenues                                                   2,984              3,475                425

     Costs and expenses
          Purchased power                                                 1,600              1,703                202
          Gas purchased for resale                                          368                514                 85
          Operation and maintenance                                         557                806                123
          Depreciation and amortization                                     161                185                 26
                                                                         ------             ------             ------

     Total operating expenses                                             2,686              3,208                436
                                                                         ------             ------             ------

     Operating income (loss)                                                298                267                (11)

     Other income - net                                                       5                 10                  1
                                                                         ------             ------             ------

     Income (loss) before interest, income taxes and minority
        interest                                                            303                277                (10)

     Interest income                                                         40                 76                 12

     Interest expense, net of capitalized interest                          128                202                 28
                                                                         ------             ------             ------

     Income (loss) before income taxes and minority interest                215                151                (26)

     Income tax expense (benefit)                                           304                189                 (5)
                                                                         ------             ------             ------

     Loss before minority interest                                          (89)               (38)               (21)

     Minority interest                                                       (1)                --                 --
                                                                         ------             ------             ------

     Net loss                                                               (90)               (38)               (21)
                                                                         ======             ======             ======





The accompanying notes are an integral part of these consolidated financial statements.

Eastern Group plc and Subsidiaries (Predecessor Company)
STATEMENTS OF CONSOLIDATED COMPREHENSIVE INCOME
((pound) million)



                                                                                                  Period from
                                                                                                  April 1, 1998
                                                               Year ended        Year ended         through
                                                             March 31, 1997    March 31, 1998     May 18, 1998
                                                             --------------    --------------     ------------

Net loss                                                            (90)              (38)             (21)

Other comprehensive loss:

     Unrealized loss on securities classified as available
       for sale                                                      (5)               (2)              (3)
                                                               --------          --------         --------

Comprehensive loss                                                  (95)              (40)             (24)
                                                               ========          ========         ========














The accompanying notes are an integral part of these consolidated financial statements.

Eastern Group plc and Subsidiaries (Predecessor Company)
STATEMENTS OF CONSOLIDATED COMMON STOCK EQUITY
((pound) million)

                                                                                                           Accumulated
                                                                                                             other
                                                                       Contributed        Retained        comprehensive
                                                                         capital           deficit           income
                                                                         -------           -------           ------
Balance at April 1, 1996                                                   2,518             (326)               --

Net loss for year ended March 31, 1997                                        --              (90)               --

Cash dividends for the year ended March 31, 1997                              --             (140)               --

Tax relief received from Parent                                               68               --                --

Unrealized loss on securities classified as available for
   sale for the year ended March 31, 1997                                     --               --                (5)
                                                                           -----            -----             -----
Balance at March 31, 1997                                                  2,586             (556)               (5)
                                                                           -----            -----             -----

Balance at April 1, 1997                                                   2,586             (556)               (5)

Net loss for the year ended March 31, 1998                                    --              (38)               --

Cash dividends for the year ended March 31, 1998                              --             (200)               --

Tax relief received from Parent                                               17               --                --

Unrealized loss on securities classified as available for
   sale for the year ended March 31, 1998                                     --               --                (2)
                                                                           -----            -----             -----

Balance at March 31, 1998                                                  2,603             (794)               (7)
                                                                           -----            -----             -----

Balance at April 1, 1998                                                   2,603             (794)               (7)

Net loss for the period from April 1, 1998 through May 18, 1998               --              (21)               --

Unrealized loss on securities classified as available for
   sale for the period from April 1, 1998 through May 18, 1998                --               --                (3)
                                                                           -----            -----             -----

Balance at May 18, 1998                                                    2,603             (815)              (10)
                                                                           =====            =====             =====




The accompanying notes are an integral part of these consolidated financial statements.

Eastern Group plc and Subsidiaries (Predecessor Company)
STATEMENTS OF CONSOLIDATED CASH FLOWS
((pound) million)


                                                                                                         Period from
                                                                                                        April 1, 1998
                                                                     Year ended       Year ended         through
                                                                     March 31, 1997   March 31, 1998     May 18, 1998
                                                                     --------------   --------------     ------------

     Cash flows - operating activities
        Net loss                                                             (90)             (38)             (21)
        Adjustments to reconcile net loss to cash provided by
          operating activities:
        Gain on disposal of assets                                            (8)              (5)              --
        Depreciation and amortization                                        161              185               26
        Minority interest                                                      1               --               --
        Deferred income taxes                                                251              (24)              (7)
        Changes in operating assets and liabilities:
              Accounts receivable                                           (126)              78               65
              Inventories                                                    (81)             (25)              10
              Prepayments and other assets                                    (9)               8               (4)
              Accounts payable                                               106              (82)               6
              Interest accrued                                                35                4               27
              Taxes accrued                                                  (53)             101                2
              Other liabilities                                              105              139              (30)
                                                                         -------          -------          -------
                       Cash provided by operating activities                 292              341               74
                                                                         -------          -------          -------
     Cash flows - investing activities
        Capital expenditures                                                (204)            (254)             (51)
        Proceeds from sales of assets                                         25               30               --
        Investment in marketable securities                                  (29)              (3)             (27)
        Other investments                                                    (21)              (7)              --
                                                                         -------          -------          -------
              Cash used in investing activities                             (229)            (234)             (78)
                                                                         -------          -------          -------
     Cash flows - financing activities
        Borrowings under long-term debt                                      692              240               --
        Retirements of  long-term debt                                      (468)            (215)              --
        Change in notes payable - banks                                     (389)              (4)              16
        Receivable financing                                                  --              300               --
        Debt financing cost                                                  (11)              --               --
        Dividends paid                                                      (140)            (200)              --
                                                                         -------          -------          -------
              Cash (used in) provided by financing activities               (316)             121               16
                                                                         -------          -------          -------
     Net change in cash and cash equivalents                                (253)             228               12
                                                                         -------          -------          -------
     Cash and cash equivalents - beginning balance                           739              486              714
                                                                         -------          -------          -------
     Cash and cash equivalents - ending balance                              486              714              726
                                                                         -------          -------          -------
     Supplemental cash flow disclosures:
        Cash paid for interest                                                93              198                5
        Cash paid for income taxes                                            18               90               --
     Non-cash transactions:
        Record capital lease and related obligations                         705               --               --
        Consolidation of debt and related investment on
          cross-border leases                                                408              139               --


The accompanying notes are an integral part of these consolidated financial statements.

Eastern Group plc and Subsidiaries (Predecessor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


1.   Description of Business

     The business and operations of Eastern Group plc and Subsidiaries (Eastern) are divided into three principal segments, as follows:

     (i) The energy retail business which supplies electricity and gas to national domestic, industrial and commercial customers in the United Kingdom;

     (ii) The energy management and generation business which manages an integrated portfolio of generation assets, physical gas assets and contracts; and

    (iii) The   networks   business   which  owns,   manages  and  operates  the
          electricity distribution system.

     These businesses are carried out primarily in the United Kingdom with interests increasingly being developed throughout the rest of Europe.


     Prior to May 19, 1998, Eastern was owned by The Energy Group PLC (TEG). On May 19, 1998, TXU Acquisitions Limited, a subsidiary of TXU Corp, acquired control of TEG (see Note 17).


2.   Basis of Presentation and Significant Accounting Policies

     The consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States (US GAAP).

     Consolidation - The consolidated financial statements include the accounts of Eastern and all majority owned subsidiaries. Minority interest represents the minority shareholders' proportionate share in the equity or income of Eastern's majority-owned subsidiaries.

     All significant intercompany items and transactions have been eliminated in consolidation. Investments in significant unconsolidated affiliates are accounted for by the equity method.

     Use of estimates - The preparation of Eastern's consolidated financial statements, in conformity with US GAAP, requires management to make estimates and assumptions about future events that affect the reporting and disclosure of assets and liabilities at the balance sheet dates and the reported amounts of revenue and expense during the period covered by the consolidated financial statements. In the event estimates and/or assumptions prove to be different from actual amounts, adjustments are made in subsequent periods to reflect more current information.

     Cash and cash equivalents - Cash equivalents consist of highly liquid investments, which are readily convertible into cash and have maturities of three months or less.

     Accounts receivable - A provision for uncollectible accounts of (pound)1 million, (pound)11 million and (pound)2 million was recorded during the years ended March 31, 1997 and 1998 and the period from April 1, 1998 through May 18, 1998, respectively. Eastern did not realize any material recoveries during the years ended March 31, 1997 and 1998 or the period from April 1, 1998 through May 18, 1998. Eastern wrote-off accounts receivable of (pound)1 million, (pound)10 million and (pound)1 million during the years ended March 31, 1997 and 1998 and the period from April 1, 1998 through May 18, 1998, respectively.

     Inventories - Inventories consist of fuel stock, material and supplies, and are stated at the lower of cost or net realizable value. The cost of inventories is determined using a weighted average cost method.

     Capitalized   interest  -  Interest  is   capitalized   on  major   capital
     expenditures during the period of construction.

Eastern Group plc and Subsidiaries (Predecessor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)


2.   Basis of Presentation and Significant Accounting Policies (continued)

     Property, plant and equipment - Property, plant and equipment are stated at cost less accumulated depreciation. The cost of additions, improvements, and interest on construction are capitalized, while maintenance and repairs are charged to expense when incurred.

     Leased generating stations meeting certain criteria and related equipment are capitalized and the present value of the related lease payments is recorded as a liability. Depreciation of capitalized lease assets is computed on the straight-line basis over the shorter of the estimated remaining useful life of the asset or the lease term.

     Depletion of gas reserves is charged on a unit-of-production basis, based on an assessment of proven reserves. Depreciation of all other property, plant and equipment is determined on the straight-line method over estimated useful lives of the assets as follows:

     Electricity generating station assets   30 years

     Electricity generating station          Shorter of lease period or
      assets under capital lease             estimated remaining useful life
     Electricity distribution                40 years (3% per annum for first
      system assets                          20 years and 2% per annum for last
                                             20 years)
     Buildings                               Up to 60 years
     Leasehold improvements                  Shorter of remaining lease term or
                                             estimated useful life
     Plant and equipment                     Up to 10 years

     Customer contributions to the construction of electricity distribution system assets are amortized to income over a forty-year period, at a rate of 3% per year for the first 20 years and 2% per year for the last 20 years. The unamortized amount of these contributions is deducted from property, plant and equipment.

     Upon sale, retirement, abandonment or other disposition of property, the cost and related accumulated depreciation are eliminated from the accounts and any gain or loss is reflected in income.

     The United Kingdom Government is entitled to claim a portion of any gain realized by Eastern on certain property disposals made up to March 31, 2000. Provisions for such claims are made when an actual disposal occurs.

     Provision is made for abandonment costs relating to gas fields. Such provisions are determined in accordance with local conditions and requirements, and on the basis of costs estimated at the respective balance sheet date. These costs are expensed on a unit-of-production basis.


     Valuation of long lived assets - Eastern periodically evaluates the carrying value of long-lived assets to be held and used, including goodwill, when events and circumstances warrant such a review. The carrying value of a long-lived asset is considered impaired when the projected undiscounted cash flows from such asset is separately identifiable and is less than its carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair market value of the long-lived asset. Fair market value is determined primarily utilizing the anticipated cash flows discounted at a rate commensurate with risk involved.



     Goodwill - Goodwill is capitalized and amortized over 40 years using the straight-line method. Eastern reviews the goodwill recoverability period on a regular basis. Amortization expense for each of the years ended March 31, 1997 and 1998 was (pound)33 million and for the period from April 1, 1998 through May 18, 1998 was (pound)4 million.



     Derivative financial instruments - In order to qualify for hedge accounting, the following criteria must be met: the item being hedged exposes Eastern to price risk, it is probable that the hedge will substantially offset this risk, and it has been designated as a hedge by management.

Eastern Group plc and Subsidiaries (Predecessor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)


2.   Basis of Presentation and Significant Accounting Policies (continued)


     Gains and losses on hedges of existing assets or liabilities are included in the carrying amounts of those assets or liabilities and are ultimately recognized in income. Gains and losses related to qualifying hedges of firm commitments or anticipated transactions are deferred and are recognized in income or as adjustments of carrying amounts when the hedged transaction occurs. The cash flows related to derivative financial instruments are recorded in the same manner as the cash flow related to the item being hedged. In the event that an overall analysis of the firm commitments being hedged indicates that Eastern is in a net loss position, a provision is made for these anticipated losses. Transactions that are entered into that do not meet the criteria for hedge accounting are marked to market on the balance sheet at the period end, and the unrealized gain or loss is recognized in the Statement of Consolidated Income for that period.



     Revenue recognition - Electricity and gas sales revenues are recognized when services are provided to customers and include an estimate for unbilled revenues, or the value of electricity and gas consumed by customers between the date of their last meter reading and the period-end date. Operating revenues are stated exclusive of value added tax, but inclusive of the fossil fuel levy.



     Restructuring costs - Restructuring costs relate to voluntary termination benefits and are recorded in Operation and Maintenance expense in the Statement of Consolidated Income in the period in which the employee accepts the offer and the amount can be reasonably estimated. Eastern has established voluntary retirement plans to progressively reduce manpower levels.

     Foreign currencies - Assets and liabilities of foreign subsidiaries are translated at the exchange rate on the balance sheet date. Revenues, costs and expenses are translated at average rates of exchange prevailing during the period. Translation adjustments resulting from this process are charged or credited to the cumulative currency translation adjustment account in common stock equity. Gains and losses on foreign currency transactions are included in the Statement of Consolidated Income.

     Income taxes - Income tax expense includes United Kingdom and other national income taxes. Eastern intends to reinvest the earnings of its foreign subsidiaries into those businesses. Accordingly, no provision has been made for taxes which would be payable if such earnings were distributed to Eastern.

     Advance Corporation Tax (ACT) recoverable represents the amount of tax paid or payable on outgoing dividends paid and proposed which can be set off against a corporation tax liability arising currently or in the future, thereby reducing current tax expense.

     Deferred income taxes are determined under the liability method. Deferred income taxes represent liabilities to be paid or assets to be received in the future and reflect the tax consequences on future years of temporary differences between the tax bases of assets and liabilities and their financial reporting amounts. Future tax rate changes would affect those deferred tax liabilities or assets in the period when the tax rate change is enacted. Future tax benefits, such as net operating loss carryforwards, are recognized to the extent that realization of such benefits is more likely than not.

     Marketable securities - Eastern has classified all of its marketable securities as available for sale. Available for sale securities are carried at fair value with the unrealized gains and losses reported as a component of accumulated other comprehensive income in common stock equity. Declines in fair value that are other than temporary are reflected in the Statement of Consolidated Income.

     Appraisal   and   development   expenditure   of  gas  fields  -  Appraisal
     expenditures are accounted for under the successful efforts method. General seismic and other costs are expensed as incurred.

     Ceiling test - The capitalized costs of gas fields under evaluation, under development or in production are assessed each year on a field-by-field basis. To the extent that the future net revenues from the remaining commercial reserves, or, in the case of prospects under evaluation, the estimated potential commercial reserves, are less than the net capitalized costs of the field, a charge is made to the profit and loss account.

Eastern Group plc and Subsidiaries (Predecessor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)


2.   Basis of Presentation and Significant Accounting Policies (continued)

     New  accounting  standards - Statement  of Financial  Accounting  Standards
     (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities," was to be effective for fiscal years beginning after June 15, 1999. This statement requires that all derivative financial instruments be recognized as either assets or liabilities on the balance sheet at their fair values and that accounting for the changes in their fair values is dependent upon the intended use of the derivatives and their resulting designations. The new standard will supersede or amend existing standards that deal with hedge accounting and derivatives. Eastern has not determined the effect that adopting this standard will have on its consolidated financial statements.

     The Emerging Issues Task Force (EITF) has issued No. 98-10 "Accounting for Energy Trading and Risk Management Activities" which is effective for fiscal years beginning after December 15, 1998. EITF 98-10 requires that contracts for energy commodities which are entered into under trading activities should be marked to market with the gains and losses shown net in the income statement. As Eastern is not primarily involved in trading activities, EITF 98-10 should not have a material impact on the consolidated financial statements upon adoption.

3.   Property, Plant and Equipment

     Property,   plant  and   equipment,   stated   at  cost  less   accumulated
     depreciation, consisted of:


                                                        March 31, 1998
                                                      ((pound) million)
                                                      -----------------


         Electricity distribution system                    1,567
         Electricity generating stations                    1,154
         Upstream gas assets                                   45
         Other land and buildings                             102
         Plant and equipment                                  360
         Accumulated depreciation                            (863)
                                                         --------
         Net property, plant and equipment                  2,365
                                                         ========

     Depreciation expense for the years ended March 31, 1997 and 1998 was (pound)128 million and(pound)152 million, respectively, and for the period from April 1, 1998 through May 18, 1998 was (pound)22 million.

     Electricity generating stations and plant and equipment include assets under capital leases as follows:


                                                      March 31, 1998
                                                     ((pound) million)
                                                      -----------------
         Cost                                               839
         Less accumulated depreciation                     (126)
                                                       --------
         Net book value                                     713
                                                       ========
4.   Restricted Cash

     At March 31, 1998, (pound)408 million of deposits has been used to cash-collateralize existing future lease obligations to certain banks related to the funding of the leases of three power stations from National Power PLC (Note 9). Additionally (pound)139 million at March 31, 1998 has been used to cash-collateralize existing future lease obligations arising from a cross-border leasing arrangement on two other power stations (Note
     9).

Eastern Group plc and Subsidiaries (Predecessor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)


5.   Investments

     Marketable investments are classified as available for sale, and are considered non-current based upon management's intentions in holding the investments. Marketable investments consisted of:


                                               Fair market       Unrealized
     March 31, 1997             Cost              value          gain/(loss)
                              --------         -----------       ----------
                                               ((pound)million)
     SME                         29                  24                (5)
                              -----               -----             -----
                                 29                  24                (5)
                              =====               =====             =====

                                               Fair market       Unrealized
     March 31, 1998             Cost              value          gain/(loss)
                              --------         -----------       ----------
                                             ((pound)million)
     SME                         25                  18                (7)
     HC                           3                   3                 -
                              -----               -----             -----
                                 28                  21                (7)
                              =====               =====             =====

                                               Fair market       Unrealized
     May 18, 1998               Cost              value          gain/(loss)
                              --------         -----------       ----------
                                              ((pound)million)
     SME                         35                  25               (10)
     HC                          20                  20                 -
                              -----               -----             -----
                                 55                  45               (10)
                              =====               =====             =====

     At March 31, 1998 Eastern held an 11.8% investment in Severomoravska Energetika (SME), which is listed in the Czech Republic. During the period from April 1, 1998 through May 18, 1998, Eastern's Investment in SME increased to 16%. During the year ended March 31, 1998, Eastern acquired a 1.8% investment in Hidroelectrica del Cantabrico (HC), which is listed in Spain. As Eastern does not have the ability to exercise significant influence over either SME's or HC's operating and financial policies, these investments have been accounted for as marketable securities and accordingly have been marked to market at March 31, 1997 and 1998 and May 18, 1998.

     There were no sales of marketable securities in the two year period ended March 31, 1998, or from April 1, 1998 through May 18, 1998.

     At March 31, 1998 Eastern held an additional (pound)21 million in other investments.

6.   Pensions

     The majority of Eastern's employees are members of the Electricity Supply Pension Scheme (ESPS) which provides pensions of a defined benefit nature for employees throughout the England and Wales Electricity Supply Industry. The ESPS operates on the basis that there is no cross-subsidy between employers and the financing of Eastern's pension liabilities is therefore independent of the experience of other participating employers. The assets of the ESPS are held in a separate trustee-administered fund and consists principally of United Kingdom and European equities, United Kingdom property holdings and cash. The pension cost relating to the Eastern portion of the ESPS is assessed in accordance with the advice of independent qualified actuaries using the projected unit method. The benefits under these plans are primarily based on years of service and compensation levels as defined under the respective plan provisions.

     The assets of the Electricity Supply Pension Scheme are held in a separate trustee administered fund and consist principally of United Kingdom and European equities, United Kingdom property holdings and cash.

Eastern Group plc and Subsidiaries (Predecessor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)


6.   Pensions (continued)

     Eastern has adopted SFAS No. 132, "Employer's Disclosure about Pensions and other Post-retirement Benefits" for the year ended March 31, 1998.


                                                                  Year ended
Change in benefit obligations                                   March 31, 1998
-----------------------------                                   --------------
                                                              ((pound) million)

Benefit obligation at beginning of year                               702

Service cost                                                            9
Interest cost                                                          53
Plan participants' contributions                                        7
Termination liability                                                  15
Actuarial loss                                                        100
Benefits paid                                                         (51)
                                                                   ------
Benefit obligation at end of year                                     835
                                                                   ======
Change in plan assets:
---------------------
Fair value of plan assets at beginning of year                        874
Actual return on plan assets                                          285
Employer contribution                                                  14
Plan participants' contributions                                        7
Benefits paid                                                         (51)
                                                                   ------
Fair value of plan assets at end of year                            1,129
                                                                   ======
Funded Status:
-------------
Funded status                                                         294
Unrecognized net actuarial gain                                      (151)
Unrecognized prior service cost                                         7
                                                                   ------
Prepayments for pensions                                              150
                                                                   ======

Eastern Group plc and Subsidiaries (Predecessor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)


6.   Pensions (continued)

     Weighted average assumptions:


                                                                                            Period from
                                                                                           April 1, 1998
                                                          Year ended       Year ended         through
                                                        March 31, 1997   March 31, 1998     May 18, 1998
                                                        --------------   --------------     ------------
                                                              %                 %                %

Expected long-term rate of return on assets                    8.5               7.0              7.0
Rate of salary increases                                       5.0               4.0              4.0
Discount rate                                                  8.0               7.0              6.5


Components of net periodic pension benefit:


                                                                                            Period from
                                                                                           April 1, 1998
                                                          Year ended       Year ended         through
                                                        March 31, 1997   March 31, 1998     May 18, 1998
                                                        --------------   --------------     ------------
                                                                        ((pound) million)

Service cost-benefits earned during the period                 9                 9                1
Interest cost on projected benefit obligations                58                53                7
Expected return on plan assets                               (75)              (69)             (10)
Net amortization and deferral                                 --                 1               --
                                                          ------            ------           ------
Net periodic benefit                                          (8)               (6)              (2)
                                                          ======            ======           ======

     During 1997 and 1998 special retirement programs were offered to encourage early retirements among certain employees which resulted in additional pension cost of (pound)12 million and (pound)15 million in the years ended March 31, 1997 and 1998, respectively.

7.   Taxation

         The components of income tax expense are as follows:


                                                                                            Period from
                                                                                           April 1, 1998
                                                          Year ended       Year ended         through
                                                        March 31, 1997   March 31, 1998     May 18, 1998
                                                        --------------   --------------     ------------

                                                                       ((pound) million)
Current:
     United Kingdom                                            53               213                2
                                                          -------            ------           ------

Deferred:
     United Kingdom                                           251               (24)              (7)
                                                          -------            ------           ------
         Total income tax expense/(benefit)                   304               189               (5)
                                                          =======            ======           ======

Eastern Group plc and Subsidiaries (Predecessor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)


7.   Taxation (continued)

     Income/(loss) before income taxes is as follows:


                                                                                            Period from
                                                                                           April 1, 1998
                                                          Year ended       Year ended         through
                                                        March 31, 1997   March 31, 1998     May 18, 1998
                                                        --------------   --------------     ------------

                                                                       ((pound) million)
United Kingdom                                               212               157              (27)
Other countries                                                3                (6)               1
                                                          ------            ------           ------
     Total income/(loss) before income taxes and
       minority interest                                     215               151              (26)
                                                          ======            ======           ======


     Significant components of Eastern's deferred tax assets and liabilities at March 31, 1998 are as follows:


                                                                    As at
                                                                March 31, 1998
                                                                --------------

                                                               ((pound) million)
Deferred tax assets
Tax loss carry forwards                                                (1)
Leased assets                                                        (450)
Other                                                                 (98)
                                                                  -------
Total deferred tax assets                                            (549)
Valuation allowance for deferred tax assets                           165
                                                                  -------
Net deferred tax assets                                              (384)
                                                                  -------
Deferred tax liabilities
Excess of book value over taxation value of fixed assets              274
Leased assets                                                         507
Other                                                                  37
                                                                  -------

Total deferred tax liabilities                                        818
                                                                  -------
     Net deferred tax liabilities                                     434
                                                                  =======

     All of the net deferred tax liabilities are non-current.


     The recognized deferred tax asset is based upon the expected future utilization of net operating loss carryforwards and the reversal of other temporary differences. For financial reporting purposes, Eastern has recognized a valuation allowance for those benefits for which realization does not meet the more likely than not criteria. The valuation allowance has been recognized in respect of leased assets. Eastern continually reviews the adequacy of the valuation allowance and is recognizing these benefits only as reassessments indicate that it is more likely than not that the benefits will be realized. The valuation allowance increased by (pound)18 million in the year ended March 31, 1998.

Eastern Group plc and Subsidiaries (Predecessor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)


7.   Taxation (continued)

     United Kingdom income tax expense at the statutory tax rate (33% at March 31, 1997 and 31% at March 31, 1998 and May 18, 1998) is reconciled below to the actual income tax expense:


                                                                                           Period from
                                                                                          April 1, 1998
                                                         Year ended       Year ended         through
                                                       March 31, 1997   March 31, 1998     May 18, 1998
                                                       --------------   --------------     ------------

                                                                      ((pound) million)
     Tax at United Kingdom statutory rate                        71               47               (8)
     Windfall tax                                                --              112               --
     Non-deductible goodwill                                     10               10                1
     Effect of tax rate on United Kingdom dividends              (2)              (2)              --
     Movement in valuation allowance                            147               18                2
     Leasing transaction                                         93               --               --
     Tax rate change                                            (13)              --               --
     Profit on disposal taxed at lower rates                     (5)              (1)              --
     Non-deductible expenses                                      2                3               --
     Other                                                        1                2               --
                                                               ----             ----             ----
          Income tax expense/ (benefit)                         304              189               (5)
                                                               ====             ====             ====


     For the year ended March 31, 1998, a windfall tax was levied on Eastern according to a formula contained in the UK Finance (No. 2) Act 1997. The liability to the tax was assessed at (pound)112 million of which half was paid on December 1, 1997 and the balance was paid on December 1, 1998.

     As at March 31, 1998 Eastern had net operating loss carryforwards of (pound)1 million that are available to offset future taxable income. The net operating loss carryforwards have no expiration date.

     The tax effect of components included in accumulated other comprehensive income was a benefit of (pound)2 million in the year ended March 31, 1997, a benefit of (pound)1 million in the year ended March 31, 1998 and a benefit of (pound)1 million for the period from April 1, 1998 through May 18, 1998.

8.   Related Party Transactions

     At March 31, 1998 Eastern was owed(pound)0.4 million by TEG, which arose from payments of salary expenses by Eastern on behalf of TEG.

Eastern Group plc and Subsidiaries (Predecessor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)


9.   Notes Payable and Long-term Debt

     Weighted average interest rate at March 31, 1998 on notes payable to banks was 13.2%.

     Long-term debt consists of the following:


                                                                                                    March 31, 1998
                                                                                                    --------------
                                                                                                  ((pound) million)

         Notes and Bonds:
            (pound)350 million 8.375% bonds due 2004                                                       350
            (pound)200 million 8.5% bonds due 2025                                                         200
            (pound)200 million 8.75% bonds due 2012                                                        200
         Other:
            Rent factoring loans (weighted average interest rate of 7.35%, due 1999-2001)                  804
            Other unsecured loans, due in instalments 8.9% - 18.3%                                          50
            Capital leases                                                                                 461
            Cross-border leases                                                                            139
                                                                                                       -------
         Total long-term debt                                                                            2,204
         Less current portion                                                                              228
                                                                                                       -------
         Long-term debt, less amounts due currently                                                      1,976
                                                                                                       =======

     (pound)100 million of the (pound)350 million 8.375% bonds included in long-term debt has been converted into floating rate debt by way of interest rate swaps, which expire in the year 2004.

     Rent factoring loans - Certain subsidiaries of Eastern entered into an agreement with commercial banks whereby future intra-group rental payments receivable were assigned to these banks in return for a capital sum. (pound)408 million of the capital sum has been deposited to cash collateralize existing future lease obligations to certain banks related to the funding of the leases of three power stations leased from National Power.

     On December 17, 1997 a subsidiary of Eastern issued a (pound)21 million floating rate (18.26% at March 31, 1998) bond in the Czech Republic.

     Long-term debt balances are denominated in the following currencies:


                                                        March 31, 1998
                                                        --------------
                                                       ((pound) million)


         Sterling                                            2,044
         United States dollars                                 139
         Other                                                  21
                                                           -------
         Total long-term debt                                2,204
                                                           =======


     There was no capitalized interest for the year ended March 31, 1998, or for the period from April 1, 1998 through May 18, 1998. Capitalized interest for the year ended March 31, 1997 was (pound)11 million.

Eastern Group plc and Subsidiaries (Predecessor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)


9.   Notes Payable and Long-term Debt (continued)

     Long-term debt, excluding capital lease balances, is repayable as follows:

                                                 Year Ending
                                                   March 31
                                                   --------

         1999                                          213
         2000                                          225
         2001                                          242
         2002                                          127
         2003                                           21
         Thereafter                                    915
                                                   -------
                                                     1,743
         Capital leases                                461
                                                   -------
         Total long-term debt                        2,204
                                                   =======

     Capital lease obligations - As at March 31, 1998, future minimum lease payments for assets under capital leases, together with the present value of minimum lease payments, were:

                                                                  Year Ending
                                                                    March 31
                                                                    --------
                                                               ((pound) million)

         1999                                                          16
         2000                                                          16
         2001                                                          17
         2002                                                         542
         2003                                                          17
         Thereafter                                                    98
                                                                 --------
         Total future minimum lease payments                          706
         Less amounts representing interest                          (245)
                                                                 --------
         Present value of future minimum lease payments               461
                                                                 --------
         Current                                                       15
         Non-current                                                  446
                                                                 --------
         Total                                                        461
                                                                 ========

     Substantially all of the capital lease obligations relate to coal-fired power stations. Additional payments of approximately (pound)6 per megawatt hour (indexed from 1996 prices) linked to output levels from the stations are payable for the first seven years of their operation by Eastern (operations commenced in 1996).

     The lease agreement for three of the coal-fired power stations contains a purchase option of(pound)1 in 2046. The lease is for a total of ninety-nine years.

     Cross-border leases - The debt arising on the cross-border leases is fully collaterized by restricted cash on deposit (see Note 4). Certain subsidiaries of Eastern have entered into cross-border lease transactions in respect of two power stations that are wholly owned by Eastern. Eastern has retained control of the power stations and their output and is responsible for their operations.

Eastern Group plc and Subsidiaries (Predecessor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)


9.   Notes Payable and Long-term Debt (continued)


     Eastern's debt agreements contain certain covenants with which they must comply, including leverage ratios, levels of net assets and interest cover covenants. At March 31, 1998, Eastern was in compliance with all covenants.


10.  Lines of Credit and Other Credit Facilities

     Credit facility - At March 31, 1998 Eastern had a five year committed revolving credit borrowing facility amounting to (pound)350 million with interest based on LIBOR plus 0.23% which at March 31, 1998 was 7.86%.

     Promissory note program - Eastern has a one year promissory note program issued within the Czech Republic which has been utilized to fund its investment in SME and Teplarny Brno a.s. The note bears interest at an annual rate of PRIBOR plus 0.7% which at March 31, 1998 was 18.3%.

     Short-term loan on accounts receivable - Eastern has facilities with a financial institution whereby it may, from time to time, borrow funds from the financial institution. Outstanding borrowings under the agreements may not exceed certain levels and are collateralized by portions of Eastern's trade accounts receivable. At March 31, 1998, Eastern had borrowed (pound)300 million under these facilities. The loan bears interest at an annual rate based upon commercial paper rates plus 0.225% which at March 31, 1998 was 7.6%.

11.  Commitments

     Eastern evaluates its position relative to asserted and unasserted claims, loss-making purchase commitments or future commitments and makes provisions as needed.

     Eastern's investment in Svartisen (the offtake generated by water rights in hydro-electric power plants in Norway) requires coverage of approximately 31.2% of the costs incurred in relation to the operation of the power plant, as well as a portion of the maintenance costs, property tax, and feeding costs (defined as fixed charges such as connection and capacity charges and volume related charges such as an energy charge) for 55 years, beginning in 1998. The electricity generated from the hydro-electric plants will be sold into the Norwegian power pool, from which Eastern will receive income.

     Gas take-or-pay contracts - Eastern is a party to various types of contracts for the purchase of gas. Almost all include "take-or-pay" obligations under which the buyer agrees to pay for a minimum quantity of gas in a year. In order to help meet the expected needs of its wholesale and retail customers, Eastern has entered into a range of gas purchase contracts. As at March 31, 1998, the commitments under long-term gas purchase contracts amounted to an estimated (pound)2.8 billion, covering periods up to 16 years forward. Management does not consider it likely, on the basis of Eastern's current expectations of demand from its customers as compared with its take-or-pay obligations under such purchase contracts, that any material payments will become due from Eastern for gas not taken.

Eastern Group plc and Subsidiaries (Predecessor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)


11.  Commitments (continued)

     Rental   commitments  -  The  future  minimum  rental   commitments   under
     non-cancellable operating leases were as follows:

                                                                   Year ending
                                                                   December 31
                                                                   -----------

         Period from May 19, 1998 through December 31, 1998             34
         1999                                                           53
         2000                                                           36
         2001                                                           37
         2002                                                           34
         2003                                                           30
         Thereafter                                                     27
                                                                    ------
         Total                                                         251
                                                                    ======

     The operating lease commitments relate to coal-fired power stations. Additional variable payments of approximately (pound)6 per megawatt hour (indexed to 1996 prices) linked to output levels from these stations are payable through 2000, the first four years of the lease agreement, by Eastern.

     Rental  expense for  operating  leases  amounted to  (pound)49  million and
     (pound)77 million for the years ended March 31, 1997 and 1998, respectively. Rental expense for operating leases for the years ended March 31, 1997 and March 31, 1998 include (pound)32 million and (pound)42 million, respectively, of minimum lease payments and (pound)17 million and (pound)35 million, respectively, of variable lease payments, based on output. Rental expense for operating leases amounted to (pound)10 million for the period ended May 18, 1998. Rental expense for operating leases during the period to May 18, 1998 includes (pound)6 million of minimum lease payments and (pound)4 million of variable lease payments, based upon output.

12.  Contingencies

     Eastern is subject to business risks that are actively managed against exposures.


     In February 1997, the official government representative of pensioners (Pensions Ombudsman) made a determination against the National Grid Company plc (National Grid) and its group trustees with respect to complaints by two pensioners in National Grid's section of the ESPS relating to the use of the pension fund surplus resulting from the March 31, 1992 actuarial valuation of the National Grid section to meet certain costs arising from the payment of pensions on early retirement upon reorganization or downsizing. These determinations were set aside by the High Court on June 10, 1997 and the arrangements made by National Grid and its group trustees in dealing with the surplus were confirmed. The two pensioners have now appealed against this decision and judgment has now been received although a final order is awaited. The appeal was allowed endorsing the Pensions Ombudsman's determination that the corporation was not entitled to unilaterally deal with any surplus. If a similar complaint were to be made against Eastern in relation to its use of actuarial surplus in its section of the ESPS, it would vigorously defend the action, ultimately through the courts. However, if a determination were finally to be made against it and upheld by the courts, Eastern could have a potential liability to repay to its section of the ESPS an amount estimated by Eastern to be up to (pound)45 million (exclusive of any future applicable interest charges).

     General - In addition to the above, Eastern is involved in various legal and administrative proceedings arising in the ordinary course of its business. Eastern believes that all such lawsuits and resulting claims would not have a material effect on its financial position, results of operation or cash flows.

Eastern Group plc and Subsidiaries (Predecessor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)


13.  Employee Share Plans

     TEG had the following employee share plans in which Eastern's employees participated for the two year period ended March 31, 1998 and for the period from April 1, 1998 through May 18, 1998:

     (a) The Energy Group Sharesave Scheme which was available to the United Kingdom-based employees of Eastern and those directors who devoted more than 25 hours a week to their duties. Employees who participated in this scheme had to enter into a monthly savings contract, for either a three or five year period. The exercise price for the three year Sharesave Scheme was based on a 15% discount of the TEG stock price on February 25, 1997 (date of original grant) and the five year Sharesave Scheme exercise price was based on a 20% discount.


     (b) The Energy Group Executive Share Option Scheme which was administered by the Remuneration Committee of the Board of Directors of TEG (the Remuneration Committee) was available at its discretion to employees and those directors who devote more than 25 hours a week to their duties. Eligible participants under this plan were granted options to acquire shares with an exercise price equal to the February 25, 1997 (date of grant) TEG stock price, which were not exercisable for three years.


     (c) The Energy Group Long-term Incentive Plan operated in conjunction with Eastern's Employee Benefit Trust. The plan was supervised and administered by the Remuneration Committee. The Plan could be made available to all employees and directors at the discretion of the Remuneration Committee, but it was in practice limited to the executive directors and certain senior executives of Eastern. Awards under this plan required a certain level of achievement of total shareholder return, normally calculated over three years, before they vested.


     The movements in share options outstanding during the year ended March 31, 1998 and the period ended May 18, 1998 were:



                  Weighted
                   average                 As at                                               As at                          As at
                 fair value   Exercise    March 31                                           March 31,  Exercise/            May 18,
                 of options    price       1997       Exercised     Lapsed       Granted       1998      Lapsed   Granted     1998
                 ----------    -----       ----       ---------     ------       -------       ----      ------   -------     ----
                  (pence)     (pence)

Executive
Share Options         73         547      774,416       10,958       38,353           --     725,105       --        --      725,105
Sharesave
Scheme - 3 year    109.8         465       19,455           --           --      233,466     252,921       --    29,183      282,104
Sharesave
Scheme - 5 year    133.3         438       73,254           --           --      879,052     952,306       --    36,627      988,933
Long-term
Incentive Plan       465          --      486,926           --       33,951           --     452,975       --        --      452,975

     No options lapsed or were exercised prior to March 31, 1997.

     With the exception of the Sharesave Schemes, the options listed above were all granted between February 25, 1997 and March 31, 1997. The granted options for the Sharesave Schemes reflect additional amounts saved by participants during the respective period.

     Since May 18, 1998 all options or awards then outstanding under the employee share plans described in (a) to (c) above have, as a consequence of the takeover of Eastern by TXU Corp (see Note 17), either been exercised, waived or surrendered for a cash cancellation payment by TXU Corp or lapsed.

     Eastern recorded compensation expense relating to the employee share plans of (pound)0.1 million in the year to March 31, 1997, (pound)2 million in the year to March 31, 1998 and (pound)0.3 million in the period from April 1, 1998 to May 18, 1998.

     Eastern determined the potential impact of SFAS No. 123, "Accounting For Stock-Based Compensation" with regard to the recognition of compensation expense. Under SFAS 123, compensation expense is

Eastern Group plc and Subsidiaries (Predecessor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)


13.  Employee Share Plans (continued)

     determined based upon the fair value at the grant date for awards. Had compensation expense for Eastern share option schemes been determined based upon the methodology prescribed under SFAS 123, Eastern's loss would not have been affected in the year ended March 31, 1997, would have been (pound)500,000 lower in the year ended March 31, 1998 and would have been (pound)125,000 lower in the period ended May 18, 1998. The fair value of the options granted are estimated using the Black Scholes model.

     The following weighted-average assumptions were assumed in determining the fair value of options for the Executive Share Option Scheme: exercise price is equal to the fair value of the stock on the grant date; risk-free interest rate is 5.31%; expected lives of 2 years and remaining contract life of 5.5 years; expected volatility of 27.3% and a dividend yield of 5.48%. The same assumptions were used in determining the compensation cost as of the grant date for the Long-term Incentive Plan and the Sharesave Schemes for the risk free interest rate, expected volatility and dividend yield. For the 5 year Sharesave Scheme the exercise price is 80% of the stock price at date of grant and a contract life of 4.3 years. For the 3 year Sharesave Scheme the exercise price is 85% of the stock price at date of grant and a contract life of 2.3 years. For the Long-term Incentive Plan the exercise price is nil and the expected life is 3 years.

14.  Dividend Restrictions

     Certain debt instruments of Eastern contain provisions that, under certain conditions, restrict distributions on or acquisitions of common stock. At March 31, 1998 retained earnings were not restricted as a result of such provisions.

15.  Segmental Information

     The segments have been identified on the basis of the underlying nature of the business and its customer base and the corresponding skill sets required, e.g., engineering, portfolio management and customer services.

     The energy retail business segment provides electricity and gas to United Kingdom national domestic, industrial and commercial users. It also has commenced retailing joint ventures in continental Europe. The energy management and generation business segment manages an integrated portfolio of contracts and physical gas and generation assets. The contracts include supplying the energy retail business with electricity and gas as well as contracts with third party energy retailers, traders and wholesalers. The networks business segment owns and manages the electricity distribution system and its principal customer base is energy retail and other electricity  suppliers.  The  other  category  consists  of  two  operating segments, metering and telecoms which fall below the quantitative thresholds for determining reportable segments.

     As set out below, contribution for each segment is defined as operating profit on a UK GAAP basis before exceptional and extraordinary items, but after a notional charge for the cost of capital. Capital/investment expenditure includes all items of capital and investment expenditures including the European equity investment. The cost of capital is calculated as 0.5% per month on working capital and is eliminated on consolidation. Overhead costs, such as those incurred by Eastern at head office and core costs related to information technology are not allocated among the segments.

Eastern Group plc and Subsidiaries (Predecessor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

15.      Segmental Information (continued)


                                                                                                      Period from April 1,
                                                     Year ended March 31,                          1998 through May 18, 1998
                                         -------------------------------------------------------   --------------------------
                                                   1997                          1998
                                         --------------------------  ---------------------------
                                                         Capital/                     Capital/                     Capital/
                                                        Investment                   Investment                   Investment
                                         Contribution   expenditure  Contribution    expenditure   Contribution   expenditure
                                         ------------   -----------  ------------    -----------   ------------   -----------
      Energy retail                              (8)            16           (52)            42            (5)             6
      Energy management and
         generation                             103             60           180             44           (13)             6
      Networks                                  165            147           189            120            21             31
      Other                                      --             --            --             32            (3)            35
                                          ---------      ---------     ---------      ---------     ---------      ---------

                                                260            223           317            238            --             78

      Cost of capital elimination               151             --           125             --            17             --
      Unallocated corporate costs               (40)            31           (11)            26           (28)            --
                                          ---------      ---------     ---------      ---------     ---------      ---------
      Total (UK GAAP)                           371            254           431            264           (11)            78
                                          ---------      ---------     ---------      ---------     ---------      ---------
      Purchase accounting and
           US GAAP adjustments                  (61)            --           (70)            --            --             --
      Unallocated contract costs                 --             --           (68)            --            --             --
      Unallocated restructuring
           costs                                (20)            --           (20)            --            --             --
      Unallocated investment
           income                                13             --             4             --             1             --
                                          ---------      ---------     ---------      ---------     ---------      ---------
      Income (loss) before
           interest, income
           taxes and minority
           interest                             303             --           277             --           (10)            --
                                          =========      =========     =========      =========     =========      =========


     Revenues are attributed to countries based on location of customers. There are no revenues for transactions with a single external customer that are 10% or more of Eastern's revenue. The electricity trading market in England and Wales (the Pool) is not considered by Eastern to be an external customer, as all electricity generated is sold into the Pool and is then repurchased from the Pool for subsequent resale. Revenues billed by energy retail for the other segments are presented as revenues of the other segments.

                                                                                      Revenues for
                                                                                          the period
                                                          Revenues for the                from
                                                         year ended March 31,         April 1, 1998
                                                  --------------------------------       through
                                                       1997              1998         May 18, 1998
                                                  -------------    ---------------  ----------------
                                                 ((pound)million)  ((pound)million) ((pound)million)

         Energy retail                                 1,568               1,655              205
         Energy management and generation                952               1,337              165
         Networks                                        420                 414               53
         Other                                            44                  69                2
                                                     -------             -------           ------
         Total                                         2,984               3,475              425
                                                     =======             =======           ======

Eastern Group plc and Subsidiaries (Predecessor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)


15.      Segmental Information (continued)

                                                                                      Revenues for
                                                                                       the period
                                                          Revenues for the                from
                                                         year ended March 31,         April 1, 1998
                                                  --------------------------------       through
                                                       1997              1998         May 18, 1998
                                                  -------------    ---------------  ----------------
                                                 ((pound)million)  ((pound)million) ((pound)million)

         United Kingdom                                2,966               3,447              422
         Other countries                                  18                  28                3
                                                     -------             -------           ------
         Total                                         2,984               3,475              425
                                                     =======             =======           ======

                                                                Long-lived
                                                                assets at
                                                              March 31, 1998
                                                              --------------
                                                             ((pound) million)

         United Kingdom                                           2,314
         Other countries                                             51
                                                                -------
         Total                                                    2,365
                                                                =======

16.  Derivative and Financial Instruments

     Eastern uses derivative financial instruments for purposes other than trading and does so to reduce its exposure to fluctuations in electricity prices, gas prices, interest rates and foreign exchange rates. Derivative financial instruments used by Eastern include contracts for differences, electricity forward rate contracts, interest rate swaps, interest forward rate agreements, options, gas swaps futures and foreign exchange forward contracts.

     Electricity price risk management - Electricity forward contracts are primarily used by Eastern to hedge future changes in electricity prices. Almost all electricity generated in England and Wales must be sold to the Pool, and electricity suppliers must likewise generally buy electricity from the Pool for resale to their customers. The Pool is operated under a Pooling and Settlement Agreement to which all licensed generators and suppliers of electricity in Great Britain are party. These trading arrangements are currently under review by the United Kingdom government.

     Eastern enters into electricity forward contracts to assist in the management of its exposure to fluctuations in electricity pool prices. The contracts bought and sold are contracts for differences (CfDs) and electricity forward agreements (EFAs) that fix the price of electricity for an agreed quantity and duration by reference to an agreed strike price. EFAs are similar in nature to CfDs, except that they tend to last for shorter time periods and are based on standard industry terms rather than being individually negotiated. Long-term CfDs are in place to hedge a portion of the electricity to be purchased through to 2009. Such CfDs represent an annual commitment of approximately five terawatt hours (TWh), declining on a linear basis to approximately two TWh by 2005 and finally expiring in 2010. There are no similar long-term commitments under EFAs. The impact of changes in the market value of these contracts, which serve as hedges, is deferred until the related transaction is completed.

Eastern Group plc and Subsidiaries (Predecessor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)


16.  Derivative and Financial Instruments (continued)

     The fair value of outstanding CfDs and EFAs at March 31, 1998 was (pound)29 million, calculated as the difference between the expected value of the CfDs or EFAs, based on their known strike price and known volume, and the current market value, based on an estimate of forward prices for the CfD or EFA term. It should be noted that the market for the CfDs and EFAs has not been liquid to date and there is no readily identifiable market through which the majority of CfDs or EFAs could be realized through an exchange. No easily definable forward price curve exists for the duration and shape of the CfDs or EFAs that would be agreed generally.

     Gas swaps and futures - In the gas retail business, Eastern sells fixed price contracts to customers and supplies the customer through a portfolio of gas purchase contracts and other wholesale contracts. The overall net exposure of Eastern to the gas spot market is managed by using gas swaps and futures.

     Interest rate management - Interest rate swaps and forward rate agreements are used by Eastern to convert between fixed rates and floating rates as required. Gains and losses from interest rate swaps and forward rate agreements are accrued over the contract period. The interest rate swaps held by Eastern as at March 31, 1998 are comprised of two swaps to convert (pound)100 million of the (pound)350 million 8.375% bonds due 2004 into floating rate debt; (pound)35 million is based on LIBOR and (pound)65 million is based on LIBOR less 0.7625%.

     Forward rate agreements totalling (pound)865 million for a maximum duration of one year to swap floating rate deposits into fixed rates were outstanding at March 31, 1998.

     Foreign currency risk management - Eastern has exposure to foreign currency movements and uses derivative financial instruments to manage this exposure (principally investments in European countries). The instruments used are forward purchase contracts and options. The policy with regard to any such exposures is to match assets owned in foreign countries with borrowings in that same currency. Where there are firm commitments to purchase goods in a foreign currency then forward contracts or options are used to fix the exchange rate. There were no material foreign exchange forward contracts outstanding at March 31, 1998.

     Concentrations and credit risk - Eastern's financial instruments that are exposed to concentrations of credit risk consist primarily of cash equivalents, trade receivables and derivative contracts.

     Eastern only deposits cash with banks that have a rating in excess of AA or invests in commercial paper from issuers with ratings of A1 or P1. Maximum limits are set for each bank based on their ratings and also maximum limits are set for each country.

     Eastern's trade receivables result primarily from its gas and electricity retail operations and reflect a broad customer base including industrial, commercial and domestic customers.

     Approximately  38 per cent by volume of all of  Eastern's  CfDs and EFAs in
     the  year  ended   March  31,  1998  were   contracted   with  two  primary
     counterparties.

     Credit risk relates to the risk of loss that Eastern would incur as a result of non-performance by counterparties to their respective derivative instruments. Eastern maintains credit policies with regard to its counterparties that management believes significantly minimize overall credit risk. Eastern generally does not obtain collateral to support the agreements but establishes credit limits and monitors the financial viability of counterparties and believes its credit risk is minimal on these transactions. The extent of this exposure varies with the prevailing interest and currency rates and was not material throughout the periods presented.

Eastern Group plc and Subsidiaries (Predecessor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)


16.  Derivative and Financial Instruments (continued)

     At March 31, 1998, no single bank was party to more than (pound)100 million
     nominal   value  of  such   agreements.   Eastern   believes  the  risk  of
     nonperformance by counterparties is minimal.

     Fair value of financial instruments

     The carrying amounts and fair values of the material financial instruments of Eastern are as follows:


                                                             As at March 31, 1998
                                                           ------------------------
                                                           Carrying           Fair
                                                            amount            value
                                                           --------           -----
                                                             ((pound) million)
Assets
     Other investments                                        42               42
     Restricted cash investments                             547              547
     Cash and equivalents                                    714              714

Liabilities
     Notes payable - banks                                    57               57
     Short-term loans on accounts receivable                 300              300
     Total long-term debt, excluding capital leases        1,743            1,827

Other financial instruments - favorable/(unfavorable)
     Interest rate swaps                                      --               11
     Foreign exchange contracts                               --               (1)
     Gas swaps                                                --               21
     CfDs and EFAs                                            --               29
     Financial guarantees and letters of credit               --               (2)


     The following methods and assumptions were used to determine the above fair values:

     (i) The fair value of fixed asset investments is estimated based on quoted market prices where available and other estimates;

     (ii) The  carrying  amounts  of  current  asset   investments,   short-term
          deposits, cash and bank overdrafts, etc. approximate their fair values because of the short maturity of these instruments;

    (iii) The fair value of the investment bonds is based on their quoted mid-market prices and excludes the value of the interest rate swaps;

     (iv) The fair value of the interest rate swaps is based on the cancellation value of each swap quoted by the relevant bank counterparty;

     (v) The fair value of foreign exchange contracts is based upon valuations provided by the counterparty;

     (vi) The fair value of the gas swaps is based on the net present value of discounted future cash flows in accordance with the underlying gas forward curve;

    (vii) The fair value of the CfDs and EFAs is based upon a discounted cash flow analysis using an estimate of forward prices in the Pool;

   (viii) The fair value of financial guarantees and letters of credit is based upon fees currently charged for similar agreements or on the estimated cost to terminate them or otherwise settle the obligations with the counterparties at the reporting date.

Eastern Group plc and Subsidiaries (Predecessor Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)


17.  Subsequent Events


     As of May 19, 1998, TXU Acquisitions Limited (TXU Acquisitions), a wholly owned subsidiary of TXU Corp, acquired control of TEG. This business combination was accounted for as a purchase. During the period between February 5, 1998 and May 18, 1998, TXU Acquisitions had acquired a 22% interest in TEG. Substantially all of TEG's continuing operations are conducted through Eastern. The acquisition of TEG by TXU Acquisitions resulted in the replacement of the five year committed revolving credit facility, amounting to (pound)350 million, with revolving borrowing facilities of (pound)700 million, of which (pound)250 million is a stand alone facility for the exclusive use of Eastern and a revolving credit facility under which the current holding company of Eastern may borrow up to (pound)450 million for general corporate purposes.

[LOGO] PRICEWATERHOUSECOOPERS
--------------------------------------------------------------------------------



                        Report of Independent Accountants
                        ---------------------------------

To the Board of Directors and Shareholders of Energy Group Overseas B.V.


In our opinion, the accompanying balance sheet and the related statements of income, of comprehensive income, of common stock equity and of cash flows present fairly, in all material respects, the financial position of Energy Group Overseas B.V. at March 3l, 1998 and the results of its operations and its cash flows for the period from formation (October 8, 1997) to March 31, 1998 and from April 1, 1998 to May 18, 1998 in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of Overseas' management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards in the United Kingdom which do not differ significantly with those in the United States and which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.






PricewaterhouseCoopers
London, England
April 26, 1999


PricewaterhouseCoopers is the successor partnership to the UK firms of Price Waterhouse and Coopers & Lybrand. The principal place of business of PricewaterhouseCoopers and its associate partnerships, and of Coopers & Lybrand, is 1 Embankment Place, London WC2N 6NN. The principal place of business of Price Waterhouse is Southwark Towers, 32 London Bridge Street, London SE1 9SY. Lists of the partners' names are available for inspection at those places.

All partners in the associate partnerships are authorised to conduct business as agents of, and all contracts for services to clients are with, PricewaterhouseCoopers. PricewaterhouseCoopers is authorised by the Institute of Chartered Accountants in England and Wales to carry on investment business.

Energy Group Overseas B.V.
BALANCE SHEET
((pound) thousand)

                                                                                       As of
                                                                                    March 31, 1998
                                                                                    --------------
     Current Assets:
       Cash and cash equivalents                                                               5
       Interest receivable                                                                10,049
       Unamortized debt issue costs                                                        2,552
       Prepaid expenses                                                                        2
                                                                                         -------
                                                                                          12,608
                                                                                         -------
     Long-term loan to Related Party Obligor                                             297,053
                                                                                         -------
     Total assets                                                                        309,661
                                                                                         =======

     Current Liabilities:

       Interest payable                                                                    9,883
       Corporation tax                                                                        55
       Accrued expenses                                                                        1
                                                                                         -------
                                                                                           9,939

     Long-term Debt:
       Guaranteed Notes (net of unamortized discount of (pound)576)                      296,477
       Unearned income related to amortization of discount and debt issue costs            3,128
                                                                                         -------
                                                                                         299,605
                                                                                         -------
     Common Stock Equity:

       Common stock                                                                           13
       Retained earnings                                                                     104
       Accumulated other comprehensive income                                                 --
                                                                                         -------
                                                                                             117
                                                                                         -------

     Total liabilities and common stock equity                                           309,661
                                                                                         =======


The accompanying notes are an integral part of these financial statements.

Energy Group Overseas B.V.
STATEMENTS OF INCOME
((pound) thousand)

                                                               Period from         Period from
                                                            formation through    April 1 through
                                                              March 31, 1998       May 18, 1998
                                                              --------------       ------------
     Financial income/(charges)

     Interest expense on Guaranteed Notes                          (10,099)           (3,209)
     Interest income from related party                             10,268             3,263
     Amortization of discount                                          (13)               (4)
     Amortization of debt issue costs                                  (48)              (15)
     Amortization income charged to Related Party Obligor               61                19
                                                                   -------           -------
                                                                       169                54
                                                                   -------           -------

     General and administrative expenses                                (6)               (5)
                                                                   -------           -------

     Profit before taxation                                            163                49

     Tax expense                                                       (59)              (18)
                                                                   -------           -------
     Net income                                                        104                31
                                                                   =======           =======






The accompanying notes are an integral part of these financial statements.

Energy Group Overseas B.V.
STATEMENTS OF COMPREHENSIVE INCOME
((pound) thousand)

                                              Period from          Period from
                                           formation through     April 1 through
                                             March 31, 1998       May 18, 1998
                                             --------------       ------------

Net income                                           104                31

Other comprehensive income:
     Cumulative translation adjustment                --                 3
                                                   -----             -----
Comprehensive income                                 104                34
                                                   =====             =====








The accompanying notes are an integral part of these financial statements.

Energy Group Overseas B.V.
STATEMENTS OF COMMON STOCK EQUITY
((pound) thousand)

                                                                                     Accumulated other
                                                                            Retained  comprehensive
                                                            Common stock    earnings     income
                                                            ------------    --------     ------
     Balance at October 8, 1997                                     --           --           --

     Stock (40,000 shares) issued                                   13           --           --

     Net income for the period from formation through
          March 31, 1998                                            --          104           --

     Cumulative translation adjustment                              --           --           --
                                                               -------      -------      -------
     Balance at March 31, 1998                                      13          104           --
                                                               =======      =======      =======
     Balance at April 1, 1998                                       13          104           --

     Net income for the period from April 1 through                 --           31           --
          May 18, 1998

     Cumulative translation adjustment                              --           --            3
                                                               -------      -------      -------
     Balance at May 18, 1998                                        13          135            3
                                                               =======      =======      =======



The accompanying notes are an integral part of these financial statements.

Energy Group Overseas B.V.
STATEMENTS OF CASH FLOWS
((pound) thousand)

                                                           Period from        Period from April
                                                         formation through       1 through
                                                          March 31, 1998        May 18, 1998
                                                          --------------        ------------
Cash flows - operating activities:
Net income                                                        104                   31
Change in interest receivable                                 (10,268)              (3,262)
Change in prepaid expenses                                         (2)                  --
Change in interest payable                                     10,099               (8,064)
Change in corporation tax payable                                  59                   18
Change in accrued expenses                                          1                    4
                                                            ---------            ---------
     Total cash flow used by operating activities                  (7)             (11,273)
                                                            ---------            ---------
Cash flows - investing activities                                  --                   --

Cash flows - financing activities:

Issuance of common stock:                                          13                   --
Proceeds from Guaranteed Note offering                        305,765                   --
Long term loan to Related Party Obligor                      (305,765)                  --
Proceeds on loan from Related Party Obligor                        --               11,272
                                                            ---------            ---------
     Total cash flow from financing activities                     13               11,272
                                                            ---------            ---------
Effect of exchange rate changes on cash                            (1)                  --
                                                            ---------            ---------
Net change in cash and cash equivalents                             5                   (1)

Cash and cash equivalents - beginning balance                      --                    5
                                                            ---------            ---------
Cash and cash equivalents - ending balance                          5                    4
                                                            =========            =========
Supplemental cash flow disclosures:
Cash paid for interest                                             --               11,272
Cash paid for income taxes                                         --                   --



The accompanying notes are an integral part of these financial statements

Energy Group Overseas B.V.
NOTES TO THE FINANCIAL STATEMENTS


1.   Description of business and summary of significant accounting policies

     General -- Energy Group Overseas B.V. (Overseas) is a private limited liability company established in Amsterdam on October 8, 1997. Overseas, a consolidated subsidiary of The Energy Group (TEG), issued on October 10, 1997 US$ 500 million aggregate principal amount of notes guaranteed by TEG (Guaranteed Notes).

     The Financial Statements have been prepared in conformity with accounting principles generally accepted in the United States (US GAAP).

     Foreign currencies -- All assets and liabilities expressed in currencies other than US Dollars (US$), Overseas' functional currency, have been translated into US Dollars at the rates of exchange approximating those at the date of the transactions. Resulting exchange differences are recognized in the profit and loss account. The financial statements have been translated from US Dollars to British pounds sterling ((pound)) utilizing the exchange rate prevailing at the period end for the balance sheet and at the average rate for the period for all profit and loss accounts. Any difference in the translation process has been recorded as accumulated other comprehensive income in the common stock equity section of the balance sheet.

     Amortization of debt issue costs -- The discount and debt issue costs relating to the issuance of the Guaranteed Notes have been deferred and are being amortized on a straight line basis over the life of the debt, which does not differ significantly from the interest method.

     Use of estimates -- The preparation of Overseas' financial statements, in conformity with US GAAP, requires management to make estimates and assumptions about future events that affect the reporting and disclosure of assets and liabilities at the balance sheet dates and the reported amounts of revenue and expense during the period covered by the financial statements. In the event estimates and/or assumptions prove to be different from actual amounts, adjustments are made in subsequent periods to reflect more current information.

     Cash and cash equivalents -- Cash equivalents consist of highly liquid investments, which are readily convertible into cash and have maturities of three months or less.

     Income taxes -- Deferred income taxes are determined under the liability method. Deferred income taxes represent liabilities to be paid or assets to be received in the future and reflect the tax consequences on future years of temporary differences between the tax bases of assets and liabilities and their financial reporting amounts. Future tax rate changes would affect those deferred tax liabilities or assets in the period when the tax rate change is enacted.

     Future tax benefits, such as net operating loss carryforwards, are recognized to the extent that realization of such benefits is more likely than not.

     Dividends -- Dutch law prescribes that no dividends can be declared until all losses, if any, have been recovered.

2.   Guaranteed Notes

     On October 10, 1997, Overseas issued US$ 500 million aggregate principal amount of Guaranteed Notes. The Guaranteed Notes were issued in two series; US$ 200 million 7.375% Notes due 2017 and US$ 300 million Notes 7.50% due 2027. The Guaranteed Notes are unconditionally guaranteed by TEG. Interest is payable semi-annually in arrears on April 15 and October 15 in each year, beginning April 1998. No principal payments on either series are due until the Guaranteed Notes are due.

Energy Group Overseas B.V.
NOTES TO THE FINANCIAL STATEMENTS (continued)


3.   Common stock equity

     The authorized share capital of Overseas consists of 200,000 ordinary shares of NLG 1 each. As at March 31, 1998, 40,000 shares ((pound)13,000) were issued and fully paid up. All shares are held by a wholly owned subsidiary of TEG.

4.   Related party transactions

     At March 31, 1998, Overseas had a long-term loan to a wholly-owned subsidiary of TEG (Related Party Obligor) of (pound)297,053,000. The long-term loan balance equals the principal amount of the Guaranteed Notes. Overseas had interest receivable from the Related Party Obligor relating to the long-term loan of (pound)10,049,000 at March 31, 1998. Interest income of (pound)10,268,000 and (pound)3,263,000 for the periods ended March 31, 1998 and May 18, 1998, respectively, was attributable to interest earned on the long-term loan to the Related Party Obligor. Additional funding in the amount of (pound)11,272,000 was received from the Related Party Obligor in April of 1998.

     Overseas will at all times earn a net spread of 12.5 basis points between the rate Overseas pays on the Guaranteed Notes and the rate Overseas charges the Related Party Obligor.

     Additionally,  the  Related  Party  Obligor  has  agreed to  discharge  and indemnify Overseas for the costs incurred by Overseas in issuing the Guaranteed Notes. The amortization charges shown in the statement of income are directly offset by the amortization income charged to the Related Party Obligor. The (pound)3,128,000 balance at March 31, 1998 represents the remaining unamortized discount and debt issue costs which will be recognized  in the  statement  of  income  over the life of the  Guaranteed
     Notes.

5.   Taxes

     All profit before tax is taxed in The Netherlands.

     A minimum taxable income, calculated as the 12.5 basis point spread between interest income and interest expense, must be utilized for determination of income tax expense if it exceeds Overseas' pre-tax income.

     During the period from April 1, 1998 through May 18, 1998, additional tax expense was incurred as the minimum taxable income exceeded actual pre-tax income. Any benefit from additional tax expense relating to the minimum taxable income can be carried forward for a three year period. Overseas has provided for a full valuation reserve against the deferred tax asset of (pound)2,000 at May 18, 1998 as it is more likely than not that the benefit will not be recognized.

     During the period ended March 31, 1998, the Dutch statutory rate for income under NGL 100,000 was decreased by 1% from 36% for income earned through December 31, 1997 to 35% for income earned on or after January 1, 1998. There was no change in the statutory rate for income over NGL 100,000.

                                                 Period from        Period from
                                                  formation        April 1, 1998
                                                   through             through
                                                March 31, 1998     May 18, 1998
                                                --------------     ------------
                                                       ((pound) thousand)

Tax at Dutch statutory rate on pre-tax income          59                  16

Movement on valuation allowance                        --                   2
                                                   ------              ------
Tax expense                                            59                  18
                                                   ======              ======

Energy Group Overseas B.V.
NOTES TO THE FINANCIAL STATEMENTS (continued)


6.   Fair value of financial instruments

     The carrying amount and fair value of the material financial instruments used by Overseas are as follows:

                                                        As of March 31, 1998
                                                   -----------------------------
                                                   Carrying               Fair
                                                    amount                value
                                                   --------              -------
                                                            ((pound) thousand)

   Guaranteed Notes                                 296,477              306,388
   Long-term loan to Related Party Obligor          297,053              306,981

     The fair value of the Guaranteed Notes and the long-term loan to the Related Party Obligor varies with market conditions and is estimated based on trading levels at March 31, 1998.

     The carrying amounts of all other assets and liabilities approximate their fair values because of the short maturity of these instruments.

7.   Subsequent events


     On May 19, 1998 TXU Acquisitions Limited (TXU Acquisitions), a wholly-owned subsidiary of Texas Utilities Company, now doing business as TXU Corp, acquired control of TEG. On October 9, 1998, due to a downgrading of the credit rating on the Guaranteed Notes, the interest rate on both series of Guaranteed Notes increased by five basis points. Overseas will continue to maintain its 12.5 basis point spread. In October 1998, in connection with a restructuring of TEG and its subsidiaries, Overseas and its direct holding company were sold to another wholly-owned subsidiary of TXU Acquisitions and that subsidiary assumed the obligations of the Related Party Obligor under the long-term intercompany loan. In addition, TXU Eastern Holdings Limited, an indirect 90% holding company of TXU Acquisitions, guaranteed the Guaranteed Notes.

TXU Europe Limited and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEET (unaudited)
((pound) million)


                                                                       As of
                                                                   June 30, 1999
                                                                   -------------
Assets

Property, plant and equipment, net                                         2,559
                                                                           -----

Current assets
     Cash and cash equivalents                                               578
     Accounts receivable (net of allowance for uncollectible accounts)       307
     Inventories                                                             125
     Other current assets                                                     88
                                                                           -----

Total current assets                                                       1,098

Investments
     Restricted cash                                                         732
     Other                                                                   279
                                                                           -----

Total investments                                                          1,011
                                                                           -----

Deferred debits
     Goodwill (net of accumulated amortization of (pound)94 million)       3,430
     Prepayments for pensions                                                256
     Other deferred debits                                                   144
                                                                           -----

Total deferred debits                                                      3,830
                                                                           -----

Total assets                                                               8,498
                                                                           =====








The accompanying notes are an integral part of these condensed consolidated financial statements.

TXU Europe Limited and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEET (unaudited)
((pound) million, except for number of shares and par value)

                                                                                       As of
                                                                                   June 30, 1999
                                                                                   -------------
Capitalization and liabilities

Capitalization
     Common stock (3,000,000,000 shares at US$1 par and 100 deferred shares at
         (pound)1 par authorized) 2,455,705,299 shares and 100 deferred shares
         issued and outstanding                                                          1,467
     Retained earnings                                                                     152
     Accumulated other comprehensive loss                                                  (14)
                                                                                        ------
     Total common stock equity                                                           1,605

     Minority interest                                                                     199

     Long-term debt less amounts due currently                                           4,538
                                                                                        ------
     Total capitalization                                                                6,342
                                                                                        ------


Current liabilities
     Notes payable - banks                                                                 252
     Long-term debt due currently                                                          378
     Accounts payable                                                                      395
     Taxes accrued                                                                         203
     Other current liabilities                                                             194
                                                                                        ------
     Total current liabilities                                                           1,422
                                                                                        ------


Deferred credits and other noncurrent liabilities
     Deferred income taxes, net                                                            355
     Provision for unfavorable contracts                                                   242
     Other deferred credits and noncurrent liabilities                                     137
                                                                                        ------
     Total deferred credits and noncurrent liabilities                                     734
                                                                                        ------
Commitments and contingencies (Note 4)                                                      --

Total capitalization and liabilities                                                     8,498
                                                                                        ------





The accompanying notes are an integral part of these condensed consolidated financial statements.

TXU Europe Limited and Subsidiaries
CONDENSED STATEMENTS OF CONSOLIDATED INCOME (unaudited)
((pound) million)

                                                          Predecessor               Successor
                                                         ------------    -----------------------------
                                                          Period from     Period from
                                                          January 1,       formation      Six months
                                                         1998 through       through          ended
                                                         May 18, 1998    June 30, 1998   June 30, 1999
                                                         ------------    -------------   -------------
Operating revenues                                              1,563             326           1,986
                                                           ----------      ----------      ----------
Costs and expenses
     Purchased power                                              743             141             864
     Gas purchased for resale                                     281              59             447
     Operation and maintenance                                    375              70             270
     Depreciation and amortization                                 73              24             117
                                                           ----------      ----------      ----------
Total operating expenses                                        1,472             294           1,698
                                                           ----------      ----------      ----------
Operating income                                                   91              32             288

Other income (expense) - net                                        1              13             (10)
                                                           ----------      ----------      ----------
Income before interest, income taxes and minority
   interest                                                        92              45             278

Interest income                                                    35              21              29

Interest expense, net of capitalized interest                      76              44             166
                                                           ----------      ----------      ----------
Income before income taxes and minority interest                   51              22             141

Income tax expense                                                 35               9              56
                                                           ----------      ----------      ----------
Income before minority interest                                    16              13              85

Minority interest                                                  --               3               9
                                                           ----------      ----------      ----------
Net income                                                         16              10              76
                                                           ==========      ==========      ==========



The accompanying notes are an integral part of these condensed consolidated financial statements.

TXU Europe Limited and Subsidiaries
CONDENSED STATEMENTS OF CONSOLIDATED COMPREHENSIVE INCOME (unaudited) ((pound) million)

                                                        Predecessor            Successor
                                                       ------------    ----------------------------
                                                        Period from     Period from
                                                        January 1,       formation       Six months
                                                       1998 through       through          ended
                                                       May 18, 1998    June 30, 1998   June 30, 1999
                                                       ------------    -------------   -------------
Net income                                                      16            10              76

Other comprehensive income

     Unrealized loss on securities classified as
       available for sale                                       (4)           (8)             (6)
     Cumulative translation adjustment                          --            --              --
                                                          --------      --------        --------
Comprehensive income                                            12             2              70
                                                          ========      ========        ========





The accompanying notes are an integral part of these condensed consolidated financial statements.

TXU Europe Limited and Subsidiaries
CONDENSED STATEMENTS OF CONSOLIDATED CASH FLOWS (unaudited)
((pound) million)

                                                                      Predecessor                      Successor
                                                                      -----------        ---------------------------------
                                                                      Period from         Period from
                                                                       January 1,          formation          Six months
                                                                      1998 through          through              ended
                                                                      May 18, 1998       June 30, 1998       June 30, 1999
                                                                      ------------       -------------       -------------
Cash flows - operating activities
     Net income                                                                 16                  10                  76
     Adjustments to reconcile net income to cash provided by
     operating activities:
         Depreciation and amortization                                          73                  24                 117
         Deferred income taxes                                                 (43)                (44)                 31
         Net gain on sale of assets                                             (1)                 --                  --
         Minority interest                                                      --                   3                   9
         Undistributed equity in earnings of TEG                                --                  (2)                 --
         Changes in operating assets and liabilities                           109                 126                 180
         Other                                                                  --                  --                 (35)
                                                                         ---------           ---------           ---------
     Cash provided by operating activities                                     154                 117                 378
                                                                         ---------           ---------           ---------
Cash flows - investing activities
         Acquisition of TEG (net of cash acquired of $2,011)                    --              (1,432)                 --
         Capital expenditures                                                 (112)                (33)               (124)
         Investments                                                           (30)                 --                 (60)
         Other                                                                   3                  --                   2
                                                                         ---------           ---------           ---------
     Cash used in investing activities                                        (139)             (1,465)               (182)
                                                                         ---------           ---------           ---------
Cash flows - financing activities
     Net borrowings under the:
         Senior notes                                                           --                  --                 921
         Term facility                                                          --                  --                 750
         Revolving credit facility                                              --                  --                 233
         Acquisition facility                                                   --               1,656                  --
         Interim facility                                                       --                  75                  --
         Other long-term debt                                                    6                  --                 109
         Issuance of common stock to parent                                     --               1,467                  --
     Retirements of:
         Acquisition facility                                                   --                  --                (750)
         TXU Corp note payable                                                  --                  --                (682)
         Other long-term debt                                                  (50)                (64)               (377)
     Change in notes payable - banks                                            21                   8                (280)
     Receivable financing                                                      150                  --                  --
     Change in minority interest                                                --                 166
     Debt financing cost                                                        --                 (36)                 (9)
     Dividends paid                                                           (100)                 --                  --
                                                                         ---------           ---------           ---------
Cash provided by financing activities                                           27               3,272                 (85)
                                                                         ---------           ---------           ---------
Net change in cash and cash equivalents                                         42               1,924                 111
                                                                         ---------           ---------           ---------
Cash and cash equivalents - beginning balance                                  684                  --                 467
                                                                         ---------           ---------           ---------
Cash and cash equivalents - ending balance                                     726               1,924                 578
                                                                         =========           =========           =========
Non-cash transactions:
     Issuance of loan notes                                                     --                  85                  --
     Advances from TXU Corp                                                     --                 844                  --



The accompanying notes are an integral part of these condensed consolidated financial statements.

TXU Europe Limited and Subsidiaries
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)



1.   Significant Accounting Policies



     The condensed consolidated financial statements of TXU Europe Limited, formerly known as TXU Eastern Holdings Limited (the Company), have been prepared on the same basis as the audited financial statements included elsewhere in this registration statement, and, in the opinion of the Company's management, all adjustments (consisting of only normal recurring accruals) necessary for a fair presentation of the results of operations and financial position have been included herein.



     The Company defers the effect of changes in the market value of derivative financial instruments for contracts for differences and electricity forward agreements, which are used to hedge firm commitments, to the period when the related transaction is completed. In the event that an overall analysis of the firm commitments being hedged indicates that the Company is in a net loss position, a provision is made for these anticipated losses. Transactions that are entered into that do not meet the criteria for hedge accounting are marked to market on the balance sheet at the period end, and the unrealized gain or loss is recognized in income for that period.



2.   Long-term Debt



     On May  13,  1999,  a  subsidiary  of the  Company  issued  US$1.5  billion
     ((pound)921 million) worth of Senior Notes in three tranches: US$350 million ((pound)215 million), 6.15% due May 15, 2002; US$650 million
     ((pound)399 million), 6.45% due May 15, 2005; and US$500 million ((pound)307 million), 6.75% due May 15, 2009. The proceeds of this issuance were used to repay the note payable to TXU Corp and to reduce borrowings under the Sterling Credit Agreement and for other corporate purposes. Shortly thereafter, the Company entered into various interest rate and currency swaps that in effect changed the interest rate on the borrowings from fixed to variable based on LIBOR, and fixed the principal amount to be repaid in sterling.



     The fair value of the new Senior Notes was (pound)0.9 billion at June 30, 1999. The fair value of the interest rate swaps was (pound)21 million. The average pay rate and the average receive rate on the related interest rate swaps were 5.99% and 6.48%, respectively.



3.   Lines of Credit and Other Credit Facilities



     Lines of credit - The amended Sterling Credit Agreement provides for borrowing of up to (pound)1.275 billion and has two facilities: a (pound)750 million term facility which will terminate on March 2, 2003 and a (pound)525 million revolving credit facility which has a (pound)200 million 364-day tranche (Tranche A) and a (pound)325 million tranche which terminates March 2, 2003 (Tranche B). The Company and TXU Finance are the only permitted borrowers under the amended Sterling Credit Agreement. The amended Sterling Credit Agreement allows for borrowings at various interest rates based on the prevailing rates in effect in the countries in which the borrowings originate. As of June 30, 1999, (pound)750 million of borrowings were outstanding under the term facility, and approximately (pound)173 million were outstanding under Tranche B. On May 18, 1999, $198 million in letters of credit issued under the Sterling Credit Agreement/Revolving Credit Facility matured and were not renewed. The amended Sterling Credit Agreement is unsecured.



     Eastern Electricity also has a separate revolving credit facility, terminating March 2, 2003, for short-term borrowings of up to (pound)250 million to be used for Eastern Electricity's general corporate purposes. There were no borrowings outstanding at June 30, 1999 under the Eastern Electricity Revolving Credit Facility.



     Promissory note program - The Company has a one year promissory note program issued within the Czech Republic, which has been utilised to fund its investment in SME and Teplarny Brno a.s. The note bears interest at an annual rate determined on the date of issuance based on PRIBOR plus 0.7% which was 13.89%. At June 30, 1999, (pound)57 million was outstanding under the promissory note program.



     Receivables Financing - Eastern has facilities with Citibank N.A. to provide financing through trade accounts receivable whereby Eastern
     Electricity may sell up to (pound)300 million of its electricity receivables and, beginning June 11, 1999, TXU Finance (No. 2) Limited may borrow up to an aggregate of (pound)275

TXU Europe Limited and Subsidiaries
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)



3.   Lines of Credit and Other Credit Facilities (unaudited)



     million, collateralized by additional receivables of Eastern Electricity, through a short-term note issue arrangement. The program has an overall program limit of (pound)550 million.



     Through March 31, 1999, the electricity receivable financings were in the form of short-term loans collateralized by Eastern's trade accounts receivable. Subsequent to March 31, 1999, the program was restructured so that a portion of the receivables are sold outright rather than being used to collateralize short-term borrowings. Eastern Electricity continually sells additional receivables to replace those collected. At June 30, 1999, accounts receivable of Eastern were reduced by (pound)255 million to reflect the sales of the receivables under the new program. An additional (pound)45 million of receivables remain as collateral for short-term loans. At June 30, 1999, TXU Finance (No. 2) Limited had borrowed (pound)150 million through the note issue arrangement. The borrowings by Eastern Electricity and TXU Finance (No. 2) Limited bear interest at an annual rate based on commercial paper rates plus 0.225%, which was 5.225% at June 30, 1999.



     Letters of credit - At June 30, 1999, there were outstanding letters of credit totalling (pound)78 million for which the Company would have reimbursement obligations.



4.   Contingencies



     The Company is subject to business risks that are actively managed to limit exposures.



     In February, 1997 the official government representative of pensioners (Pensions Ombudsman) made a determination against the National Grid Company plc (National Grid) and its group trustees with respect to complaints by two pensioners in National Grid's section of the ESPS relating to the use of the pension fund surplus resulting from the March 31, 1992 actuarial valuation of the National Grid section to meet certain costs arising from the payment of pensions on early retirement upon reorganization or downsizing. These determinations were set aside by the High Court on June 10, 1997 and the arrangements made by National Grid and its group trustees in dealing with the surplus were confirmed. The two pensions have now appealed against this decision and judgement has now been received although a final order is awaited. The appeal was allowed endorsing the Pensions Ombudsman's determination that the corporation was not entitled to unilaterally deal with any surplus. If a similar complaint were to be made against Eastern in relation to its use of actuarial surplus in its section of the ESPS, it would vigorously defend the action, ultimately through the courts. However, if a determination were finally to be made against it and upheld by the courts, Eastern could have a potential liability to repay to its section of the ESPS an amount estimated by the Company to be up to (pound)45 million (exclusive of any future applicable interest charges).



     On May 19, 1998 a complaint was filed by Optimum Solutions Limited against National Grid, Yorkshire Electricity Group plc, Eastern Electricity and Logica Plc. Yorkshire Electricity and Eastern Electricity are both members of the electricity trading market in England and Wales (the Pool). Optimum Solutions Limited alleges breach of confidence in respect of information supplied in the context of the development of the trading arrangements for the 1998 liberalization of electricity supply in England and Wales, or Trading Arrangements. Optimum Solutions Limited requests an unspecified amount of damages relating to breach of contract, an unspecified amount of equitable compensation for misuse of the confidential information and return of material alleged to contain confidential information. It is alleged that the Pool has made use of the confidential information in the development of the Trading Arrangements and that Eastern Electricity made use of it in using the system developed by the Pool for trading purposes. The action against Eastern Electricity is being strenuously defended. The Company cannot predict the outcome of this proceeding.



     On January 25, 1999, the Hindustan Development Corporation issued proceedings in the Arbitral Tribunal in Delhi, India against TEG claiming damages of US$413 million for breach of contract following the termination of a Joint Development Agreement dated March 20, 1997 relating to the construction,

TXU Europe Limited and Subsidiaries
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)



4.   Contingencies (continued)



     development and operation of a lignite based thermal power plant at Barsingsar, Rajasthan. The Company is vigorously defending this claim. The Company cannot predict the outcome of this proceeding.



     In November 1998, five complaints were filed against subsidiaries of Eastern by five of their former sales agencies. The agencies claim a total of (pound)104 million arising from the summary termination for the claimed fundamental breach of their respective contracts in April 1998. The five agencies are claiming damages for failure to give reasonable notice for compensation under the UK Commercial Agents Regulations 1994. These actions are all being defended strenuously, and counterclaims have been filed. The Company cannot predict the outcome of these claims and counterclaims.



     General - In addition to the above, the Company and its subsidiaries are involved in various legal and administrative proceedings arising in the ordinary course of its business. The Company believes that all such lawsuits and resulting claims would not have a material effect on its financial position, results of operation or cash flows.



     Financial Guarantees - TEG has guaranteed up to $110 million ((pound)70 million at June 30, 1999) of certain liabilities that may be incurred and payable by the purchasers of the businesses sold in the Peabody Sale with respect to the Peabody Holding Company Retirement Plan for Salaried Employees, the Powder River Coal Company Retirement Plan and the Peabody Coal UMWA Retirement Plan, subject to certain specified conditions.



     TEG entered into various guarantees of obligations of affiliates of its former subsidiary Citizens Power LLC, arising under power purchase agreements and note purchase agreements in connection with various Citizens Power energy restructuring projects, as well as various indemnity agreements in connection with such projects. The Company and TEG continue to be the guarantor or the indemnifying party, as the case may be, under these various agreements. In connection with the acquisition, letters of credit were issued under the Sterling Credit Facility in the amount of $198 million ((pound)125 million) to support certain debt financings associated with these restructuring projects. The letters of credit matured in May 1999 and were not renewed.



     As a consequence of a restructuring whereby a subsidiary of TXU Acquisitions transferred Eastern to another wholly-owned subsidiary of TXU Acquisitions, the Company and certain other affiliated UK subsidiaries of TXU Corp may be required to make certain adjustments to the guarantees, which the Directors of the Company do not currently expect to have a material adverse impact on the Company.

TXU Europe Limited and Subsidiaries
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)



5.   Segments



                                          Period from January 1, 1998       Period from formation
                                                   through                        through                  Six months ended
                                                 May 18, 1998                  June 30, 1998                 June 30, 1999
                                          --------------------------     --------------------------     --------------------------
                                           Revenues     Contribution      Revenues     Contribution      Revenues     Contribution
                                          ----------    ------------     ----------    ------------     ----------    ------------
                                                ((pound)million)            ((pound)million)               ((pound)million)
Energy retail                                    628            (26)            157             (4)            777            (37)
Energy management and generation                 764             91             116             10             983            171
Networks                                         168             76              44             15             220             94
Other                                              3             (2)              9              3               6              2

Cost of capital elimination                       --             50              --             16              --             69
Unallocated corporate costs                       --            (42)             --             --              --            (48)
                                          ----------     ----------      ----------     ----------      ----------     ----------
         Total (UK GAAP)                       1,563            147             326             40           1,986            251
                                          ----------     ----------      ----------     ----------      ----------     ----------

Purchase accounting and US GAAP
   adjustments                                    --            (55)             --              5              --             27
                                          ----------     ----------      ----------     ----------      ----------     ----------

Income before interest, income
   taxes and minority interest                    --             92              --             45              --            278
                                          ==========     ==========      ==========     ==========      ==========     ==========



     As set out above, contribution is defined as operating profit and a notional charge for the cost of capital.



6.   Subsequent Events



     The regulation of distribution and supply charges is currently subject to review by the Office of Gas and Electricity Markets covering England, Wales and Scotland (OFGEM). On August 12, 1999, OFGEM issued a draft report proposing a range of substantial net revenue reductions for the distribution businesses of all Regional Electric Companies in the UK. In October 1999, OFGEM is expected to issue proposed price adjustments for the electric supply businesses. The final OFGEM report is expected at the end of November 1999 and both distribution and supply price adjustments are expected to become effective April 1, 2000. The Company is analyzing the draft proposal and cannot predict at this time either the final price adjustments that will be applicable to Eastern or the ultimate impact of such adjustments on the Company's financial position, results of operations or cash flows.



     In September 1999, Eastern announced that it was to form a joint venture company with Pohjolan Voima Oy, Finland's second largest electricity generator. The joint venture company will be owned 81% by Eastern and 19% by Pohjolan Voima Oy. As part of the transaction the joint venture will acquire approximately 600 MW of Pohjolan Voima Oy's thermal generating capacity. Eastern will pay approximately (pound)200 million for its share of the joint venture.

TXU Europe Limited
Unaudited Condensed Combined Pro Forma Statement of Income
For the Year ended December 31, 1998



     As of May 19, 1998, TXU Acquisitions Limited (TXU Acquisitions), an indirect wholly-owned subsidiary of Texas Utilities Company (now doing business as and referred to herein as TXU Corp), acquired control of The Energy Group PLC (now known as Energy Holdings (No. 3) Limited) (TEG). TXU Europe Limited (the Company), an indirect wholly-owned subsidiary of TXU Corp, indirectly owns 90% of TXU Acquisitions, and another indirect wholly-owned subsidiary of TXU Corp owns the remaining 10%.


     Immediately prior to the purchase of TEG by TXU Acquisitions, subsidiaries of TEG completed the sale of TEG's US and Australian coal businesses and US energy marketing operations (Peabody Sale). The TEG businesses acquired, exclusive of those operations sold in the Peabody Sale, are referred to as the "TEG Businesses Acquired", and include Eastern Group plc (Eastern) and Energy Group Overseas B.V., a finance subsidiary (Overseas).



     The following unaudited condensed combined pro forma statement of income for the year ended December 31, 1998 (the Pro Forma Statement of Income) has been prepared from, and should be read in conjunction with, the historical consolidated financial statements and notes thereto of the Company, Eastern and Overseas included elsewhere in this prospectus. The Pro Forma Statement of Income assumes that the acquisition of the TEG Businesses Acquired occurred on January 1, 1998. The historical information included in the Pro Forma Statement of Income has been prepared in accordance with US GAAP.



     The acquisition of TEG by TXU Acquisitions was accounted for as a purchase. The Pro Forma Statement of Income includes the effects of fair value and purchase accounting adjustments.


     The Pro Forma Statement of Income combines the unaudited historical condensed statements of consolidated income of Eastern and Overseas for the three months ended March 31, 1998 and the audited historical statements of consolidated income (loss) of Eastern and Overseas for the period from April 1, 1998 to May 18, 1998 with the audited historical statement of consolidated income of the Company for the period from formation to December 31, 1998 and gives effect to the pro forma adjustments described in the Notes hereto. The pro forma adjustments reflect estimates made by the Company and assumptions it believes to be reasonable. The Pro Forma Statement of Income includes an estimate of the financing charge as if the acquisition financing had been in place for the whole period. The pro forma information has not taken into account any significant changes in future operating activities that may occur as a result of the acquisition.

TXU Europe Limited


     The Unaudited Condensed Combined Pro Forma Statement of Income is provided for illustrative purposes only and does not purport to represent what the actual results of operations would have been if the purchase had occurred on January 1, 1998, nor is it necessarily indicative of future operating results.

                                         TEG Business Acquired                          The Company
                                   ---------------------------------       --------------------------------------------------
                                              Historical                    Historical                  Pro Forma
                                   ---------------------------------       ------------       -------------------------------
                                                                           Period from
                                     Three Month        Period from        Formation to                           Year ended
                                       ended          April 1 to May       December 31,        Pro forma         December 31,
                                   March 31, 1998        18, 1998             1998            Adjustments            1998
                                   --------------     --------------       ------------       -----------        ------------
Operating revenues                      1,100                425              2,165                  0                 3,690
Costs and expenses                        996                436              1,851               (101)(a)             3,182
                                       ------             ------             ------             ------                ------
Operating income (loss)                   104                (11)               314                101                   508
Other income (deductions)                   4                  1                 46                (20)(b)                31
Interest income                            23                 12                 64                (24)(c)                75
Interest expense                          (60)               (31)              (269)               (56)(d)              (416)
                                       ------             ------             ------             ------                ------
Income (loss) before income
taxes                                      71                (29)               155                  1                   198
Income tax expense
(benefit)                                  30                 (6)                67               --                      91
                                       ------             ------             ------             ------                ------
Income (loss) before
minority interest                          41                (23)                88                  1                   107
Minority interest                        --                 --                   11                  2(e)                 13
                                       ------             ------             ------             ------                ------
Net income (loss)                          41                (23)                77                 (1)                   94
                                       ======             ======             ======             ======                ======

    See Notes to Unaudited Condensed Combined Pro Forma Statement of Income.

TXU Europe Limited


Notes to Unaudited Condensed Combined Pro Forma Statement of Income


     The amounts for the TEG Businesses Acquired are comprised of the following:

                              Three Months Ended March 31, 1998          Period from April 1 through May 18, 1998
                        -------------------------------------------     ------------------------------------------

                        Eastern     Overseas    Other(1)      Total     Eastern     Overseas    Other(1)     Total
                        -------     --------    --------      -----     -------     --------    --------     -----
                                                                 ((pound) million)
Operating revenues        1,100          --          --       1,100         425          --          --         425
Operating expenses          996          --          --         996         436          --          --         436
                         ------      ------      ------      ------      ------      ------      ------      ------
Operating income
  (loss)                    104          --          --         104         (11)         --          --         (11)
Other income                  4          --          --           4           1          --          --           1
Interest income              23           6          (6)         23          12           3          (3)         12
Interest expense            (54)         (6)         --         (60)        (28)         (3)         --         (31)
                         ------      ------      ------      ------      ------      ------      ------      ------
Income (loss)
 before income taxes         77          --          (6)         71         (26)         --          (3)        (29)
Income tax expense
   (benefit)                 32          --          (2)         30          (5)         --          (1)         (6)
                         ------      ------      ------      ------      ------      ------      ------      ------
Net income (loss)            45          --          (4)         41         (21)         --          (2)        (23)
                         ======      ======      ======      ======      ======      ======      ======      ======

(1) Other represents the elimination of intercompany interest income on a long-term loan between Overseas and another subsidiary of TEG.

Summary of Pro Forma Adjustments:

(a) Costs and expenses
                                                         ((pound) million)
  (1) Unfavorable electricity and gas contracts                  (29)
  (2) Leases                                                     (96)
  (3) Goodwill amortization                                        24
                                                               ------
                           Total                                (101)

(1) Represents reversal of operating expenses, primarily for electricity and gas purchases, recorded by Eastern, to the extent that a liability for the present value of unfavorable commitments, obligations and contracts is made in purchase accounting.


(2) Represents impact of purchase accounting adjustments relating to leased assets ((pound)41 million), establishing a liability for probable variable payments ((pound)30 million) and adjustment for the amortization of operating lease payments and capitalized leases over the revised estimated economic life of power plants under lease ((pound)25 million). Alternative operating methodologies employed by TXU Corp extend the estimated economic life of the plants by ten years.


(3) Goodwill recorded by the Company from the acquisition totals approximately (pound)3.5 billion. Annual amortization over the 40-year life is (pound)88 million of which (pound)52 million was recorded during the period from May 19 to December 31, 1998. The net pro forma amortization for the period to acquisition is (pound)36 million which is (pound)24 million greater than amortization recorded by Eastern of (pound)12 million.

(b) Other income/deductions
                                                          ((pound) million)
  (1) Equity in net income of TEG                                  (2)
  (2) Earnings on portion of Peabody Sale
          proceeds invested in tax efficient scheme               (18)
                                                                -----
Total                                                             (20)
                                                                =====

(1) Represents reversal of equity in net income of TEG of(pound)2 million recorded by the Company for its approximate 22% interest for the period March through May 18, 1998.

(2) Represents reversal of earnings of (pound)18 million recorded by the Company on the portion of the Peabody Sale proceeds invested in a short-term investment. These proceeds have been used to reduce Acquisition debt for the entire period presented in the pro forma statement of income.

                                                            ((pound) million)
(c)  Interest income                                               (24)
                                                                 =====


     Represents reversal of interest earnings on the remaining Peabody Sale proceeds invested in cash. These proceeds have been used to reduce Acquisition debt for the entire period presented in the pro forma statement of income.

(d) Interest expense

                                                             ((pound) million)
 (1) Interest and fees on Acquisition debt                           (50)
 (2) Interest on unfavorable commitments,
     obligations and unfavorable contracts                            (8)
 (3) Amortization of discount on fair value
     of debt at acquisition                                            2
                                                                  ------
 Total                                                               (56)
                                                                  ======



(1) The annual pro forma interest expense on debt issued in the acquisition is (pound)120 million consisting of interest on the Acquisition facility of (pound)55 million (calculated based on the fixed interest rate of 7.8% paid by the Company pursuant to a related interest rate swap), on the intercompany note to TXU Corp of (pound)59 million (calculated at the actual fixed interest rate of 6.7%) and on loan notes of (pound)6 million (calculated based upon an assumed interest rate of 7.2%). Interest on the loan notes is paid at a variable rate based on LIBOR minus .5%. A 1/8% variance of the interest rate on the loan notes would change the annual interest by (pound)0.1 million. Pro forma annual amortization of financing fees on the Acquisition debt is (pound)12 million. Interest and other charges incurred for the period from formation to December 31, 1998 total (pound)82 million. The net pro forma increase in interest expense is (pound)50 million.


(2) Represents pro forma annual interest on the present value of unfavorable commitments, obligations and unfavorable contracts of (pound)13 million, less (pound)8 million incurred for the period from May 19, to December 31, 1998 plus (pound)3 million on imputed interest for a capital lease.

(3) Represents amortization of fair value adjustment to debt at acquisition of (pound)2 million.

(e) Represents minority interest on net earnings of TEG Businesses Acquired and pro forma adjustments.

The Company's total investment to acquire TEG was (pound)4,448 million.

                                                               ((pound) million)
The investment was funded as follows:

   Borrowings repaid with cash from Peabody Sale received by TEG      1,314
            prior to the Acquisition
       Proceeds from common stock issued to TXU Corp                  1,467
       Borrowings under Acquisition facilities                          700
       Note issued to TXU Corp for TEG ordinary shares acquired by 882 TXU Corp in the Share Alternative
       Loan notes                                                        85
                                                                     ------
                               Total                                  4,448
                                                                     ======


TXU Corp issued 37,316,884 shares of TXU Corp common stock which TXU Acquisitions offered to TEG shareholders as part of its Share Alternative. 105,117,980 of TEG ordinary shares outstanding were tendered by TEG shareholders and exchanged for TXU Corp common stock. TXU Acquisitions acquired the shares of TXU Corp common stock from TXU Corp by the issuance of an intercompany note for (pound)882 million bearing interest at 6.7% per annum.

                          REGISTERED OFFICE OF FUNDING
                                   The Adelphi
                              1-11 John Adam Street
                                     London
                                    WC2N 6HT

                         REGISTERED OFFICE OF TXU EUROPE
                                   The Adelphi
                              1-11 John Adam Street
                                     London
                                    WC2N 6HT

                    TRUSTEE, PAYING AGENT AND TRANSFER AGENT
                              The Bank of New York
                               101 Barclay Street
                            New York, New York 10286

                   LUXEMBOURG PAYING AGENT AND TRANSFER AGENT
                         Kredietbank SA Luxembourgeoise
                           43, Boulevard Royal L-2955
                                   Luxembourg

                              BOOK-ENTRY DEPOSITARY
                              The Bank of New York
                               101 Barclay Street
                            New York, New York 10286

                                 EXCHANGE AGENT
                              The Bank of New York
                               101 Barclay Street
                            New York, New York 10286

                                 LEGAL ADVISORS

                       To the Issuer and the Guarantor as
                              to United States law

    Thelen Reid & Priest LLP            Worsham, Forsythe & Wooldridge, L.L.P.
       40 West 57th Street                        1601 Bryan Street
    New York, New York 10019                     Dallas, Texas 75201

                      To the Issuer and the Guarantor as
                                 to English law

            E.J. Lean                            Norton Rose
        Eastern Group plc                       Kempson House
         Wherstead Park                        Camomile Street
        Ipswich, Suffolk                       London EC3A 7AN
             IP9 2AQ

                                 To the Holders
                            as to United States law
                       Winthrop, Stimson, Putnam & Roberts
                             One Battery Park Plaza
                            New York, New York 10004

                                    AUDITORS
                                Deloitte & Touche
                                   Hill House
                               1 Little New Street
                                 London EC4A 3TR


                                  LISTING AGENT
                         Kredietbank SA Luxembourgeoise
                           43, Boulevard Royal L-2955
                                   Luxembourg

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS


Item 21.  Exhibits.


             PREVIOUSLY FILED*
          ----------------------
          WITH FILE
EXHIBIT    NUMBER     AS EXHIBIT
-------   ---------   ----------


3(a)        **          3(a)       -   Memorandum of Association of TXU Eastern
                                       Funding Company.

3(b)        **          3(b)       -   Articles of Association of TXU Eastern
                                       Funding Company.

3(c)        **          3(c)       -   Memorandum of Association of TXU
                                       Europe Limited.

3(d)        **          3(d)       -   Articles of Association of TXU Europe
                                       Limited.

4(a)        **          3(e)       -   Indenture (For Unsecured Debt Securities)
                                       dated May 1, 1999.

4(b)        **          4(d)       -   Officer's Certificate establishing 6.15%
                                       senior notes due May 15, 2002 and 6.15%
                                       exchange senior notes due May 15, 2002,
                                       with the forms of notes attached thereto.

4(c)        **          4(c)       -   Officer's Certificate establishing 6.45%
                                       senior notes due May 15, 2005 and 6.45%
                                       exchange senior notes due May 15, 2005,
                                       with the forms of notes attached thereto.

4(d)        **          4(d)       -   Officer's Certificate establishing 6.75%
                                       senior notes due May 15, 2009 and 6.75%
                                       exchange senior notes due May 15, 2009
                                       with the forms of notes attached thereto.

4(e)        **          4(e)       -   Registration Rights Agreement with
                                       respect to the senior notes.

4(f)        **          4(f)       -   Deposit Agreement with respect to the
                                       senior notes and the exchange senior
                                       notes.

4(g)        **          4(g)       -   Form of Letter of Transmittal.

5(a)        **          5(a)       -   Opinion and Consent of E.J. Lean,
                                       General Counsel to TXU Eastern Funding
                                       Company and TXU Europe Limited.

5(b)        **          5(b)       -   Opinion and Consent of Worsham, Forsythe
                                       & Wooldridge, L.L.P., United States
                                       counsel to TXU Eastern Funding Company
                                       and TXU Europe Limited.

5(c)        **          5(c)       -   Opinion and Consent of Thelen Reid
and                      and           & Priest LLP, special United States
8(a)                    8(a)           counsel to TXU Eastern Funding Company
                                       and TXU Europe Limited.

8(b)        ***         8(b)       -   Opinion of Norton Rose, English legal
                                       advisers to TXU Eastern Funding Company
                                       and TXU Europe Limited.

             PREVIOUSLY FILED*
          ----------------------
          WITH FILE
EXHIBIT    NUMBER     AS EXHIBIT
-------   ---------   ----------


10(a)       1-12833     10(a)      -   Facilities Agreement for
           Form 10-Q                   (pound)1,275,000, Credit Facilities,
         (Quarter ended                dated March 24, 1999, among TXU Europe
          March 31, 1999)              Limited, TXU Finance (No. 2) Limited, TXU
                                       Acquisitions Limited, Chase Manhattan
                                       Bank plc, Lehman Brothers International
                                       (Europe), Merrill Lynch Capital
                                       Corporation and the other banks named
                                       therein.

10(b)       1-12833     99(a)      -   Facility Agreement for
           Form 10-Q                   (pound)250,000,000 Revolving Credit
         (Quarter ended                Facility, dated May 21, 1998, among
        September 30, 1998)            Eastern Electricity plc, and Chase
                                       Manhattan plc, Lehman Brothers
                                       International and Merrill Lynch Capital
                                       Corporation as Joint Lead Arrangers, and
                                       The Chase Manhattan Bank, Lehman
                                       Commercial Paper Inc. and Merrill Lynch
                                       Capital Corporation as Underwriters.

10(c)     333-8008 and  4.1        -   Indenture, dated as of October 16, 1997,
           333-8008-1                  Energy Group Overseas B.V. (EGO), The
                                       Energy Group PLC and The Bank of New
                                       York, as Trustee.

10(d)     333-8008 and  4.2        -   Form of 7.375% Series B Guaranteed note
           333-8008-1                  of EGO due 2017.

10(e)     333-8008 and  4.3        -   Form of 7.500% Series B Guaranteed note
           333-8008-1                  of EGO due 2027.

10(f)       1-14576     3.10       -   Deed of Assignment of Rents, dated as of
        Form 20-F, dated               October 28, 1996, among Eastern Merchant
        January 27, 1997               Properties Limited (EMPL), Eastern Group
                                       Finance Limited, Barclays Bank PLC (as
                                       agent) and the banks listed therein.

10(f)-1     1-14576     3.12       -   Guarantee and Indemnity Deed, dated as of
        Form 20-F, dated               October 28, 1996, among Eastern Group plc
        January 27, 1997               Eastern Generation Limited, Eastern
                                       Electricity plc, Barclays Bank PLC,
                                       Barclays De Zoete Wedd Limited, and the
                                       other banks listed therein.

10(f)-2                            -   Amendment dated July 17, 1998 to the
                                       Guarantee and Indemnity Deed, dated as of October 28, 1996, among Eastern Group plc, Eastern Generation Limited, Eastern
                                       Electricity plc, Barclays Bank PLC,
                                       Barclays De Zoete Wedd Limited, and the
                                       other banks listed therein.

10(f)-3                            -   Amendment dated March 11, 1999 to the
                                       Guarantee and Indemnity Deed dated as of October 28, 1996 (as amended and restated on July 17, 1998), among Eastern Group plc, Eastern Generation Limited, Eastern
                                       Electricity, Barclays Bank PLC, Barclays
                                       De Zoete Wedd Limited, and the other
                                       banks listed therein.

             PREVIOUSLY FILED*
          ----------------------
          WITH FILE
EXHIBIT    NUMBER     AS EXHIBIT
-------   ---------   ----------


10(g)       1-14576     3.11       -   Standby Credit Facility Agreement, dated
        Form 20-F, dated               as of October 28, 1996, among EMPL and
        January 27, 1997               Eastern Merchant Generation Limited
                                       (EMGL) (as borrowers), Eastern Group plc
                                       (Eastern) and Eastern Generation Limited
                                       (EGL) (as guarantors), Eastern
                                       Electricity plc (EE), The Industrial Bank of Japan, Limited (as arranger and agent), The Bank of Nova Scotia, the
                                       Dai-ichi Kangyo Bank, Limited, The Royal
                                       Bank of Scotland plc and Societe Generale
                                       (as co-arrangers), and the financial
                                       institutions listed therein.

10(g)-1                            -   Supplemental Agreement dated July 17,
                                       1998 to the Standby Credit Facility dated
                                       October 28, 1996 among EMPL and EMGL (as borrowers), Eastern and EGL (as guarantors), EE, Barclays Capital and The
                                       Royal Bank of Scotland plc (as
                                       arrangers), The Bank of Nova Scotia,
                                       Bayerische Landesbank Girozentrale, The
                                       Dai-Ichi Kangyo Bank, Limited, Den Danske
                                       Bank Aktieselskab, Nationsbank, N.A.,
                                       Royal Bank of Canada Europe Limited, The
                                       Toronto-Dominion Bank and Westdeutsche
                                       Landesbank Girozentrale (as
                                       co-arrangers), The Royal Bank of Scotland plc (as agent), and the financial institutions listed therein.

10(g)-2                            -   Amendment dated March 11, 1999 to the
                                       Supplemental Agreement dated July 17,
                                       1998 to the Standby Credit Facility dated
                                       October 28, 1996 among EMPL and EMGL (as borrowers), Eastern and EGL (as guarantors), EE, Barclays Capital and The
                                       Royal Bank of Scotland plc (as
                                       arrangers), The Bank of Nova Scotia,
                                       Bayerische Landesbank Girozentrale, The
                                       Dai-Ichi Kangyo Bank, Limited, Den Danske
                                       Bank Aktieselskab, Nationsbank, N.A.,
                                       Royal Bank of Canada Europe Limited, The
                                       Toronto-Dominion Bank and Westdeutsche
                                       Landesbank Girozentrale (as
                                       co-arrangers), The Royal Bank of Scotland plc (as agent), and the financial institutions listed therein.

10(h)       ***         10(h)      -   Pooling and Settlement Agreement dated 30
                                       March 1990, as amended as of 15 April
                                       1999, among Eastern Electricity plc,
                                       National Grid Company plc and other
                                       parties.

10(i)       ****        10(i)      -   Master Connection and Use of System
                                       Agreement dated as of 30 March 1990 among the National Grid Company plc and its users (including Eastern Electricity plc).

10(j)       ****        10(j)      -   Lease of land and premises known as West
                                       Burton, Ironbridge and Rugeley B Power
                                       Stations dated 27 June 1996 from National
                                       Power PLC to Eastern Merchant Properties
                                       Limited and Eastern Group PLC.

             PREVIOUSLY FILED*
          ----------------------
          WITH FILE
EXHIBIT    NUMBER     AS EXHIBIT
-------   ---------   ----------


10(k)       ****        10(k)      -   Sublease of land and premises known as
                                       West Burton, Ironbridge and Rugeley B
                                       Power Stations dated 27 June 1996 from
                                       Eastern Merchant Properties Limited to
                                       Eastern Merchant Generation Limited and
                                       Eastern Group PLC.

10(l)       ****        10(l)      -   Lease of commercial premises at High
                                       Marnham, Newark, Nottinghamshire dated 2
                                       July 1996 between PowerGen plc and
                                       Eastern Merchant Properties Limited.

10(m)       ****        10(m)      -   Underlease of commercial premises at High
                                       Marnham, Newark, Nottinghamshire dated 2
                                       July 1996 between Eastern Merchant
                                       Properties Limited and Eastern Merchant
                                       Generation Limited.

10(n)       ****        10(n)      -   Lease of commercial premises at Drakelow,
                                       Burton-on-Trent, Staffordshire dated 2
                                       July 1996 between PowerGen plc and
                                       Eastern Merchant Properties Limited.

10(o)       ****        10(o)      -   Underlease of commercial premises at
                                       Drakelow, Burton-on-Trent, Staffordshire dated 2 July 1996 between Eastern
                                       Merchant Properties Limited and Eastern
                                       Merchant Generation Limited.

12(a)       **          12(a)      -   Computation of Ratio of Earnings to Fixed
                                       Charges for TXU Europe Limited.

12(a)-1                            -   Computation of Ratio of Earnings to Fixed
                                       Charges for TXU Europe Limited
                                       including the period from formation
                                       through June 30,1998 and six months ended
                                       June 30, 1999.

12(b)       **          12(b)      -   Computation of Ratio of Earnings to Fixed
                                       Charges for Eastern Group plc and
                                       Subsidiaries (US GAAP basis).

12(b)-1                            -   Computation of Ratio of Earnings to Fixed
                                       Charges for Eastern Group plc and
                                       Subsidiaries (US GAAP basis) including
                                       the period from January 1, 1998 through
                                       May 18, 1998.

12(c)       **          12(c)      -   Computation of Ratio of Earnings to Fixed
                                       Charges for Earnings to Fixed Charges for
                                       Eastern Group plc and Subsidiaries (UK
                                       GAAP basis).

21(a)       **          21(a)      -   List of subsidiaries of TXU Europe
                                       Limited.

23(a)                   23(a)      -   Consent of PricewaterhouseCoopers.

23(b)       **          23(b)      -   Consent of E.J. Lean (included in Opinion
                                       filed as Exhibit 5(a) hereto).

23(c)       **          23(c)      -   Consent of Worsham, Forsythe & Wooldridge
                                       L.L.P. (included in Opinion filed as
                                       Exhibit 5(b) hereto).

23(d)       **          23(d)      -   Consent of Thelen Reid & Priest LLP
                                       (included in Opinion filed as Exhibits
                                       5(c) and 8(a) hereto).

             PREVIOUSLY FILED*
          ----------------------
          WITH FILE
EXHIBIT    NUMBER     AS EXHIBIT
-------   ---------   ----------


23(e)       **          23(e)      -   Consent of Norton Rose.

24(a)       **          24(a)      -   Power of Attorney for TXU Eastern Funding
                                       Company.

24(b)       **          24(b)      -   Power of Attorney for TXU Europe Limited

25(a)       **          25(a)      -   Statement on Form T-1 of The Bank of New
                                       York relating to the Indenture (For
                                       Unsecured Debt Securities) dated May 1,
                                       1999.

27(a)       ***         27(a)      -   Financial Data Schedule.

27(b)                              -   Financial Data Schedule for the six
                                       months ended June 30, 1999.

99(a)       **          99(a)      -   Form of Exchange Agent Agreement.


-------------------
*    Incorporated herein by reference.

** Previously filed with the original Registration Statement (Nos. 333-82307 and 333-82307-01).
*** Previously filed with Amendment No. 1 to the Registration Statement (Nos. 333-82307 and 333-82307-01).
**** Previously filed with Amendment No. 2 to the Registration Statement (Nos.
     333-82307 and 333-82307-01).

                                   SIGNATURES


          PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 3 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON THE 27TH OF SEPTEMBER, 1999.



                                             TXU EASTERN FUNDING COMPANY


                                             By:   /s/ ROBERT J. REGER, JR.
                                                 -------------------------------
                                                 (ROBERT J. REGER, JR., ESQ.,
                                                  ATTORNEY-IN-FACT)



          PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 3 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


          SIGNATURES                              TITLE             DATE
          ----------                              -----             ----


            ERLE NYE*                      PRINCIPAL EXECUTIVE
--------------------------------------     OFFICER AND DIRECTOR
          (ERLE NYE)


        MICHAEL J. MCNALLY*                PRINCIPAL FINANCIAL
--------------------------------------     OFFICER, PRINCIPAL
     (MICHAEL J. MCNALLY)                  ACCOUNTING OFFICER AND
                                           DIRECTOR


        H. JARRELL GIBBS*                  DIRECTOR          SEPTEMBER 27, 1999
--------------------------------------
     (H. JARRELL GIBBS)


        ROBERT A. WOOLDRIDGE*              DIRECTOR
--------------------------------------
     (ROBERT A. WOOLDRIDGE)


*BY:  /S/ ROBERT J. REGER, JR.             AUTHORIZED REPRESENTATIVE
    ----------------------------------     IN THE UNITED STATES AND
     (ROBERT J. REGER, JR.)                ATTORNEY-IN-FACT

                                   SIGNATURES


          PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 3 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON THE 27TH OF SEPTEMBER, 1999.



                                           TXU EUROPE LIMITED



                                           By:  /S/ ROBERT J. REGER, JR.
                                              ----------------------------------
                                               (ROBERT J. REGER, JR., ESQ.,
                                               ATTORNEY-IN-FACT)



          PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 3 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


          SIGNATURES                              TITLE             DATE
          ----------                              -----             ----


            ERLE NYE*                      PRINCIPAL EXECUTIVE
--------------------------------------     OFFICER AND DIRECTOR
          (ERLE NYE)


        MICHAEL J. MCNALLY*                PRINCIPAL FINANCIAL
--------------------------------------     OFFICER, PRINCIPAL
     (MICHAEL J. MCNALLY)                  ACCOUNTING OFFICER AND
                                           DIRECTOR


        ROBERT A. WOOLDRIDGE*              DIRECTOR
--------------------------------------
     (ROBERT A. WOOLDRIDGE)


         DEREK CHARLES BONHAM*             DIRECTOR
--------------------------------------
     (DEREK CHARLES BONHAM)


         H. JARRELL GIBBS*                 DIRECTOR          SEPTEMBER 27, 1999
--------------------------------------
     (H. JARRELL GIBBS)


         PAUL COLIN MARSH*                 DIRECTOR
--------------------------------------
     (PAUL COLIN MARSH)


        PHILIP GEORGE TURBERVILLE*         DIRECTOR
--------------------------------------
     (PHILIP GEORGE TURBERVILLE)


        JAMES WHELAN*                      DIRECTOR
--------------------------------------
     (JAMES WHELAN)


*BY: /S/ ROBERT J. REGER, JR.              AUTHORIZED REPRESENTATIVE
    ----------------------------------     IN THE UNITED STATES AND
     (ROBERT J. REGER, JR.)                ATTORNEY-IN-FACT

                                  EXHIBIT INDEX

Exhibit                            Description
-------                            -----------


10(f)-2                            -   Amendment dated July 17, 1998 to the
                                       Guarantee and Indemnity Deed, dated as of October 28, 1996, among Eastern Group plc, Eastern Generation Limited, Eastern
                                       Electricity plc, Barclays Bank PLC,
                                       Barclays De Zoete Wedd Limited, and the
                                       other banks listed therein.

10(f)-3                            -   Amendment dated March 11, 1999 to the
                                       Guarantee and Indemnity Deed dated as of October 28, 1996 (as amended and restated on July 17, 1998), among Eastern Group plc, Eastern Generation Limited, Eastern
                                       Electricity, Barclays Bank PLC, Barclays
                                       De Zoete Wedd Limited, and the other
                                       banks listed therein.

10(g)-1                            -   Supplemental Agreement dated July 17,
                                       1998 to the Standby Credit Facility dated
                                       October 28, 1996 among EMPL and EMGL (as borrowers), Eastern and EGL (as guarantors), EE, Barclays Capital and The
                                       Royal Bank of Scotland plc (as
                                       arrangers), The Bank of Nova Scotia,
                                       Bayerische Landesbank Girozentrale, The
                                       Dai-Ichi Kangyo Bank, Limited, Den Danske
                                       Bank Aktieselskab, Nationsbank, N.A.,
                                       Royal Bank of Canada Europe Limited, The
                                       Toronto-Dominion Bank and Westdeutsche
                                       Landesbank Girozentrale (as
                                       co-arrangers), The Royal Bank of Scotland plc (as agent), and the financial institutions listed therein.

10(g)-2                            -   Amendment dated March 11, 1999 to the
                                       Supplemental Agreement dated July 17,
                                       1998 to the Standby Credit Facility dated
                                       October 28, 1996 among EMPL and EMGL (as borrowers), Eastern and EGL (as guarantors), EE, Barclays Capital and The
                                       Royal Bank of Scotland plc (as
                                       arrangers), The Bank of Nova Scotia,
                                       Bayerische Landesbank Girozentrale, The
                                       Dai-Ichi Kangyo Bank, Limited, Den Danske
                                       Bank Aktieselskab, Nationsbank, N.A.,
                                       Royal Bank of Canada Europe Limited, The
                                       Toronto-Dominion Bank and Westdeutsche
                                       Landesbank Girozentrale (as
                                       co-arrangers), The Royal Bank of Scotland plc (as agent), and the financial institutions listed therein.

12(a)-1                            -   Computation of Ratio of Earnings to Fixed
                                       Charges for TXU Europe Limited
                                       including the period from formation
                                       through June 30,1998 and six months ended
                                       June 30, 1999.

12(b)-1                            -   Computation of Ratio of Earnings to Fixed
                                       Charges for Eastern Group plc and
                                       Subsidiaries (US GAAP basis) including
                                       the period from January 1, 1998 through
                                       May 18, 1998.

23(a)                              -   Consent of PricewaterhouseCoopers.

27(b)                              -   Financial Data Schedule for the six
                                       months ended June 30, 1999.